As filed with the Securities and Exchange Commission on April 11, 2025

Registration No. 333-280368

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 8

to

Form S-11

For Registration Under the Securities Act of 1933

of Securities of Certain Real Estate Companies

NUVEEN GLOBAL CITIES REIT, INC.

(Exact Name of Registrant as Specified in its Governing Instruments)

730 Third Avenue, 3rd Floor

New York, NY 10017

(212) 490-9000

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Michael J.L. Sales

Nuveen Global Cities REIT, Inc.

730 Third Avenue, 3rd Floor

New York, NY 10017

(212) 490-9000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Jason W. Goode

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, GA 30309-3424

(404) 881-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Prospectus

nuveen

Nuveen Global Cities REIT, Inc.

Maximum Offering of $5,000,000,000

Nuveen Global Cities REIT, Inc. invests primarily in stabilized, income-oriented commercial real estate. We invest in properties in or around certain global cities selected for their resilience, long-term structural performance and ability to deliver an attractive and stable distribution yield. We expect that over time a majority of our real estate investments will be located in the United States and that a substantial but lesser portion of our portfolio will include real properties located in Canada, Europe and the Asia-Pacific region. We complement our real property investments by investing a smaller portion of our portfolio in real estate-related assets. We are externally managed by our advisor, Nuveen Real Estate Global Cities Advisors, LLC (“Nuveen Real Estate Global Cities Advisors” or the “Advisor”), an investment advisory affiliate of Nuveen Real Estate (“Nuveen Real Estate”). Nuveen Real Estate is the real estate investment management division of our sponsor, Nuveen, LLC (together with its affiliates, “Nuveen”), a wholly owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA”). We conduct our operations as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

We are offering on a continuous basis up to $5,000,000,000 in shares of common stock, consisting of up to $4,000,000,000 in shares in our primary offering and up to $1,000,000,000 in shares pursuant to our distribution reinvestment plan. We are offering to sell any combination of four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes have different upfront selling commissions and dealer manager fees, and different ongoing stockholder servicing fees. The purchase price per share for each class of common stock in this offering varies and is a transaction price that is generally equal to our prior month’s net asset value (“NAV”) per share, as determined monthly, plus applicable upfront selling commissions and dealer manager fees. We publish an updated transaction price monthly pursuant to the procedures described in this prospectus. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. This is a “best efforts” offering, which means that Nuveen Securities, LLC, the dealer manager for this offering, will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 30 for risks to consider before buying our shares, including:

•	Since there is no public trading market for shares of our common stock, repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase plan provides stockholders with the opportunity to request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. In addition, repurchases are subject to available liquidity and other significant restrictions. Further, our board of directors may modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•	We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources.
•	The purchase and repurchase price for shares of our common stock is generally based on our prior month’s NAV (subject to material changes as described above) and is not based on any public trading market. While we obtain independent periodic appraisals of our properties, the appraisal of properties is inherently subjective, and our NAV may not accurately reflect the actual price at which our assets could be liquidated on any given day.

•	We have no employees and depend on our Advisor and its affiliates to conduct our operations. Our Advisor faces conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Other Nuveen Real Estate Accounts (as defined herein), the allocation of time of investment professionals and the fees that we pay to our Advisor.

•	There are limits on the ownership and transferability of our shares.

•	If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

Neither the Securities and Exchange Commission (the “SEC”), the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete, or determined whether the offering can be sold to any or all purchasers in compliance with existing or future suitability or conduct standards including Regulation Best Interest. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences that may result from an investment in our common stock is prohibited. No one is authorized to make any statements about this offering different from those that appear in this prospectus.

	Price to the Public(1)	Upfront Selling Commissions(2)	Dealer Manager Fees(2)	Proceeds to Us, Before Expenses(3)
Maximum Offering(4)	$4,000,000,000	$55,129,578	$1,932,367	$3,942,938,055
Class T Shares, $0.01 par value per Share	$12.00	$0.35	$0.06	$11.59
Class S Shares, $0.01 par value per Share	$11.85	$0.40	—	$11.45
Class D Shares, $0.01 par value per Share	$11.78	$0.17	—	$11.61
Class I Shares, $0.01 par value per Share	$11.57	—	—	$11.57
Maximum Distribution Reinvestment Plan	$1,000,000,000	—	—	$1,000,000,000

(1)

The price per share shown for each class of our common stock is the April 1, 2025 transaction price, which is equal to such class’s NAV per share as of February 28, 2025, plus applicable upfront selling commissions and dealer manager fees.

(2)

The table assumes that for shares sold in the primary offering, 10% of the gross offering proceeds are from the sale of Class T shares, 30% are from the sale of Class S shares, 5% are from the sale of Class D shares and 55% are from the sale of Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption. For Class T shares sold in the primary offering, investors pay upfront selling commissions of up to 3.0% of the transaction price and upfront dealer manager fees of up to 0.5% of the transaction price; however, such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. For Class S shares sold in the primary offering, investors pay upfront selling commissions of up to 3.5% of the transaction price. For Class D shares sold in the primary offering, investors pay upfront selling commissions of up to 1.5% of the transaction price. We also pay the following selling commissions over time as stockholder servicing fees to the dealer manager, subject to Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations on underwriting compensation: (a) for Class T shares only, an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares; however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (b) for Class S shares only, a stockholder servicing fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and (c) for Class D shares only, a stockholder servicing fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly. No stockholder servicing fees are paid with respect to the Class I shares. The total amount that will be paid over time for other underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We also pay or reimburse certain organization and offering expenses, subject to FINRA limitations on underwriting compensation. See “Plan of Distribution,” “Estimated Use of Proceeds” and “Compensation.”

(3)	Proceeds are calculated before deducting stockholder servicing fees or organization and offering expenses payable by us, which are paid over time.
(4)	We reserve the right to reallocate shares of common stock between our distribution reinvestment plan and our primary offering.

The date of this prospectus is April 11, 2025

SUITABILITY STANDARDS

Shares of our common stock are suitable only as a long-term investment for persons of adequate financial means who do not need near-term liquidity from their investment. We do not expect there to be a public market for our shares and thus it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares repurchased through our share repurchase plan, although we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. You should not buy shares of our common stock if you need to sell them in the near future. The minimum initial investment for shares of our Class T, Class S or Class D common stock is $2,500. The minimum initial investment for shares of our Class I common stock is $1,000,000, unless waived by the dealer manager.

In consideration of these factors, we require that a purchaser of shares of our common stock have either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Certain states have established suitability standards in addition to the minimum income and net worth standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below. Certain broker-dealers selling shares in this offering may impose greater suitability standards than the income and net worth standards above and the state-specific suitability standards below. For purposes of determining whether you satisfy the suitability standards, “net worth” is calculated excluding the value of your home, home furnishings and automobiles and “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Alabama Investors. Investors residing in Alabama may not invest more than 10% of their liquid net worth in us and our affiliates.

Idaho Investors. Investors who reside in the state of Idaho must have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a liquid net worth of $300,000. Additionally, an Idaho investor’s total investment in us, shares of our affiliates and in similar direct participation programs shall not exceed 10% of his or her liquid net worth.

Iowa Investors. Iowa Investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. In addition, an Iowa investor’s aggregate investment in us, shares of our affiliates and other public, non-listed direct participation programs may not exceed 10% of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. Section 230.501 of the Securities Act of 1933, as amended (the “Securities Act”) are not subject to the 10% investment limitation.

Kansas Investors. The Securities Commissioner of Kansas recommends that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10% of their liquid net worth.

Kentucky Investors. Kentucky investors may not invest more than 10% of their liquid net worth in us or our affiliates’ public, non-listed REITs.

Maine Investors. The Maine Office of Securities recommends that a Maine investor’s aggregate investment in us and similar direct participation investments not exceed 10% of the investor’s liquid net worth.

Massachusetts Investors. Massachusetts investors may not invest more than 10% of their liquid net worth in us, our affiliates and in other public, non-listed direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings).

i

Missouri Investors. No more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities being registered in this offering.

Nebraska Investors. Nebraska investors must limit their aggregate investment in this offering and in the securities of other public, non-listed REITs to 10% of such investor’s net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act, are not subject to the foregoing investment concentration limit.

New Jersey Investors. New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor’s investment in us, our affiliates, and other public, non-listed direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of his or her liquid net worth.

New Mexico Investors. New Mexico investors may not invest in the aggregate more than 10% of their liquid net worth in our shares, other investment programs sponsored by Nuveen, and in other public, non-listed real estate investment programs.

North Dakota Investors. North Dakota investors must represent that they have a net worth of at least ten times their investment in us.

Ohio Investors. Ohio investors shall not invest more than 10% of their liquid net worth in us, our affiliates, and in any other public, non-listed real estate investment programs. This condition does not apply, directly or indirectly, to federally covered securities.

Oregon Investors. Purchasers residing in Oregon may not invest more than 10% of their liquid net worth in us.

Pennsylvania Investors. Pennsylvania investors may not invest more than 10% of their net worth in us.

Puerto Rico Investors. Puerto Rico investors may not invest more than 10% of their liquid net worth in us, our affiliates, and in other non-traded REITs. For purposes of Puerto Rico’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.

Tennessee Investors. Tennessee investors may not invest more than ten percent (10%) of their net worth, as defined herein, in us.

Vermont Investors. Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth.

Our sponsor and each person selling shares on our behalf must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor. In making this determination, our sponsor and the dealer manager will rely upon information provided by the investor to the participating broker-dealer as well as the suitability assessment made by each participating broker-dealer. Before you purchase shares of our common stock, your participating broker-dealer, authorized representative or other person placing shares on your behalf will rely on relevant information provided by you to determine that you:

•	meet the minimum income and net worth standards established in your state;

•	are in a financial position appropriate to enable you to realize the potential benefits described in the prospectus; and

•	are able to bear the economic risk of the investment based on your overall financial situation.

Participating broker-dealers are required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

By signing the subscription agreement required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. These representations and warranties help us to ensure that you are fully informed about an investment in our common stock and that all investors meet our suitability standards. In the event you, another stockholder or a regulatory authority attempt to hold us liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state’s suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

Additionally, Regulation Best Interest established a standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that enhanced the standard beyond suitability. Regulation Best Interest includes the general obligation that broker-dealers shall act in the “best interest” of retail customers in making any recommendation of any securities transaction or investment strategy, without putting the financial or other interests of the broker-dealer ahead of the retail customer. The general obligation can be satisfied by the broker-dealer’s compliance with four specified component obligations: (i) provide certain required disclosure before or at the time of the recommendation, about the recommendation and the relationship between the broker-dealer and the retail customer; (ii) exercise reasonable diligence, care, and skill in making the recommendation; (iii) establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest; and (iv) establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest. Like existing suitability obligations, the component obligations of Regulation Best Interest contain a quantitative standard. Such quantitative standard may be more or less restrictive pursuant to Regulation Best Interest than under the suitability standard. In addition to Regulation Best Interest, certain states may adopt state-level standards that seek to further enhance the broker-dealer standard of conduct to a fiduciary standard for all broker-dealer recommendations made to retail customers in their states. In addition to Regulation Best Interest and state fiduciary standards of care (if any), broker-dealers are required to provide retail investors a brief relationship summary, or Form CRS, that summarizes for the investor key information about the broker-dealer. Form CRS is different from this prospectus, which contains information regarding this offering and our company.

ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

The words “we,” “us” and “our” refer to Nuveen Global Cities REIT, Inc., together with its consolidated subsidiaries, including Nuveen Global Cities REIT OP, LP (the “Operating Partnership”), a Delaware limited partnership of which we are the general partner, unless the context requires otherwise.

As used herein, the word “including” includes “without limitation” or “but not limited to,” as applicable.

Unless otherwise noted, numerical information relating to TIAA, Nuveen and its real estate business, Nuveen Real Estate, is approximate, is as of December 31, 2024 and includes activities of Nuveen Real Estate’s public and private portfolio companies.

Citations included herein to industry sources are used only to demonstrate third-party support for certain statements made herein to which such citations relate. Information included in such industry sources that does not relate to supporting the related statements made herein is not part of this prospectus and should not be relied upon.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTOR SUMMARY

The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. The following should be read in conjunction with the more complete discussion of the risk factors we face, which are set forth more fully in “Risk Factors.”

Risks Related to This Offering and Our Organizational Structure

•

You will not have the opportunity to evaluate our future investments before we make them, and we may not have the opportunity to evaluate or approve investments made by entities in which we invest, such as the International Affiliated Funds (as defined below), which makes your investment more speculative.

•

We have incurred net losses under United States generally accepted accounting principles (“GAAP”) in the past and may incur net losses in the future, and we have an accumulated deficit and may continue to have an accumulated deficit in the future.

•

There is no public trading market for shares of our common stock; therefore, your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.

•

Your ability to have your shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer shares than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our board of directors may modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders.

•

The amount and source of distributions we may make to our stockholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

•

We depend on Nuveen Real Estate and its affiliates, including the Advisor, and their key personnel who provide services to us, and we may not find a suitable replacement for the Advisor if the advisory agreement is terminated, or for these key personnel if they leave Nuveen Real Estate or otherwise become unavailable to us.

•

The Advisor manages our portfolio pursuant to very broad investment guidelines and generally is not required to seek the approval of our board of directors for each investment, financing or asset allocation decision, which may result in our making riskier investments and which could adversely affect our results of operations and financial condition.

•	Purchases and repurchases of shares of our common stock are not made based on the current NAV per share of our common stock.

•	Valuations and appraisals of our properties and real estate-related assets are estimates of fair value and may not necessarily correspond to realizable value.

Risks Related to Investments in Real Estate

•	Our portfolio may be concentrated in a limited number of asset types, geographies or investments.

•	Our board of directors may change our investment and operational policies or our investment guidelines without stockholder consent.

•	We face significant competition in acquiring properties.

•

We may make joint venture investments, including with Nuveen’s affiliates and Other Nuveen Real Estate Accounts (as defined below). Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.

•	Our ability to redeem all or a portion of our investment in the International Affiliated Funds is subject to significant restrictions.

•

In our due diligence review of potential investments, we may rely on third-party consultants and advisors, as well as certain of our joint venture partners, and representations made by sellers of potential portfolio properties, and we or those we rely upon may not identify all relevant facts that may be necessary or helpful in evaluating potential investments.

•	We rely on property managers to operate our properties and leasing agents to lease vacancies in our properties.

v

•

We depend on tenants for our revenue, and therefore our revenue depends on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space.

•	We may be unable to renew leases as they expire.

Risks Related to Investments in Real Estate-Related Assets

•	We invest in equity of other REITs and other real estate-related companies, which subjects us to certain risks including those risks associated with an investment in our own common stock.

•	Some of our real estate-related securities investments may become distressed, which securities would have a high risk of default and may be illiquid.

•

Our investments in debt backed principally by real estate face a number of general market-related risks that can affect the creditworthiness of issuers, and modifications to certain loan structures and market terms make it more difficult to monitor and evaluate investments.

Risks Related to International Investments and Debt Financing

•	We are subject to additional risks from our international investments.

•	Investments in properties or other real estate-related assets outside the United States subject us to foreign currency risks, which may adversely affect distributions and our REIT status.

•	We incur mortgage indebtedness and other borrowings, which increases our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

•	If we draw on the Credit Facility (as defined below) or any future line of credit to fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target.

Risks Related to our Relationship with the Advisor and the Dealer Manager

•

We depend on the Advisor to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Advisor could have a material adverse effect on our business and ability to achieve our investment objectives.

•	The Advisor’s inability to retain the services of key real estate professionals could hurt our performance.

•

The fees we pay in connection with this offering and the agreements entered into with Nuveen and its affiliates were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

Risks Related to Conflicts of Interest

•	The Advisor faces a conflict of interest because the fees it receives for services performed are based in part on our NAV, which the Advisor is ultimately responsible for determining.

•

Certain Other Nuveen Real Estate Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities and may be allocated only opportunities with lower relative returns.

Risks Related to our REIT Status and Certain Other Tax Items

•	If we do not qualify as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability.

•	Compliance with REIT requirements may cause us to forgo otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.

•	Compliance with REIT requirements may force us to liquidate or restructure otherwise attractive investments.

•	Investments outside the United States may subject us to additional taxes and could present additional complications to our ability to satisfy the REIT qualification requirements.

•	Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.

•	We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the value of our common stock.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information contained elsewhere in this prospectus. This is only a summary and it may not contain all of the information that is important to you. Before deciding to invest in this offering, you should carefully read this entire prospectus, including the “Risk Factors” section.

Overview

Q:	What is Nuveen Global Cities REIT, Inc.?

A:

We are a Maryland corporation. We are externally managed by Nuveen Real Estate Global Cities Advisors, LLC (the “Advisor” or “Nuveen Real Estate Global Cities Advisors”), an investment advisory affiliate of Nuveen Real Estate. Nuveen Real Estate is the real estate investment management division of our sponsor, Nuveen, LLC (“Nuveen”). The Advisor draws upon the substantial real estate investment management capabilities and experience of, and leverages the global resources, infrastructure and personnel of, Nuveen Real Estate and its other affiliates to provide advisory services to us in furtherance of our investment objectives.

Q:	Who is Nuveen?

A:

Nuveen is a global asset manager and wholly owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA”), a New York Stock Life Insurance Company founded in 1918 by the Carnegie Foundation for the advancement of teaching. TIAA is a leading retirement system for the nation’s higher education and research communities and one of the largest retirement systems in the United States (based on assets under management). TIAA has been investing directly in commercial real estate on behalf of its participants and other clients for over 85 years.

Nuveen is a fully diversified global asset manager with approximately $1.3 trillion of assets under management and operations in 26 countries as of December 31, 2024. Nuveen is one of the largest alternative-asset managers in the world with over $298 billion of alternative assets invested in real estate, real assets (e.g., farmland, timberland), private equity and private debt as of December 31, 2024.

Q:	Who is Nuveen Real Estate and what potential competitive strengths does it offer?

A:	Nuveen Real Estate is Nuveen’s real estate investment management division. Nuveen Real Estate acquires, originates and manages real estate equity and debt investments worldwide.

With a dedicated global presence, including offices across the United States, Europe and the Asia-Pacific region, Nuveen Real Estate comprises one of the largest real estate investment management enterprises in the world with approximately $141 billion in assets under management across the globe as of December 31, 2024 as shown below:

Location	AUM (in millions)	Number of Investments
North America	108,560.6	1,897
Europe	26,569.2	414
Asia-Pacific	5,627.5	70

Total All Locations	140,757.3	2,381

Nuveen Real Estate was ranked as the fifth-largest real estate investment manager based on assets under management by the Pensions & Investment Real Estate Managers Special Report.

Nuveen Real Estate manages approximately 101 funds and other investment accounts spanning both debt and equity across diverse geographies, sectors, investment styles and vehicle types. Through these vehicles and its dedicated global real estate platform, Nuveen Real Estate offers expertise across the spectrum of real estate investing, as shown in the following table identifying the percentage of each property type managed by Nuveen Real Estate as of December 31, 2024:

Type of Property	Total (%)
Office	21.3%
Industrial	23.1%
Residential (including multifamily)	22.4%
Retail	19.7%
Other (including indirect)	13.6%

Total	100.0%

The Advisor draws upon the substantial real estate investment experience of Nuveen Real Estate. Nuveen Real Estate’s affiliation with Nuveen and its other affiliates enables Nuveen Real Estate to offer global real estate solutions across the equity, debt and securities sectors by drawing on their dedicated specialist teams. Nuveen Real Estate’s key potential competitive strengths are:

•

Global platform with specialist local expertise—over 780 professionals located in offices in 35 cities throughout the United States, Europe and the Asia-Pacific region, offering deep local expertise coupled with a sophisticated global perspective;

•

Deep real estate experience—over 85 years of real estate investing experience with approximately $141 billion in assets under management as of December 31, 2024 and specializing across five key sectors: retail, office, industrial, multifamily and commercial real estate debt;

•

Established investment process—Nuveen Real Estate operates within a defined investment process with established risk controls that are supervised by an investment committee comprising senior investment professionals from across the regions together with representatives from the specialist teams. Nuveen Real Estate draws on the knowledge and experience of its global real estate business to ensure that each investment decision results from a rigorous process;

•

Market-leading research capability—a fully integrated global real estate research team that provides Nuveen Real Estate and its clients with global views on market cycles, relative value and a deep understanding of long-term structural shifts and trends that it believes will shape the future of real estate;

•

Client alignment—Nuveen Real Estate demonstrates an alignment of interest with its clients through the co-investment by its parent company, TIAA, in investment vehicles managed by Nuveen Real Estate, including TIAA’s investment in shares of our Class N common stock, as described below; and

•

Responsible investing—Nuveen Real Estate is a recognized leader in sustainable real estate investing and committed to aligning investment activities with industry-acknowledged environmental, social and governance (“ESG”) criteria. Nuveen Real Estate is a Global Real Estate Sustainability Benchmark (“GRESB”) member demonstrating global leadership in embedding sustainability throughout the property investment lifecycle; earned an A+ rating in the latest UN Principles for Responsible Investment sustainability benchmark; and earned the EPA ENERGY STAR Partner of the Year at the Sustained Excellence Level. Nuveen Real Estate considers material ESG-related risks in the course of its sourcing of direct real estate investment opportunities, throughout the underwriting and due diligence process, and in the management and monitoring of portfolio investments, focused primarily on areas of ESG that have the potential to positively or negatively impact returns for commercial real estate property holdings. In 2021, Nuveen Real Estate publicly issued a commitment to make the global property portfolio it manages operationally net zero carbon by 2040.

Q:	How is the Advisor aligned with investors in this offering?

A:

TIAA, the ultimate parent of the Advisor, purchased $300 million in shares of our Class N common stock to align its interests with those of our public stockholders. TIAA made its investment in us through a wholly owned subsidiary.

As part of TIAA’s investment, TIAA invested $200,000 in us through the purchase of 20,000 shares of Class N common stock at $10.00 per share for our initial capitalization. TIAA may not sell any of these shares during the period that Nuveen Real Estate Global Cities Advisors or an affiliate of Nuveen Real Estate serves as our advisor, but the holder may transfer the shares to its affiliates. As of April 11, 2025, TIAA holds 28.49 million Class N shares with an aggregate value of $342.98 million based on the February 28, 2025 NAV per Class N share.

In order to align the interests of senior employees of Nuveen Real Estate who perform various functions related to the Advisor’s ability to achieve our investment objectives with the interests of our stockholders, certain of Nuveen Real Estate’s senior employees participate in a portfolio manager incentive plan.

Investment Strategy and Process

Q:	What are your investment objectives?

A:	Our investment objectives are to:

•	provide regular, stable cash distributions;

•	target institutional-quality, stabilized commercial real estate to achieve an attractive distribution yield;

•	preserve capital;

•	realize appreciation from proactive investment management and asset management; and

•

seek diversification by investing across leading global cities and across real estate sectors, including industrial, multifamily, retail, healthcare, office and alternative property types (e.g., self-storage, student and single-family housing, senior living and other alternatives).

We cannot assure you that we will achieve our investment objectives. See “Risk Factors.”

Q:	Why do you invest in commercial real estate?

A:	Commercial real estate has become a major asset class for allocation within a diversified investment portfolio and allocations have risen significantly in recent years.

Allocating some portion of a portfolio to a direct investment in institutional-quality commercial real estate may provide investors with:

•	a higher level of income;

•	portfolio diversification;

•	attractive risk-adjusted returns;

•	reduced volatility; and

•	a hedge against inflation.

Q:	Why do you invest in global cities?

A:	Nuveen Real Estate believes that a disciplined, cities-focused global real estate portfolio may:

•	provide enhanced diversification, aided by a degree of protection against a domestic market correction;

•	provide exposure to a broader universe of assets and opportunities; and

•	deliver a higher risk-adjusted return.

In order to select the investment universe for a long-term, income-focused global strategy, Nuveen Real Estate, through its proprietary research process, has filtered over 4,000 cities worldwide and identified the top 2% it believes are best positioned across North America, Europe and Asia-Pacific for resilience and long-term structural growth. See “Investment Objectives and Strategies” for a list of these cities identified by Nuveen Real Estate.

Nuveen Real Estate considers scale, transparency, political and economic stability and “megatrends” as part of the filtering process. It has identified five global megatrends that it believes will impact future demand for real estate: urbanization, the rising middle classes, aging populations, technology and the shift of economic power from the West to the East. Nuveen Real Estate believes that while short-term performance of real estate is likely to continue to be materially impacted by economic cycles, over a longer period, performance will be influenced by the impact of such megatrends. Consequently, understanding long-term structural trends will be key to value preservation and growth.

Nuveen Real Estate expects the impact of these megatrends to be much more pronounced at the individual city level, as opposed to a country level. This approach is consistent with the way in which tenants and residents are perceived to select rental properties. A cities-focused approach may also help ensure that compelling city-level opportunities are not overlooked due to negative country-level perception.

Q:	What is your investment strategy?

A:

Our objective is to bring Nuveen Real Estate’s leading real estate investment platform with an institutional fee structure to income-focused investors. We own a diversified portfolio of high-quality, stabilized, income-orientated commercial real estate with good fundamentals located in or around certain global cities that have been identified, through Nuveen Real Estate’s research and filtering process, for their resilience, structural performance potential and ability to deliver an attractive and stable distribution yield.

We expect that over time a majority of our real estate investments will be located in the United States and that a substantial but lesser portion of our portfolio will include properties in Canada, Europe and the Asia-Pacific region. In addition to direct investments in real estate, we have made European and Asia-Pacific investments through other funds established by Nuveen Real Estate, namely the European Cities Partnership SCSp and the Asia-Pacific Cities Fund (collectively, the “International Affiliated Funds”). The International Affiliated Funds are designed by Nuveen Real Estate and utilize the same cities-focused long-term research strategy that we employ.

We complement our real property investments by investing a smaller portion of our portfolio in “real estate-related assets,” which we define as including:

•	Real estate-related securities, such as common and preferred stock of publicly traded REITs and other real estate companies (“real estate-related securities”).

•

Debt backed principally by real estate, such as mortgage loans, subordinated mortgage loans, mezzanine loans, commercial mortgage-backed securities (“CMBS”) and residential mortgage-backed securities (“RMBS”).

See “Investments in Real Properties and Real Estate-Related Assets” for information about our portfolio of investments.

Q:	What types of properties do you acquire?

A:

Our investments in primarily stabilized income-oriented commercial real estate focus on a range of asset types including industrial, multifamily, retail, healthcare, office and alternative property types (e.g., self-storage, student and single-family housing, senior living, and other alternatives). We target that up to 40% of our total assets less cash will be in investments in commercial real estate located outside of the United States, including our interests in the International Affiliated Funds. We consider a property to be “stabilized” when it is leased to market occupancy, has minimal short-term tenant turnover and requires minimal capital improvements to maintain present operating standards.

Q:	Why do you invest in real estate-related securities in addition to real properties?

A:	We believe that our investment in real estate-related securities will help to:

•	maintain liquidity to satisfy any share repurchases we choose to make in any particular month;

•	manage cash before investing subscription proceeds into real properties; and

•	generate superior, risk-adjusted returns over the long-term.

Through investment in real estate-related securities, we gain access to the benefits of real estate investing in a manner that provides for liquidity and the potential for an exposure to real estate assets with greater diversification across geographies and property types. Furthermore, arbitrage opportunities may exist for active managers to take advantage of, due to the different pricing approach of listed securities exposure compared to direct real estate, which may increase the potential total return for investors.

The Advisor has delegated the investment and management of the securities portion of our portfolio to Nuveen Asset Management, LLC (“Nuveen Asset Management”), which manages over $1.7 billion in real estate securities across institutional separate accounts and an open-end mutual fund as of December 31, 2024.

We invest in income-producing common stock of publicly traded companies engaged in the real estate industry primarily in the United States but also internationally. Nuveen Asset Management seeks to select companies that have skilled management teams, a strong competitive position, above-average growth in revenues and a sound balance sheet. These companies may be of any market capitalization, including small- and mid-capitalization companies.

Q:	Why do you invest in debt backed principally by real estate in addition to real properties?

A:

We believe that our investments in debt backed principally by real estate offer stable, income-focused returns with a low correlation to wider property and investment markets, as well as a level of capital downside and performance protection. Debt backed principally by real estate may offer attractive risk-adjusted returns, especially in the later stages of the property cycle, and complement our long-term strategy by acting as a diversifier within the portfolio.

Nuveen Real Estate has a long history of investing in debt backed principally by real estate, having been investing in U.S. commercial mortgages since 1947. As of December 31, 2024, Nuveen Real Estate manages approximately $43 billion in commercial debt investment globally, approximately $37 billion of which is managed by its North American platform. The North American platform has proven and established origination capabilities, averaging over $3.8 billion per year over the five-year period ended December 31, 2024.

In addition to senior mortgage loans, our commercial real estate debt strategy includes other types of debt backed principally by real estate, such as subordinated mortgage loans, mezzanine loans, CMBS and RMBS.

Q:	How does the Advisor identify investments and make decisions on whether to acquire real properties?

A:

Pursuant to the advisory agreement among us, the Operating Partnership and Nuveen Real Estate Global Cities Advisors, the Advisor is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. The Advisor relies upon Nuveen Real Estate’s substantial real estate investment experience, investment professionals and investment committee processes to identify investment opportunities and determine whether we will acquire a property when identified.

Through Nuveen Real Estate’s scale and local presence across the United States, Europe and the Asia-Pacific region, it offers significant local expertise coupled with a global perspective. Nuveen Real Estate’s experience and record of efficient transaction execution has created a strong market presence and well- established relationships with agents and principals, enabling it to source marketed and off-market opportunities across the world’s most competitive investment markets.

Nuveen Real Estate operates within a defined investment process with established risk controls that are supervised by its investment committee, comprising senior investment professionals together with representatives from different specialist teams. Nuveen Real Estate draws on the knowledge and experience of its global real estate business to ensure that any investment activity has been through a rigorous process.

Q:	Do you use leverage?

A:

Yes. Our target leverage ratio is 30% to 50% of our gross real estate assets (measured using market value, including equity in our securities portfolio), inclusive of property-level and entity-level debt, but excluding debt on our securities portfolio. Our leverage ratio calculation also factors in the leverage ratios of other funds in which we may invest, including the International Affiliated Funds.

Our charter prohibits us from borrowing more than 300% of our net assets, which approximates borrowing 75% of the cost of our investments, but such limits do not restrict the amount of indebtedness we may incur with respect to any single investment. We may exceed this charter limitation if a majority of our independent directors approves each borrowing in excess of the limit and we disclose the justification for doing so to our stockholders.

Financing a portion of the purchase price of our assets allows us to broaden our portfolio by increasing the funds available for investment. Financing a portion, which may be substantial, of the purchase price is not free from risk. Using debt requires us to pay interest and principal, referred to as “debt service,” all of which decreases the amount of cash available for distribution to our stockholders or other purposes.

For additional disclosure regarding our use of leverage, see “Selected Information Regarding Our Operations—Information Regarding Our Indebtedness.”

Q:	How are investment opportunities allocated among the investment vehicles that Nuveen Real Estate and its affiliates manage?

A:

From time to time, certain investment opportunities may be suitable for both us and one or more Other Nuveen Real Estate Accounts (defined below). Nuveen Real Estate has allocation procedures in place that it believes will ensure fair and equitable allocations of investment opportunities among us and the Other Nuveen Real Estate Accounts. If more than one account, including our company, is interested in a potential investment, Nuveen Real Estate’s allocation procedures generally apply a sector-specific rotational system in order to allocate the investment to one of the interested accounts. However, Nuveen Real Estate’s allocation procedures permit Nuveen Real Estate, in its discretion, to deviate from a strict rotational system based on Nuveen Real Estate’s evaluation of the particular circumstances applicable to the accounts for which a particular investment opportunity is under consideration. Additionally, Nuveen Real Estate maintains full authority over allocation decisions and Nuveen Real Estate may revise the written allocation procedures in its sole discretion. The allocation process is subject to appropriate monitoring by Nuveen Real Estate’s control functions including its investment allocation committee, with oversight from the risk and compliance functions.

“Other Nuveen Real Estate Accounts” means investment funds, REITs, vehicles, accounts, products and other similar arrangements sponsored, advised, or managed by Nuveen Real Estate or its affiliates, including the International Affiliated Funds, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, overflow funds, co-investment vehicles and other entities formed in connection with Nuveen Real Estate or its affiliates side by side, or additional general partner investments with respect thereto).

For a more detailed description of the allocation procedures, see “Conflicts of Interest.”

Q:	What is the liquidity history of prior public programs sponsored by Nuveen and its affiliates?

A.

TIAA, the parent company of our sponsor, is the sponsor of one prior public program, TIAA Real Estate Account (“REA”). REA is a publicly registered variable annuity account launched in 1995 that invests in a diversified portfolio of core real estate and real estate-related assets. As of December 31, 2024, REA had assets of approximately $22.5 billion. REA is a perpetual-life vehicle and did not include in its offering materials a date or time period at which the program might be liquidated.

Q:	Will you acquire properties in joint ventures, including joint ventures with affiliates?

A:

We may acquire properties through one or more joint ventures. Any joint venture with an affiliate of Nuveen Real Estate must be approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other affiliate joint venture partners. In many cases, we may not control the management of joint ventures in which we invest, but we may have the right to approve major decisions of the joint venture. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Nuveen Real Estate Accounts.

Q:	What investments do you own?

A:

As of December 31, 2024, we owned 461 properties, including 383 single-family rentals, with a value of $1.7 billion. In addition, as of December 31, 2024, we owned a portfolio of commercial mortgage loans valued at $370.2 million, a portfolio of real estate-related securities and real estate debt with a value of $103.5 million and $103.9 million, respectively, and investments in the International Affiliated Funds of $109.1 million.

Structure and Investor Suitability

Q:	What is a REIT?

A:	We conduct our operations as a REIT for U.S. federal income tax purposes.

In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate assets;

•	offers the benefits of a real estate portfolio under professional management;

•

satisfies the various requirements of the Internal Revenue Code of 1986, as amended (the “Code”), including a requirement to distribute at least 90% of its annual REIT taxable income each year (determined without regard to the dividends-paid deduction and excluding net capital gain); and

•

is generally not subject to U.S. federal corporate income taxes on its net taxable income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a C corporation.

Q:	What is a public, non-listed, perpetual-life REIT?

A:

A public, non-listed REIT is a REIT that publicly offers shares that are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT monthly on a continuous basis at a price generally equal to the REIT’s prior month’s NAV per share. In our perpetual-life structure, an investor may request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion.

Q:	How is an investment in shares of your common stock different from listed REITs?

A:	An investment in shares of our common stock generally differs from an investment in listed REITs in a number of ways, including:

•

Shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities. The independently assessed value of our real estate assets and estimated value of our liabilities is used to determine our NAV, which generally forms the basis for the price per share in this offering, rather than a trading market.

•

An investment in our shares has limited or no liquidity and our share repurchase plan may be modified or suspended. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time at the prevailing trading price.

•

Listed REITs are often self-managed, whereas our investment operations are managed by Nuveen Real Estate Global Cities Advisors, an investment advisory affiliate of Nuveen Real Estate and an indirect, wholly owned subsidiary of Nuveen.

•

Unlike the offering of a listed REIT, this offering has been registered in every state in which we are offering and selling shares. As a result, we include certain provisions and limits in our governing documents that are not typically provided for in the charter of a listed REIT. For example, our charter limits the fees we may pay to the Advisor and its affiliates, limits our ability to make certain investments, limits the aggregate amount we may borrow, requires our independent directors to approve certain actions and restricts our ability to indemnify our directors, the Advisor and its affiliates. A listed REIT does not typically provide for these restrictions within its charter. A listed REIT is, however, subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors and audit committee, independent director oversight of executive compensation, director nomination process, code of conduct, stockholder meetings, related-party transactions, stockholder approvals, and voting rights. Although we follow many of these same governance guidelines, there is no requirement that we follow all of them.

Listed REITs may be reasonable alternatives to an investment in our common stock, and may feature characteristics like lower cost, less complexity, and lesser or different risks. Investments in listed securities also often involve nominal or zero commissions at the time of initial purchase.

Q:	For whom may an investment in your shares be appropriate?

A:	An investment in our shares may be appropriate for you if you:

•	meet the minimum suitability standards described above under “Suitability Standards”;

•

seek to allocate a portion of your investment portfolio to a direct investment vehicle with an income-oriented portfolio comprised primarily of properties in or around certain cities in the United States, and a substantial but lesser proportion in or around certain cities in Canada, Europe and the Asia-Pacific region, each selected for their resilience, long-term structural performance and ability to deliver an attractive and stable distribution yield;

•	seek to receive current income through regular cash distribution payments;

•	wish to obtain the potential benefit of long-term capital appreciation; and

•	are able to hold your shares as a long-term investment and do not need liquidity from your investment quickly in the near future.

We cannot assure you that an investment in our shares will allow you to realize any of these objectives. See “Risk Factors” for the risks related to an investment in our shares. An investment in our shares is only intended for investors who do not need the ability to sell their shares quickly in the future since we are not obligated to repurchase any shares of our common stock and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion, and the opportunity to have your shares repurchased under our share repurchase plan may not always be available. See “Share Repurchases—Repurchase Limitations.”

Q:	How do you structure the ownership and operation of your assets?

A:

We own all or substantially all of our assets through the Operating Partnership. We are the sole general partner of the Operating Partnership and Nuveen Global Cities REIT LP, LLC (the “Limited Partner”), our wholly owned subsidiary, owns a limited partner interest in the Operating Partnership. The use of the Operating Partnership to hold all of our assets is referred to as an Umbrella Partnership Real Estate Investment Trust (“UPREIT”). Using an UPREIT structure may give us an advantage in acquiring properties from persons who want to defer recognizing a gain for U.S. federal income tax purposes.

The following chart shows our current ownership structure and our relationship with TIAA, Nuveen, Nuveen Real Estate Global Cities Advisors, the Limited Partner and Nuveen Securities, LLC (the “Dealer Manager”) and their respective affiliates.

(1)	Certain intermediate wholly owned subsidiaries of TIAA have been excluded for convenience of presentation.

Q:	What is the role of your board of directors?

A:

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have six directors, four of whom have been determined to be independent. Our independent directors are responsible for reviewing the performance of the Advisor and approving the compensation paid to the Advisor and its affiliates.

Our board of directors has approved investment guidelines that delegate to the Advisor authority to execute acquisitions and dispositions of investments in real properties and real estate-related assets, in each case so long as such acquisitions and dispositions are consistent with the investment guidelines adopted by our board of directors. In addition, under our investment guidelines, our board of directors is required to approve any acquisition of a single property or group of related properties requiring a net equity investment that exceeds the greater of (i) $250 million or (ii) if our NAV exceeds $1 billion, 25% of our total NAV at the time of acquisition. Our board of directors will at all times have ultimate oversight over the Advisor and our investments, and may change from time to time the scope of authority delegated to the Advisor with respect to acquisitions and dispositions.

Our directors are elected annually by our stockholders. The names and biographical information of our directors are provided under “Management—Directors and Executive Officers.”

Conflicts of Interest and Risks

Q:	What are your policies related to conflicts of interest with Nuveen Real Estate and its affiliates?

A:

Businesses or Services Provided by the Advisor to Others. The Advisory Agreement does not (i) prevent the Advisor or any of its affiliates, officers, directors or employees from engaging in other businesses or from rendering services of any kind to any other person or entity, whether or not the investment objectives or guidelines of any such other person or entity are similar to ours, including the sponsoring, closing or managing of any Other Nuveen Real Estate Accounts, (ii) in any way bind or restrict the Advisor or any of its affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the accounts of others for whom the Advisor or any of its affiliates, officers, directors or employees may be acting or (iii) prevent the Advisor or any of its affiliates from receiving fees or other compensation or profits from activities described in clauses (i) or (ii) above which shall be for the Advisor’s (or its affiliates’) sole benefit. In particular, there is overlap of real property and real estate-related assets investment opportunities with certain Other Nuveen Real Estate Accounts that are actively investing and similar overlap with future Other Nuveen Real Estate Accounts that may be established.

Allocation of Future Investment Opportunities. The Advisory Agreement acknowledges that, while information and recommendations supplied to us shall, in the Advisor’s reasonable and good faith judgment, be appropriate under the circumstances and in light of our investment guidelines, such information and recommendations may be different in certain material respects from the information and recommendations supplied by the Advisor or its affiliates to others (including, for greater certainty, Other Nuveen Real Estate Accounts and their investors, as described below). In addition, as acknowledged in the Advisory Agreement, affiliates of the Advisor advise and manage one or more Other Nuveen Real Estate Accounts and we expect will in the future sponsor, advise and manage additional Other Nuveen Real Estate Accounts. This overlap could create conflicts of interest. Additionally, in certain circumstances investment opportunities suitable for us may not be presented to us and there may be one or more investment opportunities where our participation is restricted.

We believe there are sufficient investment opportunities for us within our investment guidelines because of the scale of the real estate market. There is, however, overlap of real property and real estate-related assets investment opportunities with certain Other Nuveen Real Estate Accounts that are actively investing and similar overlap with future Other Nuveen Real Estate Accounts. This overlap could create conflicts of interest, which the Advisor and its affiliates will seek to manage in a fair and reasonable manner in their sole discretion in accordance with their prevailing policies and procedures.

Pursuant to the Advisory Agreement, we have acknowledged and agreed that (i) as part of Nuveen Real Estate’s or its affiliates’ regular businesses, officers and personnel of the Advisor or its affiliates may from time to time work on other projects and matters (including with respect to one or more Other Nuveen Real Estate Accounts), and that conflicts may arise with respect to the allocation of such personnel between us and one or more Other Nuveen Real Estate Accounts, (ii) Other Nuveen Real Estate Accounts and other accounts managed or controlled by Nuveen Real Estate may, from time to time, invest in investments in which we have an interest or in other transactions with companies or individuals that may be counterparties of ours, and while Nuveen Real Estate and its affiliates will seek to resolve any conflicts in a fair and reasonable manner in accordance with prevailing policies and procedures, there can be no assurance that any conflicts will be resolved in our favor, (iii) the Advisor’s affiliates may from time to time receive fees related to investments in which we have an interest or from companies or individuals that may be counterparties of ours, and while such fees may give rise to conflicts of interest we will not receive the benefit of any such fees, and (iv) the terms and conditions of the governing agreements of such Other Nuveen Real Estate Accounts (including with respect to the economic, reporting, and other rights afforded to investors in such Other Nuveen Real Estate Accounts) are materially different from the terms and conditions applicable to us and our stockholders, and neither we nor any of our stockholders (in such capacities) shall have the right to receive the benefit of any such different terms applicable to investors in such Other Nuveen Real Estate Accounts as a result of an investment in us or otherwise. In addition, pursuant to the terms of the Advisory Agreement, the Advisor is required to keep our board of directors reasonably informed on a periodic basis in connection with the foregoing.

Transactions with any Other Nuveen Real Estate Account or Nuveen Real Estate Affiliate. Pursuant to the terms of the Advisory Agreement, and subject to applicable law, the Advisor is not permitted to consummate on our behalf any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from Nuveen Real Estate or any of its affiliates unless such transaction is approved by a majority of our directors, including a majority of independent directors, not otherwise interested in such transaction as being fair and reasonable to us. In addition, for any such acquisition by us, our purchase price is limited to the cost of the property to the affiliate, including acquisition-related expenses, or if substantial justification exists, the current appraised value of the property as determined by an independent expert. In addition, we may enter into joint ventures with Other Nuveen Real Estate Accounts, or with the Advisor, one or more of our directors, or any of their respective affiliates, only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approves the transaction as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other affiliate joint venture partners. Pursuant to the terms of the Advisory Agreement, the Advisor will seek to resolve any conflicts of interest in a fair and reasonable manner in accordance with Nuveen Real Estate’s prevailing policies and procedures with respect to conflicts resolution among Other Nuveen Real Estate Accounts generally, but only those transactions set forth in this paragraph will be expressly required to be presented for approval to the independent directors of our board of directors or any committee thereof (unless otherwise required by our charter or our investment guidelines).

Corporate Opportunities. Our board of directors has adopted a resolution that provides, subject to certain exceptions, that none of our directors, officers or agents will be required to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us, and that we renounce any interest in or expectancy in being offered an opportunity to participate in, any such business opportunities, unless offered to a person in his or her capacity as our director, officer or agent and intended exclusively for us or any of our subsidiaries.

Q:	Are there any risks involved in buying your shares?

A:

Investing in our common stock involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you should purchase our shares only if you can afford a complete loss of your investment. An investment in shares of our common stock involves significant risks and is intended only for investors with a long-term investment horizon and who do not require immediate liquidity or guaranteed income. See “Risk Factor Summary” and “Risk Factors” for a description of the material risks.

Key Offering Terms

Q:	What are the differences among the Class T, Class S, Class D and Class I shares of common stock being offered?

A:

We are offering to the public four classes of shares of our common stock—Class T shares, Class S shares, Class D shares and Class I shares. The differences among the share classes relate to upfront selling commissions, dealer manager fees and ongoing stockholder servicing fees. No upfront selling commissions, dealer manager fees or stockholder servicing fees are paid with respect to Class I shares. See “Description of Capital Stock” and “Plan of Distribution” for a discussion of the differences among our Class T, Class S, Class D and Class I shares.

Assuming a constant NAV per share of $10.00 and assuming applicable stockholder servicing fees are paid until the 8.75% of gross proceeds limit described in “Compensation—Stockholder Servicing Fee” is reached, we expect that a one-time investment in 1,000 shares of each class of our shares (representing an aggregate net asset value of $10,000 for each class) would be subject to the following upfront selling commissions, dealer manager fees and stockholder servicing fees:

	Upfront Selling Commissions	Dealer Manager Fees	Annual Stockholder Servicing Fees	Maximum Stockholder Servicing Fees Over Life of Investment (Length of Time)	Total (Length of Time)
Class T	$300	$50	$85	$556 (6.5 years)	$906 (6.5 years)
Class S	$350	$0	$85	$556 (6.5 years)	$906 (6.5 years)
Class D	$150	$0	$25	$738 (29.5 years)	$888 (29.5 years)
Class I	$0	$0	$0	—	—

Class T and Class S shares are available through brokerage and transaction-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (5) by endowments, foundations, pension funds, feeder funds and other institutional investors, (6) by our executive officers and directors and their immediate family members (as defined below), as well as officers and employees of the Advisor or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers, (7) by officers, directors, employees and registered representatives of broker-dealers or their affiliates, including immediate family members of such person or (8) by other categories of investors that we name in an amendment or supplement to this prospectus. An “immediate family member” means a person’s spouse, domestic partner, parent, step-parent, legal guardian, child under 21, step-child under 21, father-in-law or mother-in-law. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of common stock you may be eligible to purchase.

Certain participating broker-dealers may offer volume discounts, which would reduce upfront selling commissions and would therefore increase the length of time required for selling commissions, dealer manager fees and stockholder servicing fees to reach 8.75% of gross proceeds. In the case of Class T shares sold through certain participating broker-dealers, a lower limit than 8.75% of gross proceeds may be used, as set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer. See “—What fees do you pay to the Advisor and its affiliates?” and “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees.”

If you are eligible to purchase all four classes of shares, you may consider purchasing Class I shares because Class I shares have no upfront selling commissions, dealer manager fees or stockholder servicing fees, which reduce the NAV or distributions of the other share classes. However, Class I shares do not receive stockholder services. If you are eligible to purchase Class T, Class S and Class D shares but not Class I shares, you may consider purchasing Class D shares because Class D shares have lower upfront selling commissions, no dealer manager fees and lower annual stockholder servicing fees.

Q:	What is the per-share purchase price?

A:

Each class of shares is sold at the then-current transaction price, which is generally the prior month’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees. We disclose the transaction price for each month when available on our website at www.nuveenglobalreit.com and in prospectus supplements filed with the SEC. Although the offering price for shares of our common stock is generally based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares may have a different NAV per share because stockholder servicing fees differ with respect to each class.

Q:	When will the transaction price be available?

A:

Generally, within 15 calendar days after the last calendar day of each month, we determine our NAV per share for each share class as of the last calendar day of the prior month, which generally is the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price may not be made available until a later time or may be updated at a later time. We disclose the transaction price for each month when available on our website at www.nuveenglobalreit.com and in prospectus supplements filed with the SEC.

Generally, you are not provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.

However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted. See “How to Subscribe.”

Q:	How is your NAV per share calculated?

A:

Our NAV is calculated monthly based on the asset values of our investments, the addition of any other assets (such as cash on hand) and the deduction of any liabilities. SitusAMC Real Estate Valuation Services,

LLC (“SitusAMC”), a valuation firm, was selected by the Advisor and approved by our board of directors, including a majority of our independent directors, to serve as our independent valuation advisor. SitusAMC provides quarterly appraisals of our properties and values our investments in debt backed principally by real estate and the mortgages that encumber our properties.

Our NAV per share is calculated by our fund administrator, Bank of New York Mellon, a third-party firm that provides us with certain administrative and accounting services, and such calculation is reviewed by the Advisor. However, the Advisor is ultimately responsible for the determination of our NAV.

NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. See “Net Asset Value Calculation and Valuation Guidelines” for more information regarding the calculation of our NAV per share of each class and how our properties and real estate-related assets are valued.

Q:	Is there any minimum investment required?

A:

The minimum initial investment for shares of our Class T, Class S and Class D common stock is $2,500. The minimum initial investment for shares of our Class I common stock is $1,000,000, unless waived by the Dealer Manager. The minimum subsequent investment in our shares is $500 per transaction, except that the minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan.

Q:	How do I subscribe for shares?

A:

If you choose to purchase shares in this offering, in addition to receiving this prospectus, you will need to complete and sign, either manually or by electronic signature (except where the use of such electronic signature has not been approved), a subscription agreement, similar to the one contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you subscribe.

Q:	What is a “best efforts” offering?

A:

This public offering of common stock is being conducted on a “best efforts” basis. A “best efforts” offering means that the Dealer Manager and the participating broker-dealers are only required to use their best efforts to sell the shares. When shares are offered to the public on a “best efforts” basis, no underwriter, broker-dealer or other person has a firm commitment or obligation to purchase any of the shares. Therefore, we cannot guarantee that any minimum number of shares will be sold.

Q:	What is the expected term of this offering?

A:

We have registered $4,000,000,000 in shares of our common stock, in any combination of Class T shares, Class S shares, Class D shares and Class I shares, to be sold in our primary offering and $1,000,000,000 in shares to be sold pursuant to our distribution reinvestment plan. It is our intent to conduct a continuous offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and applicable state laws.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our stock until such filings are declared effective, if at all.

Q:	When may I make purchases of shares?

A:

Investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month, and to be accepted, a subscription request must be received in good order at least five business days prior to the first calendar day of the month (unless waived by the Dealer Manager).

For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before November 1. If accepted, your subscription will be effective on the first calendar day of November.

Q:	May I withdraw my subscription request once I have made it?

A:

Yes. Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly by calling (833) 688-3368.

Q:	When will my subscription be accepted?

A:

We do not accept completed subscription requests before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price) publicly available by posting it on our website at www.nuveenglobalreit.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to you as discussed above). As a result, you will have at least three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares.

Q:	Will I receive distributions and how often?

A:

We have declared and intend to continue to declare distributions based on record dates established by our board of directors and to pay such distributions to stockholders on a monthly basis. Any distributions we make are at the discretion of our board of directors, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. As a result, our distribution rates and payment frequency may vary from time to time. You are not entitled to receive a distribution if your shares are repurchased prior to the applicable record date.

Our board of directors’ discretion as to the payment of distributions is directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To maintain our qualification as a REIT, we generally are required to distribute at least 90% of our annual REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gains. See “Description of Capital Stock—Distribution Policy” and “Material U.S. Federal Income Tax Considerations.”

The per-share amount of distributions on Class T, Class S, Class D and Class I shares has differed and will likely continue to differ because of different allocations of class-specific stockholder servicing fees. Specifically, distributions on Class T and Class S shares are lower than on Class D shares, and distributions on Class D shares are lower than on Class I shares because we are required to pay higher ongoing stockholder servicing fees with respect to the Class T and Class S shares (compared to Class D shares and Class I shares) and we are required to pay higher ongoing stockholder servicing fees with respect to Class D shares (compared to Class I shares).

There is no assurance we will continue to pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan and how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate-related assets portfolio. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having less funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares.

Q:	Will the distributions I receive be taxable as ordinary income?

A:

The federal income tax treatment of distributions that you receive, including cash distributions that are reinvested pursuant to our distribution reinvestment plan, depends upon (i) the extent to which they are paid from our current or accumulated earnings and profits and, accordingly, treated as dividends and (ii) whether any portion of such distributions is designated as qualified dividend income or a capital gain dividend, both of which are taxable at capital gain rates that do not exceed 20% for non-corporate stockholders. Distributions from REITs that are treated as dividends but are not designated as qualified dividend income or capital gain dividends are treated as ordinary income. For taxable years beginning before January 1, 2026, unless extended by future legislation, distributions from REITs that are treated as “qualified REIT dividends” (i.e., REIT dividends that are not designated as “qualified dividend income” or capital gain dividends) are taxed as ordinary income after deducting up to 20% of the amount of the dividend in the case of non-corporate U.S. stockholders.

Dividends received from REITs generally are not eligible to be taxed at the lower capital gain rates applicable to individuals for “qualified dividend income” from C corporations (i.e., corporations generally subject to U.S. federal corporate income tax). In certain circumstances, we may designate a portion of our distributions as qualified dividend income, but we do not expect to designate a substantial portion of our distributions as qualified dividend income. In addition, we may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gain from sales of assets.

A portion of your distributions may be considered a return of capital for U.S. federal income tax purposes. Amounts considered a return of capital generally will not be subject to tax but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your shares are repurchased, you sell your shares or we are liquidated, at which time you generally will be taxed at capital gain rates. Because each investor’s tax position is different, you should consult with your tax advisor. In particular, non-U.S. investors should consult their tax advisors regarding potential withholding taxes on distributions that you receive. See “Material U.S. Federal Income Tax Considerations.”

Q:	May I reinvest my cash distributions in additional shares?

A:

Yes. We have adopted a distribution reinvestment plan whereby stockholders (other than residents of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington and clients of participating broker-dealers that do not permit automatic enrollment in the distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of our common stock unless they elect to receive their distributions in cash. Residents of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington and clients of participating broker-dealers that do not permit automatic enrollment in the distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. The purchase price for shares purchased under our distribution reinvestment plan is equal to the transaction price at the time the distribution is payable. Stockholders do not pay upfront selling commissions when purchasing shares under our distribution reinvestment plan; however, all outstanding Class T, Class S and Class D shares, including those purchased under our distribution reinvestment plan, are subject to ongoing stockholder servicing fees. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us. See “Description of Capital Stock—Distribution Reinvestment Plan” for more information. For the complete terms of the distribution reinvestment plan, see Appendix A to this prospectus.

Q:	Can I request that my shares be repurchased?

A:

Yes. However, while stockholders may request on a monthly basis that we repurchase all or any portion of their shares pursuant to our share repurchase plan, we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. In addition, our ability to fulfill repurchase requests is subject to a number of limitations. As a result, share repurchases may not be available each month. Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month, we only repurchase shares as of the opening of the last calendar day of that month (each such date, a “Repurchase Date”). Repurchases are made at the transaction price in effect on the Repurchase Date, except that shares that have not been outstanding for at least one year are repurchased at 95% of the transaction price (an “Early Repurchase Deduction”). The one-year holding period is measured as of the first calendar day immediately following the prospective repurchase date. This Early Repurchase Deduction also generally applies to minimum account repurchases. The Early Repurchase Deduction does not apply to shares acquired through our distribution reinvestment plan and may be waived in the case of repurchase requests arising from the death or qualified disability of the holder. To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second-to-last business day of the applicable month. Settlements of share repurchases are made within three business days of the Repurchase Date. An investor may withdraw its repurchase request by notifying the transfer agent before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

The total amount of aggregate repurchases of all classes of shares is limited to no more than 2% of our aggregate NAV attributable to stockholders per month (measured using the aggregate NAV as of the end of the immediately preceding month) and no more than 5% of our aggregate NAV attributable to stockholders per calendar quarter (measured using the aggregate NAV as of the end of the immediately preceding calendar quarter).

If we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares repurchased at the end of the month are repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.

The vast majority of our assets consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy repurchase requests. In order to provide liquidity for share repurchases, we intend to, subject to any limitations and requirements relating to our qualification as a REIT, generally maintain under normal circumstances an allocation to securities, cash, cash equivalents and other short-term investments, which may be up to 20% of our assets. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Further, our board of directors may modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests. Upon a suspension of our share repurchase plan, our board of directors will consider at least quarterly whether the continued suspension of our share repurchase plan remains in our best interest and the best interest of our stockholders. However, our board of directors is not required to authorize the recommencement of our share repurchase plan within any specified period of time. Our board of directors may also determine to terminate our share repurchase plan if required by applicable law or in connection with a transaction in which our stockholders receive liquidity for their shares of our common stock, such as a sale or merger of our company or a listing of our shares on a national securities exchange. See “Share Repurchases—Repurchase Limitations.”

Q:	What are the terms of the Class N shares of common stock issued to TIAA?

A:

Class N shares are not available for purchase in this offering. Holders of the Class N shares are entitled to receive distributions at the same rate applicable to other classes of our common stock, except with regard to deductions based on class-specific fees and expenses. The Class N shares are not subject to any upfront selling commissions, dealer manager fees or stockholder servicing fees, and the advisory fee applicable to the Class N shares is lower than the advisory fee applicable to the share classes publicly sold in this offering. See “Compensation.” Therefore, Class N shares will have a higher NAV and a different distribution amount relative to our other share classes. Holders of the Class N shares are entitled to the same voting rights as holders of other classes of our common stock; however, TIAA may not vote on the removal of any of its affiliates (including Nuveen Real Estate Global Cities Advisors), and may not vote regarding any transaction between us and TIAA or any of its affiliates, including Nuveen Real Estate.

A portion of TIAA’s investment was for the purchase of 20,000 shares of Class N common stock at $10.00 per share for our initial capitalization. TIAA or its affiliates must hold these 20,000 shares for so long as the Advisor or its affiliate remains our advisor. Excluding these 20,000 shares, the Class N shares issued to TIAA are eligible for repurchase as described in “Management—Investment in Shares by TIAA.”

Q:	Will I be notified of how my investment is doing and receive detailed tax information?

A:	Yes. We will provide you with periodic information, including:

•	three quarterly financial reports and investor statements;

•	an annual report;

•

in the case of certain U.S. stockholders, an annual Internal Revenue Service (“IRS”) Form 1099-DIV or IRS Form 1099-B, if required, and, in the case of non-U.S. stockholders, an annual IRS Form 1042-S;

•	confirmation statements (after transactions affecting your balance, except reinvestment of distributions in us and certain transactions through minimum account investment or withdrawal programs); and

•

a quarterly statement providing material information regarding your participation in the distribution reinvestment plan and an annual statement providing tax information with respect to income earned on shares under the distribution reinvestment plan for the calendar year.

Depending on legal requirements, we may post this information on our website, www.nuveenglobalreit.com, or provide this information to you via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information about us is also available on the SEC’s website at www.sec.gov.

In addition, our monthly NAV per share for each class is posted on our website promptly after it has become available.

Q:	What fees do you pay to the Advisor and its affiliates?

A:

We pay the Advisor, the Dealer Manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us. Each class of our common stock is subject to certain class-specific fees and expenses, as described below and elsewhere in this prospectus. See “Compensation” and “Description of Capital Stock.”

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities

Upfront Selling Commissions and Dealer Manager Fees— The Dealer Manager	The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of up to 0.5%, of the transaction price of each Class T share sold in the primary offering; however such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. The Dealer Manager is entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. All or a portion of the upfront selling commissions and dealer manager fees are retained by, or reallowed (paid) to, participating broker-dealers. No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class T, Class S and Class D shares sold and the transaction price of each Class T, Class S and Class D share. Aggregate upfront selling commissions will equal approximately $55.1 million if we sell the maximum amount, and aggregate dealer manager fees will equal approximately $1.9 million if we sell the maximum amount, in each case, in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class T shares of 3.0% and 0.5%, respectively), and that 10%, 30% and 5% of our offering proceeds are from the sale of each of Class T, Class S and Class D shares, respectively.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Stockholder Servicing Fees—The Dealer Manager

Subject to FINRA limitations on underwriting compensation, we pay the Dealer Manager selling commissions over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:

•  with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum (or other amounts, provided that the sum equals 0.85%), of the aggregate NAV of our outstanding Class T shares;

•  with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and

•  with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.

Actual amounts depend upon the per-share NAVs of our Class T shares, Class S shares and Class D shares, the number of Class T shares, Class S shares and Class D shares purchased and when such shares are purchased. For Class T shares, the stockholder servicing fees will equal approximately $3.3 million per annum if we sell the maximum amount. For Class S shares, the stockholder servicing fees will equal approximately $9.9 million per annum if we sell the maximum amount. For Class D shares, the stockholder servicing fees will equal approximately $0.5 million per annum if we sell the maximum amount. In each case, we are assuming that, in our primary offering, 10%, 30% and 5% of our offering proceeds are from the sale of each of Class T, Class S and Class D shares, respectively, and that the NAV per share of our Class T, Class S and Class D shares remains constant.

We do not pay a stockholder servicing fee with respect to our outstanding Class I shares.

The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive them for failure to provide such services. Because the stockholder servicing fees are calculated based on the NAV of our Class T, Class S and Class D shares, they reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
We will cease paying the stockholder servicing fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions and dealer manager fees and stockholder servicing fees paid with respect to the shares held within such account would exceed, in the aggregate, 8.75% of the sum of the gross proceeds from the sale of such shares and the aggregate gross proceeds of any shares issued under the distribution reinvestment plan with respect thereto (or, solely with respect to the Class T shares, a lower limit set forth in an agreement between the Dealer Manager and the applicable participating broker-dealer in effect on the date that such shares were sold). At the end of such month, each such Class T share, Class S share or Class D share held in a stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share or Class S share over approximately 6.5 years from the date of purchase and with respect to a Class D share over approximately 29.5 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, the stockholder servicing fee with respect to a Class T share or Class S share would total approximately $0.55 and with respect to a Class D share would total approximately $0.74.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

In addition, we will cease paying the stockholder servicing fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which stockholders receive cash and/or securities listed on a national stock exchange or (iii) the date following the completion of the primary portion of this offering on which we, with the assistance of the Dealer Manager, determine that, in the aggregate, underwriting compensation from all sources in connection with this offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

For a description of the services required from the participating broker-dealer or servicing broker-dealer, see the “Plan of Distribution—Underwriting Compensation— Stockholder Servicing Fees—Class T, Class S and Class D Shares.”

Organization and Offering Expense Reimbursement—The Advisor	We reimburse the Advisor for organization and offering expenses when incurred. These expenses include legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding upfront selling commissions and dealer manager fees and the stockholder servicing fee. The Dealer Manager currently pays wholesaling compensation expenses of persons associated with the Dealer Manager without reimbursement from us. In connection with	We estimate our organization and offering expenses to be approximately $13.9 million if we sell the maximum offering amount.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
our initial public offering, the Advisor advanced $4.6 million of our organization and offering expenses on our behalf from our inception through December 2018. See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements” for how we are reimbursing the Advisor for these expenses.

After the termination of this offering, the Advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the offering.

Investment Activities

Acquisition Expense Reimbursement—The Advisor	We do not intend to pay the Advisor any acquisition, financing or other similar fees in connection with making investments. We do, however, reimburse the Advisor for out-of- pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of properties and real estate-related assets, whether or not such investments are acquired. See “—Fees from Other Services” below.	Actual amounts depend upon actual expenses incurred and, therefore, cannot be determined at this time.

Operational Activities

Advisory Fee—The Advisor

We pay the Advisor an advisory fee equal to 1.25% of NAV for the Class T, Class S, Class D and Class I shares and 0.65% of NAV for the Class N shares, per annum, payable monthly in arrears.

We do not pay the advisory fee with regard to our investments in the International Affiliated Funds. The International Affiliated Funds pay a management fee to each fund’s investment advisor who is an affiliate of the Advisor.

Actual amounts of the advisory fee depend upon our aggregate NAV. The advisory fee attributed to shares sold in this offering, before giving effect to any shares issued under our distribution reinvestment plan, will equal approximately $49.3 million per annum if we sell the maximum amount in our primary offering in the assumed percentages per share class set forth above, assuming that the NAV per share of each class of our common stock remains constant.

Operating Expense Reimbursement—The Advisor	We reimburse the Advisor for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, subject to the 2%/25% limitation set forth in our charter. These costs and expenses include	Actual amounts of out-of-pocket expenses paid by the Advisor that we reimburse depend upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
(1) the actual costs of goods and services used by us and obtained from third parties, including fees paid to administrators, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments, (2) expenses of managing and operating our properties, whether payable to an affiliate or non-affiliated person, and (3) expenses related to personnel of the Advisor performing services for us other than those who provide investment advisory services or serve as our executive officers or directors. See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”

Fees from Other Services—Affiliates of the Advisor	We may retain third parties, including certain of the Advisor’s affiliates, for necessary services relating to our investments or our operations, including construction, special servicing, acquisition, leasing, development, sustainability, property oversight and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing, property, title and other types of insurance, management consulting and other similar operational matters. Any fees paid to the Advisor’s affiliates for any such services do not reduce the advisory fee. Any such arrangements will be at market terms and rates
	.	Actual amounts depend on whether affiliates of the Advisor are actually engaged to perform such services. See “Selected Information Regarding our Operations—Compensation Paid to the Advisor and its Affiliates” for information about the fees and expenses paid to affiliates of the Advisor.

In calculating the advisory fee, we use our NAV before giving effect to accruals for the advisory fee, stockholder servicing fee or distributions payable on our shares. In calculating our stockholder servicing fee, we use our NAV before giving effect to accruals for the stockholder servicing fee or distributions payable on our shares.

See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”

Limitations and Regulation

Q:	Are there any limitations on the level of ownership of shares?

A:

Our charter contains restrictions on the number of shares any one person or group may own. Specifically, our charter does not permit any person or group to own more than 9.8% (in value or number of shares, whichever is more restrictive) of our outstanding common stock or 9.8% (in value or number of shares, whichever is more restrictive) of our outstanding capital stock of all classes or series, and attempts to acquire our common stock or our capital stock of all other classes or series in excess of these 9.8% limits would not be effective without an exemption from these limits (applied prospectively or retroactively) by our board of directors. These limits may be further reduced if our board of directors waives these limits for certain holders. See “Description of Capital Stock—Restrictions on Ownership and Transfer.” These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Code, and may have the effect of preventing a third party from engaging in a business combination or other transaction even if doing so would result in you receiving a “premium” for your shares. See “Risk Factors—Risks Related to This Offering and Our Organizational Structure” for additional discussion regarding restrictions on share ownership.

Q:	Are there any ERISA considerations in connection with an investment in our shares?

A:

The section of this prospectus captioned “Certain ERISA Considerations” describes the effect that the purchase of shares will have on individual retirement accounts and retirement plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account (“IRA”) should consider, at a minimum: (1) whether the investment is in accordance with the documents and instruments governing the IRA, plan or other account; (2) whether the investment satisfies the fiduciary requirements associated with the IRA, plan or other account; (3) whether the investment will generate unrelated business taxable income to the IRA, plan or other account; (4) whether there is sufficient liquidity for that investment under the IRA, plan or other account; (5) the need to value the assets of the IRA, plan or other account annually or more frequently; and (6) whether the investment would constitute a non-exempt prohibited transaction under applicable law. See “Risk Factors—Retirement Plan Risks” and “Certain ERISA Considerations.”

Q:	Are there any Investment Company Act considerations?

A:

We engage primarily in the business of investing in real estate and conduct our operations, directly and through wholly or majority-owned subsidiaries, so that none of we, the Operating Partnership or any of the subsidiaries of the Operating Partnership is required, as such requirements have been interpreted by the SEC, to register as an investment company under the Investment Company Act. A company is an “investment company” under the Investment Company Act:

•	under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We acquire real estate and real estate-related assets directly, primarily by acquiring fee interests in real property. We also invest in real property indirectly through investments in the International Affiliated Funds or other private real estate funds, or through joint venture entities, including joint venture entities in which we do not own a controlling interest and joint venture entities in which Other Nuveen Real Estate Accounts may invest. We conduct our businesses primarily through the Operating Partnership, a majority-owned subsidiary, and expect to establish other direct or indirect majority-owned subsidiaries to hold particular assets.

We conduct our operations so that we, the Operating Partnership and most, if not all, of the wholly and majority-owned subsidiaries of the Operating Partnership comply with the 40% test. We continuously monitor our holdings on an ongoing basis to determine compliance with this test. The Operating Partnership and most, if not all, of the wholly and majority-owned subsidiaries of the Operating Partnership do not rely on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in the Operating Partnership and in these subsidiaries of the Operating Partnership (which are expected to constitute a substantial majority of our assets) generally do not constitute “investment securities.” Accordingly, we believe that we, the Operating Partnership and most, if not all, of the wholly and majority-owned subsidiaries of the Operating Partnership are not considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that none of we, the Operating Partnership or any of the wholly or majority-owned subsidiaries of the Operating Partnership are considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they do not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, the Operating Partnership and the subsidiaries of the Operating Partnership are primarily engaged in non-investment company businesses related to real estate. Consequently, we conduct our and the Operating Partnership and its subsidiaries’ respective operations such that none of them is required to register as an investment company under the Investment Company Act.

We determine whether an entity is a majority-owned subsidiary of our company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority owned subsidiary, and neither has done so. If the SEC or its staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

If we, the Operating Partnership or any of the wholly or majority-owned subsidiaries of the Operating Partnership would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption generally requires that at least 55% of an entity’s assets consist of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must consist of additional qualifying assets or a broader category of assets that we refer to as “real estate- related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may consist of miscellaneous assets).

We classify our assets for purposes of our Section 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 20 years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to reclassify our assets for purposes of the Investment Company Act. If we are required to reclassify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/25% test, based on certain no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned or majority-owned subsidiaries, as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in any joint ventures that in turn invest in qualifying assets such as real property as qualifying assets, but only if we are active in the management and operation of the joint venture and have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Nuveen Real Estate Accounts. We may also invest in commercial mortgage loans, which we intend to structure in accordance with certain no-action letters issued by the SEC staff and classify as qualifying assets; otherwise, such loans will be classified as real estate-related assets. We expect that no less than 55% of our assets will consist of investments in qualifying assets, including any joint ventures that we control or in which we share control, and qualifying commercial mortgage loans.

Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities (“MBS”) that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non- controlling equity interests in real estate companies or assets not related to real estate.

Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forgo opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. On August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors—Risks Related to This Offering and Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

Contact Information

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your financial advisor or our transfer agent:

SS&C GIDS, Inc.

PO Box 219307

Kansas City, MO 64121-9307

Overnight Address:

SS&C GIDS, Inc.

801 Pennsylvania Ave., Suite 219307

Kansas City, MO 64105-1307

Toll-Free Number: (833) 688-3368

RISK FACTORS

An investment in shares of our common stock involves risks. You should specifically consider the following material risks in addition to the other information contained in this prospectus before you decide to purchase shares of our common stock. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, financial condition, prospects and forward-looking statements.

Risks Related to This Offering Our Organizational Structure

We have held several of our current investments for only a limited period of time and you will not have the opportunity to evaluate our future investments before we make them, and we may not have the opportunity to evaluate or approve investments made by entities in which we invest, such as the International Affiliated Funds, which makes your investment more speculative.

We have not yet acquired or identified all of the investments we may make. We are not able to provide you with any information to assist you in evaluating the merits of any specific properties or real estate-related assets that we may acquire in the future, except for investments that may be described in one or more supplements to this prospectus. We seek to invest substantially all of the net offering proceeds from this offering, after the payment of fees and expenses, in the acquisition of or investment in interests in properties, real estate-related assets and the International Affiliated Funds. However, because you are unable to evaluate the economic merit of our future investments before we make them, you will have to rely entirely on the ability of the Advisor to select suitable and successful investment opportunities. Further, we may not have the opportunity to evaluate or approve properties acquired or other investments made by entities in which we invest, such as the International Affiliated Funds. You will likewise have no opportunity to evaluate future transactions completed and properties acquired by the International Affiliated Funds. The Advisor has broad discretion in selecting the types of properties we will invest in and the tenants of those properties, and you do not have the opportunity to evaluate potential investments. These factors increase the risk of your investment.

We have incurred net losses under GAAP in the past and may incur net losses in the future, and we have an accumulated deficit and may continue to have an accumulated deficit in the future.

For the year ended December 31, 2024, we had net loss attributable to our stockholders of approximately $1.6 million. As of December 31, 2024, we had an accumulated deficit of approximately $468.9 million. These amounts largely reflect the expense of real estate depreciation and amortization in accordance with GAAP, which was $79.7 million during the year ended December 31, 2024. We may incur net losses and continue to have an accumulated deficit in the future.

There is no public trading market for shares of our common stock; therefore, your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.

There is no current public trading market for shares of our common stock, and we do not expect that such a market will ever develop. Therefore, repurchase of shares by us will likely be the only way for you to dispose of your shares. We will repurchase shares at a price equal to the transaction price of the class of shares being repurchased on the date of repurchase (which is generally equal to our prior month’s NAV per share and is not based on the price at which you initially purchased your shares). Subject to limited exceptions, shares repurchased within one year of the date of issuance will be repurchased at 95% of the transaction price for the class of shares being repurchased as of the repurchase date. As a result, you may receive less than the price you paid for your shares when you sell them to us pursuant to our share repurchase plan. See “Share Repurchases—Early Repurchase Deduction.”

Your ability to have your shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer shares than have been requested to be repurchased, in our discretion at any time, and the number of shares we may repurchase is subject to caps. Further, our board of directors may modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders.

We may choose to repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares. In addition, the total number of shares that we will repurchase is limited, in any calendar month, to shares whose aggregate value (based on the repurchase price per share on the date of the repurchase) is no more than 2% of our aggregate NAV as of the last day of the previous calendar month and, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV as of the last day of the previous calendar quarter. Further, our board of directors may modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. If fewer than all shares of our common stock requested to be repurchased in any given month are repurchased, funds are allocated pro rata based on the total number of shares of common stock being repurchased without regard to class and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.

The vast majority of our assets consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Because we are not required to authorize the recommencement of the share repurchase plan within any specified period of time, we may effectively terminate the plan by suspending it indefinitely. As a result, your ability to have your shares repurchased by us may be limited and at times you may not be able to liquidate your investment. See “Share Repurchases—Repurchase Limitations.”

Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.

Economic events affecting the U.S. or global economy could cause our stockholders to seek to sell their shares to us pursuant to our share repurchase plan at a time when such events are adversely affecting the performance of our assets, and our cash flow could be materially adversely affected. These economic events could result from war and the related impact on macroeconomic conditions, terrorism, natural and environmental disasters and the spread of infectious illnesses, and public health emergencies and may adversely affect the global economy and the securities and local commercial real property markets and issuers in which we invest. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including the breadth of our portfolio by property type and location, could be materially adversely affected.

Our share repurchase program requires that we follow certain restrictive procedures with respect to new investments if, during any consecutive 24-month period, we do not have at least one month in which we fully satisfy 100% of properly submitted repurchase requests or accept all properly submitted tenders in a self-tender offer for our shares, which may adversely affect our flexibility and our ability to achieve our investment objectives.

Subject to certain exceptions, our share repurchase program generally requires that if, during any consecutive 24-month period, we do not have at least one month in which we fully satisfy 100% of properly submitted repurchase requests or accept all properly submitted tenders in a self-tender offer for our shares, we will not make any new investments (excluding short-term cash management investments under 30 days in duration) and we will use all available investable assets to satisfy repurchase requests (subject to the limitations under the program) until all outstanding repurchase requests have been satisfied. If triggered, this requirement may prevent us from pursuing potentially accretive investment opportunities and may keep us from fully realizing our investment objectives. In addition, this requirement may limit our ability to pay distributions to our stockholders.

The amount and source of distributions we may make to our stockholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by a number of factors. We may not generate sufficient income to make distributions to our stockholders. Our board of directors (or a committee of our board of directors) will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our stockholders are:

•	our inability to invest the proceeds from sales of our shares on a timely basis in income-producing properties;

•	our inability to realize attractive risk-adjusted returns on our investments;

•	our liquidity needs resulting from share repurchase requests;

•	high levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and

•	defaults in our investment portfolio or decreases in the value of our investments.

As a result, we may not be able to make distributions to our stockholders at any time in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.

We may pay distributions from sources other than our cash flow from operations, including the sale of assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.

We may not generate sufficient cash flow from operations to fully fund distributions to stockholders. Therefore, we may fund distributions to our stockholders from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds. For the year ended December 31, 2024, we funded our distributions approximately 59% from cash flows from operating activities and 41% from debt and financing proceeds. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan and how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate-related assets portfolio. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having fewer funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources.

To the extent we borrow funds to pay distributions, we would incur borrowing costs and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and adversely impact the value of your investment.

We are dependent on Nuveen Real Estate and its affiliates, including the Advisor, and their key personnel who provide services to us, and we may not find a suitable replacement for the Advisor if the advisory agreement is terminated, or for these key personnel if they leave Nuveen Real Estate or otherwise become unavailable to us.

We are completely reliant on Nuveen Real Estate and the Advisor for our operations. The Advisor has significant discretion as to the implementation of our investment strategy and operations. Accordingly, we believe that our success depends to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the key personnel of the Advisor and Nuveen Real Estate. The departure of any key personnel of the Advisor could have a material adverse effect on our performance.

Neither the Advisor nor Nuveen Real Estate is obligated to dedicate any specific personnel exclusively to us. In addition, none of our officers or the key personnel of the Advisor is obligated to dedicate any specific portion of their time to our business. Each of them has significant responsibilities for other accounts and funds. As a result, these individuals may not always be able to devote sufficient time to the management of our business. Further, when there are turbulent conditions in the real estate markets or distress in the credit markets, the attention of the Advisor’s personnel and our executive officers and the resources of Nuveen Real Estate and Nuveen, will also be required by other accounts and funds. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed.

The Advisor may suffer or become distracted by adverse financial or operational problems in connection with Nuveen Real Estate’s or Nuveen’s business and activities unrelated to us and over which we have no control. Should the Advisor fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives.

We offer no assurance that the Advisor will remain our advisor or that we will continue to have access to Nuveen Real Estate’s key personnel. The advisory agreement is expected to be renewed annually. If the advisory agreement is terminated and no suitable replacement is found, we may not be able to execute our business plan. The International Affiliated Funds are also managed by Nuveen affiliates. Their performance and success are also dependent on Nuveen Real Estate and Nuveen and the International Affiliated Funds are likewise subject to these risks.

The Advisor manages our portfolio pursuant to very broad investment guidelines and generally is not required to seek the approval of our board of directors for each investment, financing or asset allocation decision, which may result in our making riskier investments and which could adversely affect our results of operations and financial condition.

Our board of directors approved very broad investment guidelines that delegate to the Advisor the authority to execute acquisitions and dispositions of real estate properties and real estate-related assets on our behalf, in each case so long as such investments are consistent with the investment guidelines and our charter. There can be no assurance that the Advisor will be successful in applying any strategy or discretionary approach to our investment activities. Our board of directors reviews our investment guidelines on an annual basis (or more often as it deems appropriate) and reviews our investment portfolio periodically. The prior approval of our board of directors or a committee of independent directors is required only as set forth in our charter (including for transactions with affiliates of the Advisor) or for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our directors rely primarily on information provided to them by the Advisor.

Furthermore, transactions entered into on our behalf by the Advisor may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.

Purchases and repurchases of shares of our common stock are not made based on the current NAV per share of our common stock.

Generally, our offering price per share and the price at which we make repurchases of our shares equals the NAV per share of the applicable class as of the last calendar day of the prior month, plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees. The NAV per share as of the date on which you make your subscription request or repurchase request may be significantly different than the offering price you pay or the repurchase price you receive. In addition, we may offer and repurchase shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month.

Valuations and appraisals of our properties and real estate-related assets are estimates of fair value and may not necessarily correspond to realizable value.

For purposes of calculating our monthly NAV, our properties are generally initially valued at cost, which we expect to represent fair value at that time. Thereafter, valuations of properties are determined by the independent valuation advisor based on appraisals of each of our properties on a quarterly basis in accordance with valuation guidelines approved by our board of directors. Likewise, our investments in debt backed principally by real estate are valued quarterly by our independent valuation advisor and our investments in other real estate-related assets are valued monthly at fair market value by the Advisor. The valuations of our real properties are based on asset- and portfolio-level information provided by the Advisor, including historical operating revenues and expenses of the properties, lease agreements on the properties, information regarding recent or planned capital expenditures and any other information relevant to valuing the real estate property, which information is not independently verified by our independent valuation advisor. The valuations of our investments in debt backed principally by real estate may be based, in part, on information provided by the Advisor. In addition, our investments in real estate-related assets other than debt backed principally by real estate are valued by the Advisor based on market quotations or at fair value and are not reviewed by our independent valuation advisor or appraised. Our investments in the International Affiliated Funds are valued on a quarterly basis.

Within the parameters of our valuation guidelines, the valuation methodologies used to value our properties involve subjective judgments and projections and may not be accurate. Valuation methodologies involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations and appraisals of our properties and real estate-related assets are only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of the Advisor and our independent valuation advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal. There will be no retroactive adjustment in the valuation of such assets, the offering price of our shares of common stock, the price we paid to repurchase shares of our common stock or NAV-based fees we paid to the Advisor and the Dealer Manager to the extent such valuations prove to not accurately reflect the realizable value of our assets. Because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be repurchased by us pursuant to our share repurchase plan are generally based on our prior month’s NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.

Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.

The appraisals of our properties are conducted on a rolling basis, such that properties may be appraised at different times but each property is appraised at least once per quarter. As such, when these appraisals are reflected in our NAV calculations, there may be a material change in our NAV per share amounts for each class of our common stock from those previously reported. These changes in a property’s value may result from property-specific events or more general changes to real estate values resulting from local, national or global economic changes. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a material increase or decrease in the NAV per share amounts. We do not retroactively adjust the NAV per share of each class reported for the previous month. Therefore, because a new quarterly appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect the new appraisal or actual operating results may cause the NAV per share for each class of our common stock to increase or decrease, and such increase or decrease will occur on the day the adjustment is made.

It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.

The Advisor’s determination of our monthly NAV per share, which is calculated by our fund administrator under the supervision of the Advisor, is based in part on estimates of the values of each of our properties provided periodically by our independent valuation advisor in accordance with valuation guidelines approved by our board of directors. As a result, our published NAV per share in any given month may not fully reflect any or all changes in value that may have occurred since the most recent appraisal. The Advisor reviews appraisal reports and monitors our properties and real estate-related assets, and is responsible for notifying the independent valuation advisor of the occurrence of any property-specific or market-driven event it believes may cause a material change in the real estate valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our properties and real estate-related assets or liabilities between valuations, or to obtain quickly complete information regarding any such events. For example, an unexpected termination or renewal of a material lease, a material increase or decrease in vacancies or an unanticipated structural or environmental event may cause the value of a property to change materially, yet obtaining sufficient relevant information after the occurrence has come to light or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor of either stockholders who submit their shares to us for repurchase, or stockholders who buy new shares, or existing stockholders.

NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.

The method for calculating our NAV, including the components used in calculating our NAV, is not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish NAV solely for purposes of establishing the transaction price at which we sell and repurchase shares of our common stock. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.

In addition, our NAV calculations, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with GAAP. These valuations, which are based on market values that assume a willing buyer and seller, may differ from liquidation values that could be realized if we were forced to sell assets.

Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and repurchase shares of our common stock and the amount of the Advisor’s advisory fee.

Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that a stockholder would receive a “control premium” for his or her shares.

Corporations organized under Maryland law with a class of registered securities and at least three independent directors are permitted to elect to be subject, by a charter or bylaw provision or a board of directors’ resolution and notwithstanding any contrary charter or bylaw provision, to any or all of five provisions:

•	staggering the board of directors into three classes;

•	requiring a two-thirds vote of stockholders to remove directors;

•	providing that only the board of directors can fix the size of the board;

•

providing that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	providing for a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for stockholders’ shares. In our charter, we have elected that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through other provisions in our charter and bylaws, we vest in our board of directors the exclusive power to fix the number of directors, provided that the number is not less than three. We have not elected to be subject to any of the other provisions described above. We will not amend our charter to require a two-thirds vote of stockholders to remove directors or provide for a majority requirement for the calling of a stockholder-requested special meeting of stockholders without the approval of the holders of a majority of the shares entitled to vote on the matter.

Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” (which is defined as (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock and (2) an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then-outstanding stock) or any affiliate of that interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. A person is not an interested stockholder if our board of directors approved in advance the transaction by which such person would otherwise have become an interested stockholder. In approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms or conditions determined by our board of directors. After the five-year period ends, any merger or other business combination with the interested stockholder or any affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and

•

two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder unless, among other things, our stockholders receive a minimum payment for their common stock equal to the highest price paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors prior to the time the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting any business combination involving us and any person, including Nuveen, the Dealer Manager and the Advisor, from the provisions of this law, provided that such business combination is first approved by our board of directors.

Our charter permits our board of directors to authorize us to issue preferred stock ranking senior to our current common stock with respect to distribution rights or rights upon our liquidation, dissolution or winding up or on terms that may discourage a third party from acquiring us.

Our board of directors is permitted, subject to certain restrictions set forth in our charter, to authorize the issuance of shares of preferred stock without stockholder approval. Further, our board of directors may classify or reclassify any unissued shares of common or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of the stock and may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue without stockholder approval. Thus, our board of directors could authorize us to issue shares of preferred stock ranking senior to our common stock with respect to distribution rights and rights upon our liquidation, dissolution or winding up or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock. See “Description of Capital Stock—Preferred Stock.”

Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”

The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply: (1) to shares acquired in a merger, consolidation or share exchange if the Maryland corporation is a party to the transaction; or (2) to acquisitions approved or exempted by the charter or bylaws of the Maryland corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Maryland law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, subject to the additional limitations of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007 (the “NASAA REIT Guidelines”), our charter provides that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment as material to the cause of action. Moreover, our charter generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Further, we have entered into separate indemnification agreements with each of our officers and directors. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors, the Advisor and any of our or the Advisor’s affiliates for any liability or loss suffered by them or hold our directors, the Advisor and any of our or the Advisor’s affiliates harmless for any liability or loss suffered by us, unless they have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, the Advisor or any of our or the Advisor’s affiliates, or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders.

Maryland law and our organizational documents limit our stockholders’ ability to amend our charter or dissolve us without the approval of our board of directors.

Although the NASAA REIT Guidelines indicate that stockholders are permitted to amend our charter or terminate us without the necessity for concurrence by our board of directors, we are required to comply with the Maryland General Corporation Law, which provides that any amendment to our charter or any dissolution of our company must first be declared advisable by our board of directors. Therefore, our stockholders may vote to authorize the amendment of our charter or the dissolution of our company, but only after such action has been declared advisable by our board of directors. Accordingly, the only proposals to amend our charter or to dissolve our company that will be presented to our stockholders will be those that have been declared advisable by our board of directors and also require approval by our stockholders.

Your interest in us will be diluted if we issue additional shares. Your interest in our assets will also be diluted if the Operating Partnership issues additional units.

Holders of our common stock will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue up to 2,200,000,000 shares of capital stock, of which 2,100,000,000 shares are classified as common stock, of which 500,000,000 shares are classified as Class T shares, 500,000,000 shares are classified as Class S shares, 500,000,000 shares are classified as Class D shares, 500,000,000 shares are classified as Class I shares and 100,000,000 shares are classified as Class N shares, and 100,000,000 shares are classified as preferred stock. We may also issue shares in private offerings and Operating Partnership units to holders other than our company. In addition, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. Our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares upon the exercise of the options we may grant to our independent directors or future employees; (4) issue shares to the Advisor, or its successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us; (5) issue shares to sellers of properties we acquire in connection with an exchange of Operating Partnership units; or (6) issue equity incentive compensation to certain employees of the Advisor. To the extent we issue additional shares after your purchase in the offering, your percentage ownership interest in us will be diluted. Because we hold all of our assets through the Operating Partnership, to the extent we issue additional units of our Operating Partnership after you purchase shares, your percentage ownership interest in our assets will be diluted. Because certain classes of the units of our Operating Partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our Operating Partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons, our stockholders may experience substantial dilution in their percentage ownership of our shares or their interests in the underlying assets held by our Operating Partnership.

If you purchase shares of common stock in this offering, you may experience immediate dilution in the net tangible book value per share.

Net tangible book value is used as a measure of net worth that reflects certain dilution in the value of our common stock from the issue price as a result of (i) accumulated depreciation and amortization of real estate investments, (ii) fees paid in connection with this offering and (iii) the fees and expenses paid in connection with the selection, acquisition, management and sale of our investments. Net tangible book value does not reflect our NAV per share nor does it necessarily reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives.

Our UPREIT structure may result in potential conflicts of interest with limited partners in the Operating Partnership whose interests may not be aligned with those of our stockholders.

Our directors and officers have duties to our corporation under Maryland law and our charter in connection with their management of the corporation. At the same time, we, as general partner, have fiduciary duties under Delaware law to the Operating Partnership and to the limited partners in connection with the management of the Operating Partnership. Our duties as general partner of the Operating Partnership and its partners may come into conflict with the duties of our directors and officers to the corporation. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of the Operating Partnership provides that, for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners may be resolved in favor of our stockholders.

Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees will not be liable or accountable to the Operating Partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, the Operating Partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of the Operating Partnership, unless it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940.

We intend to conduct our operations so that none of we, the Operating Partnership or the subsidiaries of the Operating Partnership are investment companies under the Investment Company Act. However, there can be no assurance that we, the Operating Partnership or the subsidiaries of the Operating Partnership will be able to successfully avoid operating as an investment company.

Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an investment company if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an investment company if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. “Investment securities” exclude (A) U.S. government securities, (B) securities issued by employees’ securities companies and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

With respect to Section 3(a)(1)(A), we do not intend to engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of our subsidiaries. With respect to Section 3(a)(1)(C), we expect that most of the entities through which we own assets will be wholly or majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act and, thus, we do not expect to own a significant amount of investment securities and intend that less than 40% of our total assets (exclusive of U.S. government securities and cash items) will consist of “investment securities.”

Through our subsidiaries, we plan to acquire, invest in and manage instruments that could be deemed to be securities for purposes of the Investment Company Act. Accordingly, it is possible that more than 40% of the assets of our subsidiaries will be investments that will be deemed to be investment securities for Investment Company Act purposes. However, in such a circumstance, in reliance on Section 3(c)(5)(C) of the Investment Company Act, we do not intend to register any of our subsidiaries as an investment company under the Investment Company Act. Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of each such subsidiary’s portfolio must consist of qualifying assets and at least 80% of each of their portfolios must consist of qualifying assets and real estate-related assets under the Investment Company Act (and no more than 20% consisting of non-qualifying or non-real estate-related assets). As a result of the foregoing restrictions, we will be limited in our ability to make certain investments.

We expect that substantially all of the assets of our subsidiaries will comply with the requirements of Section 3(c)(5)(C), as such requirements have been interpreted by the SEC staff. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exemption from registration. Existing SEC no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 20 years ago. No assurance can be given that the SEC will concur with our classification of the assets of our subsidiaries. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our ability to rely on Section 3(c)(5)(C) or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the applicable exemption under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forgo opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan, which could materially adversely affect our NAV and our ability to pay distributions to our stockholders. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business.

Our investments in the International Affiliated Funds are subject to the risks described in this risk factor as the International Affiliated Funds will need to operate in a manner to avoid qualifying as investment companies as well. If any of the International Affiliated Funds are required to register as an investment company, the extra costs and expenses and limitations on operations resulting from such as described above could adversely impact such International Affiliated Fund’s operations, which would indirectly reduce your investment return, and that registration also could adversely affect our status as a non-investment company.

The Advisor is not registered and does not intend to register as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). If the Advisor is required to register as an investment adviser under the Advisers Act, it could impact our operations and possibly reduce your investment return.

The Advisor is not currently registered as an investment adviser under the Advisers Act and does not expect to register as an investment adviser because it does not and does not intend to have sufficient regulatory assets under management to meet the eligibility requirement under Section 203A of the Advisers Act. Whether an adviser has sufficient regulatory assets under management to require registration under the Advisers Act depends on the nature of the assets it manages. In calculating regulatory assets under management, the Advisor must include the value of each “securities portfolio” it manages. The Advisor expects that our assets will not constitute a securities portfolio so long as a majority of our assets consist of assets that we believe are not securities. However, because we may also invest in several types of securities in accordance with our investment strategy and the SEC will not affirm our determination of what portion of our investments are not securities, there is a risk that such determination is incorrect and, as a result, our investments are a securities portfolio. In such event, the Advisor may be acting as an investment adviser subject to registration under the Advisers Act but not be registered. If our investments were to constitute a securities portfolio, then the Advisor would be required to register under the Advisers Act, which would require it to comply with a variety of regulatory requirements under the Advisers Act on such matters as record-keeping, disclosure, compliance, limitations on the types of fees it could earn and other fiduciary obligations. As a result, the Advisor would be required to devote additional time and resources and incur additional costs to manage our business, which could possibly reduce your investment return.

Operational risks, including the risk of cyberattacks, may disrupt our businesses, result in losses or limit our growth.

We rely heavily on TIAA’s, Nuveen Real Estate’s and Nuveen’s financial, accounting, communications and other data-processing systems. Such systems may fail to operate properly or become disabled as a result of tampering or a breach of the network security systems or otherwise. In addition, such systems are from time to time subject to cyberattacks and other cybersecurity incidents. Breaches of Nuveen Real Estate’s or Nuveen’s network security systems could involve attacks that are intended to obtain unauthorized access to our proprietary information or personal identifying information of our stockholders, destroy data or disable, degrade or sabotage our systems, often through the introduction of computer viruses or other malicious code. Although Nuveen Real Estate takes various measures to ensure the integrity of such systems, there can be no assurance that these measures will provide protection. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing it from being addressed appropriately.

If such systems are compromised or disabled, we could suffer financial loss, a disruption of our businesses, liability to stockholders, regulatory intervention or reputational damage.

Cybersecurity incidents and cyberattacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. Our information and technology systems as well as those of Nuveen Real Estate and Nuveen may be vulnerable to damage or interruption from cybersecurity breaches, computer viruses or other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and other security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Cyberattacks and other security threats could originate from a wide variety of sources, including cyber criminals, nation-state hackers, hacktivists and other outside parties. There has been an increase in the frequency and sophistication of the cyber and security threats Nuveen Real Estate and Nuveen face, with attacks ranging from those common to businesses generally to those that are more advanced and persistent, which may target Nuveen Real Estate and Nuveen because Nuveen Real Estate and Nuveen hold a significant amount of confidential and sensitive information about their investors, their portfolio companies and potential investments. As a result, Nuveen Real Estate and Nuveen may face a heightened risk of a security breach or disruption with respect to this information. If successful, these types of attacks on Nuveen Real Estate’s and Nuveen’s network or other systems could have a material adverse effect on our business and results of operations, due to, among other things, the loss of investor or proprietary data, interruptions or delays in the operation of our business and damage to our reputation. There can be no assurance that measures Nuveen Real Estate and Nuveen take to ensure the integrity of their systems will provide protection, especially because cyberattack techniques change frequently or are not recognized until successful.

If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information, including nonpublic personal information related to stockholders (and their beneficial owners) and material nonpublic information. Although Nuveen Real Estate and Nuveen have implemented, and their affiliates and service providers may implement, various measures to manage risks relating to these types of events, such systems could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. Nuveen Real Estate and Nuveen do not control the cybersecurity plans and systems put in place by third-party service providers, and such third-party service providers may have limited indemnification obligations to Nuveen Real Estate and Nuveen, their portfolio entities and us, each of which could be negatively impacted as a result. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing them from being addressed appropriately. The failure of these systems or of disaster recovery plans for any reason could cause significant interruptions in Nuveen Real Estate’s and Nuveen’s, their affiliates’ or our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to stockholders, material nonpublic information and the intellectual property and trade secrets and other sensitive information in the possession of Nuveen Real Estate and Nuveen. We, Nuveen Real Estate, or Nuveen could be required to make a significant investment to remedy the effects of any such failures, harm to their reputations, legal claims that they and their respective affiliates may be subjected to, regulatory action or enforcement arising out of applicable privacy and other laws, adverse publicity and other events that may affect their business and financial performance.

We are highly dependent on information systems and technology. Nuveen’s and Nuveen Real Estate’s information systems and technology may not continue to be able to accommodate our growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on us. We rely on third-party service providers for certain aspects of our business, including for certain information systems, technology and administration. Any interruption or deterioration in the performance of these third parties or failures of their information systems and technology could impair the quality of our operations and could affect our reputation and hence adversely affect our business.

In addition, Nuveen Real Estate and Nuveen operate in businesses that are highly dependent on information systems and technology. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. In addition, cybersecurity has become a top priority for regulators around the world. Many jurisdictions in which Nuveen Real Estate and Nuveen operate have laws and regulations relating to data privacy, cybersecurity and protection of personal information, including the General Data Protection Regulation in the European Union that went into effect in May 2018. Some jurisdictions have also enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data. Breaches in security could potentially jeopardize Nuveen Real Estate and Nuveen, their employees’ or our investors’ or counterparties’ confidential and other information processed and stored in and transmitted through Nuveen Real Estate’s and Nuveen’s computer systems and networks, or otherwise cause interruptions or malfunctions in their employees’, our investors’, our counterparties’ or third parties’ operations, which could result in significant losses, increased costs, disruption of Nuveen Real Estate’s and Nuveen’s businesses, liability to our investors and other counterparties, regulatory intervention or reputational damage. Furthermore, if Nuveen Real Estate and Nuveen fail to comply with the relevant laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause our investors or Nuveen Real Estate and Nuveen fund investors and clients to lose confidence in the effectiveness of our or Nuveen Real Estate’s and Nuveen’s security measures.

Other disruptive events, including natural disasters and public health or pandemic crises may adversely affect our ability to conduct business. Such adverse effects may include the inability of the Advisor’s employees, or the employees of its affiliates and other service providers, to perform their responsibilities as a result of any such event. Such disruptions to Nuveen Real Estate’s business operations may cause operational issues.

Finally, we depend on Nuveen Real Estate’s and Nuveen’s headquarters for the continued operation of our business. A disaster or a disruption in the infrastructure that supports our business, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. Nuveen Real Estate’s and Nuveen’s disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.

Compliance with the SEC’s Regulation Best Interest by participating broker-dealers may negatively impact our ability to raise capital in this offering, which would harm our ability to achieve our investment objectives.

Broker-dealers must comply with Regulation Best Interest, which, among other requirements, contains a standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. The impact of Regulation Best Interest on participating dealers cannot be determined at this time, and it may negatively impact whether participating dealers and their associated persons recommend this offering to certain retail customers. If Regulation Best Interest reduces our ability to raise capital in this offering, it would harm our ability to create a diversified portfolio of investments and ability to achieve our investment objectives.

Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

We are subject to risks generally attributable to the ownership of real property, including:

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changes in global, national, regional or local economic, demographic or capital market conditions (including economic impacts resulting from actual or perceived instability in the U.S. banking system or as a result of the ongoing conflicts between Russia and Ukraine and Israel and Hamas);

•	future adverse national real estate trends, including increasing vacancy rates, declining rental rates and general deterioration of market conditions;

•	changes in supply of or demand for similar properties in a given market or metropolitan area, which could result in rising vacancy rates or decreasing market rental rates;

•	adverse economic conditions as a result of an epidemic, pandemic or other health-related issues in one or more markets where we own property;

•	vacancies, fluctuations in the average occupancy and room rates for hotel properties or inability to lease space on favorable terms;

•	increased competition for properties targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	inflation;

•	increases in interest rates and lack of availability of financing; and

•

changes in government rules, regulations and fiscal policies, including increases in property taxes, changes in zoning laws, limitations on rental rates, and increasing costs to comply with environmental laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our performance and our ability to meet our obligations and make distributions to stockholders.

Our success is dependent on general market and economic conditions.

The real estate industry generally and the success of our investment activities in particular will both be affected by global and national economic and market conditions generally and by the local economic conditions where our properties are located. These factors may affect the level and volatility of real estate prices, which could impair our profitability or result in losses. In addition, general fluctuations in the market prices of securities and interest rates may affect our investment opportunities and the value of our investments. Nuveen’s financial condition may be adversely affected by a significant economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on Nuveen Real Estate’s or Nuveen’s businesses and operations.

A recession, slowdown or sustained downturn in the U.S. or global real estate market, and the U.S. or global economy (or any particular segment thereof) would have a pronounced impact on us, the value of our assets and our profitability, impede the ability of our assets to perform under or refinance their existing obligations, and impair our ability to effectively deploy our capital or realize upon investments on favorable terms. We could also be affected by any overall weakening of, or disruptions in, the financial markets, including those resulting from inflation and elevated interest rates. Any of the foregoing events could result in substantial losses to our business, which losses will likely be exacerbated by the presence of leverage in our investments’ capital structures.

Any future financial market disruptions may force us to use a greater proportion of our offering proceeds to finance our acquisitions and fund tenant improvements, reducing the cash available to satisfy repurchase requests and reducing the number of acquisitions we would otherwise make.

Additionally, events such as war, terrorism, natural and environmental disasters and public health emergencies may adversely affect the global economy and the markets in which we and the International Affiliated Funds invest. These events could reduce consumer demand or economic output, result in market closure, and generally have a significant impact on the economy, our operations and our performance.

Certain countries have been susceptible to epidemics and pandemics. The outbreak of such epidemics or pandemics, together with any resulting restrictions on travel or quarantines imposed, could have a negative impact on the economy and business activity globally (including in the markets in which we invest), and thereby could adversely affect the performance of our investments. Furthermore, the rapid development of epidemics or pandemics could preclude prediction as to their ultimate adverse impact on economic and market conditions, and, as a result, present material uncertainty and risk with respect to us and the performance of our investments.

Our portfolio is currently concentrated in certain asset types and geographies and may in the future be concentrated in a limited number of asset types, geographies or investments.

Our portfolio may be heavily concentrated at any time in only a limited number of asset types, geographies or investments, and, as a consequence, our aggregate return may be substantially affected by the unfavorable performance of even a single investment. As of December 31, 2024, our portfolio is heavily concentrated in residential, industrial and healthcare assets and geographically concentrated in the southern and western regions of the United States. Concentration of our investments in a particular type of asset or geography makes us more susceptible to fluctuations in value resulting from adverse economic or business conditions affecting that particular type of asset or geography. For investments that the Advisor intends to finance (directly or by selling assets), there is a risk that such financing may not be completed, which could result in us holding a larger percentage of our assets in a single investment and asset type than desired. Investors have no assurance as to the degree of diversification in our investments, either by geographic region or asset type.

We may change our investment and operational policies or our investment guidelines without stockholder consent.

Except for changes to the investment restrictions contained in our charter, which require stockholder consent to amend, we may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this prospectus. Our board of directors also approved very broad investment guidelines with which the Advisor must comply, but these guidelines provide the Advisor with broad discretion and can be changed by our board of directors. A change in our investment strategy may, among other things, increase our exposure to real estate market fluctuations, default risk and interest rate risk, all of which could materially affect our results of operations and financial condition.

Any indirect investment we make, including in the International Affiliated Funds, will be consistent with the investment objectives and policies described in this prospectus and will, therefore, be subject to similar business and real estate risks.

Our indirect investments, including in the International Affiliated Funds, will have investment objectives and policies consistent with ours, and are subject to many of the same business and real estate risks as we are. For example, each of the International Affiliated Funds:

•	operates internationally and may be subject to varying currency, inflation or other governmental and regulatory risks specific to the countries in which they operate and own assets;

•	may not have sufficient available funds to make distributions or redeem interests in the funds upon request of investors without delay;

•	expects to acquire and dispose of properties in the future which, if unsuccessful, could affect our ability to pay dividends to our stockholders;

•	is subject to risks as a result of joint ownership of real estate with Nuveen Real Estate, its affiliates or third parties;

•

intends to use borrowings to partially fund acquisitions, which may result in foreclosures and unexpected debt-service requirements and indirectly negatively affect our ability to pay dividends to our stockholders;

•	is also dependent upon Nuveen Real Estate and its key employees for its success;

•	also operates in a competitive business with competitors who have significant financial resources and operational flexibility;

•	may not have funding or capital resources for future tenant improvements;

•	depends on its tenants for its revenue and relies on certain significant tenants;

•	is subject to risks associated with terrorism, uninsured losses and high insurance costs;

•	will make illiquid investments and be subject to general economic and regulatory factors, including environmental laws, which it cannot control or predict; and

•	will be subject to property taxes and operating expenses that may increase.

To the extent the operations and ability of the International Affiliated Funds, or any other entity through which we indirectly invest in real estate, to make distributions or redeem interests in the funds is adversely affected by any of these risks, our operations and ability to pay distributions to you will be adversely affected. The International Affiliated Funds may make investments in countries or regions where none of we, the Advisor and its affiliates, nor the International Affiliated Funds, has previously invested, which may expose the International Affiliated Funds to additional risk with regard to that jurisdiction’s applicable laws, which may adversely impact our investments in the International Affiliated Funds.

We face significant competition in acquiring properties.

We face competition from various entities for investment opportunities in properties, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers. In addition to third-party competitors, other programs sponsored by Nuveen and its affiliates, particularly those with investment strategies that overlap with ours, may seek investment opportunities under Nuveen’s prevailing policies and procedures. Many of these entities may have greater access to capital to acquire properties than we have. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets could have a material impact on the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. The lack of available debt on reasonable terms or at all could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, over the past several years, a number of real estate funds and publicly traded and public, non-listed REITs have been formed and others have been consolidated (and many such existing funds have grown in size) for purposes of investing in real estate or real estate-related assets. Additional real estate funds, vehicles and REITs with similar investment objectives may be formed in the future by other unrelated parties and further consolidations may occur (resulting in larger funds and vehicles). Consequently, it is expected that competition for appropriate investment opportunities would reduce the number of investment opportunities available to us and adversely affect the terms, including price, upon which investments can be made. This competition may cause us to acquire properties and other investments at higher prices or by using less-than-ideal capital structures, and in any such case our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

We may have difficulty selling our properties, which may limit our flexibility and ability to pay distributions.

Because real estate investments are relatively illiquid, it could be difficult for us to promptly sell one or more of our properties on favorable terms. Additionally, we may agree to lock-out or other provisions when we acquire a property that materially restrict us from selling such property or our interest in such property for a period of time. This may limit our ability to change our portfolio quickly in response to adverse changes in the performance of any such property or economic or market trends. In addition, U.S. federal tax laws that impose a 100% excise tax on gains from sales of dealer property by a REIT (generally, property held for sale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions could adversely affect our results of operations and financial condition.

We may make a substantial amount of joint venture investments, including with Nuveen’s affiliates and Other Nuveen Real Estate Accounts. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.

We may co-invest in the future with Nuveen’s affiliates or third parties in partnerships or other entities that own real estate properties, which we collectively refer to as joint ventures. We may acquire non-controlling interests in joint ventures. Even if we have some control in a joint venture, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were another party not involved, including the possibility that joint venture partners might become bankrupt or fail to fund their required capital contributions. Joint venture partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the joint venture partner would have full control over the joint venture. Disputes between us and joint venture partners may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business. Consequently, actions by or disputes with joint venture partners might subject properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our joint venture partners.

In addition, in connection with any shared investments in which we participate alongside any Other Nuveen Real Estate Accounts, the Advisor may from time to time grant absolutely to or share with such Other Nuveen Real Estate Accounts certain rights relating to such shared investments for legal, tax, regulatory or other reasons, including, in certain instances, rights with respect to the structuring or sale of such shared investments. There is no guarantee that we will be able to co-invest with any Other Nuveen Real Estate Account. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Nuveen Real Estate Accounts.

Some additional risks and conflicts related to our joint venture investments (including joint venture investments with Nuveen’s affiliates) include:

•

the joint venture partner may have economic or other interests that are inconsistent with our interests, including interests relating to the financing, management, operation, leasing or sale of the assets purchased by such joint venture;

•	tax, Investment Company Act and other regulatory requirements applicable to the joint venture partner may cause it to want to take actions contrary to our interests;

•	the joint venture partner may have joint control of the joint venture even in cases where its economic stake in the joint venture is significantly less than ours;

•

under the joint venture arrangement, neither we nor the joint venture partner will be in a position to unilaterally control the joint venture, and deadlocks may occur. Such deadlocks could adversely impact the operations and profitability of the joint venture, including as a result of the inability of the joint venture to act quickly in connection with a potential acquisition or disposition. In addition, depending on the governance structure of such joint venture partner, decisions of such vehicle may be subject to approval by individuals who are independent of Nuveen;

•

under the joint venture arrangement, if we have a right of first refusal to buy out a joint venture partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so;

•

under the joint venture arrangement, we and the joint venture partner may have a buy/sell right and, as a result of an impasse that triggers the exercise of such right, we may be forced to sell our investment in the joint venture or buy the joint venture partner’s share of the joint venture, in either case, at a time when it would not otherwise be in our best interest to do so;

•

our participation in investments in which a joint venture partner participates will be less than what our participation would have been had such other vehicle not participated, and because there may be no limit on the amount of capital that such joint venture partner can raise, the degree of our participation in such investments may decrease over time; and

•

we may rely on our joint venture partners and their personnel for certain matters, including property management and ongoing due diligence with respect to properties to which a joint venture relates, and our success with respect to such properties, to a significant extent, may depend upon the continued services of such joint venture partner.

Furthermore, we may have conflicting fiduciary obligations if we acquire properties with our affiliates or other related entities; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our ability to redeem all or a portion of our investments in the International Affiliated Funds is subject to significant restrictions.

Our investments in the International Affiliated Funds are subject to significant restrictions. Our investments in the International Affiliated Funds will be treated the same as investments by other investors in the International Affiliated Funds, and the managers of the International Affiliated Funds may limit redemptions, including as a result of certain tax, regulatory or other considerations. We may not be able to exit the International Affiliated Funds or liquidate all or a portion of our interests in the International Affiliated Funds.

We cannot assure you that the International Affiliated Funds will have capital available on favorable terms or at all to fund the redemption of interests. If the International Affiliated Funds are not able to raise additional capital to meet redemption requests, the International Affiliated Funds may be required to sell assets that they would otherwise elect to retain or sell assets or otherwise raise capital on less-than-favorable terms or at a time when they would not otherwise do so. If the International Affiliated Funds are forced to sell any assets under such circumstances, the disposition of such assets could materially adversely impact their operations and ability to make distributions to us and, consequently, the value of our investments in the International Affiliated Funds.

In our due diligence review of potential investments, we may rely on third-party consultants and advisors, as well as certain of our joint venture partners, and representations made by sellers of potential portfolio properties, and we or those we rely upon may not identify all relevant facts that may be necessary or helpful in evaluating potential investments.

Before making investments, due diligence is typically conducted in a manner that the Advisor deems reasonable and appropriate based on the facts and circumstances applicable to each investment. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants, investment banks, joint venture partners, and other third parties, including affiliates of the Advisor or Nuveen, may be involved in the due diligence process to varying degrees depending on the type of investment, the costs of which will be borne by us. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to the Advisor’s reduced control of the functions that are outsourced. Where affiliates of Nuveen are utilized, the Advisor’s advisory fee will not be offset for the fees paid or expenses reimbursed to such affiliates. In addition, if the Advisor is unable to timely engage third-party providers, the ability to evaluate and acquire more complex targets could be adversely affected. In the due diligence process and making an assessment regarding a potential investment, the Advisor relies on the resources available to it, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence investigation carried out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful. Further, any recourse we may have against a seller for a breach of representations and warranties may be capped and subject to time limitations and may not be adequate to cover losses that we may incur. There can be no assurance that attempts to provide downside protection with respect to investments, including pursuant to risk management procedures described in this prospectus, will achieve their desired effect and potential investors should regard an investment in us as being speculative and having a high degree of risk.

We depend on tenants for our revenue, and therefore our revenue depends on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space.

Rental income from real property, directly or indirectly, constitutes a significant portion of our income. Delays in collecting accounts receivable from tenants could adversely affect our cash flows and financial condition. In addition, the inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income. Therefore, our financial success indirectly depends on the success of the businesses operated by the tenants in our properties or in the properties securing loans we may own. The weakening of the financial condition of or the bankruptcy or insolvency of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases may adversely affect our operations and our ability to pay distributions.

Some of our properties may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We may be unable to renew leases as they expire.

We may not be able to lease properties that are vacant or become vacant because a tenant decides not to renew its lease or by the continued default of a tenant under its lease. In addition, certain of the properties we acquire may have some level of vacancy at the time of acquisition. Certain other properties may be specifically suited to the particular needs of a tenant and may become vacant after we acquire them. Even if a tenant renews its lease or we enter into a lease with a new tenant, the terms of the new lease may be less favorable than the terms of the old lease. In addition, the resale value of the property could be diminished because the market value may depend principally upon the value of the property’s leases. If we are unable to promptly renew or enter into new leases, or if the rental rates are lower than expected, our results of operations and financial condition will be adversely affected. For example, following the termination or expiration of a tenant’s lease there may be a period of time before we will begin receiving rental payments under a replacement lease. During that period, we will continue to bear fixed expenses such as interest, real estate taxes, maintenance, security, repairs and other operating expenses. In addition, declining economic conditions may impair our ability to attract replacement tenants and achieve rental rates equal to or greater than the rents paid under previous leases. Increased competition for tenants may require us to make capital improvements to properties which would not have otherwise been planned. Any unbudgeted capital improvements that we undertake may divert cash that would otherwise be available for distributions or for satisfying repurchase requests. Ultimately, to the extent that we are unable to renew leases or re-let space as leases expire, decreased cash flow from tenants will result, which will adversely impact our operating results.

We may be required to expend funds to correct defects or to make improvements before a tenant can be found for a property at an attractive lease rate or an investment in a property can be sold. No assurance can be given that we will have funds available to correct those defects or to make those improvements.

Our properties face significant competition.

We face significant competition from owners, operators and developers of properties. Substantially all of our properties face competition from similar properties in the same market. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties. If one of our properties were to lose an anchor tenant, this could impact the leases of other tenants, who may be able to modify or terminate their leases as a result.

Our properties may be leased at below-market rates under long-term leases.

We may seek to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers. In addition, where appropriate, we seek leases that provide for operating expenses, or expense increases, to be paid by the tenants. These leases may allow tenants to renew the lease with pre-defined rate increases. If we do not accurately judge the potential for increases in market rental rates, we may set the rental rates of these long-term leases at levels such that even after contractual rental increases, the resulting rental rates are less than then-current market rental rates. Further, we may be unable to terminate those leases or adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into long-term leases.

Insurance may not cover all losses which may adversely affect us.

We carry and intend to continue to carry insurance covering our properties under policies the Advisor deems appropriate. However, various types of losses, such as losses due to wars, riots, nuclear reaction, terrorist acts, earthquakes, floods, hurricanes, pollution or environmental matters, generally are either uninsurable, or not economically insurable (i.e., insurable at such high rates that to maintain such coverage would cause an adverse impact on the related investments), or may be subject to insurance coverage limitations, such as large deductibles or co-payments or insurance only being available in amounts less than the full market value or replacement cost. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in an investment, as well as the anticipated future revenue from the investment. In that event, we might nevertheless remain obligated for financial and other obligations related to the investment. Any loss of this nature would adversely affect us.

In addition, inflation, changes in building codes and ordinances, environmental considerations, provisions in loan documents encumbering the portfolio properties pledged as collateral for loans, and other factors might also keep us from using insurance proceeds to replace or renovate a real property investment after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property, which would adversely affect us.

We could become subject to liability for environmental violations, regardless of whether we caused such violations.

We could become subject to liability in the form of fines or damages for noncompliance with environmental laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health- and safety-related concerns. Some of these laws and regulations may impose joint and several liability on tenants, owners or managers for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local environmental laws, ordinances and regulations, a current or former owner or manager of real property may be liable for the cost to remove or remediate hazardous or toxic substances, wastes, or petroleum products on, under, from, or in such property. These costs could be substantial and liability under these laws may attach whether or not the owner or manager knew of, or was responsible for, the presence of such contamination. Even if more than one person may have been responsible for the contamination, each liable party may be held entirely responsible for all of the clean-up costs incurred.

In addition, third parties may sue the owner or manager of a property for damages based on personal injury, environmental, or property damage or for other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of contamination on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. In addition, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which the property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants. There can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability, or that the environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, or by operations in the vicinity of the properties. There can be no assurance that these laws, or changes in these laws, will not have a material adverse effect on our business, results of operations or financial condition.

Our properties are, and any properties we acquire in the future will be, subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our properties are, and any properties we acquire in the future will be, subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. Some of our leases may provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we are generally responsible for property taxes related to any vacant space. If we purchase residential properties, the leases for such properties typically will not allow us to pass through real estate taxes and other taxes to residents of such properties. Consequently, any tax increases may adversely affect our results of operations at such properties.

We face risks in effecting operating improvements.

In some cases, the success of an investment will depend, in part, on our ability to restructure and effect improvements in the operations of a property. The activity of identifying and implementing restructuring programs and operating improvements at a property entails a high degree of uncertainty. There can be no assurance that we will be able to successfully identify and implement such restructuring programs and improvements.

We could be negatively impacted by the condition of Fannie Mae or Freddie Mac and by changes in government support for multifamily housing.

Fannie Mae and Freddie Mac are a major source of financing for multifamily real estate in the United States. We expect to utilize loan programs sponsored by these entities as a key source of capital to finance our growth and our operations. Since 2011, members of Congress have introduced, and Congressional committees have considered, a substantial number of bills that include comprehensive or incremental approaches to winding down Fannie Mae and Freddie Mac or changing their purposes, businesses or operations. A decision by the U.S. government to eliminate or downscale Fannie Mae or Freddie Mac or to reduce government support for multifamily housing more generally may adversely affect interest rates, capital availability, development of multifamily communities and the value of multifamily assets and, as a result, may adversely affect our future growth and operations. Any potential reduction in loans, guarantees and credit-enhancement arrangements from Fannie Mae and Freddie Mac could jeopardize the effectiveness of the multifamily sector’s derivative securities market, potentially causing breaches in loan covenants, and through reduced loan availability, impact the value of multifamily assets, which could impair the value of a significant portion of multifamily communities. Specifically, the potential for a decrease in liquidity made available to the multifamily sector by Fannie Mae and Freddie Mac could:

•	make it more difficult for us to secure new takeout financing for any multifamily development projects we acquire;

•	hinder our ability to refinance any completed multifamily assets;

•	decrease the amount of available liquidity and credit that could be used to broaden our portfolio through the acquisition of multifamily assets; and

•	require us to obtain other sources of debt capital with potentially different terms.

Increased levels of unemployment could adversely affect the occupancy and rental rates of our multifamily properties.

Increased levels of unemployment in multifamily markets could significantly decrease occupancy and rental rates. In times of increasing unemployment, multifamily property occupancy and rental rates have historically been adversely affected by:

•	rental residents deciding to share rental units and therefore rent fewer units;

•	potential residents moving back into family homes or delaying leaving family homes;

•	a reduced demand for higher-rent units;

•	a decline in household formation;

•	persons enrolled in college delaying leaving college or choosing to proceed to or return to graduate school in the absence of available employment;

•	the inability or unwillingness of residents to pay rent increases; and

•	increased collection losses.

These factors generally have contributed to lower rental rates. To the extent that we invest in any multifamily properties, our results of operations, financial condition and ability to make distributions to you may be adversely affected if these factors worsen or do not improve.

If any credit market disruptions or economic slowdowns occur, any investments in multifamily properties may face increased competition from single-family homes and condominiums for rent, which could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Our multifamily properties may compete with numerous housing alternatives in attracting residents, including single-family homes and condominiums available for rent. Such competitive housing alternatives may become more prevalent in a particular area in the event of any tightening of mortgage lending underwriting criteria, homeowner foreclosures, declines in single-family home and condominium sales or lack of available credit. The number of single-family homes and condominiums for rent in a particular area could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Many factors affect the single-family housing rental market, and we may be negatively affected by the general conditions of the single-family housing rental market.

Any potential returns on our investments in single-family housing will depend upon many factors, including:

•	the availability of properties or other investments that meet our investment criteria and our ability to acquire such properties at favorable prices;

•	real estate appreciation or depreciation in our target markets;

•	the condition of our properties;

•	our ability to contain renovation, maintenance, marketing and other operating costs for our properties;

•	our ability to maintain high occupancy rates and target rent levels;

•	general economic conditions in our target markets, such as changes in employment and household earnings and expenses;

•	the effects of rent controls, stabilization laws and other laws or regulations regarding rental rates and tenant rights; and

•	changes in, and changes in enforcement of, laws, regulations and government policies including health, safety, environmental, property, zoning and tax laws.

We will have no control over many of these factors, which could adversely affect our operations. Our success will also depend, in part, on our assumptions about our target properties, target lessees, renovation, maintenance and other operating costs, and rental rates and occupancy levels and, if our assumptions prove to be inaccurate, this may adversely affect our operations and results.

A number of our residential properties are part of homeowners’ associations (“HOAs”), and we and tenants of such properties are subject to the rules and regulations of such HOAs, which are subject to change and may be arbitrary or restrictive. Violations of such rules may subject us to additional fees, penalties and litigation with such HOAs which would be costly.

A number of our residential properties are located within HOAs, which are private entities that regulate the activities of owners and occupants of, and levy assessments on, properties in a residential subdivision. We pay all HOA fees and assessments directly. The majority of the HOA fees due on our properties are billed annually. The fees are paid when due by our property managers and are included in our property and operating expenses. HOAs in which we own properties may have or may enact onerous or arbitrary rules that restrict our ability to restore, market or lease our properties or require us to restore or maintain such properties at standards or costs that exceed our planned budgets. Such rules may include requirements for landscaping, limitations on signage promoting a property for lease or sale or the requirement that specific construction materials be used in restorations. Some HOAs also impose limits on the number of property owners who may rent their homes, which, if met or exceeded, would cause us to incur additional costs to sell the property and opportunity costs of lost rental revenue. Furthermore, many HOAs impose restrictions on the conduct of occupants of homes and the use of common areas, and we may have tenants who violate HOA rules and for which we may be liable as the property owner. Additionally, the boards of directors of the HOAs in which we own property may not make important disclosures about the properties or may block our access to HOA records, initiate litigation, restrict our ability to sell our properties, impose assessments or arbitrarily change the HOA rules. Furthermore, in certain jurisdictions, HOAs may have a statutory right of first refusal to purchase certain types of properties we may desire to sell. Moreover, in certain jurisdictions (such as in Florida), HOAs may be entitled to dispute rent increases, which may result in arbitration. We may be unaware of or unable to review or comply with HOA rules before purchasing a property, and any such excessively restrictive or arbitrary regulations may cause us to sell such property at a loss, prevent us from renting such property or otherwise reduce our cash flow from such property, which would have an adverse effect on our returns on these properties.

We may be adversely affected by trends in the office real estate industry.

Some businesses are rapidly evolving to make employee telecommuting, flexible work schedules, open workplaces and teleconferencing increasingly common. These practices enable businesses to reduce their space requirements. A continuation of the movement towards these practices could over time erode the overall demand for office space and, in turn, place downward pressure on occupancy, rental rates and property valuations, each of which could have an adverse effect on our financial position, results of operations, cash flows and ability to make expected distributions to our stockholders.

Our retail tenants face competition from numerous retail channels.

Retailers leasing our properties face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the internet. Such competition could adversely affect our tenants and, consequently, our revenues, funds available for distribution and the value of our retail properties.

The healthcare industry is heavily regulated and new laws or regulations, changes to existing laws or regulations, loss of licensure, failure to obtain licensure or other industry developments could result in the inability of the tenants of our healthcare properties to pay rent.

The healthcare industry is heavily regulated by federal, state and local governmental bodies. The tenants in our healthcare properties generally will be subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. Changes in these laws and regulations or the tenants’ failure to comply with these laws and regulations could negatively affect the ability of these tenants to make lease payments to us.

Many of our healthcare properties and their tenants may require a license or certificate of need (“CON”) to operate. Failure to obtain a license or CON, or loss of a required license or CON, would prevent a facility from operating in the manner intended by the tenant. These events could materially adversely affect our tenants’ ability to make rent payments to us. We cannot predict the impact of state CON laws or similar laws on the operations of our tenants. In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of our healthcare properties. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect our tenants’ abilities to make lease payments to us.

The healthcare industry currently is experiencing rapid regulatory changes and uncertainty; changes in the demand for and methods of delivering healthcare services; changes in third-party reimbursement policies; expansion of insurance providers into patient care; continuing pressure by private and governmental payors to reduce payments to providers of services; and increased scrutiny of billing, referral and other practices by governmental authorities. These factors may adversely affect the economic performance of some or all of our healthcare tenants and, in turn, our performance.

Our healthcare properties and tenants may be unable to compete successfully due to increased competition and disruptions.

The healthcare properties we have acquired and will acquire may face competition from nearby hospitals and other medical facilities that provide comparable services. Some of those competing facilities are owned by governmental agencies and supported by tax revenues, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. These types of support are not available to our healthcare properties. Similarly, our tenants face competition from other medical practices in nearby hospitals and other medical facilities. Additionally, the introduction and proliferation of non-traditional healthcare providers competing with traditional providers in the healthcare market, including companies like Amazon, Apple, Google, Microsoft, CVS Health, as well as telemedicine, telehealth and mhealth, are disrupting the healthcare industry. Our healthcare tenants’ failure to compete successfully with these other practices and providers could adversely affect their ability to make rental payments, which could adversely affect our rental revenues.

Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their list of hospitals or physicians to which they refer patients. This could adversely affect our healthcare tenants’ ability to make rental payments, which could adversely affect our performance.

Any investments in life sciences properties are subject to unique risks.

Life science properties and their tenants are subject to a number of unique risks, the occurrence of any of which could adversely affect our results of operations and financial condition. In particular, life science tenants are subject to a number of risks unique to their industry, including (1) high levels of regulation including increasing government price controls and other healthcare cost containment measures, (2) failures in the safety and efficacy of their products, (3) significant funding requirements for product research and development, and (4) changes in technology, patent expiration and intellectual property protection. These risks may adversely affect their ability to make rental payments to us or satisfy their other lease obligations and consequently may materially adversely affect property revenue and valuation.

In addition, improvements to life science properties are typically more costly than improvements to traditional office space or other property types. Many life science properties generally contain infrastructure improvements that are significantly more costly than improvements to other property types. Typical improvements include (1) reinforced concrete floors, (2) upgraded roof loading capacity, (3) increased floor-to-ceiling heights, (4) heavy-duty HVAC systems, (5) enhanced environmental control technology, (6) significantly upgraded electrical, gas and plumbing infrastructure, and (7) laboratory benches.

Further, life sciences tenants may engage in research and development activities that involve controlled use of hazardous materials, chemicals and biological and radioactive compounds. In the event of contamination or injury from the use of these hazardous materials, we could be held liable for damages that result. This liability could exceed our resources and any recovery available through any applicable insurance coverage, which could adversely affect our ability to make distributions to our stockholders. Together with our tenants, we must comply with federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and waste products. Failure to comply with these laws and regulations, or changes thereto, could adversely affect our business or our tenants’ businesses and their ability to make rental payments to us.

Our self-storage investments are subject to risks from fluctuating demand and competition in the self-storage industry.

Our self-storage investments are subject to operating risks common to the self-storage industry, which include business layoffs or downsizing, industry slowdowns, relocation of businesses and changing demographics, changes in supply of, or demand for, similar or competing self-storage properties in an area and the excess amount of self-storage space in a particular market, changes in market rental rates and inability to collect rents from customers. The self-storage industry has at times experienced overbuilding in response to perceived increases in demand. A recurrence of overbuilding might cause our self-storage investments to experience a decrease in occupancy levels, as well as limit the ability to increase rents and offer discounted rents.

Rising inflation may adversely affect our financial condition and results of operations.

Inflation in the United States has recently increased and may continue to do so in the future. Rising inflation could have an adverse impact on any floating-rate mortgages, credit facility and general and administrative expenses, as these costs could increase at a rate higher than our rental and other revenue. Inflation could also have an adverse effect on consumer spending, which could impact our tenants’ revenues and, in turn, our percentage rents, where applicable.

Leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if we do not accurately estimate inflation or market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases and our operating and other expenses are increasing faster than anticipated, our business, financial condition, results of operations, cash flows or our ability to satisfy our debt service obligations or to pay distributions on our common stock could be materially adversely affected.

Rising interest rates could impact the value of our investments.

Interest rates are one of the variables that affect real estate asset prices. A number of other factors are also important, including real estate market fundamentals, inflation expectations and investor investment horizons and return targets. For real estate, changes in interest rates influence real estate capitalization rates, with higher interest rates ultimately resulting in higher capitalization rates and lower property values, all other things being equal. However, interest rates and capitalization rates do not always move in lockstep as there typically is a lag between changes in interest rates and changes in capitalization rates, and especially for high-quality properties. Capitalization rates tend to be durable due to the long-term, inflation-protected nature of tenant leases, which typically include annual rent increases.

Risks Related to Investments in Real Estate-Related Assets

We invest in equity of other REITs and other real estate-related companies, which subjects us to certain risks including those risks associated with an investment in our own common stock.

REITs are generally subject to the risks of the real estate market and securities market. REITs are dependent upon specialized management skills, have limited diversification and are, therefore, subject to risks inherent in financing a limited number of projects. REITs may be subject to management fees and other expenses, and so when we invest in REITs we will bear our proportionate share of the costs of the REITs’ operations. Investing in REITs and real estate-related companies involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. The market value of REIT shares and the ability of the REIT to distribute income may be adversely affected by several factors, including the risks described herein that relate to an investment in our common stock. REITs depend generally on their ability to generate cash flow to make distributions to stockholders, and certain REITs have self-liquidation provisions by which mortgages held may be paid in full and distributions of capital returns may be made at any time. In addition, distributions received by us from REITs may consist of dividends, capital gains or return of capital. Generally, dividends received by us from REIT shares and distributed to our stockholders will not constitute “qualified dividend income” eligible for the reduced tax rate applicable to qualified dividend income. In addition, the performance of a REIT may be affected by changes in the tax laws or by its failure to qualify for tax-free pass-through of income.

REITs (especially mortgage REITs) are also subject to interest rate risk. Rising interest rates may cause REIT investors to demand a higher annual yield, which may, in turn, cause a decline in the market price of the equity securities issued by a REIT.

Investing in certain REITs and real estate-related companies, which often have small market capitalizations, may also involve the same risks as investing in other small-capitalization companies. REITs and real estate-related companies may have limited financial resources and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities.

We may make open market purchases or invest in publicly traded real estate-related securities.

We invest in real estate-related securities that are publicly traded and are, therefore, subject to the risks inherent in investing in public securities. When investing in public securities, we are unable to obtain financial covenants or other contractual rights, including management rights that we might otherwise be able to obtain in making privately negotiated investments. Moreover, we may not have the same access to information in connection with investments in public securities, either when investigating a potential investment or after making an investment, as compared to privately negotiated investments. Furthermore, we may be limited in our ability to make investments, and to sell existing investments, in public securities because Nuveen Real Estate or its affiliates may be deemed to have material, non-public information regarding the issuers of those securities or as a result of other internal policies. The inability to sell public securities in these circumstances could materially adversely affect the investment results. In addition, an investment may be sold by us to a public company where the consideration received is a combination of cash and stock of the public company, which may, depending on the securities laws of the relevant jurisdiction, be subject to lock-up periods.

The operating and financial risks of issuers and borrowers, and the underlying default risk across capital structures, may adversely affect our results of operations and financial condition.

Our real estate-related investments may involve credit or default risk, which is the risk that an issuer or borrower will be unable to make principal and interest payments on its outstanding debt when due. The risk of default and losses on such investments will be affected by a number of factors, including global, regional and local economic conditions, interest rates, the commercial real estate market in general, and an issuer’s or borrower’s financial circumstances. Such default risk will be heightened to the extent we make relatively junior investments in an issuer’s capital structure since such investments are structurally subordinate to more senior tranches in such issuer’s capital structure, and our overall returns would be adversely affected to the extent one or more issuers is unable to meet its debt payment obligations when due. See “—We may invest in subordinated debt, which is subject to greater credit risk than senior debt” below.

Some of our real estate-related securities investments may become distressed, which securities would have a high risk of default and may be illiquid.

While it is generally anticipated that our real estate-related investments will focus primarily on investments in non-distressed real estate-related interests, our investments may become distressed following our acquisition thereof. During an economic downturn or recession, securities of financially or operationally troubled issuers are more likely to go into default than securities of other issuers. Securities of financially or operationally troubled issuers are less liquid and more volatile than securities of companies not experiencing financial difficulties. The market prices of such securities are subject to volatile market movements.

These financial difficulties may never be overcome and may cause issuers to become subject to bankruptcy or other similar administrative proceedings, which may cause us to incur substantial or total losses on our investments and, in certain circumstances, subject us to certain additional potential liabilities that may exceed the value of our original investment therein. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment or may be required to accept different terms, including payment over an extended period of time. In addition, under certain circumstances payments to us may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize on collateral for loan positions we held, or may adversely affect the economic terms and priority of such loans.

Our investments in debt backed principally by real estate face a number of general market-related risks that can affect the creditworthiness of issuers and worsening economic conditions could increase the default risk.

We invest in debt backed principally by real estate. Any deterioration of real estate fundamentals could negatively impact our performance by making it more difficult for borrowers to satisfy their payment obligations to us, increasing the default risk. A deterioration of general economic conditions also will negatively affect the creditworthiness of borrowers relating to our debt investments. In addition, the real estate collateral underlying our debt investments may be negatively impacted by market fluctuations, changes in environmental and zoning laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand for competing properties in an area, the financial resources of tenants, changes in availability of debt financing that may render the sale or refinancing of properties difficult or impracticable, changes in building, environmental and other laws, energy and supply shortages, various uninsured or uninsurable risks and other unforeseen occurrences. There can be no assurance that there will be a ready market for the resale of our investments in debt backed principally by real estate because these investments may not be liquid. Illiquidity may result from the absence of an established market for these investments, as well as legal or contractual restrictions on their resale by us.

Investments in real estate-related assets may be subject to risks including various creditor risks and early redemption features which may materially adversely affect our results of operations and financial condition.

The real estate-related assets in which we may invest may include secured or unsecured debt at various levels of an issuer’s capital structure. The real estate-related assets in which we may invest may not be protected by financial covenants or limitations upon additional indebtedness, may be illiquid or have limited liquidity, and may not be rated by a credit rating agency. Debt securities are also subject to other creditor risks, including (1) the possible invalidation of an investment transaction as a “fraudulent conveyance,” (2) lender liability claims by the issuer of the obligation and (3) environmental liabilities. Our investments may be subject to early redemption features, refinancing options, prepayment options or similar provisions which, in each case, could result in the issuer or borrower repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated or reinvesting in a new obligation at a lower return to us.

We may invest in debt backed principally by real estate that is non-recourse in nature and includes limited options for financial recovery in the event of default; an event of default may adversely affect our results of operations and financial condition.

We invest from time to time in debt backed principally by real estate, including mezzanine loans and B-notes, which are secured by properties and are subject to risks of delinquency and foreclosure and risks of loss. Commercial real estate loans are generally not fully amortizing, which means that they may have a significant principal balance or balloon payment due on maturity. Full satisfaction of the balloon payment by a commercial borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, as well as other factors such as the value of the property, the level of prevailing mortgage rates, the borrower’s equity in the property and the financial condition and operating history of the property and the borrower. In certain situations, the unavailability of real estate financing may lead to default by a borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan secured by a property will depend upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Furthermore, we may not have the same access to information in connection with investments in commercial mortgage loans as compared to publicly traded securities.

Commercial mortgage loans are usually non-recourse in nature. Therefore, if a borrower defaults on the loan, then the options for financial recovery are limited. Default rates and losses on commercial mortgage loans will be affected by a number of factors, including global, regional and local economic conditions in the area where the mortgaged properties are located, the borrower’s equity in the mortgaged property, the financial circumstances of the borrower, the financial health of the tenants, the property location and condition, competition from other properties, real estate taxes and government regulation. A continued decline in specific commercial real estate markets and property valuations may result in higher delinquencies and defaults and potentially foreclosures. In the event of default, the lender will have no right to assets beyond collateral attached to the commercial mortgage loan.

In the event of any default under a real estate loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage or real estate loan, which could have a material adverse effect on our profitability. In the event of the bankruptcy of a borrower, the real estate loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy, and the lien securing the mortgage or real estate loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Additionally, in the event of a default under any senior debt, the junior or subordinate lender generally forecloses on the equity, purchases the senior debt or negotiates a forbearance or restructuring arrangement with the senior lender in order to preserve its collateral.

Our investments in debt backed principally by real estate face prepayment risk and interest rate fluctuations that may adversely affect our results of operations and financial condition.

During periods of declining interest rates, the borrower under a loan may exercise its option to prepay principal earlier than scheduled, forcing us to reinvest the proceeds from such prepayment in lower-yielding securities or loans, which may result in a decline in our return. Debt investments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met. An issuer may choose to redeem a debt security if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. In addition, the market price of our investments will change in response to changes in interest rates and other factors. During periods of declining interest rates, the market price of fixed-rate debt investments generally rises. Conversely, during periods of rising interest rates, the market price of such investments generally declines. The magnitude of these fluctuations in the market price of debt investments is generally greater for securities with longer maturities. Even though interest rates have risen significantly in the near term, there is doubt as to whether the U.S. Federal Reserve will continue to increase benchmark interest rates, which could negatively impact the price of debt securities and could adversely affect the value of our investments.

We may invest in subordinated debt, which is subject to greater credit risk than senior debt.

We may from time to time invest in subordinated debt backed principally by real estate, including junior tranches of CMBS and “mezzanine” or junior mortgage loans that are subordinated in an issuer’s capital structure. Investments in subordinated debt involve greater credit risk of default than the senior classes of the issue or series. To the extent we invest in subordinated debt of an issuer’s capital structure or subordinated CMBS bonds, such investments and our remedies with respect thereto, including the ability to foreclose on any collateral securing such investments, will be subject to the rights of any senior creditors and, to the extent applicable, contractual inter-creditor or participation agreement provisions.

We may face risks related to our investments in mezzanine loans.

Although not secured by the underlying real estate, mezzanine loans are also subject to risk of subordination and share certain characteristics of subordinate loan interests described above. As with commercial mortgage loans, repayment of a mezzanine loan is dependent on the successful operation of the underlying commercial properties and, therefore, is subject to similar considerations and risks.

Certain risks associated with CMBS may adversely affect our results of operations and financial condition.

We may invest a portion of our assets in pools or tranches of CMBS. The collateral underlying CMBS generally consists of mortgages on commercial real estate such as retail space, office buildings, industrial property, multifamily properties and hotels. The commercial mortgages underlying CMBS generally face the risks described above in “We may invest in debt backed principally by real estate that is non-recourse in nature and includes limited options for financial recovery in the event of default; an event of default may adversely affect our results of operations and financial condition,” including risks that may adversely affect our results of operations and financial condition.

There are certain risks associated with the insolvency of obligations backing CMBS and other investments.

The commercial real estate loans backing CMBS and other investments may be subject to various laws enacted in the jurisdiction or state of the borrower for the protection of creditors. If an unpaid creditor files a lawsuit seeking payment, the court may invalidate all or part of the borrower’s debt as a fraudulent conveyance, subordinate such indebtedness to existing or future creditors of the borrower or recover amounts previously paid by the borrower in satisfaction of such indebtedness, based on certain tests for borrower insolvency and other facts and circumstances, which may vary by jurisdiction. In addition, in the event of the insolvency of a borrower, payments made on such commercial mortgage loans could be subject to avoidance as a “preference” if made within a certain period of time before insolvency.

There are certain risks associated with CMBS interest shortfalls.

CMBS investments may be subject to interest shortfalls due to interest collected from the underlying loans not being sufficient to pay accrued interest to all of the CMBS. Interest shortfalls to the CMBS trust will occur when the servicer does not advance full interest payments on defaulted loans. Interest shortfalls occur when 90%, generally, of the appraised value is less than the loan amount and the servicer does not advance interest on the full loan amount. The resulting interest shortfalls impact interest payments on the most junior class in the trust first. As interest shortfalls increase, more senior classes may be impacted. Interest shortfalls to the CMBS trust may also occur as a result of accumulated advances and expenses on defaulted loans. When a defaulted loan or foreclosed property is liquidated, the servicer will be reimbursed for accumulated advances and expenses prior to payments to CMBS bond holders. If proceeds are insufficient to reimburse the servicer or if a defaulted loan is modified and not foreclosed, the servicer is able to make a claim on interest payments that is senior to the bond holders to cover accumulated advances and expenses. If the claim is greater than interest collected on the loans, interest shortfalls could impact one or more bond classes in a CMBS trust until the servicer’s claim is satisfied.

Concentrated CMBS investments may pose specific risks beyond the control of the Advisor that may adversely affect our results of operations and financial condition.

Default risks with respect to CMBS investments may be further pronounced in the case of single-issuer CMBSs or CMBSs secured by a small or less diverse collateral pool. At any one time, a portfolio of CMBS may be backed by commercial mortgage loans disproportionately secured by properties in only a few states, regions or foreign countries. As a result, such investments may be more susceptible to geographic risks relating to such areas, including adverse economic conditions, declining home values, adverse events affecting industries located in such areas and other factors beyond the control of the Advisor relative to investments in multi-issuer CMBS or a pool of mortgage loans having more diverse property locations.

We may invest in structured products that may include structural and legal risks.

We may invest from time to time in structured products. These investments may include debt securities issued by a private investment fund that invests, on a leveraged basis, in bank loans, high-yield debt or other asset groups, certificates issued by a structured investment vehicle that holds pools of commercial mortgage loans, as well as MBS credit default swaps (e.g., CMBX). Our investments in structured products will be subject to a number of risks, including risks related to the fact that the structured products will be leveraged, and other structural and legal risks related thereto. The value of an investment in a structured product will depend on the investment performance of the assets in which the structured product invests and will, therefore, be subject to all of the risks associated with an investment in those assets.

We will face risks related to investments in collateralized debt obligations.

We may invest from time to time in collateralized debt obligations (“CDOs”). CDOs include, among other things, collateralized loan obligations (“CLOs”) and other similarly structured securities. CDOs may charge a management fee and administrative expenses. CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO securities as a class. The risks of an investment in a CDO depend largely on the type of the collateral and the class of the CDO in which we invest.

We may acquire and sell residential credit investments, which may subject us to legal, regulatory and other risks that could adversely impact our business and financial results.

We may invest directly and indirectly in residential credit investments, which may include performing loans, nonperforming loans, residential mortgage loans and RMBS, which represent interests in pools of residential mortgage loans secured by one- to four-family residential mortgage loans. Investments in residential credit (including RMBS) are subject to various risks and uncertainties, including credit, market, interest rate, structural and legal risk. These risks may be magnified by volatility in the economy and in real estate markets generally. Residential credits are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors.

Residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity, although such loans may be securitized by government agencies and the securities issued may be guaranteed. The rate of defaults and losses on residential mortgage loans are affected by a number of factors, including general economic conditions and those in the geographic area where the mortgaged property is located, the terms of the mortgage loan, the borrower’s equity in the mortgaged property, and the financial circumstances of the borrower. Certain mortgage loans may be of sub-prime credit quality (i.e., do not meet the customary credit standards of Fannie Mae and Freddie Mac). Delinquencies and liquidation proceedings are more likely with sub-prime mortgage loans than with mortgage loans that satisfy customary credit standards. If a residential mortgage loan is in default, foreclosure of such residential mortgage loan may be a lengthy and difficult process and may involve significant expenses. Furthermore, the market for defaulted residential mortgage loans or foreclosed properties may be very limited.

Residential mortgage loans in an issue of RMBS may also be subject to various U.S. federal and state laws, foreign laws, public policies and principles of equity that protect consumers which, among other things, may regulate interest rates and other fees, require certain disclosures, require licensing of originators, prohibit discriminatory lending practices, regulate the use of consumer credit information, and regulate debt collection practices. In addition, a number of legislative proposals have been introduced in the United States at the federal, state and municipal level that are designed to discourage predatory lending practices. Violation of such laws, public policies and principles may limit the servicer’s ability to collect all or part of the principal or interest on a residential mortgage loan, entitle the borrower to a refund of amounts previously paid by it, or subject the servicer to damages and administrative enforcement. Any such violation could also result in cash flow delays and losses on the related issue of RMBS.

We may face risks associated with hedging transactions.

We may utilize a wide variety of derivative financial instruments for risk management purposes, the use of which is a highly specialized activity that may entail greater-than-ordinary investment risks. We may use these instruments to manage or mitigate our risk to the exposure of the effects of currency changes as a result of our international investments or interest rate changes due to variable-rate debt. Any such hedging transactions may not be effective in mitigating risk in all market conditions or against all types of risk (including unidentified or unanticipated risks), thereby resulting in losses to us. Engaging in hedging transactions may result in a poorer overall performance for us than if we had not engaged in any such hedging transaction, and the Advisor may not be able to effectively hedge against, or accurately anticipate, certain risks that may adversely affect our investment portfolio.

Failure to obtain and maintain an exemption from being regulated as a commodity pool operator could subject us to additional regulation and compliance requirements that could materially adversely affect our business, results of operations and financial condition.

Registration with the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” or any change in our operations necessary to maintain our ability to rely upon the exemption from being regulated as a commodity pool operator could adversely affect our ability to implement our investment program, conduct our operations or achieve our objectives and subject us to certain additional costs, expenses and administrative burdens. Furthermore, any determination by us to cease or to limit investing in interests which may be treated as “commodity interests” in order to comply with the regulations of the CFTC may have a material adverse effect on our ability to implement our investment objectives and to hedge risks associated with our operations.

Risks Related to International Investments

We are subject to additional risks from our international investments.

We have purchased real estate investments located internationally and may invest in vehicles, including our current investments in the International Affiliated Funds, that own investments located internationally. These investments may be affected by factors particular to the laws and business practices of the jurisdictions in which the properties are located. These laws and business practices may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments are subject to risk, including the following risks:

•	the burden of complying with a wide variety of foreign laws;

•	changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such environmental laws;

•

different laws and regulations including differences in the legal and regulatory environment or enhanced legal and regulatory compliance, including compliance with the United States Foreign Corrupt Practices Act;

•

existing or new laws relating to the foreign ownership of real property or loans and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	the potential for expropriation;

•	possible currency transfer restrictions or exchange rate fluctuations;

•	imposition of adverse or confiscatory taxes;

•	changes in real estate and other tax rates and changes in other operating expenses in particular countries;

•	possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments;

•	adverse market conditions caused by terrorism, civil unrest, pandemics and changes in national or local governmental or economic conditions;

•	the willingness of domestic or foreign lenders to make loans in certain countries and changes in the availability, cost and terms of loan funds resulting from varying national economic policies;

•	general political and economic instability in certain regions; and

•	the potential difficulty of enforcing obligations in other countries.

These aforementioned risks may adversely impact our performance and ability to make distributions to our stockholders.

Our investments in properties and other real estate-related assets outside the United States subject us to foreign currency risks, which may adversely affect distributions and our REIT status.

Revenues generated from properties and other real estate-related assets we own located in markets outside the United States may be denominated in the local currency. Therefore, our investments outside the United States may subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to the U.S. dollar may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of stockholders’ equity. Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT. Furthermore, while we have the capacity, but not the obligation, to utilize certain foreign exchange hedging instruments, there is no guarantee that this will be successful in mitigating foreign currency risks and in turn may introduce additional risks and expenses linked to option premiums and mark-to-market costs.

Inflation in foreign countries, along with government measures to curb inflation, may have an adverse effect on our international investments.

Certain countries have in the past experienced extremely high rates of inflation. Inflation, along with governmental measures to curb inflation, coupled with public speculation about possible future governmental measures to be adopted, has had significant negative effects on these international economies in the past and this could occur again in the future. The introduction of governmental policies to curb inflation can have an adverse effect on our business. High inflation in the countries in which we purchase real estate or make other investments could increase our expenses and we may not be able to pass these increased costs on to our tenants.

We may be required to defer repatriation of cash from foreign jurisdictions in order to qualify as a REIT.

Investments in foreign real property may be subject to foreign currency gains and losses. Certain foreign currency gains will generally be excluded from income for purposes of determining our satisfaction of one or both of the REIT gross income tests; however, under certain circumstances (for example, if we regularly trade in foreign securities) such gains will be treated as non-qualifying income. To reduce the risk of foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive from our foreign investments. No assurance can be given that we will be able to manage our foreign currency gains in a manner that enables us to qualify as a REIT or to avoid U.S. federal income and other taxes on our income as a result of foreign currency gains.

Risks Related to Debt Financing

We incur mortgage indebtedness and other borrowings, which increases our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

The acquisition of properties is financed in substantial part by borrowing, which increases our exposure to loss. Under our charter, we have a limitation that precludes us from borrowing in excess of 300% of our net assets, which approximates borrowing 75% of the cost of our investments (unless a majority of our independent directors approves any borrowing in excess of the limit and we disclose the justification for doing so to our stockholders), but such restriction does not restrict the amount of indebtedness we may incur with respect to any single investment. Our target leverage ratio is 30% to 50% of our gross real estate assets (measured using the fair market value of gross real estate assets, including equity in our securities portfolio), inclusive of property-level and entity-level debt, but excluding debt on our securities portfolio. The use of leverage involves a high degree of financial risk and increases the exposure of the investments to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the investments. Principal and interest payments on indebtedness (including mortgages having “balloon” payments) have to be made regardless of the sufficiency of cash flow from the properties.

We may increase our mortgage debt by obtaining loans secured by a portfolio of some or all of the real estate properties acquired. Depending on the level of leverage and decline in value, if mortgage payments are not made when due, one or more of the properties may be lost (and our investment therein rendered valueless) as a result of foreclosure by the mortgagee(s). A foreclosure may also have substantial adverse tax consequences for us.

Many of these same issues also apply to credit facilities which are expected to be in place at various times as well. For example, the loan documents for such facilities may include various coverage ratios, the continued compliance with which may not be completely within our control. If such coverage ratios are not met, the lenders under such credit facilities may declare any unfunded commitments to be terminated and declare any amounts outstanding to be due and payable.

Although borrowings by us have the potential to enhance overall returns that exceed our cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than our cost of funds. As a result, the possibilities of profit and loss are increased. Borrowing money to purchase properties provides us with the advantages of leverage, but exposes us to greater market risks and higher current expenses.

If we draw on the Credit Facility (as defined below) or any future line of credit to fund repurchases of our common stock or for any other reason, our financial leverage ratio could increase beyond our target.

We may obtain lines of credit in an effort to provide for a ready source of liquidity for any business purpose, including to fund repurchases of shares of our common stock in the event that repurchase requests exceed our operating cash flow or net proceeds from our continuous offering. There can be no assurances that we will be able to obtain additional lines of credit on financially reasonable terms. In addition, we may not be able to maintain the Credit Facility or any additional lines of credit of an appropriate size for our business until such time as we have a substantial portfolio, or at all. If we borrow under our Credit Facility or any additional a line of credit to fund repurchases of shares of our common stock, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness.

Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our stockholders.

Interest we pay on our loan obligations will reduce cash available for distributions. For our variable-rate loans, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

In certain cases, financings for our properties may be recourse to us.

Generally, commercial real estate financings are structured as non-recourse to the borrower, which limits a lender’s recourse to the property pledged as collateral for the loan, and not the other assets of the borrower or to any parent of borrower, in the event of a loan default. However, lenders customarily will require that a creditworthy parent entity enter into so-called “recourse carve out” guarantees to protect the lender against certain bad-faith or other intentional acts of the borrower in violation of the loan documents. A “bad boy” guarantee typically provides that the lender can recover losses from the guarantors for certain bad acts, such as fraud or intentional misrepresentation, intentional waste, willful misconduct, criminal acts, misappropriation of funds, voluntary incurrence of prohibited debt and environmental losses sustained by lender. In addition, “bad boy” guarantees typically provide that the loan will be a full personal recourse obligation of the guarantor for certain actions, such as prohibited transfers of the collateral or changes of control and voluntary bankruptcy of the borrower. It is expected that the financing arrangements with respect to our investments generally will require “bad boy” guarantees from us and the Operating Partnership and in the event that such a guarantee is called, our assets could be adversely affected. Moreover, our “bad boy” guarantees could apply to actions of the joint venture partners associated with our investments. While the Advisor expects to negotiate indemnities from such joint venture partners to protect against such risks, there remains the possibility that the acts of such joint venture partner could result in liability to us under such guarantees. We may provide “bad boy” guarantees on behalf of other joint venture partners investing alongside us.

Volatility in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms and our ability to service any future indebtedness that we may incur.

The volatility of the global credit markets has made it more difficult to obtain favorable financing for investments. A widening of credit spreads, coupled with the extreme volatility of the global debt markets and a rise in interest rates, has dramatically reduced investor demand for high yield debt and senior bank debt, which in turn has led some investment banks and other lenders to be unwilling to finance new investments or to only offer committed financing for these investments on less attractive terms. Interest rates have increased significantly over the near term. If the overall cost of borrowing continues to increase, either by increases in the index rates or by increases in lender spreads, the increased costs may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. Disruptions in the debt markets negatively impact our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness that is maturing. Moreover, to the extent that such marketplace events are not temporary and continue, they may have an adverse impact on the availability of credit to businesses generally and could lead to an overall weakening of the U.S. economy.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. Loan documents we enter into may contain covenants that limit our ability to further mortgage or dispose of the property or discontinue insurance coverage. In addition, loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to make distributions to you and the value of your investment.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.

Subject to any limitations required to maintain qualification as a REIT, we may manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.

Risks Related to our Relationship with the Advisor and the Dealer Manager

The termination or replacement of the Advisor could trigger a repayment event under our mortgage loans for some of our properties and the credit agreement governing any line of credit we obtain.

Lenders for certain of our properties may request provisions in the mortgage loan documentation that would make the termination or replacement of the Advisor an event requiring the immediate repayment of the full outstanding balance of the loan. If we elect to obtain a line of credit and are able to do so, the termination or replacement of the Advisor could trigger repayment of outstanding amounts under the credit agreement governing our line of credit. If a repayment event occurs with respect to any of our properties, our results of operations and financial condition may be adversely affected.

The Advisor’s inability to retain the services of key real estate professionals could hurt our performance.

Our success depends to a significant degree upon the contributions of certain key real estate professionals employed by Nuveen Real Estate, each of whom would be difficult to replace. There is ever increasing competition among alternative asset firms, financial institutions, private equity firms, investment advisors, investment managers, real estate investment companies, REITs and other industry participants for hiring and retaining qualified investment professionals and there can be no assurance that such professionals will continue to be associated with us or the Advisor, particularly in light of our perpetual-life nature, or that replacements will perform well. Neither we nor the Advisor have employment agreements with these individuals and they may not remain associated with us. If any of these persons were to cease their association with us, our operating results could suffer. Our future success depends, in large part, upon the Advisor’s ability to attract and retain highly skilled managerial, operational and marketing professionals. If the Advisor loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

The success of this offering is dependent, in part, on the ability of the Dealer Manager to retain key employees and to successfully build and maintain a network of licensed broker-dealers.

The dealer manager for this offering is Nuveen Securities, LLC. The success of this offering and our ability to implement our business strategy is dependent upon the ability of our Dealer Manager to retain key employees and to build and maintain a network of licensed securities broker-dealers and other agents. If the Dealer Manager is unable to retain qualified employees or build and maintain a sufficient network of participating broker-dealers to distribute shares in this offering, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. In addition, the Dealer Manager currently serves and may serve as dealer manager for other issuers. As a result, the Dealer Manager may experience conflicts of interest in allocating its time between this offering and such other issuers, which could adversely affect our ability to raise adequate proceeds through this offering and implement our investment strategy. Further, the participating broker-dealers retained by the Dealer Manager may have numerous competing investment products, some with similar or identical investment strategies and areas of focus as us, which they may elect to emphasize to their retail clients.

You will not have the benefit of an independent due diligence review of us by the Dealer Manager in connection with this offering.

Because the Advisor and the Dealer Manager are affiliates of Nuveen you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter and its counsel in connection with a securities offering. Accordingly, unless your financial advisor is affiliated with a broker-dealer that conducts an independent due diligence review and investigation of the terms of this offering, you will not have the benefit of such a review.

The fees we pay in connection with this offering and the agreements entered into with Nuveen and its affiliates were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

The compensation paid to the Advisor, Dealer Manager and other Nuveen affiliates for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among Nuveen and its affiliates, including the Advisor and us, were not negotiated at arm’s-length. Such agreements include the Advisory Agreement, the Operating Partnership’s partnership agreement, our dealer manager agreement, and any property management and other agreements we may enter into with affiliates of the Advisor from time to time.

Risks Related to Conflicts of Interest

Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.

Various potential and actual conflicts of interest will arise as a result of our overall investment activities and the overall investment activities of the Advisor, the Dealer Manager and their affiliates. The following risk factors enumerate certain but not all potential conflicts of interest that should be carefully evaluated before making an investment in us. The Advisor and the Advisor’s personnel may in the future engage in further activities that may result in additional conflicts of interest not addressed below. If any matter arises that we and our affiliates (including the Advisor) determine in our good faith judgment constitutes an actual conflict of interest, we and our affiliates (including the Advisor) may take such action as we determine in good faith may be necessary or appropriate to ameliorate the conflict. Transactions between us and the Advisor or its affiliates will require approval by our board of directors, including a majority of our independent directors, not otherwise interested in such transaction. There can be no assurance that our board of directors or Nuveen will identify or resolve all conflicts of interest in a manner that is favorable to us.

The Advisor faces a conflict of interest because the fees it receives for services performed are based on our NAV, which the Advisor is ultimately responsible for determining.

The Advisor is paid an advisory fee for its services based on our NAV, which is calculated by our fund administrator, based on valuations provided by the independent valuation advisor and the Advisor. The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. The Advisor may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock or the price paid for the repurchase of your shares of common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price or more than the repurchase price.

The Advisor’s advisory fee may not create proper incentives or may induce the Advisor and its affiliates to make certain investments, including speculative investments, which increase the risk of our real estate portfolio.

We pay the Advisor an advisory fee based on our NAV regardless of the performance of our portfolio. The Advisor’s entitlement to an advisory fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We may be required to pay the Advisor an advisory fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.

Because the advisory fee is based on our NAV, the Advisor may also be motivated to accelerate acquisitions in order to increase NAV or, similarly, delay or curtail repurchases to maintain a higher NAV, which would, in each case, increase amounts payable to the Advisor.

Nuveen Real Estate and Nuveen personnel work on other projects and conflicts may arise in the allocation of personnel between us and other projects.

The Advisor and its affiliates devote such time as they deem necessary to conduct our business affairs in an appropriate manner. However, a core group of real estate professionals devote substantially all of their business time not only to our activities but also to the activities of several Other Nuveen Real Estate Accounts and affiliated investment vehicles and any successor funds thereto (and their respective investments) and their related entities (which may include separate accounts, dedicated managed accounts and investment funds formed for specific geographical areas or investments). Consequently, conflicts are expected to arise in the allocation of personnel, and we may not receive the level of support and assistance that we otherwise might receive if we were internally managed. The Advisor and its affiliates are not restricted from entering into other investment advisory relationships or from engaging in other business activities.

We may purchase assets from or sell assets to the Advisor and its affiliates, and such transactions may cause conflicts of interest.

We may purchase assets from or sell assets to the Advisor and its affiliates or their clients. These purchases and sales may cause conflicts of interest, including with respect to the consideration offered and the obligations of such affiliates. The purchases and sales referred to in this paragraph are subject to the approval of a majority of directors (including a majority of our independent directors) not otherwise interested in the transaction.

Certain Other Nuveen Real Estate Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities and may be allocated only opportunities with lower relative returns.

Certain inherent conflicts of interest arise from the fact that Nuveen and its affiliates provide investment management and other services both to us and to other persons and entities, whether or not the investment objectives or guidelines of any such other person or entity are similar to ours, including the sponsoring, closing and/or managing of Other Nuveen Real Estate Accounts. In particular, there is overlap of real property and real estate-related asset investment opportunities with certain Other Nuveen Real Estate Accounts that are actively investing and similar overlap with future Other Nuveen Real Estate Accounts that may be established. This overlap will from time to time create conflicts of interest. Additionally, in certain circumstances investment opportunities suitable for us will not be presented to us and there will be one or more investment opportunities where our participation is restricted.

While the Advisor seeks to manage potential conflicts of interest in a fair and reasonable manner as required pursuant to our charter and the Advisory Agreement, the portfolio strategies employed by the Advisor, Nuveen Real Estate or their affiliates in managing the Other Nuveen Real Estate Accounts could conflict with the strategies employed by the Advisor in managing our business and may adversely affect the marketability, exit strategy, prices and availability of the properties, securities and instruments in which we invest. The Advisor, Nuveen Real Estate or their affiliates may also give advice to the Other Nuveen Real Estate Accounts that may differ from advice given to us even though their investment objectives or guidelines may be the same or similar to ours.

The allocation of investment opportunities may be based on the Advisor’s or its affiliates’ determination of the expected returns for such investments (e.g., specific investment opportunities with higher expected returns may be allocated to Other Nuveen Real Estate Accounts whereas those with lower relative expected returns may be allocated to us). At times, the investment professionals employed by the Advisor or its affiliates and other investment vehicles affiliated with the Advisor or Nuveen may determine that an investment opportunity may be appropriate for only some of the accounts, clients, entities, funds or investment companies for which he or she exercises investment responsibility and not for us.

There may also be circumstances, including in the case where there is a seller who is seeking to dispose of a pool or combination of assets, properties, securities or instruments, where we and Other Nuveen Real Estate Accounts participate in a single or related transactions with a particular seller where certain of such assets, properties, securities or instruments are specifically allocated (in whole or in part) to any of us and such Other Nuveen Real Estate Accounts. The combined purchase price paid to a seller may be allocated among the multiple assets, properties, securities or instruments based on a determination by the seller, by a third-party valuation firm or by the Advisor and its affiliates. Similarly, there may also be circumstances, including in the case where there is a single buyer who is seeking to purchase a pool or combination of assets, properties, securities or instruments, where we and Other Nuveen Real Estate Accounts participate in a single transaction or related transactions with such buyer where certain of such assets, properties, securities or instruments are specifically allocated (in whole or in part) to any of us and such Other Nuveen Real Estate Accounts. The allocation of such specific items may be based on the Advisor’s determination of the expected returns for such items (e.g., specific items with higher expected returns may be allocated to Other Nuveen Real Estate Accounts whereas those with lower relative expected returns may be allocated to us or vice versa), and in any such case the combined purchase price paid by such buyer would be allocated among the multiple assets, properties, securities or instruments based on a determination by such buyer, by a third-party valuation firm or the Advisor and its affiliates. There can be no assurance that the relevant investment will not be valued or allocated a purchase price that is higher or lower than it might otherwise have been allocated or received if such investment were sold independently rather than as a component of a portfolio sale that contains investments of Other Nuveen Real Estate Accounts.

The amount of advisory fees paid by us may be less than or exceed the amount of management fees paid by Other Nuveen Real Estate Accounts. Such variation may create an incentive for Nuveen Real Estate to allocate a greater percentage of an investment opportunity to us or such Other Nuveen Real Estate Accounts, as the case may be.

Our board of directors has adopted a resolution that renounces our interest or expectancy with respect to business opportunities and competitive activities.

Our board of directors has adopted a resolution that, subject to certain exceptions set forth in our charter, none of our directors, officers or agents are required to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us, and that renounces our interest or expectancy in, or in being offered an opportunity to participate in any such, business opportunities, unless those opportunities are offered to such person in his or her capacity as our director, officer or agent and intended exclusively for us or any of our subsidiaries.

We may co-invest with Nuveen affiliates in real estate-related assets and such investments may be in different parts of the capital structure of an issuer and may otherwise involve conflicts of interest. When we hold investments in which Other Nuveen Real Estate Accounts have a different principal investment, conflicts of interest may arise between us and Other Nuveen Real Estate Accounts, and the Advisor may take actions that are adverse to us.

We may co-invest with Other Nuveen Real Estate Accounts in investments that are suitable for both us and such Other Nuveen Real Estate Accounts. We and the Other Nuveen Real Estate Accounts may make or hold investments in the same asset or issuer. To the extent we hold interests that are different (including with respect to their relative seniority) than those held by such Other Nuveen Real Estate Accounts, the Advisor and its affiliates may be presented with decisions when our interests and the interests of the Other Nuveen Real Estate Accounts are in conflict and actions may be taken for the Other Nuveen Real Estate Accounts that are adverse to us.

Other Nuveen Real Estate Accounts may also participate in a separate tranche of a financing with respect to an issuer/borrower in which we have an interest or otherwise in different classes of such issuer’s securities. If we make or have an investment in a property in which an Other Nuveen Real Estate Account has a mezzanine or other debt investment, Nuveen Real Estate and its affiliates may have conflicting loyalties between its duties to us and to other affiliates. To the extent we hold an equity interest or an interest in a loan or debt security that is different (including with respect to their relative seniority) than those held by such Other Nuveen Real Estate Accounts, the Advisor and its affiliates may have limited or no rights with respect to decisions when our interests and the interests of the Other Nuveen Real Estate Accounts are in conflict, and Nuveen Real Estate and its affiliates may have conflicting loyalties between duties to us and to other affiliates. In that regard, actions may be taken for the Other Nuveen Real Estate Accounts that are adverse to us.

Nuveen and its affiliates may raise or manage Other Nuveen Real Estate Accounts which could result in the reallocation of Nuveen personnel and the direction of potential investments to such Other Nuveen Real Estate Accounts.

Nuveen reserves the right to raise and manage additional accounts and funds, including the Other Nuveen Real Estate Accounts and other opportunistic, stabilized and substantially stabilized real estate funds or separate accounts, dedicated managed accounts, investments suitable for lower-risk, lower-return funds, higher-risk, higher-return funds, real estate debt obligation and trading investment vehicles, real estate funds primarily making investments in a single sector of the real estate investment space (e.g., office, industrial, retail or multifamily) or making non-controlling investments in public and private debt and equity securities or investment funds that may have the same or similar investment objectives or guidelines as us, investment funds formed for specific geographical areas or investments, including those raised by us and one or more managed accounts (or other similar arrangements structured through an entity) for the benefit of one or more specific investors (or related group of investors) which, in each case, may have investment objectives or guidelines that overlap with ours. See “—Certain Other Nuveen Real Estate Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities and may be allocated only opportunities with lower relative returns.” In particular, there is overlap of real property and real estate-related asset investment opportunities with certain Other Nuveen Real Estate Accounts that are actively investing and similar overlap with future Other Nuveen Real Estate Accounts that may be established. The closing of an Other Nuveen Real Estate Account could result in the reallocation of Nuveen personnel, including reallocation of existing real estate professionals, to such Other Nuveen Real Estate Accounts. In addition, potential investments that may be suitable for us may be directed toward such Other Nuveen Real Estate Accounts.

Certain principals and employees may be involved in and have a greater financial interest in the performance of other Nuveen-affiliated funds or accounts, and such activities may create conflicts of interest in making investment decisions on our behalf.

Certain of the principals and employees of the Advisor and the Dealer Manager may be subject to a variety of conflicts of interest relating to their responsibilities to us and the management of our real estate portfolio. Such individuals may serve in an advisory capacity to other managed accounts or investment vehicles, as members of an investment or advisory committee or a board of directors (or similar such capacity) for one or more investment funds, corporations, foundations or other organizations. Such positions may create a conflict between the services and advice provided to such entities and the responsibilities owed to us. The other managed accounts and investment funds in which such individuals may become involved may have investment objectives that overlap with ours. Furthermore, certain principals and employees of the Advisor may have a greater financial interest in the performance of such other funds or accounts than our performance. Such involvement may create conflicts of interest in making investments on our behalf and such other funds and accounts. Such principals and employees seek to limit any such conflicts in a manner that is in accordance with their fiduciary duties to us and such organizations.

The Advisor may face conflicts of interest related to tenants.

Certain properties owned by us or an Other Nuveen Real Estate Account may be leased out to tenants that are affiliates of Nuveen, including Other Nuveen Real Estate Accounts and their respective portfolio companies, which would give rise to a conflict of interest. In such events, the Advisor will endeavor to ensure that such conflicts are resolved in a fair and equitable manner, subject to applicable oversight of the board of directors.

Risks Related to our REIT Status and Certain Other Tax Items

If we do not qualify as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability.

We believe we have operated, and we intend to continue to operate, in a manner that has allowed us, and will allow us to continue, to qualify as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

•

we would be taxed as a regular domestic corporation, which under current laws would result in, among other things, our being unable to deduct distributions to stockholders in computing taxable income and being subject to federal and applicable state and local income tax on our taxable income at regular corporate income tax rates;

•	any resulting tax liability could be substantial and could have a material adverse effect on our book value;

•

unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and thus, our cash available for distribution to stockholders would be reduced for each of the years during which we did not qualify as a REIT and for which we had taxable income; and

•	we generally would not be eligible to re-elect to be taxed as a REIT for the subsequent four full taxable years.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the value of our common stock.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. On December 22, 2017, tax legislation commonly referred to as the Tax Cuts and Jobs Act was signed into law. The Tax Cuts and Jobs Act resulted in fundamental changes to the Code, with many of the changes applicable to individuals applying only through December 31, 2025. Among the numerous changes included in the Tax Cuts and Jobs Act is a deduction of up to 20% of qualified REIT dividends for non-corporate U.S. taxpayers for taxable years beginning on or after January 1, 2018 through 2025. Further changes to the tax laws are possible. In particular, the federal income taxation of REITs may be modified, possible with retroactive effect, by legislative, administrative or judicial action at any time.

We cannot assure stockholders that further changes to the tax laws will not adversely affect the taxation of our stockholders. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. Stockholders are urged to consult with their tax advisors with respect to the impact of these legislative changes on their investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. Although REITs generally receive certain tax advantages compared to entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a “C” corporation rather than as a REIT. As a result, our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify as a REIT.

Our qualification as a REIT could be jeopardized as a result of an interest in joint ventures or investment funds.

We hold certain limited partner or non-managing member interests in partnerships or limited liability companies that are joint ventures or investment funds, such as the International Affiliated Funds. Such investments may be substantial and will, at least in the case of the International Affiliated Funds, take the form of non-managing, non-controlling interests. Our ability to qualify as a REIT will be affected by such investments. To the extent that our investment in an entity that is classified as a partnership for U.S. federal income tax purposes is not held through one of our taxable REIT subsidiaries (also referred to herein as “TRSs”), our share of the gross income of the entity will be taken into account for purposes of determining whether we satisfy the gross income tests and our share of the assets of the entity will be taken into account for purposes of determining whether we satisfy the asset tests. In the case of the International Affiliated Funds, common commercial practices outside the United States may be inconsistent with the REIT rules for qualifying “rents from real property,” and exchange gains are likely to be recognized that may or may not be treated as non-qualifying income for purposes of the REIT gross income tests. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity or contribute such interest to a TRS. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a gross income or asset test, and that we would not become aware of such actions in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In addition, we will have to take into account our share of the income of such joint ventures and investment funds that are classified as partnerships for tax purposes, without regard to whether such joint ventures or funds make distributions to us to fund our distribution requirements. We may avoid some of these risks by investing in the International Affiliated Funds or other joint ventures or funds that are classified as partnerships for U.S. federal income tax purposes through one of our TRSs. Under the asset tests, however, no more than 20% of our assets may consist of TRS securities. In addition, in the case of any non-U.S. TRSs, we would expect to have to take into income the net income of such a TRS each year under the “subpart F income” rules applicable to “controlled foreign corporations” without regard to whether we receive any distributions from the TRS. Such subpart F income inclusions will be treated as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test.

To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.

To qualify as a REIT, we generally must distribute annually to our stockholders dividends equal to at least 90% of our net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. Our taxable income will include our allocable share of any taxable income from partnerships (including investment funds and joint ventures that are treated as partnerships for federal income tax purposes) without regard to the amount, if any, of distributions we receive from such partnerships. We will be subject to regular corporate income taxes on any undistributed taxable income each year including undistributed net capital gain. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our stockholders under our share repurchase plan will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales.

Compliance with REIT requirements may cause us to forgo otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock and the amounts we distribute to our stockholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.

Compliance with REIT requirements may force us to liquidate or restructure otherwise attractive investments.

To qualify as a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets, government securities and securities of our taxable REIT subsidiaries), generally cannot include more than 10% of the voting securities (other than securities that qualify for the “straight debt” safe harbor) of any one issuer or more than 10% of the value of the outstanding securities. Debt will generally meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on profits, the borrower’s discretion, or similar factors. Additionally, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries, and no more than 25% of our assets may be represented by “nonqualified publicly offered REIT debt instruments.” If we fail to comply with these requirements at the end of any calendar quarter, we must dispose of a portion of our assets within 30 days after the end of such calendar quarter or qualify for certain statutory relief provisions in order to avoid losing our REIT qualification and suffering adverse tax consequences. In order to satisfy these requirements and maintain our qualification as a REIT, we may be forced to liquidate assets from our portfolio or not make otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Our charter does not permit any person or group to own more than 9.8%, in value or number of shares, whichever is more restrictive, of our outstanding common stock or of our outstanding capital stock of all classes or series, and attempts to acquire our common stock or our capital stock of all other classes or series in excess of these 9.8% limits would not be effective without an exemption (effective prospectively or retroactively) from these limits by our board of directors.

For us to qualify as a REIT under the Code, not more than 50% of the value of our outstanding stock may be owned directly or indirectly, by five or fewer individuals (including entities treated as individuals for this purpose) at any time during the last half of each taxable year after the first year for which we elect to be taxed as a REIT. Our charter prohibits beneficial or constructive ownership by any person or group of more than 9.8%, in value or by number of shares, whichever is more restrictive, of the outstanding shares of our common stock or 9.8% in value or number of shares, whichever is more restrictive, of our outstanding capital stock of all classes or series, which we refer to as the “ownership limits.” Our charter permits our board of directors to grant exemptions from the ownership limits and establish alternative ownership limits if various conditions designed to ensure our continuing ability to qualify as a REIT are satisfied. The constructive ownership rules under the Code and our charter are complex and may cause the shares of our stock owned by a group of related persons to be treated as owned by one person. As a result, the acquisition of less than 9.8% of our outstanding common stock or our capital stock by a person could cause another person to be treated as owning in excess of 9.8% of our common stock or our capital stock, respectively, and thus violate the ownership limits. There can be no assurance that our board of directors, as permitted in the charter, will not decrease the ownership limits in the future. Any attempt to own or transfer shares of our common stock or capital stock in excess of an ownership limit without the consent of our board of directors will result either in the shares in excess of the ownership limits being transferred by operation of the charter to a charitable trust or in the transfer being void.

The ownership limits may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our stockholders or would result in receipt of a premium to the price of our common stock (and even if such change in control would not reasonably jeopardize our REIT status).

Non-U.S holders may be required to file U.S. federal income tax returns and pay U.S. federal income tax upon their disposition of shares of our common stock or upon their receipt of certain distributions from us.

In addition to any potential withholding tax on ordinary dividends, a non-U.S. holder, other than a “qualified shareholder” or a “qualified foreign pension fund,” that disposes of a “U.S. real property interest” (“USRPI”) (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), or that receives a distribution from a REIT that is attributable to gains from such a disposition, is generally subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), on the amount received from (or, in the case of a distribution, to the extent attributable to gains from) such disposition. Subject to certain exceptions, FIRPTA gains must be reported on U.S. federal income tax returns and are taxable at regular U.S. federal income tax rates. Such tax does not apply, however, to gain on the disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire time period of the REIT’s existence. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, amounts received by a non-U.S. holder on certain dispositions of shares of our common stock (including repurchases) would be subject to tax under FIRPTA, unless (1) our shares of common stock were regularly traded on an established securities market and (2) the non-U.S. holder did not, at any time during a specified testing period, hold more than 10% of our common stock. We do not expect our shares to be regularly traded on an established securities market. Final Treasury regulations that are effective as of April 25, 2024 (the “Final Regulations”), modify prior tax guidance relating to the manner in which we determine whether we are a domestically controlled REIT. The Final Regulations provide a look-through rule for our stockholders that are non-publicly traded partnerships, non-public REITs, non-public regulated investment companies, or non-public domestic C corporations owned more than 50% directly or indirectly by foreign persons (“foreign-controlled domestic corporations”) and treat “qualified foreign pension funds” as foreign persons. The look-through rule in the Final Regulations applicable to foreign-controlled domestic corporations will not apply to a REIT for a period of up to ten years if it is able to satisfy certain requirements, including not undergoing a significant change in its ownership and not acquiring a significant amount of new USRPIs, in each case since April 24, 2024, the date the Final Regulations were issued. If a REIT fails to satisfy such requirements during the ten-year period, then the look-through rule in the Final Regulations applicable to foreign-controlled domestic corporations will apply to such REIT beginning on the day immediately following the date of such failure. While we cannot predict when we will commence being subject to such look-through rule in the Final Regulations, we may not be able to satisfy the applicable requirements for the duration of the ten-year period. Prospective investors are urged to consult with their tax advisors regarding the application and impact of these rules.

Even if we are domestically controlled, a non-U.S. holder, other than a “qualified shareholder” or a “qualified foreign pension fund,” that receives a distribution from us that is attributable to gains from the disposition of a USRPI as described above, including in connection with a repurchase of our common stock, is generally subject to U.S. federal income tax under FIRPTA to the extent such distribution is attributable to gains from such disposition, regardless of whether the difference between the fair market value and the tax basis of the USRPI giving rise to such gains is attributable to periods prior to or during such non-U.S. holder’s ownership of our common stock, unless the relevant class of stock is regularly traded on an established securities market in the United States and such non-U.S. holder did not own more than 10% of such class at any time during the one-year period ending on the date of such distribution. In addition, a repurchase of our common stock, to the extent not treated as a sale or exchange, may be subject to withholding as an ordinary dividend.

We seek to act in the best interests of our company as a whole and not in consideration of the particular tax consequences to any specific holder of our stock. Potential non-U.S. holders should inform themselves as to the U.S. tax consequences, and the tax consequences within the countries of their citizenship, residence, domicile, and place of business, with respect to the purchase, ownership and disposition of shares of our common stock.

Investments outside the United States may subject us to additional taxes and could present additional complications to our ability to satisfy the REIT qualification requirements.

Non-U.S. investments may subject us and/or other entities through which such international investments are made to various non-U.S. tax liabilities, including withholding taxes. In addition, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are typically structured differently than they are in the United States or are subject to different legal rules may present complications to our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements. Even if we maintain our status as a REIT, entities through which we hold investments in assets located outside the United States may be subject to income taxation by jurisdictions in which such assets are located or in which our subsidiaries that hold interests in such assets are located. Any such taxes could adversely affect our business, results of operations, cash flows or financial condition, and our cash available for distribution to our stockholders will be reduced by any such foreign income taxes.

We may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and related state and local taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. Similarly, if we were to fail a gross income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) we would be subject to tax on the income that does not meet the gross income test requirements. It is possible that we may not make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of our investments and pay income tax directly on such income.

In that event, our stockholders would be treated as if they earned that income and paid the tax we paid on the amount of undistributed capital gain that we designate. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

Restrictions on deduction of our interest expense could prevent us from satisfying the REIT distribution requirements and avoiding incurring income or excise taxes.

Rules enacted as part of the Tax Cuts and Jobs Act may limit our ability (and the ability of entities that are not treated as disregarded entities for U.S. federal income tax purposes and in which we hold an interest) to deduct interest expense. The deduction for business interest expense may be limited to the amount of the taxpayer’s business interest income plus 30% of the taxpayer’s “adjusted taxable income” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect and elects to be treated as an “electing real property trade or business.” A taxpayer’s adjusted taxable income will start with its taxable income and add back items of non-business income and expense, business interest income and business interest expense, net operating losses and any deductions for “qualified business income.” A taxpayer that is exempt from the interest expense limitations as an electing real property trade or business is ineligible for certain expensing benefits and is subject to less favorable depreciation rules for real property. The rules for business interest expense apply to us and at the level of each entity in which or through which we invest that is not a disregarded entity for U.S. federal income tax purposes. To the extent that our interest expense is not deductible, our taxable income will be increased, as will our REIT distribution requirements and the amounts we need to distribute to avoid incurring income and excise taxes.

Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.

Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interests to qualify as a REIT. Our board of directors has fiduciary duties to us and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our best interests. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our stockholders, which may cause a reduction in the total return to our stockholders.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.

Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.

Currently, the maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. stockholders is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rate. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividend income could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock. However, under the Tax Cuts and Jobs Act, for taxable years through 2025, non-corporate U.S. taxpayers may be entitled to claim a deduction in determining their taxable income of up to 20% of qualified REIT dividends (which are dividends other than capital gain dividends and dividends attributable to certain qualified dividend income received by us). You are urged to consult with your tax advisor regarding the effect of this change on your effective tax rate with respect to REIT dividends.

The failure of mezzanine loans to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We have invested in mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the asset and gross income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

If the Operating Partnership failed to qualify as a partnership or is not disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.

If the IRS were to successfully challenge the status of the Operating Partnership as a partnership or disregarded entity for U.S. federal income tax purposes and treat it as taxable as a corporation, it would reduce the amount of distributions that the Operating Partnership could make to us. This would also result in our failing to qualify as a REIT and becoming subject to a corporate income tax on our income, which would substantially reduce our cash available to pay distributions and the yield on your investment.

Our TRSs are subject to special rules that may result in increased taxes.

We conduct certain activities and invest in assets through one or more TRSs. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock and that has made a joint election with such REIT to be treated as a TRS. Other than some activities relating to management of hotel and health care properties, a TRS may generally engage in any business, including the provision of services to tenants of its parent REIT. A TRS is subject to U.S. federal income tax as a regular C corporation.

No more than 20% of the value of our total assets may consist of stock or securities of one or more TRSs. This requirement limits the extent to which we can conduct our activities through TRSs. The values of some of our assets, including assets that we hold through TRSs, may not be subject to precise determination, and values are subject to change in the future. In addition, as a REIT, we must pay a 100% penalty tax on certain IRS adjustments to payments that we make or receive if the economic arrangements between us and any of our TRSs are not comparable to similar arrangements between unrelated parties. We intend to structure transactions with any TRS on terms that we believe are arm’s length to avoid incurring the 100% excise tax described above; however, the IRS may successfully assert that the economic arrangements of any of our inter-company transactions are not comparable to similar arrangements between unrelated parties.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate risk will be excluded from gross income for purposes of the 75% and 95% gross income tests if: (i) the instrument (A) hedges interest rate risk or foreign currency exposure on liabilities used to carry or acquire real estate assets, (B) hedges risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests or (C) hedges a position entered into pursuant to clause (A) or (B) after the extinguishment of such liability or disposition of the asset producing such income; and (ii) such instrument is properly identified under applicable Treasury regulations. Income from hedging transactions that do not meet these requirements will generally constitute non-qualifying income for purposes of both the REIT 75% and 95% gross income tests. See “Material U.S. Federal Income Tax Considerations—Gross Income Tests” and “—Hedging Transactions.” As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRS.

We may choose to pay dividends in a combination of cash and our own common stock, in which case stockholders may be required to pay income taxes in excess of the cash dividends they receive.

Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common stock. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits). As a result, U.S. stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends they receive. In the case of non-U.S. stockholders, we generally will be required to withhold tax with respect to the entire dividend, which withholding tax may exceed the amount of cash such non-U.S. stockholder would otherwise receive.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase real properties and lease them back to the sellers of such properties. We cannot guarantee that the IRS will not challenge our characterization of any sale-leaseback transactions. If any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “gross income tests” and, consequently, lose our REIT status. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirements for a taxable year.

Sales of our properties at gains are potentially subject to the prohibited transaction tax, which could reduce the return on a stockholder’s investment.

Our ability to dispose of property is restricted as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through a subsidiary entity, including our Operating Partnership, but excluding our TRSs, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business unless a safe harbor applies under the Code. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a TRS, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a TRS, will be treated as a prohibited transaction, or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Code. However, no assurance can be given that any particular property will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business or that a safe harbor will apply.

Retirement Plan Risks

If the fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, the fiduciary could be subject to civil penalties.

There are special considerations that apply to investing in our shares on behalf of a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, individual retirement accounts (“IRAs”), or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common stock, you should satisfy yourself that:

•	the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

•	the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	the investment will not impair the liquidity of the trust, plan or IRA;

•	the investment will not produce “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	the investment will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

If our assets at any time are deemed to constitute “plan assets” under ERISA, that may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.

Stockholders subject to ERISA should consult their own advisors as to the effect of ERISA on an investment in the shares. If our assets are deemed to constitute “plan assets” of stockholders that are ERISA Plans (as defined below) (i) certain transactions that we might enter into in the ordinary course of our business might have to be rescinded and may give rise to certain excise taxes and fiduciary liability under Title I of ERISA or Section 4975 of the Code; (ii) our management, as well as various providers of fiduciary or other services to us (including the Advisor), and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries or otherwise parties in interest or disqualified persons for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code; and (iii) the fiduciaries of stockholders that are ERISA Plans would not be protected from “co-fiduciary liability” resulting from our decisions and could be in violation of certain ERISA requirements.

Accordingly, prospective investors that are (i) “employee benefit plans” (within the meaning of Section 3(3) of ERISA), which are subject to Title I of ERISA; (ii) “plans” defined in Section 4975 of the Code, which are subject to Section 4975 of the Code (including “Keogh” plans and “individual retirement accounts”); or (iii) entities whose underlying assets are deemed to include plan assets within the meaning of Section 3(42) of ERISA and the regulations thereunder (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by “benefit plan investors”) (each such plan, account and entity described in clauses (i), (ii) and (iii) we refer to as “ERISA Plans”) should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances. The sale of our common stock to any ERISA Plan is in no respect a representation by us or any other person associated with the offering of our shares of common stock that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

ESTIMATED USE OF PROCEEDS

The following tables present information about the net proceeds raised in this offering for each class of shares, assuming that we sell the maximum primary offering amount of $4,000,000,000 and no shares under our distribution reinvestment plan. The tables assume that 10% of our gross offering proceeds are from the sale of Class T shares, 30% of our gross offering proceeds are from the sale of Class S shares, 5% of our gross offering proceeds are from the sale of Class D shares and 55% of our gross offering proceeds are from the sale of Class I shares, which are estimated based on the proportion of shares per class issued in our prior public offerings. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from what is shown in the tables below. We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. We will only use the proceeds raised in this offering for the purposes set forth in this prospectus and in the manner approved by our board of directors, who serve as fiduciaries to our stockholders.

The actual amount of upfront selling commissions and dealer manager fees will vary from the estimated amounts shown because (1) our Class T, Class S and Class D shares are sold at a price that varies monthly generally based on our prior month’s NAV per share for that class of shares and actual upfront selling commissions and dealer manager fees per Class T, Class S and Class D share are a percentage of the transaction price and (2) the upfront selling commission and dealer manager fees may be reduced in connection with certain categories of sales of Class T, Class S and Class D shares. Any reduction in upfront selling commissions or dealer manager fees is accompanied by a corresponding reduction in the Class T, Class S and Class D per-share purchase price to the applicable investor but does not affect the amounts available to us for investment. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

We intend to use the net proceeds from this offering to (1) make investments in accordance with our investment strategy and policies, (2) reduce borrowings and repay indebtedness incurred under various financing agreements we may enter into, (3) fund repurchases under our share repurchase plan and (4) pay our other expenses. Generally, our policy is to pay distributions from cash flow from operations. However, subject to Maryland law and the discretion of our board of directors, we may choose to use cash flows from the sale of assets, borrowings, return of capital or offering proceeds, or other sources to fund distributions to our stockholders.

The following table presents information regarding the estimated use of proceeds raised in this offering with respect to Class T shares.

	Maximum Offering of $400,000,000 in Class T Shares
Gross Proceeds(1)	$400,000,000	100.00%
Upfront Selling Commissions and Dealer Manager Fees(2)	13,526,570	3.38%
Organization and Offering Expenses(3)	1,390,637	0.35%

Net Proceeds Available for Investment	$385,082,793	96.27%

The following table presents information regarding the estimated use of proceeds raised in this offering with respect to Class S shares.

	Maximum Offering of $1,200,000,000 in Class S Shares
Gross Proceeds(1)	$1,200,000,000	100.00%
Upfront Selling Commissions(2)	40,579,710	3.38%
Organization and Offering Expenses(3)	4,171,910	0.35%

Net Proceeds Available for Investment	$1,155,248,380	96.27%

The following table presents information regarding the estimated use of proceeds raised in this offering with respect to Class D shares.

	Maximum Offering of $200,000,000 in Class D Shares
Gross Proceeds(1)	$200,000,000	100.00%
Upfront Selling Commissions(2)	2,955,665	1.48%
Organization and Offering Expenses(3)	695,318	0.35%

Net Proceeds Available for Investment	$196,349,017	98.17%

The following table presents information regarding the estimated use of proceeds raised in this offering with respect to Class I shares.

	Maximum Offering of $2,200,000,000 in Class I Shares
Gross Proceeds(1)	$2,200,000,000	100.00%
Upfront Selling Commissions(2)	—	—%
Organization and Offering Expenses(3)	7,648,501	0.35%

Net Proceeds Available for Investment	$2,192,351,499	99.65%

(1)

Gross offering proceeds include upfront selling commissions and dealer manager fees that the Dealer Manager is entitled to receive (including any amounts that may be retained by, or reallowed (paid) to, participating broker-dealers).

(2)

For Class T shares, includes upfront selling commissions of 3.0% of the transaction price and dealer manager fees of 0.5% of the transaction price. For Class S shares, includes upfront selling commissions of 3.5% of the transaction price. For Class D shares, includes upfront selling commissions of 1.5% of the transaction price. Amounts presented in the tables are less than 3.5% or 1.5%, as the case may be, of gross proceeds because upfront selling commissions and dealer manager fees are calculated as a percentage of the transaction price (which excludes upfront selling commissions and dealer manager fees), which means that upfront selling commissions expressed as a percentage of the total investment (including upfront selling commissions and dealer manager fees) are less than 3.5% or 1.5%, as the case may be. We also pay the following selling commissions over time as stockholder servicing fees to the Dealer Manager, subject to FINRA limitations on underwriting compensation: (a) for Class T shares, an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares; however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (b) for Class S shares, a stockholder servicing fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and (c) for Class D shares, a stockholder servicing fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly. The total amount that will be paid over time for stockholder servicing fees depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our NAV, and is not expected to be paid from offering proceeds. See “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees” and “Compensation—Stockholder Servicing Fees.”

(3)

The organization and offering expense numbers represent our estimates of expenses to be incurred by us in connection with this offering and include estimated wholesaling expenses reimbursable by us. See “Compensation—Organization and Offering Expense Reimbursement” for examples of the types of organization and offering expenses we may incur.

In the aggregate, underwriting compensation from all sources, including upfront selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering.

INVESTMENT OBJECTIVES AND STRATEGIES

Investment Objectives

Our investment objectives are to:

•	provide regular, stable cash distributions;

•	target institutional-quality, stabilized commercial real estate to achieve an attractive distribution yield;

•	preserve capital;

•	realize appreciation from proactive investment management and asset management; and

•

seek diversification by investing across leading global cities and across real estate sectors, including industrial, multifamily, retail, healthcare, office and alternative property types (e.g., self-storage, student and single-family housing, senior living and other alternatives).

We cannot assure you that we will achieve our investment objectives. See “Risk Factors.”

Investment Strategy

Through its affiliation with Nuveen Real Estate, which comprises Nuveen’s real estate business, the Advisor acquires, manages and sells properties in our portfolio on our behalf, subject to the supervision and oversight of our board of directors. Nuveen Real Estate is one of the world’s largest real estate investment managers, with approximately $141 billion in real estate assets under management across its equity and debt platform around the world, including over $108 billion in real estate assets under management in the United States as of December 31, 2024.

Nuveen Real Estate has designed an investment strategy developed from long-term structural growth research that is focused on commercial real estate investments in or around a universe of cities Nuveen Real Estate believes are well positioned across North America, Europe and the Asia-Pacific region. We are building a diversified portfolio of high-quality, stabilized, income-orientated commercial real estate with good fundamentals located in or around certain global cities that have been identified, through Nuveen Real Estate’s research and filtering process, for their resilience, structural performance potential and ability to deliver an attractive and stable distribution yield.

Nuveen Real Estate has selected cities using a two-pronged approach to top-down analysis, seeking to capture both structural megatrends and tactical real estate fundamentals that Nuveen Real Estate believes will provide a strong foundation for long-term success. We use the term structural megatrends to describe long-term trends which play out over decades as opposed to the short-term business cycle. Several key examples of such trends which we may consider in evaluating a potential investment include: (1) demographic changes (e.g., population growth, urbanization, aging population), (2) technology changes (e.g., online retailing), (3) sustainability, and (4) shift of economic/political power and class demographics (e.g., recent strong growth in middle-class consumers in developing countries). We use the term “tactical real estate fundamentals” to refer to economic and demographic variables relevant to our real estate investment criteria (e.g., vacancy rates, new construction rates, take-up of space and employment growth), which we evaluate with regard to market cycles impacting markets over one- to five-year periods. At the investment level, the focus is on high-quality assets in strong locations with high occupancy levels and secure income streams. We use the term “strong locations” to refer to geographic locations with stable and high demand from real estate occupiers that fall within our real estate investment criteria. The strength of the location depends on many factors such as infrastructure, proximity, microclimate, effectiveness of local government, crime rates, green space, etc., which are evaluated by Nuveen Real Estate and the Advisor. To enhance returns, and because of Nuveen Real Estate’s global platform and local expertise, assets with the potential for asset management and growth are sought out where possible.

The following cities have been identified by Nuveen Real Estate for investments in real properties and debt backed principally by real estate:

North America	Europe	Asia-Pacific

Anaheim, CA

Atlanta, GA

Austin, TX

Boston, MA

Charleston, SC

Charlotte, NC

Chicago, IL

Dallas, TX

Denver, CO

Fort Lauderdale, FL

Honolulu, HI

Houston, TX

Las Vegas, NV

Los Angeles, CA

Miami, FL

Minneapolis, MN

Naples, FL

Nashville, TN

New York, NY

Oakland, CA

Orlando, FL

Philadelphia, PA

Phoenix, AZ

Portland, OR

Raleigh, NC

Riverside, CA

Sacramento, CA

Salt Lake City, UT

San Antonio, TX

San Diego, CA

San Francisco, CA

San Jose, CA

Seattle, WA

Tampa, FL

Toronto, Canada

Vancouver, Canada

Washington, DC

Amsterdam, Netherlands

Antwerp, Belgium

Barcelona, Spain

Berlin, Germany

Bilbao, Spain

Birmingham, UK

Bologna, Italy

Bordeaux, France

Brussels, Belgium

Budapest, Hungary

Cologne, Germany

Copenhagen, Denmark

Dublin, Ireland

Dussesldorf, Germany

Edinburgh, UK

Frankfurt, Germany

Geneva, Switzerland

Gothenburg, Sweden

Hamburg, Germany

Helsinki, Finland

Istanbul, Turkey

Lisbon, Portugal

London, UK

Luxembourg, Luxembourg

Lyon, France

Madrid, Spain

Manchester, UK

Milan, Italy

Munich, Germany

Oslo, Norway

Paris, France

Prague, Czech Rep.

Rome, Italy

Rotterdam, Netherlands

Stockholm, Sweden

Stuttgart, Germany

The Hague, Netherlands

Toulouse, France

Utrecht, Netherlands

Vienna, Austria

Warsaw, Poland

Zurich, Switzerland

Adelaide, Australia

Auckland, New Zealand

Beijing, China

Brisbane, Australia

Canberra, Australia

Guangzhou, China

Hong Kong, Hong Kong

Melbourne, Australia

Nagoya, Japan

Osaka, Japan

Perth, Australia

Seoul, Korea

Shanghai, China

Shenzhen, China

Singapore, Singapore

Sydney, Australia

Tokyo, Japan

We predominantly invest in the cities listed above but may selectively choose to invest in cities not on this list. Further, this list is periodically reviewed by the Advisor and may change over time based on the Advisor’s proprietary research and analysis.

We expect over time that a majority of our real estate investments will be located in the United States and that a substantial but lesser portion of our portfolio will include properties in Canada, Europe and the Asia-Pacific region. In addition to direct investments in real estate, we have made European and Asia-Pacific investments through other funds established by Nuveen Real Estate, namely the European Cities Partnership SCSp and the Asia-Pacific Cities Fund (collectively, the “International Affiliated Funds”). The International Affiliated Funds are designed by Nuveen Real Estate and utilize the same cities-focused long-term research strategy that we employ.

Our investments in primarily stabilized income-oriented commercial real estate in the United States focus on a range of asset types including industrial, multifamily, retail, healthcare, office and alternative property types (e.g., self-storage, student and single-family housing, senior living, and other alternatives). We are targeting up to 40% of our total assets less cash will be in commercial real estate located outside of the United States, including our interests in the International Affiliated Funds, along with the properties we acquire directly. We consider a property to be “stabilized” when it is leased to market occupancy, has minimal short-term tenant turnover and requires minimal capital improvements to maintain present operating standards.

We complement our real estate investments by investing to a lesser extent in “real estate-related assets,” which we define as including:

•

Real estate securities, such as common and preferred stock of publicly traded REITs and other real estate companies (“real estate-related securities”). These securities provide a source of liquidity for our share repurchase plan, cash management and other purposes; and

•

Debt backed principally by real estate, such as mortgage loans, subordinated mortgage loans, mezzanine loans, and CMBS. These investments help to provide a secure source of income with an element of downside protection from potential declines in the value of real estate held by equity investors.

Our real estate-related securities strategy is designed to generate current income by following a largely sector-neutral approach, with the aim of giving us broad real estate exposure, diversification and a more consistent return profile. We believe that our real estate-related securities help maintain sufficient liquidity to satisfy monthly repurchase requests under our share repurchase plan and manage cash before investing subscription proceeds into properties while also seeking to generate superior risk-adjusted returns over the long term by actively managing the portfolio.

We believe that our investments in commercial mortgages offer stable, income-focused returns with a low correlation to wider property and investment markets, as well as offering substantial downside and performance protection. Commercial mortgages typically offer attractive risk-adjusted returns, especially in the later stages of the property cycle, and complement our long-term strategy by acting as a diversifier within the portfolio.

We believe that our structure as a perpetual-life REIT allows us to acquire and manage our investment portfolio in a more active and flexible manner, as we are not limited by a predetermined operational period and the need to provide a “liquidity event” at the end of that period.

Subject to limitations in our charter, we may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of the Advisor, including present and future real estate limited partnerships and REITs sponsored by affiliates of the Advisor. We also may acquire interests in or securities issued by these joint ventures, tenant-in-common investments or other joint venture arrangements or other Nuveen-sponsored programs.

Potential Competitive Strengths

The Advisor draws upon the substantial real estate investment experience of Nuveen Real Estate. Nuveen Real Estate’s affiliation with Nuveen and its other affiliates, including Nuveen Asset Management, enables Nuveen Real Estate to offer global real estate solutions across the equity, debt and securities sectors by drawing on their dedicated specialist teams. Nuveen Real Estate’s key potential competitive strengths are:

•

Global platform with specialist local expertise—over 780 professionals located in offices in 35 cities throughout the United States, Europe and the Asia-Pacific region, offering deep local expertise coupled with a sophisticated global perspective.

•

Deep real estate experience—over 85 years of real estate investing experience with approximately $141 billion in assets under management as of December 31, 2024, specializing across five key sectors: retail, office, industrial, multifamily and commercial real estate debt. Nuveen Real Estate was ranked as the fifth-largest real estate investment manager based on assets under management by the Pensions & Investment Real Estate Managers Special Report.

•

Established investment process—Nuveen Real Estate operates within a defined investment process with established risk controls that are supervised by an investment committee comprised of senior investment professionals from across the regions together with representatives from the specialist teams. Nuveen Real Estate draws on the knowledge and experience of its global real estate business to ensure that each investment decision results from a rigorous process.

•

Market-leading research capability—a fully integrated global real estate research team that provides Nuveen Real Estate and its clients with global views on market cycles, relative value and a deep understanding of long-term structural shifts and trends that it believes will shape the future of real estate. This “Tomorrow’s World” approach sits at the core of Nuveen Real Estate’s investment process and business operations.

•

Client Alignment—Nuveen Real Estate demonstrates an alignment of interest with its clients through the co-investment by its parent company, TIAA, in investment vehicles managed by Nuveen Real Estate, including TIAA’s investment.

•

Responsible Investing—Nuveen Real Estate is a recognized leader in sustainable real estate investing and is committed to aligning investment activities with industry-acknowledged environmental, social and governance (“ESG”) criteria. Nuveen Real Estate is a GRESB member demonstrating global leadership in embedding sustainability throughout the property investment lifecycle; earned an A+ rating in the latest UN Principles for Responsible Investment sustainability benchmark; and earned the EPA ENERGY STAR Partner of the Year at the Sustained Excellence Level. Nuveen Real Estate considers material ESG-related risks in the course of its sourcing of direct real estate investment opportunities, throughout the underwriting and due diligence process, and in the management and monitoring of portfolio investments, focused primarily on areas of ESG that have the potential to positively or negatively impact returns for commercial real estate property holdings. In 2021, Nuveen Real Estate publicly issued a commitment to make the global property portfolio it manages operationally net zero carbon by 2040.

Investment Guidelines and Portfolio Allocation Targets

Our board of directors, including our independent directors, reviews our investment portfolio not less than quarterly. In addition, our board of directors has adopted investment guidelines which set forth, among other things, guidelines for investing in our targeted property types and certain investment policies restricting certain types of investments which we describe in more detail below. Our board of directors, including our independent directors, reviews the investment guidelines on an annual basis or more frequently as it deems appropriate. Changes to our investment guidelines must be approved by our board of directors, including a majority of our independent directors. Our board of directors may revise our investment guidelines without the concurrence of our stockholders. However, except as otherwise permitted under Maryland law or our charter, our board of directors will not amend our charter, including any investment policies that are provided in our charter and described under “—Charter-Imposed Investment Limitations” below, without the concurrence of holders of a majority of the outstanding shares entitled to vote, including any amendment which would adversely affect the rights, preferences and privileges of our stockholders.

Our investment guidelines delegate to the Advisor authority to execute acquisitions and dispositions of investments in real properties and real estate-related assets, in each case so long as such acquisitions and dispositions are consistent with the investment guidelines adopted by our board of directors. Our board of directors has at all times ultimate oversight over our investments and may change from time to time the scope of authority delegated to the Advisor with respect to acquisition and disposition transactions. In addition, under our investment guidelines our board of directors is required to approve any acquisition of a single property or group of related properties requiring a net equity investment that exceeds the greater of (i) $250 million or (ii) if our NAV exceeds $1 billion, 25% of our total NAV at the time of acquisition. If a majority of our independent directors determines, or if the property is acquired from the Advisor, a director, Nuveen or any of their affiliates, the fair market value of a property shall be determined by a qualified independent appraiser selected by our independent directors. In addition, our investment guidelines provide that we will not invest more than 20% of our NAV in any single property; provided that such restriction will be assessed on a look-through basis and only as of the time of acquisition. For the purpose of the foregoing limitation, the amount invested in any property will be net of indebtedness and take into account the allocated or expected indebtedness that the Advisor deems related to the property being acquired, whether incurred specifically at the property or intermediate holding company level or allocated from other indebtedness. The foregoing restriction is applicable to individual properties and does not apply to portfolios that are comprised of separate individual properties.

We seek to invest:

•	at least 80% of our total assets less cash in properties, including investments in the International Affiliated Funds, and debt backed principally by real estate; and

•	up to 20% of our total assets less cash in real estate-related securities.

Notwithstanding the foregoing, the actual percentage of our portfolio that is invested in each investment type may from time to time be outside the target levels provided above due to factors such as a large inflow of capital over a short period of time, the Advisor’s assessment of the relative attractiveness of opportunities, or an increase in anticipated cash requirements or repurchase requests and subject to any limitations or requirements relating to our qualification as a REIT for U.S. federal income tax purposes.

Identification of Investments

The Advisor is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. The Advisor relies upon Nuveen Real Estate’s investment professionals and investment committee process to identify investment opportunities and determine whether we will acquire a property when identified.

Through Nuveen Real Estate’s scale and local presence across the United States, Europe and the Asia-Pacific region, it offers local expertise coupled with a global perspective. Nuveen Real Estate’s experience and record of efficient transaction delivery has created a strong market presence and well-established relationships with agents and principals, enabling it to source marketed and off-market opportunities across some of the world’s most competitive investment markets.

Nuveen Real Estate operates within a defined investment process with established risk controls that are supervised by its investment committee, comprising senior investment professionals together with representatives from the different specialist teams. Nuveen Real Estate draws on the knowledge and experience of its global real estate business in seeking to ensure that any investment activity has been through a rigorous process.

Investments in Properties

To execute our investment strategy, we invest in or around certain global cities selected for their resilience, long-term structural performance and potential to deliver an attractive and stable distribution yield.

Our investments in commercial real estate focus on a range of asset types including industrial, multifamily, retail, healthcare, office and alternative property types (e.g., self-storage, student and single-family housing, senior living, and other alternatives). We expect that over time a majority of our real estate investments will be located in the United States and a substantial but lesser portion of our portfolio will be located in Canada, Europe and the Asia-Pacific region. We target that up to 40% of our total assets less cash will be in investments located outside of the United States, including the International Affiliated Funds, which are managed by affiliates of the Advisor. We believe that owning indirect interests in the properties owned by the International Affiliated Funds, together with the properties we acquire directly, will result in a more diversified and stable portfolio of real estate investments for our stockholders in the short and medium term.

Ownership Interests

The Operating Partnership or one or more subsidiary entities controlled by the Operating Partnership acquires properties on our behalf. In many cases, we acquire the entire equity ownership interest in properties and exercise control over such properties. However, we may also enter into joint ventures, general partnerships, co-tenancies and other participation arrangements with other investors, including affiliates of the Advisor, to acquire properties. We generally acquire fee simple interests for the properties (in which we own both the land and the building improvements) but may consider leased fee and leasehold interests if we believe the investment is consistent with our investment strategy and objectives.

Joint Ventures and Other Co-Ownership Arrangements

We may enter into joint ventures, partnerships, tenant-in-common investments or other co-ownership arrangements with third parties for the acquisition or improvement of properties for purposes of broadening our portfolio of assets, as well as with entities affiliated with the Advisor subject to the approval of our board of directors, including a majority of our independent directors. In many cases, we may not control the management of the affairs of the joint venture. A joint venture creates an alignment of interest with a private source of capital for the benefit of our stockholders. In determining whether to invest in a particular joint venture, the Advisor evaluates the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.

The terms of any particular joint venture are established on a case-by-case basis considering all relevant facts, including the nature and attributes of the potential joint venture partner, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest in the venture. Other factors we consider include: (1) our ability to manage and control the joint venture; (2) our ability to exit the joint venture; and (3) our ability to control transfers of interests held by other partners to the venture. Our interests may not be totally aligned with those of our partner. See “Risks Related to This Offering and Our Organizational Structure—We may make joint venture investments, including with Nuveen’s affiliates and Other Nuveen Real Estate Accounts. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of joint venture partners and disputes between us and our joint venture partners.”

If the joint venture partner elects to sell property held in any such joint venture, we may not have sufficient funds to exercise any right of first refusal or other purchase right that we may have. Entering into joint ventures with other Nuveen-sponsored programs may result in certain conflicts of interest. See “Risk Factors— Risks Related to Conflicts of Interest” and “Conflicts of Interest—Transactions with Other Nuveen Real Estate Accounts and Other Affiliates.”

We may enter into joint ventures with affiliates for the acquisition of properties only if a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approves the transaction as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by affiliated joint venture partners.

Due Diligence

The Advisor performs a comprehensive due diligence review on each property that it proposes to purchase on our behalf. The Advisor conducts primarily four types of due diligence:

•

Financial Due Diligence. The Advisor develops preliminary underwriting as well as macroeconomic and microeconomic analyses for acquisition opportunities to determine the attractiveness of each potential transaction. Underwriting assumptions are developed from a variety of sources including analysis of historical operating statements, review of third-party market data, discussions with local real estate contacts, and data from Nuveen Real Estate’s existing portfolios. The Advisor utilizes its proprietary model to project expected future cash flows and runs various scenarios to analyze the attractiveness of the transaction.

•

Books and Records. Leases, rent rolls, and financial statements, for example, are reviewed and compared by third-party accounting firms as well as internal accountants in order to confirm cash flow information.

•

Physical Due Diligence. The Advisor hires third-party consultants to perform engineering and environmental reviews in order to determine the functionality of the property and to determine future capital expenditures. Nuveen Real Estate’s internal engineering firm reviews these findings and the conclusions are incorporated into the underwriting. In addition, a sustainability analysis is completed which is focused on exposure to climate-related physical and regulatory risks as well as opportunities to improve resource efficiency, resilience and occupant health and wellness.

•

Legal Due Diligence. External counsel along with the Advisor’s internal counsel performs legal due diligence including reviewing and negotiating all legal documents and matters associated with the transaction. These documents can include purchase and sale agreements, leases, loan documents and title reports.

Exit Strategies

We anticipate that we will hold most of our properties for seven to ten years. One of the Advisor’s primary considerations in evaluating any potential investment opportunity is the likely exit strategy. When determining whether to sell a particular asset, the Advisor takes the following steps:

•	Evaluate Condition of the Property. Evaluate whether the asset is in the appropriate condition for a successful sale.

•	Assess Returns from the Property. Assess the returns from each investment to determine whether the expected sale price exceeds the net present value of the projected cash flows of the property.

•	Evaluate Status of Business Plan. Evaluate whether it has successfully completed the value creation plan that was established at acquisition.

•	Assess Investment Profile of the Property within Investment Strategy. Assess whether the property’s investment profile at the time of exit consideration aligns with our overall investment strategy.

We believe that holding our target assets for a long period of time will enable us to execute our business plan, generate favorable cash-on-cash returns and drive long-term cash flow and NAV growth.

Generally, we reinvest proceeds from the sale, financing or disposition of properties in a manner consistent with our investment strategy, although we may be required to distribute such proceeds to the stockholders in order to comply with REIT requirements.

Investments in the International Affiliated Funds

The International Affiliated Funds are private real estate funds managed by affiliates of Nuveen Real Estate that invest exclusively in stabilized, income-oriented commercial real estate in Europe and the Asia-Pacific region. Our investments in the International Affiliated Funds enable us to invest side-by-side with a number of institutional investors into a diversified portfolio of high-quality and stabilized commercial real estate with good fundamentals (i.e., core real estate) located in Europe and the Asia-Pacific region. Since the scale of capital required to acquire a diversified portfolio of these types of properties on a global basis and across sectors is substantial, we believe that owning indirect interests in the properties owned by the International Affiliated Funds will result in a more diversified and stable portfolio of real estate investments for our stockholders in the short and medium term.

The limited partnership interests we hold in the International Affiliated Funds are generally treated in the same way as investments by other investors in the International Affiliated Funds.

International investments involve unique risks. See “Risk Factors—Risks Related to International Investments.” Because certain international investments may expose us to currency risks, we may enter into currency rate swaps or caps, or similar hedging or derivative transactions or arrangements, in order to manage or mitigate our currency risk.

The European Cities Partnership SCSp (“ECF”)

The ECF was formed in March 2016 as an open-end, Euro-denominated fund which seeks to build a diversified portfolio of high-quality and stabilized commercial real estate with good fundamentals (i.e., core real estate) located in or around certain “Investment Cities” in Europe selected for their resilience, potential for long-term structural performance and ability to deliver an attractive and stable distribution yield. The ECF has selected such Investment Cities using the same two-pronged approach to top-down analysis that is used in our strategy to select Investment Cities. The ECF’s approach in Europe was also designed by Nuveen Real Estate’s global real estate research team. This strategy captures both structural megatrends and tactical real estate fundamentals that Nuveen Real Estate believes provide the ECF with a strong foundation for long-term success. The fund’s investment strategy has been designed with a long-term view of performance, identifying 42 Investment Cities whose commercial real estate is expected to have greater growth opportunities over the next 15-year-plus time horizon than other cities in Europe.

Each investor’s capital commitment in the fund is called as needed to make investments in accordance with the fund’s investment strategy, and for any other purpose permitted under the fund’s constituent documents. When amounts called by a drawdown notice are paid by an investor, the investor is issued co-ownership participation units in the specific fund investor vehicle in which such investor is investing.

The ECF pays its investment manager, Nuveen Alternatives Europe S.à.r.l., a Nuveen Real Estate affiliate, an annual management fee equal to 0.95% of the NAV of the fund.

We may, subject to certain restrictions and limitations, request that all or a portion of our units be redeemed by submitting to the fund’s general partner a written request to have all or part of our units redeemed. Units are subject to a two-year lock-up and thereafter a redemption fee of 2% is charged if the fund is required to sell an asset to fund the redemption.

The Asia-Pacific Cities Fund (“APCF”)

APCF commenced operations in 2018. APCF is an open-end, pan-Asia-Pacific vehicle seeking to build a diversified portfolio of high-quality and stabilized commercial real estate with good fundamentals (i.e., core real estate) located in or around selected “Investment Cities” in the Asia-Pacific region. The fund is U.S. dollar-denominated.

APCF selects the Investment Cities in which it intends to invest using the same two-pronged approach to top-down analysis that is used in our strategy to select Investment Cities. This approach in the Asia-Pacific region was designed by Nuveen Real Estate’s global real estate research team. This strategy captures both structural megatrends and tactical real estate fundamentals that Nuveen Real Estate believes will provide APCF with a strong foundation for long-term success by identifying Investment Cities where commercial real estate is expected to have greater growth opportunities over the next 17-year-plus time horizon than other cities in the Asia-Pacific region.

APCF pays its investment manager, Nuveen Alternatives Europe S.à.r.l., a Nuveen Real Estate affiliate, an annual management fee equal to 0.95% of the NAV of the fund.

We may, subject to certain restrictions and limitations, request that all or a portion of our units be redeemed by submitting to the fund’s general partner a written request to have all or part of our units redeemed. Units are subject to a two-year lock-up and thereafter a redemption fee of 2% is charged if the fund is required to sell an asset to fund the redemption.

Investments in Real Estate-Related Assets

In addition to our investments in commercial real estate properties, we also invest in other real estate-related assets, including common and preferred stock of publicly traded REITs and other real estate companies (“real estate-related securities”), and debt backed principally by real estate, such as mortgage loans, subordinated mortgage loans, mezzanine loans, CMBS and RMBS, as further described below.

Investments in Real Estate-Related Securities

We invest in income-producing common stocks of publicly traded companies engaged in the real estate industry primarily in the United States but also internationally. These companies derive at least 50% of their revenues or profits from the ownership, construction, management, financing or sale of real estate, or have at least 50% of the fair market value of their assets invested in real estate. We expect to invest up to 20% of our total assets less cash in real estate-related securities.

Through investment in real estate-related securities, we may be able to gain access to the benefits of real estate investing in a manner that provides for liquidity and the potential for an exposure to real estate assets with greater diversification across geographies and property types. Furthermore, arbitrage opportunities exist for active managers to take advantage of when listed securities exposure is priced differently from direct real estate exposure, thereby increasing the potential total return for investors.

We believe that our investment in real estate-related securities helps to:

•	maintain liquidity to satisfy any share repurchases we choose to make in any particular month;

•	manage cash before investing subscription proceeds into real properties; and

•	generate superior risk-adjusted returns over the long term.

The Advisor draws upon the resources of an investment affiliate, Nuveen Asset Management, and delegates to it the investment and management of our portfolio of real estate-related securities. Nuveen Asset Management leverages the competitive advantages of the broader Nuveen Real Estate platform and its own proprietary investment models to seek attractive real estate-related securities investment opportunities throughout the capital structure.

In selecting real estate-related securities for us, Nuveen Asset Management utilizes a team-based investment philosophy and primarily employs a bottom-up approach that relies on fundamental research. The real estate- related securities selection process starts by identifying the assets that fit the key characteristics of the asset class. From that group, Nuveen Asset Management assesses each asset’s total return potential by employing a number of relative value screens based on proprietary as well as third-party research. Some characteristics of a company that are incorporated in these screens include: the value of its assets, its profitability, its cash flow, the sustainability of its earnings, and its management team. Nuveen Asset Management selects companies that exhibit strong management teams, a strong competitive position, above-average growth in revenues and a sound balance sheet. These companies may be of any market capitalization, including small- and mid-capitalization companies.

The majority of real estate securities investments are invested in REITs. REITs generally can be divided into the following three types:

•	Equity REITs, which invest the majority of their assets directly in real property and derive their income primarily from rents and capital gains or real estate appreciation;

•	Mortgage REITs, which invest the majority of their assets in real estate mortgage loans and derive their income primarily from interest payments; and

•	Hybrid REITs, which combine the characteristics of equity REITs and mortgage REITs.

We focus on investments in equity REITs, although we may invest in all three kinds of REITs.

Portfolio construction is achieved through bottom-up analysis, allowing for diversification across geographic regions and property types. Maximum exposure to a single issuer is the greater of 5% or 1.5 times the benchmark weight. As sector selection is not emphasized in our process, we do not provide guidelines for sector exposure. At various points in the market cycle, however, macro considerations may allow the portfolio to deviate more than usual from sector weights relative to the benchmark. Over time the weighted-average differential is expected to be minimal.

Investments in Debt Backed Principally by Real Estate

We invest in debt backed principally by real estate, which may include commercial mortgage loans, bank loans, mezzanine loans, CMBS, RMBS and other interests relating to real estate. Commercial mortgage loans are typically secured by single-family, multifamily or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Mezzanine loans may take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than mortgage lending because the investment may become unsecured as a result of foreclosure by the senior lender. Mortgage-backed securities, which consists of both RMBS and CMBS, are fixed-income investment products backed by mortgages on commercial real estate properties. We do not intend to make loans to other persons or to engage in the purchase and sale of any types of investments other than those related to real estate.

Issuing Securities for Property

Subject to limitations contained in our charter, we may issue, or cause to be issued, shares of our stock or limited partnership units in the Operating Partnership in any manner (and on such terms and for such consideration as we determine) in exchange for real estate. Our existing stockholders have no preemptive rights to purchase any such shares of our stock or limited partnership units, and any such issuance might cause a dilution of a stockholder’s initial investment.

Derivative Instruments and Hedging Activities

We may use derivatives for hedging purposes and, subject to maintaining our status as a REIT and compliance with any applicable exemption from being regulated as a commodity pool operator, we may also use derivatives for investment purposes and as a form of effective leverage. Our principal investments in derivative instruments may include investments in interest rate swaps, interest rate caps, total return swaps, credit default swaps and indices thereon, and short sales (typically related to treasuries), but we may also invest in futures transactions, options and options on futures. See “Risk Factors—We may invest in derivatives, which involve numerous risks.” Under the REIT provisions of the Code, any income that we generate from transactions intended to hedge our interest rate risk will be excluded from gross income for purposes of the 75% and 95% gross income tests if certain requirements are met. Income from hedging transactions that do not meet these requirements will generally constitute non-qualifying income for purposes of both the 75% and 95% gross income tests. See “Material U.S. Federal Income Tax Considerations—Gross Income Tests” and “—Hedging Transactions.”

Cash, Cash Equivalents and Other Short-Term Investments

We hold cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our intended qualification as a REIT:

•

money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and credit-rated corporate debt securities);

•	U.S. government or government agency securities; and

•	credit-rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit-rated debt securities of foreign governments or multinational organizations.

Other Investments

We may, but do not presently intend to, make investments other than as described above. At all times, we intend to make investments in such a manner consistent with maintaining our qualification as a REIT under the Code. We do not intend to underwrite securities of other issuers.

Borrowing Policies

We use financial leverage to provide additional funds to support our investment activities. This allows us to make more investments than would otherwise be possible, resulting in a broader portfolio. Subject to the limitations on indebtedness for money borrowed in our charter described below, our target leverage ratio is 30% to 50% of our gross real estate assets (measured using the fair market value of gross real estate assets, including equity in our securities portfolio), inclusive of property-level and entity-level debt, but excluding debt on our securities portfolio. Our leverage ratio calculation also factors in the leverage ratios of other funds in which we may invest, including the International Affiliated Funds, and other properties we acquire directly. Indebtedness incurred (i) in connection with funding a deposit in advance of the closing of an investment or (ii) as other working capital advances, is not included as part of the calculation above. Furthermore, the refinancing of any amount of existing indebtedness is not deemed to constitute incurrence of new indebtedness so long as no additional amount of net indebtedness is incurred in connection therewith (excluding the amount of transaction expenses associated with such refinancing). See “Selected Information Regarding Our Operations—Information Regarding Our Indebtedness” for information about our recent indebtedness.

Our real estate-related assets portfolio may have embedded leverage. During times of increased investment and capital market activity, but subject to the limitation on indebtedness for money borrowed in our charter described below, we may employ greater leverage in order to quickly build a broader portfolio of assets. We may leverage our portfolio by assuming or incurring secured or unsecured property-level or entity-level debt. An example of property-level debt is a mortgage loan secured by an individual property or portfolio of properties incurred or assumed in connection with our acquisition of such property or portfolio of properties. An example of entity-level debt is a line of credit obtained by us or the Operating Partnership. In an effort to provide for a ready source of liquidity to fund repurchases of shares of our common stock in the event that repurchase requests exceed our operating cash flows and net proceeds from our continuous offering, we may decide to obtain a line of credit under which we would reserve borrowing capacity. If we decide to obtain a line of credit and are able to do so, borrowings under the line may be used not only to repurchase shares, but also to fund acquisitions or for any other corporate purpose.

Our actual leverage level is affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of shares of our common stock generally causes our leverage as a percentage of our net assets, or our leverage ratio, to decrease, at least temporarily. Significant outflows of equity as a result of repurchases of shares of our common stock generally causes our leverage ratio to increase, at least temporarily. Our leverage ratio also increases or decreases with decreases or increases, respectively, in the value of our portfolio. If we borrow under a line of credit to fund repurchases of shares of our common stock or for other purposes, our leverage would increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or sell some of our assets to repay outstanding indebtedness.

Our board of directors reviews our aggregate borrowings at least quarterly. In connection with such review, our board of directors may determine to modify our target leverage ratio in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and investment opportunities or other factors. We may exceed our target leverage ratio at times if the Advisor deems it advisable for us. For example, for our line of credit, we consider actual borrowings when determining whether we are at our leverage target, but not unused borrowing capacity. If, therefore, we are at a leverage ratio of 50% and we borrow additional amounts under our line of credit, or if the value of our portfolio decreases, our leverage could exceed 50% of our gross real estate assets. If our leverage ratio exceeds our target, regardless of the reason, we thereafter endeavor to manage our leverage back down to our target.

There is no limit on the amount we may borrow with respect to any individual property or portfolio. However, under our charter we may not incur indebtedness for money borrowed in an amount exceeding 300% of the cost of our net assets, which approximates borrowing 75% of the cost of our investments. This limitation includes indebtedness for money borrowed with respect to our securities portfolio. “Net assets” is defined as our total assets other than intangibles valued at cost (prior to deducting depreciation, reserves for bad debts and other non-cash reserves) less total liabilities. We may exceed this charter limitation if a majority of our independent directors approves each borrowing in excess of the limit and we disclose the justification for doing so to our stockholders.

Our charter prohibits us from obtaining loans from any of our directors, Nuveen or any of their affiliates, unless approved by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and on terms and conditions not less favorable than comparable loans between unaffiliated parties under the same circumstances.

Temporary Strategies

During the period in which the Advisor determines that economic or market conditions are unfavorable to investors and a defensive strategy would benefit us, we may temporarily depart from our investment strategy. During these periods, subject to compliance with the Investment Company Act and other applicable laws and regulations, we may deviate from our target allocations and invest less than 80% of our total assets less cash in properties, including investments in the International Affiliated Funds, and debt backed principally by real estate, or greater than 20% of our total assets less cash in real estate-related securities, or invest all or any portion of our assets in U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities; non-U.S. government securities that have received the highest investment-grade credit rating; certificates of deposit issued against funds deposited in a bank or a savings and loan association; commercial paper; bankers’ acceptances; fixed time deposits; shares of money market funds; credit-linked notes; repurchase agreements with respect to any of the foregoing; or any other fixed-income securities that the Advisor considers consistent with this strategy. It is impossible to predict when, or for how long, the Advisor will use these alternative strategies. There can be no assurance that such strategies will be successful.

Charter-Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds.

•

We will not make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets. Unimproved real property means a property in which we have an equity interest that was not acquired for purposes of producing rental or other income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year;

•

We will not invest in commodities or commodity futures contracts (which term does not include derivatives related to non-commodity investments, including futures contracts when used solely for purposes of hedging in connection with our ordinary business of investing in real estate assets, mortgages and real estate-related securities);

•	We will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

We will not make or invest in individual mortgage loans (excluding any investments in mortgage pools, CMBS or RMBS) unless an appraisal is obtained concerning the underlying property except for mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which a mortgage loan transaction is with the Advisor, Nuveen, any of our directors or any of their affiliates, the appraisal shall be obtained from an independent appraiser. We will maintain the appraisal in our records for at least five years and it will be available for inspection and duplication by our common stockholders. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	We will not make or invest in mortgage loans, including construction loans but excluding any investment in mortgage pools, CMBS or RMBS, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

•

We will not make or invest in mortgage loans (excluding any investments in mortgage pools, CMBS or RMBS) that are subordinate to any lien or other indebtedness or equity interest of any of our directors, Nuveen, the Advisor or any of our affiliates;

•

We will not issue (1) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of our common stock to us pursuant to our share repurchase plan), (2) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, (3) equity securities on a deferred payment basis or under similar arrangements or (4) options or warrants to the directors, Nuveen, the Advisor, or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. Options or warrants may be issued to persons other than the directors, Nuveen, the Advisor, or any of their affiliates, but not at exercise prices less than the fair value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a fair value less than the value of the option or warrant on the date of grant;

•	We will not engage in the business of underwriting or the agency distribution of securities issued by other persons;

•

We will not acquire interests or equity securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest or investments in any entity having securities listed on a national securities exchange or included for quotation on an interdealer quotation system; and

•

We will not acquire equity securities unless a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons. Our charter also includes restrictions on roll-up transactions, which are described under “Description of Capital Stock—Restrictions on Roll-Up Transactions.”

Investment Company Act Considerations

We engage primarily in the business of investing in real estate and intend to conduct our operations, directly and through wholly or majority-owned subsidiaries, so that none of we, the Operating Partnership or any of the subsidiaries of the Operating Partnership is required, as such requirements have been interpreted by the SEC, to register as an investment company under the Investment Company Act. A company is an “investment company” under the Investment Company Act:

•	under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We acquire real estate and real estate-related assets directly, primarily by acquiring fee interests in real property. We also invest in real property indirectly through investments in the International Affiliated Funds or other private real estate funds, or through joint venture entities, including joint venture entities in which we do not own a controlling interest and joint venture entities in which Other Nuveen Real Estate Accounts may invest. We conduct our businesses primarily through the Operating Partnership, a majority-owned subsidiary, and expect to establish other direct or indirect majority-owned subsidiaries to hold particular assets.

We conduct our operations so that we, the Operating Partnership and most, if not all, of the wholly and majority- owned subsidiaries of the Operating Partnership will comply with the 40% test. We continuously monitor our holdings on an ongoing basis to determine compliance with this test. The Operating Partnership and most, if not all, of the wholly and majority-owned subsidiaries of the Operating Partnership do not rely on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in the Operating Partnership and in these subsidiaries of the Operating Partnership (which constitute a substantial majority of our assets) generally do not constitute “investment securities.” Accordingly, we believe that we, the Operating Partnership and most, if not all, of the wholly and majority-owned subsidiaries of the Operating Partnership are not considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

We determine whether an entity is a majority-owned subsidiary of our company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff was to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

As an alternative to compliance with the 40% test under Section 3(a)(1)(C) of the Investment Company Act, Rule 3a-1 under the Investment Company Act generally provides that, notwithstanding Section 3(a)(1)(C), an issuer will not be deemed to be an “investment company” under the Investment Company Act provided that (1) it does not hold itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, and (2) on an unconsolidated basis except as otherwise provided, (x) no more than 45% of the value of its total assets, consolidated with the assets of any wholly owned subsidiary (exclusive of U.S. government securities and cash items), consists of, and (y) no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary (for the last four fiscal quarters combined) is derived from, securities other than (i) U.S. government securities, (ii) securities issued by employees’ securities companies, (iii) securities issued by majority-owned subsidiaries of such company that are not investment companies or relying on the exclusion from the definition of investment company in Section 3(b)(3), Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act and (iv) securities issued by companies that are controlled primarily by such company, are not investment companies and through which such company engages in a business other than that of investing, reinvesting or trading in securities. We believe that we, the Operating Partnership and the subsidiaries of the Operating Partnership will satisfy this exclusion and we monitor our holdings to ensure continuing and ongoing compliance with Rule 3a-1.

In addition, we believe that none of we, the Operating Partnership or any of the wholly or majority-owned subsidiaries of the Operating Partnership are considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they are not engaged primarily and do not hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, the Operating Partnership and the subsidiaries of the Operating Partnership are primarily engaged in non-investment company businesses related to real estate. Consequently, we expect to be able to conduct our and the Operating Partnership’s and its subsidiaries’ respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

If we, the Operating Partnership or any of the wholly or majority-owned subsidiaries of the Operating Partnership would ever fit within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption generally requires that at least 55% of an entity’s assets must consist of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must consist of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may consist of miscellaneous assets).

We classify our assets for purposes of our 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 20 years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to reclassify our assets for purposes of the Investment Company Act. If we are required to reclassify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/25% test, based on certain no-action letters issued by the SEC staff, we classify our fee interests in real property, held by us directly or through our wholly owned or majority-owned subsidiaries, as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we treat our investments in any joint ventures that in turn invest in qualifying assets such as real property as qualifying assets, but only if we are active in the management and operation of the joint venture and have the right to approve major decisions by the joint venture; otherwise, they are classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Nuveen Real Estate Accounts. We may also invest in commercial mortgage loans, which we intend to structure in accordance with certain no-action letters issued by the SEC staff and classify as qualifying assets; otherwise, such loans will be classified as real estate- related assets. We expect that no less than 55% of our assets will consist of qualifying assets, including any joint ventures that we control or in which we share control, and qualifying commercial mortgage loans.

Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate.

Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forgo opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. On August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors—Risks Related to This Offering and Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

INVESTMENTS IN REAL PROPERTIES AND REAL ESTATE-RELATED ASSETS

Portfolio

The following charts outline the allocation of our investments based on fair value as of December 31, 2024(1)(2):

(1)	Allocation by region/asset type includes property investments we own directly (82%) and investments held by our International Affiliated Funds (3%).
(2)	RE-related Securities includes publicly listed REITs (4%) and CMBS (4%).

The following charts further describe the diversification of our direct investments in real properties based on fair value as of December 31, 2024(1)(2):

U.S. By Region (%)

Midwest
6%
East
20%
West
20%
South
54%

(1)	Allocation by region includes only directly owned domestic property investments.
(2)	Allocation by sector includes our directly held property in Copenhagen, Denmark.

The following map shows the location and property type of real estate investments owned by ECF, in which we made an investment, as of December 31, 2024:

European Cities Fund

Portfolio as at 30 September 2024

Via Darwin, Milan
Campus, Copenhagen
The Cube, Berlin
Devonshire Square, London
Haagsche Zwaan, The Hague
Xanadú, Madrid
Kamppi, Helsinki
Meraville, Bologna
Logport, Venlo
City Park Cross Dock, Vienna
City Park 1 & 2, Vienna
City Park 3,4 & 5, Vienna

Kamppi
Helsinki
Logport
Venlo
Campus
Copenhagen
Haagsche Zwaan
The Hague
The Cube
Berlin
Devonshire Sq
London
City Park
Cross Dock
City Park
Phases 1&2
City Park
Phases 3,4&5
Via Darwin
Milan
Meraville
Bologna
Xanadú
Madrid
Alternatives
Living
Office
Logistics
Retail

Source: Nuveen Real Estate, 30 Sep 2024.

The following map shows the location and property type of directly held real estate investments owned by APCF, in which we made an investment, as of December 31, 2024:

Asia Pacific Cities Fund
A high-quality seed portfolio

● Workplace/office ● Industrial/logistics ● Multifamily

Seoul
10
12
02
05
09
04
11
03
Tokyo
09
04
07
Osaka
08 Hong Kong
06 Singapore
01 Sydney

183-185 Clarence St, Sydney 01
Namyangju Logistics, Seoul 02
Odawara Logistics, Tokyo 03
Japan Residential Portfolio I, Tokyo & Osaka 04
Uiwang Logistics, Seoul 05
One George Street, Singapore 06
Japan Residential Portfolio II, Osaka 07
Data Centre, Hong Kong 08
Japan Residential Portfolio III, Tokyo & Osaka 09
Logistics & Data Centre, Seoul 10
Japan Residential Portfolio IV, Tokyo 11
Jeongdong building 12

Source: Nuveen Real Estate, Sep 2024.

Investments in Real Estate

The following table sets forth our total assets by segment as of December 31, 2024 ($ in thousands):

	December 31, 2024	December 31, 2023
Industrial	$540,374	$552,413
Healthcare	440,182	457,964
Multifamily	315,799	326,862
Retail	258,614	206,824
Single-Family Housing	142,490	145,700
Office	109,948	116,334
Self-Storage	57,722	61,505
Commercial Mortgage Loans	370,172	338,978
Real Estate-Related Securities(1)	207,422	208,402
International Affiliated Funds	109,056	118,055
Other (Corporate)	45,198	46,961

Total assets	$2,596,977	$2,579,998

(1)	Includes investments in real estate-related securities and real estate debt.

The following chart provides information on the nature and geographical locations of our direct investments in real properties as of December 31, 2024:

Sector and Property/Portfolio Name	Number of Properties	Location	Acquisition Date	Ownership Interest	Sq. Ft. (in thousands) / # of units	Occupancy
Multifamily:
Kirkland Crossing	1	Aurora, IL	Dec, 2017	100%	266 Units	95%
Tacara Steiner Ranch	1	Austin, TX	June, 2018	100%	246 Units	93%
Brookson Flats	1	Huntersville, NC	June, 2021	100%	296 Units	94%
Signature at Hartwell	1	Seneca, SC	Nov, 2021	96.5%	185 Units	98%
The Reserve at Stonebridge Ranch	1	McKinney, TX	Dec, 2021	100%	301 Units	89%
CASA Nord Portfolio	4	Copenhagen, DK	Dec, 2022	100%	84 Units	100%

Total Multifamily	9				1,378 Units	95%
Industrial:
West Phoenix Industrial	1	Phoenix, AZ	Dec, 2017	100%	265 Sq. Ft	100%
Denver Industrial	3	Golden & Denver, CO	Dec, 2017	100%	486 Sq. Ft	100%
Henderson Interchange	1	Henderson, NV	Dec, 2018	100%	197 Sq. Ft	100%
Globe Street Industrial	1	Moreno Valley, CA	Oct, 2019	100%	252 Sq. Ft	100%
1 National Street	1	Boston, MA	Nov, 2020	100%	300 Sq. Ft	100%
Rittiman West 6 & 7	2	San Antonio, TX	Dec, 2020	100%	147 Sq. Ft	100%
10850 Train Ct.	1	Houston, TX	Dec, 2021	100%	113 Sq. Ft	100%
5501 Mid Cities Pkwy	1	San Antonio, TX	Dec, 2021	100%	88 Sq. Ft	100%
Tampa Lakeland Industrial	3	Tampa, FL	Jan, 2022	100%	366 Sq. Ft	100%
610 Loop	5	Houston, TX	Mar, 2022	100%	709 Sq. Ft	94%
UP Minneapolis	3	Minneapolis, MN	June, 2022	100%	406 Sq. Ft	100%
Wilsonville Logistics Center	1	Wilsonville, OR	July, 2022	100%	508 Sq. Ft	100%
Alliance Logistics	7	Various	Oct, 2022	100%	1,236 Sq. Ft	93%

Total Industrial	30				5,073 Sq. Ft	99%
Retail:
Main Street at Kingwood	1	Houston, TX	Oct, 2018	100%	199 Sq. Ft	97%
GFI Grocery Anchored Portfolio	5	Various	Sep, 2022	95%	496 Sq. Ft	99%
Short Pump Station	1	Short Pump, VA	Dec, 2024	100%	91 Sq. Ft	97%

Total Retail	7				786 Sq. Ft	98%

Sector and Property/Portfolio Name	Number of Properties	Location	Acquisition Date	Ownership Interest	Sq. Ft. (in thousands) / # of units	Occupancy
Office:
Defoor Hills	1	Atlanta, GA	June, 2018	100%	91 Sq. Ft	100%
East Sego Lily	1	Salt Lake City, UT	May, 2019	100%	148 Sq. Ft	88%
Perimeter’s Edge	1	Raleigh, NC	Sept, 2021	100%	85 Sq. Ft	77%

Total Office	3				324 Sq. Ft	88%
Healthcare:
9725 Datapoint	1	San Antonio, TX	Dec, 2019	100%	205 Sq. Ft	100%
Linden Oaks	1	Chicago, IL	Nov, 2020	100%	43 Sq. Ft	100%
Locust Grove	1	Atlanta, GA	Nov, 2020	100%	40 Sq. Ft	100%
2945 Wilderness Place	1	Boulder, CO	Jan, 2021	100%	31 Sq. Ft	100%
Hillcroft Medical Clinic	1	Sugarland, TX	June, 2021	100%	41 Sq. Ft	100%
Pacific Center	1	San Diego, CA	May, 2021	100%	92 Sq. Ft	100%
Buck’s Town Medical Campus I	5	Philadelphia, PA	Sept, 2021	100%	142 Sq. Ft	95%
620 Roseville Parkway	1	Roseville, CA	Oct, 2021	100%	194 Sq. Ft	88%
Buck’s Town Medical Campus II	2	Langhorne, PA	Oct, 2021	100%	69 Sq. Ft	85%
Project Sullivan	10	Various	Various	100%	661 Sq. Ft	96%

Total Healthcare	24				1,518 Sq. Ft	96%
Self-Storage:
Out O’ Space Storage	1	Palm Bay, FL	June, 2022	100%	240 Units	76%
Imperial Sugar Land	1	Sugarland, TX	June, 2022	100%	791 Units	81%
Advantage Storage	1	Houston, TX	Aug, 2022	100%	781 Units	71%
Pflugerville Self-Storage	1	Pflugerville, TX	Dec, 2022	100%	546 Units	71%
Brighton Storage	1	Brighton, CO	Mar, 2023	100%	716 Units	73%

Total Self-Storage	5				3,074 Units	74%
Single-Family Housing:
Single-Family Rentals	383	Various	Various	100%	774 Sq. Ft	94%

Total Single-Family Housing	383					94%

Total Investment Properties	461					94%

Lease Expirations

The following schedule details the expiring leases at our industrial, retail, office and healthcare properties by annualized base rent and square footage as of December 31, 2024 ($ and square feet data in thousands). The table below excludes our multifamily properties, single-family rentals and self-storage properties as substantially all leases at such properties expire within 12 months.

Year	Number of Expiring Leases	Annualized Base Rent(1)	% of Total Annualized Base Rent Expiring	Square Feet	% of Total Square Feet Expiring
2025	68	$11,686	13%	1,179	16%
2026	65	8,751	10%	907	13%
2027	65	14,720	16%	990	14%
2028	60	19,665	21%	1,536	21%
2029	50	6,064	7%	617	8%
2030	22	5,918	6%	359	5%
2031	9	2,142	2%	104	1%
2032	10	10,084	11%	842	12%
2033	17	8,480	9%	510	7%
2034	5	1,067	1%	28	—%
Thereafter	5	3,249	4%	203	3%

Total	376	$91,826	100%	7,275	100%

(1)	The annualized December 31, 2024 base rent per leased square foot of the applicable year excluding tenant recoveries, straight-line rent and above-market and below-market lease amortization.

As of December 31, 2024, the table below presents the aggregate minimum annual rentals for wholly owned real estate investments owned by us through the non-cancelable lease term, excluding short-term, multifamily, self-storage and single-family rentals ($ in thousands).

Year	Future Minimum Rents
2025	$88,190
2026	79,025
2027	67,712
2028	54,798
2029	36,101
Thereafter	99,595

Total	$425,421

Certain leases provide for additional rental amounts based upon the recovery of actual operating expenses in excess of specified base amounts, or sales volume as defined in the lease agreement. These contractual contingent rentals are not included in the table above.

Investments in Real Estate-Related Securities

As part of our investment strategy, we invest in real estate-related securities including shares of common stock of publicly traded REITs. As of December 31, 2024, we had 56 holdings and have invested $97.5 million in securities that are valued at $103.5 million.

Investments in International Affiliated Funds

The European Cities Partnership SCSp

As of December 31, 2024, we have invested $79.0 million (€70.0 million) in ECF. As of December 31, 2024, ECF had total equity commitments of $1.2 billion (€1.2 billion) all of which have been called. As of September 30, 2024, ECF had 12 assets with a gross asset value of $1.7 billion (€1.6 billion) and had a loan-to-value (“LTV”) ratio of 39.1%. The ECF Portfolio is well diversified and had a balance of country exposure with 21.9% in the United Kingdom, 13.7% in Italy, 13.5% in Spain, 12.7% in Finland, 11.6% in Germany, 10.9% in the Netherlands, 9.4% in Austria, and 6.3% in Denmark. The 12-month net total return and since-inception net total return was (6.6)% and 1.5%, respectively, as of December 31, 2024.

The following table summarizes the equity investment in Unconsolidated International Affiliated Funds from ECF as of December 31, 2024 ($ in thousands):

December 31, 2024
Beginning balance	$68,599
Income distributions	(2,020)
Loss from equity investment in unconsolidated international affiliated fund	(3,242)
Foreign currency translation adjustment	(4,741)

Ending balance	$58,596

(Loss) income from Equity Investments in Unconsolidated International Affiliated Funds from ECF for the years ended December 31, 2024, 2023 and 2022 was $(3.2) million, $(8.7) million and $5.6 million, respectively.

The Asia-Pacific Cities Fund

As of December 31, 2024, we have invested $50.0 million in APCF. APCF was launched in November 2018 as an open-end, U.S. dollar-denominated fund that seeks durable income and capital appreciation from a balanced and diversified portfolio of real estate investments in a defined list of investment cities in the Asia-Pacific region. As of December 31, 2024, APCF had total equity commitments of $1.14 billion and had called $1.1 billion of these commitments. As of September 30, 2024, APCF had eleven investments (26 assets) with a gross asset value of $1.7 billion and an LTV of 39.3%. APCF had 32.3% exposure in Singapore, 28.1% in Japan, 21.2% in South Korea, 12.0% in Hong Kong, and 6.4% in Australia, resulting in a 12-month total return and a since-inception total return of 4.2% and 4.1% (foreign exchange-neutral), respectively, as of December 31, 2024.

The following table summarizes the Equity Investments in Unconsolidated International Affiliated Funds from APCF as of December 31, 2024 ($ in thousands):

December 31, 2024
Beginning balance	$49,456
Income distributions	(1,023)
Income from equity investment in unconsolidated international affiliated fund	2,027

Ending balance	$50,460

Income (loss) from Equity Investments in Unconsolidated International Affiliated Funds from APCF for the years ended December 31, 2024, 2023 and 2022 was $2.0 million, $1.7 million and $(2.2) million, respectively.

Investments in Real Estate Debt

We invest in CMBS to the extent permitted by the REIT rules. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or pool of commercial mortgage loans. CMBS are generally pass-through and represent beneficial ownership interests in trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. Losses are usually borne by the most subordinate class, which receive payments only after the senior classes have received payments they are entitled to. CMBS are subject to the risks of the underlying mortgage loans. The majority (approximately 91%) of our CMBS are single-asset, single-borrower deals, and nearly all our CMBS are rated Investment Grade (BBB- or higher) with approximately 9% being non-Investment Grade (BB+ or lower). The greatest concentration by property sector of our CMBS is in industrial properties (32%). Additionally, to minimize interest rate risk, the portfolio is concentrated in floating-rate securities (approximately 80%) whose base index rate of one-month SOFR is 4.33% as of December 31, 2024. As of December 31, 2024, we have invested $105.5 million in CMBS that are valued at $103.9 million on our consolidated balance sheet.

Investments in Commercial Mortgage Loans

The following table summarizes the investments in commercial mortgage loans as of December 31, 2024 ($ in thousands):

Investment Name	Origination Date	Loan Type	Property Type	Location	Interest Rate	Maturity Date	Periodic Payment Terms	Commitment Amount	Principal Receivable	Fair Value
9-90 Corporate Center(1)	11/9/2021	Senior	Office	Framingham, MA	SOFR + 186 bps	11/9/2025	Interest only	$72,033	$59,774	$57,440
9-90 Corporate Center	11/9/2021	Mezzanine	Office	Framingham, MA	SOFR + 586 bps	11/9/2025	Interest only	$23,344	$23,258	$22,040
Panorama House(1)	11/16/2021	Senior	Multifamily	Seattle, WA	SOFR + 165 bps	12/9/2025	Interest only	$66,488	$65,113	$64,400
Panorama House	11/16/2021	Mezzanine	Multifamily	Seattle, WA	SOFR + 597 bps	12/9/2025	Interest only	$22,163	$21,704	$21,070
Tucson IV	3/28/2022	Senior	Multifamily	Tucson, AZ	SOFR + 295 bps	4/9/2025	Interest only	$76,260	$75,327	$75,315
Tucson IV	3/28/2022	Mezzanine	Multifamily	Tucson, AZ	SOFR + 295 bps	4/9/2025	Interest only	$25,420	$25,109	$24,578
Dolce Living Royal Palm(1)	7/8/2022	Senior	Multifamily	Kissimmee, FL	SOFR + 185 bps	7/9/2025	Interest only	$51,432	$51,432	$51,080
Dolce Living Royal Palm	7/8/2022	Mezzanine	Multifamily	Kissimmee, FL	SOFR + 525 bps	7/9/2025	Interest only	$17,144	$17,144	$16,700
Luxe Scottsdale	7/19/2022	Mezzanine	Multifamily	Scottsdale, AZ	SOFR + 570 bps	8/9/2025	Interest only	$17,043	$17,163	$16,840
Sterling Self-Storage	3/28/2024	Senior	Self-Storage	Various	SOFR + 370 bps	4/9/2027	Interest only	$20,850	$20,702	$20,709

Total										$370,172

(1)	Sold to unaffiliated parties, but did not qualify for sale accounting under GAAP and were not derecognized.

In accordance with the adoption of the fair value option allowed under ASC 825, Financial Instruments, and at our election, the existing commercial mortgage loans are stated at fair value and were initially valued at the face amount of the loan funding. Subsequently, the commercial mortgage loans are valued at least quarterly by an independent third-party valuation firm with additional oversight being performed by the Advisor’s internal valuation department. The value will be based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral (such as the LTV ratio and the cash flow of the underlying collateral), and the credit quality of the borrower.

For the years ended December 31, 2024 and 2023, we had unrealized gains (losses) on our commercial mortgage loans of $2.3 million and $(3.3) million, respectively.

For the years ended December 31, 2024, 2023 and 2022, we recognized interest and loan origination income from our investments in commercial mortgage loans of $30.7 million, $27.9 million and $15.1 million, respectively.

SELECTED INFORMATION REGARDING OUR OPERATIONS

Funds from Operations and Adjusted Funds from Operations

We believe funds from operations (“FFO”) is a meaningful supplemental non-GAAP operating metric, which should be considered along with, but not as an alternative to, net income (loss) and cash provided by operating activities as a measure of operating performance Our consolidated financial statements are presented under historical cost accounting which, among other things, requires depreciation of real estate investments to be calculated on a straight-line basis. As a result, our operating results imply that the value of our real estate investments will decrease evenly over a set time period. However, we believe that the value of real estate investments will fluctuate over time based on market conditions and as such, depreciation under historical cost accounting may be less informative. FFO is a standard REIT industry metric defined by the National Association of Real Estate Investment Trusts (“NAREIT”).

FFO, as defined by NAREIT and presented below, is calculated as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable real property and impairment write-downs on depreciable real property, plus real estate-related depreciation and amortization.

We also believe that Adjusted FFO (“AFFO”) is a meaningful supplemental non-GAAP disclosure of our operating results. AFFO further adjusts FFO in order for our operating results to reflect the specific characteristics of our business by adjusting for items we believe are not related to our core operations. Our adjustments to FFO to arrive to AFFO include straight-line rental income, amortization of above- and below- market lease intangibles, organization costs, unrealized gains or losses from changes in fair value of real estate- related securities and amortization of restricted stock awards. AFFO is not defined by NAREIT and our calculation of AFFO may not be comparable to the disclosures made by other REITs.

The following table presents a reconciliation of net income (loss) to FFO and to AFFO for the periods set forth below ($ in thousands):

	For the Year Ended December 31,
	2024	2023	2022
Net loss	$(1,560)	$(12,832)	$(54,110)
Adjustments:
Real estate depreciation and amortization	79,744	84,975	65,646
Amount attributable to non-controlling interests for above adjustments	(313)	(348)	(185)

Funds from Operations attributable to common stockholders	77,871	71,795	11,351
Straight-line rental income	(1,785)	(4,084)	(2,991)
Amortization of above-and-below market lease intangibles	(3,609)	(4,124)	(3,368)
Amortization of deferred financing costs	1,200	1,229	647
Amortization of mortgage discount	1,178	1,194	355
Unrealized loss (gain) from changes in fair value of real estate-related securities	329	(19,247)	34,086
Unrealized gain (loss) from changes in fair value of real estate debt	(3,575)	1,057	4,144
Unrealized gain (loss) on commercial mortgage loans	(2,313)	3,325	2,118
Unrealized loss from interest rate derivatives	597	122	—
Unrealized loss (gain) on note payable	5	140	(233)
Amortization of restricted stock awards	197	263	171
Unrealized loss (income) from investments in international affiliated funds	4,258	11,083	(1,077)

Adjusted Funds from Operations attributable to stockholders	$74,353	$62,753	$45,203

FFO and AFFO should not be considered to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in evaluating our operating performance. In addition, FFO and AFFO should not be considered as alternatives to net income (loss) as indications of our performance or as alternatives to cash flows from operating activities as indications of our liquidity, but rather should be reviewed in conjunction with these and other GAAP measurements. Further, FFO and AFFO are not intended to be used as liquidity measures indicative of cash flow available to fund our cash needs, including our ability to make distributions to our stockholders.

Information Regarding Our Indebtedness

Credit Facility

On October 24, 2018, we entered into a credit agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent and lead arranger. The Credit Agreement initially provided for aggregate commitments of up to $60.0 million for unsecured revolving loans, with an accordion feature that may increase the aggregate commitments to up to $500.0 million (the “Credit Facility”).

On September 30, 2021, we amended the Credit Agreement to increase the Credit Facility to $335.0 million in aggregate commitments, consisting of a $235.0 million revolving facility (the “Revolving Facility”), and a senior delayed draw term loan facility in the aggregate amount of up to $100.0 million (the “DDTL Facility”). Loans under the DDTL Facility may be borrowed in up to three advances, each in a minimum amount of $30.0 million. The Revolving Facility will terminate, and all amounts outstanding thereunder will be due and payable in full, on September 30, 2025, with one additional one-year extension option held by Operating Partnership, exercisable upon the submission of an extension request and payment of an extension fee of 0.125% of the aggregate commitment. The DDTL Facility will mature, and all amounts outstanding thereunder will be due and payable in full, on September 30, 2026.

On February 17, 2023, we amended the Credit Agreement to increase the Credit Facility to $455.0 million in aggregate commitments, consisting of a $321.0 million Revolving Facility and a $134.0 million DDTL Facility, with an accordion feature that may increase aggregate commitments to up to $800.0 million. In addition, we amended the Credit Facility to convert the base interest rate from LIBOR to the Secured Overnight Finance Rate (“SOFR”), effective May 1, 2023.

Subsequent to the SOFR conversion, loans outstanding under the Credit Facility bear interest, at the Operating Partnership’s option, at either an adjusted base rate or an adjusted SOFR rate, in each case, plus an applicable margin. The applicable margin ranges from 0.30% to 0.90% for Credit Facility borrowings for base rate loans, in each case, based on the total leverage ratio of the Operating Partnership and its subsidiaries. The applicable margin ranges from 1.30% to 1.90% for Credit Facility borrowings at the adjusted SOFR rate, in each case, based on the total leverage ratio of the Operating Partnership and its subsidiaries. Loans outstanding under the DDTL Facility bear interest, at the Operating Partnership’s option, at either an adjusted base rate or an adjusted SOFR rate, in each case, plus an applicable margin. The applicable margin ranges from 0.25% to 0.85% for DDTL Facility borrowings for base rate loans, in each case, based on the total leverage ratio of the Operating Partnership and its subsidiaries. The applicable margin ranges from 1.25% to 1.85% for DDTL Facility borrowings at the adjusted SOFR rate, in each case, based on the total leverage ratio of the Operating Partnership and its subsidiaries. There is a monthly unused fee of 0.15% if the usage is greater than or equal to 50% of the aggregate commitments and 0.25% if the usage is less than 50% of the aggregate commitments. The DDTL Facility was fully disbursed as of December 31, 2024.

The following is a summary of the Credit Facility as of the dates set forth below ($ in thousands):

					Principal Balance Outstanding
Indebtedness	Interest Rate		Maturity Date	Maximum Facility Size	December 31, 2024
Revolving facility	S+applicable margin	(1)	September 30, 2025	$321,000	$173,000
DDTL facility	S+applicable margin	(1)	September 30, 2026	134,000	134,000

Credit facility				$455,000	$307,000

(1)	The weighted-average interest rate for the year ended December 31, 2024 for the Revolving facility was 6.72%.
(2)	The weighted-average interest rate for the year ended December 31, 2024 for the DDTL facility was 6.56%.

As of December 31, 2024 and 2023, we had $307 million and $250 million in borrowings, respectively, and had outstanding accrued interest of $1.3 million and $1.2 million, respectively, under the Credit Facility.

For the years ended December 31, 2024 and 2023, we incurred $18.6 million and $14.5 million, respectively, in interest expense under the Credit Facility.

As of December 31, 2024, we were in compliance with all loan covenants with respect to the Credit Agreement.

Mortgages Payable

The following table is a summary of the mortgages payable secured by our properties as of December 31, 2024 and 2023 ($ in thousands):

				Principal Balance Outstanding
Indebtedness	Lender	Interest Rate	Maturity Date	December 31, 2024	December 31, 2023
Fixed rate mortgages payable:
Main Street at Kingwood	Nationwide Life Insurance Company	3.15%	12/01/26	$48,000	$48,000
Tacara Steiner Ranch	Brighthouse Life Insurance	2.62%	06/01/28	28,750	28,750
Signature at Hartwell	Allstate/American Heritage	3.01%	12/01/28	29,500	29,500
GFI Grocery Anchored Portfolio	Nationwide/Amerant/Synovus	2.98% - 3.40%	Various	68,721	69,277
Short Pump Station	Northwestern Mutual Life Insurance	2.76%	9/1/2031	24,000	—

Total fixed rate mortgages payable				198,971	175,527
Variable rate mortgage payable:
CASA Nord Portfolio	Nyrkredit Realkredit	C + 0.70%(1)(2)	12/31/32	19,785	21,096

Total mortgages payable				218,756	196,623
Deferred financing costs, net				(845)	(743)
Discount on assumed mortgage notes				(8,429)	(6,091)

Mortgages payable, net				$209,482	$189,789

(1)	The term “C” refers to the relevant floating benchmark rates, which is the three-month Copenhagen Interbank Offered Rate.
(2)	CASA Nord entered into an interest rate swap on January 3, 2023, which fixed the rate at 3.18%.

As of December 31, 2024 and 2023, we had outstanding accrued interest of $0.4 million. For the years ended December 31, 2024 and 2023, we incurred $6.2 million and $6.1 million, respectively, in interest expense on mortgages payable.

Note Payable

We finance the acquisition of certain commercial mortgage loans through the use of “note-on-note” transactions. The notes bear interest based on competitive market rates determined at the time of issuance. The notes involve leverage risk and also the risk that the market value of the collateral will decline below the amount of the funding advanced.

As of December 31, 2024, we had one note outstanding with Capital One which matures on April 9, 2026. As of December 31, 2024, the total principal amount of the note was $71.9 million and we had $0.3 million in accrued interest outstanding. Interest expense incurred for the year ended December 31, 2024 was $4.9 million, based on a rate of SOFR plus 1.65%.

The following table summarizes our note payable balance as of December 31, 2024 ($ in thousands):

December 31, 2024
Beginning balance	$69,170
Financing proceeds	2,685
Net unrealized gain	5

Ending balance	$71,860

The following table presents the future principal payments due under the Note Payable as of December 31, 2024 ($ in thousands):

Year	Note Payable(1)
2025	$71,947
2026	—
2027	—
2028	—
2029	—
Thereafter	—

Total	$71,947

(1)	The weighted-average interest rate on the note payable for the year ended December 31, 2024 was 7.05%.

Information Regarding Distributions

We declare monthly distributions for each class of our common stock which are generally paid within 30 days after month-end. We have paid distributions consecutively each month since such time. Each class of our common stock received the same gross distribution per share, which was $0.8668 per share for the year ended December 31, 2024. The net distribution varies for each class based on the applicable stockholder servicing fee and advisory fee, which are deducted from the monthly distribution per share and paid by us to the recipient.

The following table details the net distribution declared for each of our share classes for the year ended December 31, 2024:

	For the Year Ended December 31, 2024
	Class T Common Stock	Class S Common Stock	Class D Common Stock	Class I Common Stock	Class N Common Stock
Gross distribution per share of common stock	$0.8668	$0.8668	$0.8668	$0.8668	$0.8668
Advisory fee per share of common stock	(0.1526)	(0.1506)	(0.1530)	(0.1523)	(0.0826)
Stockholder servicing fee per share of common stock	(0.1084)	(0.1079)	(0.0310)	—	—

Net distribution per share of common stock	$0.6058	$0.6083	$0.6828	$0.7145	$0.7842

For the year ended December 31, 2024, we declared and paid distributions of $115.5 million.

The following table outlines the tax character of our distributions paid in 2024 as a percentage of total distributions:

	Ordinary Income	Capital Gains	Return of Capital
2024 Tax Year	—	—%	91%

The following table summarizes our distributions declared and paid during the year ended December 31, 2024 ($ in thousands):

	For the Year Ended December 31, 2024		For the Year Ended December 31, 2023		For the Year Ended December 31, 2022
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Distributions
Paid in cash	$64,811	56.10%	$65,921	55.34%	$58,055	59.44%
Reinvested in shares	50,712	43.90%	53,195	44.66%	39,618	40.56%

Total distributions	$115,523	100.00%	$119,116	100.00%	$97,673	100.00%

Sources of distributions
Cash flows from operating activities	$68,680	59.45%	$74,022	62.14%	$89,868	92.01%
Debt and financing proceeds	46,843	40.55%	45,094	37.86%	7,805	7.99%

Total sources of distributions	$115,523	100.00%	$119,116	100.00%	$97,673	100.00%

Total cash flows from operating activities	$68,680		$74,022		$89,868

Information Regarding Repurchase of Our Shares

During the year ended December 31, 2024, we repurchased shares of our common stock in the following amounts, which represented all of the share repurchase requests received for the same period. We funded these repurchases from operating and financing activities.

Month of:	Total Number of Shares Repurchased	Repurchases as a Percentage of NAV(1)	Average Price Paid per Share	Total Number of Shares Repurchased as Part of Publicly Announced Plans or Programs	Maximum Number of Shares Pending Repurchase Pursuant to Publicly Announced Plans or Programs(2)
January 2024	2,699,660	1.47%	11.96	2,699,660	—
February 2024	2,123,832	1.16%	11.88	2,123,832	—
March 2024	1,678,077	0.92%	11.86	1,678,077	—
April 2024	1,614,551	0.89%	11.78	1,614,551	—
May 2024(3)	4,463,416	2.47%	11.70	4,463,416	—
June 2024	2,121,573	1.17%	11.73	2,121,573	—
July 2024	1,476,767	0.83%	12.26	1,476,767	—
August 2024	1,011,284	0.56%	11.67	1,011,284	—
September 2024	1,162,594	0.65%	11.67	1,162,594	—
October 2024	2,278,842	1.21%	11.66	2,278,842	—
November 2024	1,608,399	0.85%	11.64	1,608,399	—
December 2024	1,264,969	0.67%	11.64	1,264,969	—

(1)

Represents aggregate NAV of shares repurchased under our share repurchase plan over aggregate NAV of all shares outstanding, in each case, based on the NAV as of the last calendar day of the prior month.

(2)	All repurchase requests under our share repurchase plan were satisfied.
(3)	Our board of directors unanimously authorized repurchase requests in excess of the 2% limit for May 2024 such that 100% of repurchase requests timely received in May 2024 were satisfied.

Compensation Paid to the Advisor and its Affiliates

The following table sets forth the fees and expenses paid or payable (incurred) to the Advisor and the Dealer Manager for the year ended December 31, 2024 and the amounts payable December 31, 2024, regardless of when incurred ($ in thousands):

	Year Ended December 31, 2024	Payable at December 31, 2024
Selling commissions	$783	$—
Dealer manager fees	255	—
Stockholder servicing fees	6,312	—
Organization and offering expenses	935	1,677
Advisory fee	23,531	2,159
Affiliated property and asset management fees	1,291	—
Affiliated acquisition fees	—	—
Affiliated accounting, construction and leasing fees	187	—

Total advisory fees and total expense and cost reimbursements paid to the Advisor and its affiliates for the year ended December 31, 2024 was equal to 1.10% of our NAV as of December 31, 2024.

April 1, 2025 Transaction Price

The transaction price for each share class of our common stock for subscriptions accepted as of April 1, 2025 (and repurchases as of March 31, 2025) is as follows:

Transaction Price (per share)
Class T	$11.59
Class S	$11.45
Class D	$11.61
Class I	$11.57

The transaction price for each of our Class T, Class S, Class D and Class I shares is equal to such class’s NAV per share as of February 28, 2025. A detailed presentation of the NAV per share is set forth below.

The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.

February 28, 2025 NAV Per Share

We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.nuveenglobalreit.com. See “Net Asset Value Calculation and Valuation Guidelines” for information on how our NAV is determined. The Advisor is ultimately responsible for determining our NAV. As of February 28, 2025, our properties have been appraised in accordance with our valuation guidelines and such appraisals were reviewed by our independent valuation advisor.

The following table provides a breakdown of the major components of our NAV as of February 28, 2025 ($ and shares in thousands):

Components of NAV	February 28, 2025
Investments in real property	$2,262,296
Investments in commercial mortgage loans	196,943
Investments in real estate debt	107,976
Investments in real estate-related securities	107,685
Investments in international affiliated funds	105,590
Cash and cash equivalents	34,313
Restricted cash	31,813
Other assets	11,687
Debt obligations	(581,229)
Other liabilities	(75,969)
Subscriptions received in advance	(30,895)
Stockholder servicing fees payable the following month(1)	(478)
Non-controlling interests in joint ventures	(5,732)

Net Asset Value	$2,164,000
Net asset value attributable to preferred stock	128

NAV attributable to common stockholders	$2,163,872

Number of outstanding shares of common stock	186,276

(1)

Stockholder servicing fees only apply to Class T, Class S and Class D shares. For purposes of NAV, we recognize the stockholder servicing fee as a reduction of NAV on a monthly basis as such fee is paid. Under

GAAP, we accrue the full cost of the stockholder servicing fee as an offering cost at the time we sell Class T, Class S and Class D shares. As of February 28, 2025, we have accrued under GAAP approximately $43.5 million of stockholder servicing fees payable to the Dealer Manager related to the Class T, Class S and Class D shares sold.

The following table provides a breakdown of our total NAV and NAV per share of common stock by share class as of February 28, 2025 ($ and shares in thousands, except per-share data):

	Class T Shares	Class S Shares	Class D Shares	Class I Shares	Class N Shares	Total
Net asset value attributable to common stockholders	$175,709	$522,259	$83,170	$1,034,621	$348,113	$2,163,872
Number of outstanding shares	15,164	45,620	7,162	89,428	28,902	186,276

NAV per share	$11.59	$11.45	$11.61	$11.57	$12.04

Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the February 28, 2025 valuations, based on property types.

Property Type	Discount Rate	Exit Capitalization Rate
Industrial	6.96%	5.85%
Multifamily	6.66	5.49
Office	7.89	7.20
Healthcare	7.39	6.50
Retail	6.91	5.93
Self-Storage	7.29	5.68
Single-Family Housing	7.25	5.50

These assumptions are determined by our independent valuation advisor. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remained unchanged, the changes listed below would result in the following effects on our investment values:

Input	Hypothetical Change	Industrial Investment Values	Multifamily Investment Values	Office Investment Values	Healthcare Investment Values	Retail Investment Values	Self- Storage Investment Values	Single- Family Housing Investment Values
Discount Rate	0.25% decrease	1.98%	1.96%	1.94%	1.99%	1.96%	1.80%	2.00%
(weighted average)	0.25% increase	(2.02)%	(1.85)%	(1.84)%	(1.89)%	(1.83)%	(1.96)%	(1.78)%
Exit Capitalization Rate	0.25% decrease	2.89%	2.98%	2.33%	2.60%	2.69%	2.62%	2.92%
(weighted average)	0.25% increase	(2.71)%	(2.66)%	(2.13)%	(2.31)%	(2.41)%	(2.62)%	(2.64)%

Historical NAV Per Share

The following table presents our monthly NAV per share for each of the five classes of shares as of the last day of each month since January 31, 2022:

Date	Class T Shares	Class S Shares	Class D Shares	Class I Shares	Class N Shares
January 31, 2022	$12.65	$12.52	$12.68	$12.66	$13.08
February 28, 2022	12.74	12.61	12.77	12.74	13.17
March 31, 2022	12.93	12.79	12.97	12.93	13.38
April 30, 2022	13.09	12.94	13.12	13.08	13.56
May 31, 2022	13.14	13.00	13.17	13.13	13.62
June 30, 2022	13.11	12.98	13.15	13.10	13.58
July 31, 2022	13.21	13.07	13.24	13.19	13.67
August 31, 2022	13.15	13.01	13.19	13.13	13.63
September 30, 2022	13.06	12.92	13.09	13.04	13.53
October 31, 2022	13.02	12.88	13.05	13.00	13.48
November 30, 2022	13.02	12.88	13.05	13.00	13.48
December 31, 2022	12.78	12.65	12.82	12.77	13.25
January 31, 2023	12.80	12.66	12.83	12.78	13.26
February 28, 2023	12.65	12.51	12.68	12.63	13.11
March 31, 2023	12.42	12.29	12.46	12.41	12.89
April 30, 2023	12.40	12.27	12.44	12.39	12.87
May 31, 2023	12.32	12.18	12.35	12.30	12.78
June 30, 2023	12.30	12.16	12.33	12.28	12.76
July 31, 2023	12.29	12.16	12.32	12.27	12.75
August 31, 2023	12.22	12.08	12.25	12.20	12.68
September 30, 2023	12.13	11.99	12.16	12.11	12.59
October 31, 2023	12.08	11.95	12.11	12.06	12.54
November 30, 2023	12.06	11.92	12.08	12.04	12.52
December 31, 2023	11.99	11.86	12.02	11.98	12.45
January 31, 2024	11.93	11.80	11.96	11.92	12.39
February 29, 2024	11.90	11.76	11.92	11.88	12.36
March 31, 2024	11.82	11.68	11.85	11.80	12.28
April 30, 2024	11.74	11.60	11.76	11.72	12.20
May 31, 2024	11.75	11.61	11.78	11.73	12.21
June 30, 2024	11.75	11.61	11.77	11.73	12.21
July 31, 2024	11.73	11.59	11.76	11.71	12.19
August 31, 2024	11.72	11.58	11.75	11.70	12.18
September 30, 2024	11.72	11.58	11.74	11.70	12.18
October 31, 2024	11.68	11.54	11.71	11.66	12.14
November 30, 2024	11.68	11.54	11.70	11.66	12.14
December 31, 2024	11.61	11.47	11.64	11.59	12.07
January 31, 2025	11.61	11.47	11.63	11.59	12.07
February 28, 2025	11.59	11.45	11.61	11.57	12.04

Status of our Current Public Offering

In our prior public offerings we sold 214,628,246 shares of our common stock resulting in gross offering proceeds of $2,604,869,559. Our third public offering was declared effective by the SEC and commenced on November 6, 2024. In our third public offering, we are currently offering on a continuous basis up to $5.0 billion in shares of common stock, consisting of up to $4.0 billion in shares in our primary offering and up to $1.0 billion in shares pursuant to our distribution reinvestment plan. As of the date hereof, we have issued and sold 14,869,758 shares of our common stock in this offering, resulting in gross offering proceeds of approximately $172,471,422. We intend to continue selling shares in this offering on a monthly basis.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has retained the Advisor to manage the acquisition and dispositions of our investments, subject to the board of directors’ supervision.

We have a six-member board. Our board of directors may change the number of directors, but not to fewer than three directors nor, unless our bylaws are amended, more than 15. Our charter provides that a majority of our directors must be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of a successor independent director. Consistent with the NASAA REIT Guidelines, our charter defines an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with Nuveen, Nuveen Real Estate or the Advisor. A director is deemed to be associated with Nuveen, Nuveen Real Estate or the Advisor if he or she owns any interest (other than an interest in us) in, is employed by, is an officer or director of, or has any material business or professional relationship with, Nuveen, Nuveen Real Estate or the Advisor or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by Nuveen or Nuveen Real Estate or advised by the Advisor or an affiliate. A business or professional relationship is deemed material per se if the gross revenue derived by the director from Nuveen, Nuveen Real Estate, the Advisor or any of their affiliates exceeds 5% of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, Nuveen, Nuveen Real Estate, the Advisor or any of their affiliates. Our charter requires that a director have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director. Our charter also requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience. Our charter and bylaws have been ratified by our board of directors, including a majority of our independent directors.

Each director serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease may not shorten the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of a special meeting called to remove a director must indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. A vacancy created by an increase in the number of directors or by the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, or in the case of election of an independent director, after nomination by a majority of the remaining independent directors (if any remaining directors are independent directors). Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

Our board of directors generally meets quarterly or more frequently if necessary, in addition to meetings of any committees of the board of directors described below. Our directors are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their fiduciary responsibilities, our directors rely heavily on the Advisor and on information provided by the Advisor. Our directors have a fiduciary duty to supervise the relationship between us and the Advisor. Our board of directors is empowered to approve the payment of compensation to directors for services rendered to us.

Our board of directors has adopted written policies on investments and borrowings, the general terms of which are set forth in this prospectus. The board of directors may revise these policies or establish further written policies on investments and borrowings and monitors our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders. Our board of directors, including a majority of our independent directors, will review our investment policies with sufficient frequency, and at least annually, to determine that they are in the best interest of our stockholders.

Directors and Executive Officers

Our directors and executive officers are set forth below. There are no family relationships between any directors or executive officers.

Name	Age*	Position
Michael J.L. Sales	60	Chairman of the Board and Chief Executive Officer
John L. MacCarthy	65	Director
Donna Brandin	68	Independent Director
John R. Chandler	65	Independent Director
Steven R. Hash	60	Lead Independent Director
Robert E. Parsons, Jr.	69	Independent Director
Chad W. Phillips	46	Co-President
Richard M. Kimble	48	Co-President
Robert J. Redican	60	Chief Financial Officer and Treasurer
William M. Miller	51	Secretary
Abigail Lewis	44	Head of Strategic Insight
Shawn C. Lese	55	Chief Investment Officer
Gracie Coburn	36	Vice President
Halley S. Cunn	33	Vice President
Elizabeth A. Sworn	48	Vice President–Europe
Carsten Kebbedies	54	Vice President–Asia Pacific

*	As of April 11, 2025

Michael J.L. Sales has served as our Chairman of the Board and Chief Executive Officer since July 2017. As Chief Executive Officer of Nuveen Real Estate and Real Assets, comprised of the Real Estate, Infrastructure, Natural Capital, Commodities and Private Impact teams. Mr. Sales is primarily responsible for overseeing the business across all regions. He is a member of the Nuveen Executive Leadership Team, which sets and executes strategic goals for the business, and has over 30 years’ experience within the real estate industry. Working closely with the Head of Global Real Estate and senior investment managers, he ensures the business delivers strong financial results and exceeds client expectations for investment performance and service experience. He also works with the Investor Relations Team in developing and maintaining client relationships. Mr. Sales joined Nuveen Real Estate as UK Property Investment Manager in 1994 and has held a number of senior management roles before his appointment as Head of the Real Estate business in 2015. He started his career in 1989 as a Development Surveyor at Morgan Grenfell Laurie, where he was then appointed to Head of UK Investment Agency in 1993. Mr. Sales holds a B.A. in Business Studies from Middlesex Business School, and a MPhil in Land Management from Reading University. He is a Member Associate of the Royal Institution of Chartered Surveyors and a member of the Investment Property Forum.

Mr. Sales is a valuable member of our board of directors because of his extensive real estate and investment experience and his tenure with Nuveen Real Estate.

John L. MacCarthy has served as a member of our board of directors since July 2017. Mr. MacCarthy served as a consultant to TIAA and Nuveen from January through December 2019. He served as the Chief Legal Officer of Nuveen, where he was responsible for overseeing the Legal and Compliance areas of the firm and was a member of Nuveen’s Executive Committee, until his departure in December 2018 when he became a consultant to Nuveen. Mr. MacCarthy was appointed Chief Operating Officer of TIAA Global Real Assets in January 2016, where his responsibilities included overseeing and serving on the boards of subsidiary asset managers specializing in real estate, agriculture, timber, agribusiness private equity and middle-market lending.

Mr. MacCarthy’s initial focus was on unifying the $65 billion assets under management (“AUM”) U.S. real estate business of TIAA Global Real Assets with the $30 billion AUM Nuveen Real Estate business headquartered in London. Mr. MacCarthy joined Nuveen Investments as General Counsel in 2006, becoming Executive Vice President, Secretary and General Counsel in 2008. Before joining Nuveen, Mr. MacCarthy held various positions at the law firm of Winston & Strawn LLP starting in 1985, including Chairman of the Corporate Department and member of the firm’s Executive Committee from 2001 to 2006. Mr. MacCarthy was a member of the board of directors of Healthwell Acquisition Corporation I (NASDAQ: HWEL) from February 2021 through December 2023. Mr. MacCarthy is a member of the Illinois Bar and holds a J.D. from Stanford Law School. He also holds a B.A. in History and Economics from Williams College.

Mr. MacCarthy is a valuable member of our board of directors because of his experience serving on boards of a number of organizations and his history with Nuveen.

Donna Brandin has served as one of our independent directors and the Chairperson of the Audit Committee since January 2018. Ms. Brandin also served as an independent director of Broad Street Realty, Inc. from January 2022 until November 2023 and as an independent director of CION Man Residential REIT from December 2021 until November 2023. Ms. Brandin served as an independent director and Chairman of the Audit Committee of Invesque Inc. (TSX: IVQ), a publicly traded healthcare real estate company, from July 2019 until May 2021.

Ms. Brandin retired as the Executive Vice President, Chief Financial Officer and Treasurer of the Lightstone Group in June 2018. In addition, during her tenure with Lightstone Group, she served as Chief Financial Officer, Treasurer and Principal Accounting Officer of five public, non-listed REITs sponsored by the Lightstone Group. After Lightstone Group she served as a strategic advisor to eRESI, a residential mortgage trading platform of a prominent New York City family office, from October 2019 to October 2021. Prior to joining the Lightstone Group in April 2008, Ms. Brandin held the position of Executive Vice President and Chief Financial Officer of US Power Generation from September 2007 through November 2007. From July 2004 to September 2007, Ms. Brandin was the Executive Vice President and Chief Financial Officer of Equity Residential (NYSE: EQR), the largest publicly traded multifamily REIT in the country. Prior to joining Equity Residential, Ms. Brandin held the position of Senior Vice President and Treasurer for Cardinal Health Inc. from July 2000 through July 2004. Prior to 2000, Ms. Brandin held various executive-level positions at The Campbell Soup Company, Emerson Electric Company and Peabody Holding Company. Ms. Brandin is a certified public accountant and holds a B.S. in Business Administration from Kutztown University and a Master’s degree in Finance from St. Louis University. Ms. Brandin also completed the Corporate Directors Certificate Program at Harvard Business School of Executive Education.

Ms. Brandin’s qualifications to serve on our board of directors include her considerable experience in financial matters, including her experience as a chief financial officer of several organizations, including publicly-traded and public, non-listed REITs. Her experience serving on the boards of other public and private companies also contributes to her qualifications.

John R. Chandler has served as one of our independent directors since January 2018. Mr. Chandler is the Founder of Majesteka Investments Holdings, a private firm providing integrated strategic leadership and capital for emerging companies at the intersection of real estate, asset management, and technology. Prior to forming Majesteka in 2017, Mr. Chandler was Managing Director and Chairman of BlackRock Inc.’s Global Real Estate business with a focus on the strategic development of the platform as well as investment and client activities. He was also a member of the Real Estate Global Executive Committee, the BlackRock Alternative Investment Executive and Investment Committees. He joined BlackRock Inc. in 2011 as Global Head of Real Estate with responsibilities for the business and investment performance of the platform. Prior to joining BlackRock Inc., Mr. Chandler held various positions with LaSalle Investment Management, Inc. (“LIM”), most recently as the Global Chief Investment Officer and Executive Chairman for Asia Pacific. From 2000 until 2010, Mr. Chandler was based in Singapore as LIM’s Chief Executive Officer for Asia Pacific, where he was responsible for growing LIM’s Asia Pacific business into a business with $7.4 billion of AUM. Prior to relocating to Asia in 2000,

Mr. Chandler was Managing Director for LIM’s direct investment activities in the United States. Since June 2021, Mr. Chandler has served as Chairman and CIO for Shelter Acquisition Corporation (NASDAQ: SHQA), a special purpose acquisition company focused on the real estate technology sector. Mr. Chandler is a founding member of the Asian Real Estate Association, a member of the Americas Executive Committee as well as the Global Board of Trustees and Treasurer for the Urban Land Institute, an Executive Committee member at the Wharton School Real Estate Center, and member of the Pension Real Estate Association. Mr. Chandler holds a B.S. in Industrial Engineering from the University of Massachusetts and an M.B.A. from Harvard University.

Mr. Chandler’s qualifications to serve on our board of directors include his depth of experience in global real estate finance and investment management. His managerial roles at various investment management firms provide him with leadership experience that we believe is valuable to our board of directors in fulfilling its duties.

Steven R. Hash has served as our lead independent director since January 2018. From 2012 through April 2020, Mr. Hash served as Co-Founder, President and Chief Operating Officer for Renaissance Macro Holding, LLC, a boutique equity research and trading business focused on macro research in the investment strategy, economics and Washington policy sectors. Prior to his co-founding of Renaissance Macro Holding, LLC, Mr. Hash served in various executive positions for Lehman Brothers/Barclays Capital Inc., including: from 2006 to 2012, Global Head of Real Estate Investment Banking, where he was responsible for a global team conducting all investment banking and related activities in the real estate sector; from 2008 to 2011, Chief Operating Officer of Global Investment Banking, where he was responsible for all operations of the firm’s global investment banking functions; and from 2003 to 2006, Global Head of Equity Research, where he was responsible for all aspects of the firm’s Global Equity Research Department. Since 2013, Mr. Hash has served as an independent director, member of the Audit Committee and chairman of the Compensation Committee of Alexandria Real Estate Equities, Inc. and has been the lead independent director since 2017. Since 2015, he has served as an independent director of The Macerich Company and he is currently the non-executive Chairman of the Board. From 2019 to 2020, Mr. Hash served as an independent director of DiamondPeak Holdings Corp., a special purpose acquisition corporation. Mr. Hash holds a B.A. in Business Administration from Loyola University and an M.B.A. from Stern School of Business at New York University.

Mr. Hash’s qualifications to serve on our board of directors are demonstrated by his experience as an independent director of public REITs and his significant experience in real estate investment banking. His managerial roles at various financial institutions focusing on equity research and real estate investment also provide him with leadership experience that we believe is valuable to our board of directors in fulfilling its duties.

Robert E. Parsons, Jr. has served as one of our independent directors since January 2018. Mr. Parsons served as the Executive Vice President, Strategy and Business Development of Exclusive Resorts, LLC from 2020 to January 2024 and previously served as the Chief Financial Officer from 2004 (shortly after its founding) until 2020. From 1995 to 2002, Mr. Parsons was the Chief Financial Officer of Host Marriott Corporation. He began his career with Marriott Corporation in 1981 and continued to work in various financial planning, strategic planning and treasury capacities at the company until it split into Marriott International and Host Marriott Corporation in 1993.

After the split, Mr. Parsons served as Treasurer of Host Marriott Corporation, before being promoted to Chief Financial Officer. From 2010 until 2019, Mr. Parsons served as an independent director and as chair of the Audit Committee of the Board of Directors of CareyWatermark Investors 1. From 2015 to 2022, Mr. Parsons also served as an independent director of Watermark Lodging Trust (formerly Carey Watermark Investors 2), and served as the lead independent director and a member of the Audit Committee. CareyWatermark Investors 2 merged with CareyWatermark Investors 1 in 2020 and at the same time changed the name of the company to Watermark Lodging Trust. Prior to the merger, Mr. Parsons served as lead independent director, the chair of the Special Committee of the Board and chair of the Audit Committee of CareyWatermark Investors 2. Mr. Parsons

served as an independent director of CNL Hotels & Resorts, Inc. from 2003 to April 2007, where he was the lead independent director and chaired both the Audit Committee and a special board committee. Since 2002, Mr. Parsons has also been a Managing Director of Wasatch Investments, a small privately held consulting and investment firm. Mr. Parsons holds a B.A. in Accounting and an M.B.A. from Brigham Young University.

Mr. Parsons’s qualifications to serve on our board of directors are demonstrated by his experience as an independent director to other public, non-listed REITs and his leadership experience as an executive officer in the hospitality industry.

Chad W. Phillips has served as our Co-President since April 2025. Mr. Phillips also serves as Global Head of Nuveen Real Estate where he is responsible for over $140 billion of commercial real estate equity and debt investments extending across 22 countries globally, a position he has held since April 2025. He also chairs Nuveen Real Estate’s Global Executive Leadership Team, which oversees the platform’s strategic initiatives. Prior to his current role, from January 2020 to April 2025, Mr. Phillips oversaw the overall strategy, performance and day-to-day activities of Nuveen Real Estate’s investments and fundraising across several sectors, including workplace, healthcare, retail and mixed-use. Before joining Nuveen Real Estate in March 2019, Mr. Phillips held positions at Guggenheim Real Estate and Banc of America Securities. Mr. Phillips holds a B.A. from Davidson College and a Master’s in Real Estate from Georgetown University.

Richard M. Kimble has served as our Co-President since March 2022 and previously served as our Head of Portfolio Management from July 2017 to March 2022. In his role as Co-President, Mr. Kimble continues to oversee our investment portfolio. Mr. Kimble has over 20 years of experience in structuring and managing equity and debt components of commercial real estate. Prior to serving as Head of Portfolio Management, Mr. Kimble held numerous roles on Nuveen Real Estate’s transactions and portfolio management teams and has been involved in more than $10 billion of transactions. In 2012, he opened Nuveen Real Estate’s San Francisco office and built out the Northwest transaction team. Before joining the firm in 2007, he worked for RER Financial Group and specialized in CMBS due diligence assignments, acquisitions and debt restructurings. Mr. Kimble holds a B.S. in Economics from Mary Washington College and an M.B.A. from the University of North Carolina, Chapel Hill. In addition, he is a CFA Charterholder and is a member of the Urban Land Institute and Commercial Real Estate Development Association.

Robert J. Redican has served as our Chief Financial Officer and Treasurer since April 2024. He also serves as a Managing Director – Head of Fund Finance, Americas at Nuveen Real Estate where he is responsible for the accuracy and timeliness of financial reporting for the U.S. funds and accounts managed by Nuveen Real Estate. Mr. Redican is a member of Nuveen’s U.S. Investment Committee and Operating Committee, as well as TIAA’s Asset Review Committee. Prior to joining Nuveen in 2006, Mr. Redican worked in multiple accounting roles at several insurance companies. Mr. Redican holds a B.S. in Accounting from Fordham University and an M.B.A. in Finance from Fordham University.

William M. Miller has served as our corporate Secretary since July 2017. He is a Managing Director and Associate General Counsel for Nuveen, where he provides representation and legal oversight to Nuveen Real Estate funds and accounts. With over 20 years of experience representing real estate clients, Mr. Miller advises Nuveen Real Estate on fund and product formation and related U.S. regulatory issues, as well as transactional matters, including real estate acquisitions, dispositions, joint ventures and financings. Prior to joining Nuveen in 2013, Mr. Miller worked with a special situations investment fund in Hong Kong and in the real estate and finance practices of an international law firm in the United States and Asia. Mr. Miller holds a B.A. in Philosophy from Western Washington University and a J.D. from Cornell Law School.

Abigail Lewis has served as our Head of Strategic Insight since March 2021. She has served as a Managing Director for Nuveen since December 2020, where she is responsible for Nuveen’s global research, sustainability and proptech and innovation functions and oversees Nuveen Real Estate’s Tomorrow’s World Strategy, which is intended to future proof the investment strategy in light of global megatrends and integrates ESG principles across fund and asset management. From July 2016 to December 2020, Ms. Lewis was the Global Head of Sustainability for Nuveen Real Estate, where she integrated sustainability in Nuveen’s real estate process and developed and oversaw Nuveen’s Net Zero Carbon Commitment and Climate Change Risk framework. Prior to joining Nuveen in 2016, Ms. Lewis was the Head of Sustainability for the Property Management Business at Jones Lang LaSalle, UK. Ms. Lewis holds a B.A. in English Literature from The University of Sheffield.

Shawn C. Lese has served as our Chief Investment Officer since March 2022. Since February 2020, Mr. Lese has served as the Chief Investment Officer and Head of Funds Management for Nuveen Real Estate’s approximately $100 billion Americas platform. In this role, he leads the portfolio management team in driving investment performance and partnering with clients on their current and prospective real estate investments. He is a member of Nuveen’s Global Executive Leadership Team and Americas Investment Committee. Prior to joining Nuveen Real Estate in 2015, Mr. Lese served as a managing director on the capital markets team of Grosvenor Fund Management. Mr. Lese has also held positions in Morgan Stanley & Co. LLC’s real estate investment banking group, at Lazard Ltd. and at Sullivan & Cromwell LLP. Mr. Lese holds a B.A. in East Asian Language and Culture from Columbia University, an M.B.A. from Columbia Business School and a J.D. from Columbia University School of Law.

Gracie Coburn has served as our Vice President since March 2022. Since July 2017, Ms. Coburn has also served as a portfolio manager of Nuveen Real Estate, where she is responsible for all portfolio management activity for the Nuveen Global Cities REIT, including acquisitions, asset management, investment allocations, capital raise and due diligence efforts. From February 2013 to July 2017, Ms. Coburn was a member of Nuveen Real Estate’s San Francisco Acquisitions Team where she covered acquisitions and asset management across the Northwest region of the United States. Ms. Coburn holds a B.S. in Business Administration from the University of Colorado, Boulder.

Halley S. Cunn has served as our Vice President since April 2025. Since November 2022, Ms. Cunn has also served as a portfolio manager of Nuveen Real Estate, where she is responsible for portfolio management activity, including acquisitions, asset management, investment allocations, capital raise and due diligence efforts. From August 2021 to November 2022, Ms. Cunn was a member of Nuveen Real Estate’s Strategic Transactions team where should she sourced strategic transactions and partnerships for housing investments across the United States. Prior to her tenure at Nuveen, Ms. Cunn was a multifamily housing acquisition associate at Aegon Asset Management from June 2018 to August 2021. Ms. Cunn has also held positions with Brixmor Property Group and J.P. Morgan Private Bank. Ms. Cunn holds a dual B.S.B.A. in Finance and International Business from Georgetown University.

Elizabeth A. Sworn has served as our Vice President – Europe since March 2024. Since January 2021, Ms. Sworn has also served as fund manager of Nuveen Real Estate’s Cityhold Office Partnership (“CHOP”), a joint venture among the TIAA General Account, Swedish National Pensions System’s AP1 and AP2 buffer funds and CBRE Investment Management. She is responsible for fund strategy, identifying acquisitions, implementing debt strategy and asset management opportunities for current assets, working closely with Nuveen’s local offices across Europe. Prior to her role as fund manager of CHOP, Ms. Sworn was co-Fund Manager of the ECF, largely responsible for the acquisitions within the portfolio.

Ms. Sworn joined Nuveen Real Estate in 2004 as an assistant portfolio manager working on a Europe-wide suite of funds set up through a strategic partnership with Ahli United Bank BSC. In 2005, she began to manage one of these funds. From 2008 until 2013, Ms. Sworn managed a Euro-denominated commercial property fund invested in Germany. She also worked within the company’s pan-European indirect team as a portfolio manager responsible for holdings across Europe. Ms. Sworn started her career in property in 2000 working at Jones Lang LaSalle until 2004. Ms. Sworn holds an LLB, honors, in Law & Politics from the University of Birmingham and an M.A. in Property Valuation and Law from Bayes Business School. Ms. Sworn qualified as a Chartered Surveyor in December 2002.

Carsten Kebbedies has served as our Vice President – Asia Pacific since March 2024. Since March 2022, Mr. Kebbedies has also served as Head of Funds Management and Alternatives, Asia-Pacific for Nuveen Real Estate where he provides oversight and fiduciary accountability for investor mandates in the Asia-Pacific region. In addition, Mr. Kebbedies oversees strategy, acquisitions, dispositions and operational activity for all alternative real estate sectors in the Asia-Pacific region. Prior to his current role, Mr. Kebbedies led Nuveen Real Estate’s Product and Solutions division in the Asia-Pacific region. Mr. Kebbedies joined Nuveen Real Estate in 2006 and relocated to Singapore in 2014. Prior to Nuveen Real Estate, he was an Assistant Manager at KPMG where he worked on private equity transactions. Mr. Kebbedies holds a first and second state examination in Law and Business Studies from the University Osnabrück, Germany and was admitted as solicitor in Germany in 2002. He also holds a master’s degree (LL.M) from the University of Hull, U.K. in International Business Law.

Although most of the services provided to us by the individuals who are executive officers are in their respective roles as executive officers of the Advisor, they have certain responsibilities as executive officers of our company arising from Maryland law, our charter and our bylaws. These responsibilities include executing contracts and other instruments in our name and on our behalf and such other duties as may be prescribed by our board of directors from time to time.

Our executive officers act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our board of directors from time to time. Our officers devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.

Committees of the Board of Directors

Our entire board of directors is responsible for supervising our business. However, pursuant to our charter and bylaws, our board of directors may delegate some of its powers to one or more committees as deemed appropriate by the board of directors, provided that each committee consists of at least a majority of independent directors. Members of each committee are appointed by our board of directors.

Audit Committee. Our board of directors has established an audit committee, which consists of Donna Brandin, Steven R. Hash, Robert E. Parsons, Jr. and John R. Chandler. Ms. Brandin serves as the chairperson of the audit committee and qualifies as an “audit committee financial expert” as that term is defined by the SEC. The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of directors in the absence of such designation. The audit committee assists the board of directors in overseeing:

•	our accounting and financial reporting processes,

•	the integrity and audits of our financial statements,

•	our compliance with legal and regulatory requirements,

•	the qualifications and independence of our independent auditors,

•	the performance of our internal and independent auditors, and

•	our cybersecurity matters.

In addition, the audit committee selects the independent auditors to audit our annual financial statements and reviews with the independent auditors the plans and results of the audit engagement. The audit committee also approves the audit and non-audit services provided by the independent public accountants and the fees we pay for these services.

The audit committee has adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters. The audit committee oversees the review and handling of any complaints submitted pursuant to the forgoing procedures and of any whistleblower complaints subject to Section 21F of the Exchange Act.

Corporate Governance

Code of Business Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees (if any), and to all of the officers and employees of the Advisor, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics, as it relates to those also covered by Nuveen’s code of conduct, operates in conjunction with, and in addition to, Nuveen’s code of conduct. Our Code of Business Conduct and Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics.

Corporate Governance Guidelines. We have adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it and they should perform its and their respective functions.

Compensation of Directors

We compensate each of our non-employee directors who is not affiliated with the Advisor or Nuveen with an annual retainer of $100,000, plus an additional retainer of $20,000 to the chairperson of our audit committee and an additional retainer of $5,000 to the lead independent director. We pay 50% of this compensation in cash, unrestricted stock, or a combination thereof in quarterly installments and the remaining 50% in the form of an annual grant of restricted stock based on the most recent transaction price. The restricted stock generally vests one year from the date of grant. We do not pay our directors additional fees for attending board meetings, but we reimburse each of our directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including airfare, hotel and food). Our directors who are affiliated with the Advisor or Nuveen do not receive additional compensation for serving on the board of directors or committees thereof.

Our board of directors has adopted a stock ownership policy for our independent directors, pursuant to which each independent director shall be required to own shares of our common stock in an amount not less than three times the amount of the annual cash retainer (prior to any election to receive the cash portion in unrestricted stock) commencing with the later of the fifth anniversary of his or her initial appointment to the board of directors or May 11, 2027.

Independent Director Restricted Share Plan

We have adopted a restricted share plan which permits our board of directors to grant restricted stock and/or restricted stock units to our independent directors in order to: (i) attract and retain independent directors by affording them an opportunity to share in our future successes, (ii) strengthen the mutuality of interests between such independent directors and our stockholders, and (iii) provide the independent directors with a proprietary interest in maximizing our growth, profitability and overall success.

We have authorized and reserved an aggregate maximum number of 500,000 shares for issuance under the restricted share plan. The maximum aggregate number of shares of our Class I common stock associated with any award granted under the restricted share plan in any calendar year to any one independent director is 25,000. In the event of a transaction between us and our stockholders that causes the per-share value of our Class I common stock to change (including any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the plan will be adjusted proportionately and the board of directors will make such adjustments to the plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Our board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. The plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the plan at any time. The expiration or other termination of the plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the plan expires or is terminated. Our board of directors may amend the plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the plan.

Executive Compensation

We are externally managed and currently have no employees. Our executive officers serve as officers of the Advisor and are employees of the Advisor or one or more of its affiliates. The Advisory Agreement provides that the Advisor is responsible for managing our investment activities, as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Advisor. In addition, we do not reimburse the Advisor for compensation it pays to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Advisor’s obligations to us under the Advisory Agreement. Accordingly, the Advisor has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Advisor does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of our company.

Although we do not pay our executive officers any cash compensation, we pay the Advisor the fees described under the heading “—The Advisory Agreement.”

The Advisor

We are externally managed by the Advisor, Nuveen Real Estate Global Cities Advisors, LLC, a Delaware limited liability company. The Advisor is an affiliate of Nuveen Real Estate and wholly owned subsidiary of Nuveen, our sponsor, which is a wholly owned subsidiary of TIAA. The Advisor draws upon the substantial real estate investment management capabilities and experience and will leverage the global resources, infrastructure and personnel of Nuveen Real Estate and its other affiliates, including Nuveen Asset Management, to provide advisory services to us in furtherance of our investment objectives.

Pursuant to the Advisory Agreement, the Advisor has contractual and fiduciary responsibilities to us and our stockholders and is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. We or the Advisor may retain other service providers in connection with our operations, including administration, legal and accounting support.

The Advisory Agreement

Our board of directors at all times has ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our company and the Operating Partnership. Pursuant to the Advisory Agreement, our board of directors has delegated to the Advisor the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. We believe that the Advisor currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Advisory Agreement.

Services

Pursuant to the Advisory Agreement, the Advisor is responsible for, among other things:

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serving as an advisor to us and the Operating Partnership with respect to the establishment and periodic review of our investment guidelines and our and the Operating Partnership’s investments, financing activities and operations;

•

sourcing, evaluating and monitoring our and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of our and the Operating Partnership’s assets, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our board of directors;

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with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our and the Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

•	providing us with portfolio management and other related services;

•	serving as our advisor with respect to decisions regarding any of our financings, hedging activities or borrowings; and

•	engaging and supervising, on our and the Operating Partnership’s behalf and at our and the Operating Partnership’s expense, various service providers.

The above summary is provided to illustrate the material functions which the Advisor performs for us and it is not intended to include all of the services which may be provided to us by the Advisor or third parties.

Term and Termination Rights

The term of the Advisory Agreement is for one year, subject to renewals by our board of directors for an unlimited number of successive one-year periods. Our independent directors will evaluate the performance of the Advisor before renewing the Advisory Agreement. The Advisory Agreement may be terminated:

•	immediately by us (1) for “cause,” (2) upon the bankruptcy of the Advisor or (3) upon a material breach of the Advisory Agreement by the Advisor;

•	upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or

•	upon 60 days’ written notice by the Advisor.

“Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor under the Advisory Agreement.

If the Advisory Agreement is terminated, the Advisor will be entitled to receive its prorated advisory fee through the date of termination. No termination fees are payable in connection with the termination of the Advisory Agreement. In addition, upon the termination or expiration of the Advisory Agreement, the Advisor will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function. Before selecting a successor advisor, the board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

Advisory Fee and Expense Reimbursements

Advisory Fee. As compensation for its services provided pursuant to the Advisory Agreement, we pay the Advisor an advisory fee equal to 1.25% of our NAV for the Class T, Class S, Class D and Class I shares and 0.65% of our NAV for the Class N shares, per annum, payable monthly in arrears.

In calculating our advisory fee, we will use our NAV before giving effect to accruals for the advisory fee, stockholder servicing fee or distributions payable on our shares. We will not pay the advisory fee with regard to our investments in the International Affiliated Funds. The value of these investments will be excluded from NAV for purposes of calculating the advisory fee.

Expense Reimbursement. We may reimburse the Advisor for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including (1) legal, accounting and printing fees and other expenses attributable to our organization, preparation of the registration statement, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by the Advisor, (2) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, (4) out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of properties and real estate-related assets, whether or not such investments are acquired and (5) expenses related to personnel of the Advisor performing services for us, but excluding those personnel who provide investment advisory services pursuant to the Advisory Agreement (including each of our executive officers and any directors who are also directors, officers or employees of the Advisor or any of its Affiliates), including salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel. Such out-of-pocket costs and expenses include expenses relating to compliance-related matters and regulatory filings relating to our activities (including expenses relating to the preparation and filing of Form PF, Form ADV, reports to be filed with the CFTC, reports, disclosures, and other regulatory filings of the Advisor and its affiliates relating to our activities (including our pro rata share of the costs of the Advisor and its affiliates of regulatory expenses that relate to us and Other Nuveen Real Estate Accounts)).

We reimburse the Advisor for any organizational and offering expenses it incurs in connection with this offering. These expenses include legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding upfront selling commissions, dealer manager fees and the stockholder servicing fee. The Advisor reimbursed our organization and offering expenses through the first anniversary of the commencement of the initial public offering. We began reimbursing the Advisor for all such advanced expenses ratably over the 60 months commencing on October 31, 2021, the date our NAV reached $1.0 billion. Wholesaling compensation expenses of persons associated with the Dealer Manager are paid by the Dealer Manager without reimbursement from us. After the offering, the Advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of the gross proceeds from the offering.

Reimbursement by the Advisor. The Advisor will reimburse us for any expenses that cause our Total Operating Expenses in any four consecutive fiscal quarters to exceed the greater of: (1) 2% of our Average Invested Assets and (2) 25% of our Net Income. For purposes of these limits:

•

“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under GAAP, including the advisory fee, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) property-level expenses incurred at each property, (iii) interest payments, (iv) taxes, (v) non-cash expenditures such as depreciation, amortization and bad debt reserves, (vi) incentive fees paid in compliance with our charter, (vii) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (viii) real estate commissions on the sale of property and (ix) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). By resolution, our board of directors determined that we will not read the defined term “Total Operating Expenses” in a manner that is inconsistent with the NASAA REIT Guidelines and that “Total Operating Expenses” shall include any company-level management fees.

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“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and debt backed principally by real estate, including all properties, mortgages and real estate-related assets and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

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“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.

For the year ended December 31, 2024, we had no expenses in excess of these limits.

Notwithstanding the foregoing, to the extent that our Total Operating Expenses exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient, the Advisor would not be required to reimburse us. Within 60 days after the end of any fiscal quarter for which our Total Operating Expenses for the four consecutive fiscal quarters then ended exceed these limits and our independent directors approve such excess amount, we will send our stockholders a written disclosure of such fact, or will include such information in our next quarterly report on Form 10-Q or in a current report on Form 8-K filed with the SEC, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, our independent directors will review at least annually the total fees and expense reimbursements for operating expenses paid to the Advisor to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be recorded in the minutes of a meeting of the independent directors.

Independent Directors’ Review of Compensation. Our independent directors will evaluate at least annually whether the compensation that we contract to pay to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. Our independent directors will supervise the performance of the Advisor and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation will be based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:

•	the amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	the success of the Advisor in generating investments that meet our investment objectives;

•	rates charged to other externally advised REITs and other similar investment entities by advisors performing similar services;

•	additional revenues realized by the Advisor and its affiliates through their advisory relationship with us;

•	the quality and extent of the services and advice furnished by the Advisor;

•	the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by the Advisor for its own account.

In addition to the advisory fee and expense reimbursements, we have agreed to indemnify and hold harmless the Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement, subject to certain limitations. See “—Limited Liability and Indemnification of Directors, Officers, the Advisor and Other Agents” below.

Property Management and Other Services Agreements

We engaged NexCore Companies LLC (“NexCore”), an affiliate of TIAA, to provide property management, accounting, construction, leasing services and acquisition services for our investments in healthcare properties. NexCore is a real estate development company focused exclusively on development, acquisition, and management of healthcare real estate. As part of this engagement, we may pay acquisition fees to NexCore for sourcing deals and we may also enter into joint ventures with NexCore, and pursuant to the terms of the joint venture agreements, if certain internal rate of return hurdles are met, NexCore will participate in the profits based on set criteria once each member has received distributions in excess of hurdle rates or at the crystallization event. NexCore has the ability to exercise the crystallization event at any time following the fifth anniversary from the effective date of each respective agreement. We paid approximately $0.5 million and $0.2 million in management fees and accounting, construction and leasing fees, respectively, to NexCore during the year ended December 31, 2024. We did not pay acquisition fees to NexCore during the year ended December 31, 2024.

We entered in an agreement with Imajn Homes Holdings (“Sparrow”), an affiliate of TIAA, to assist us in acquiring and managing single-family housing in the United States. Sparrow is a vertically integrated company with acquisition, asset, property and construction management capabilities. As part of the joint venture arrangement with Sparrow, if certain internal rate of return hurdles are met, Sparrow will participate in the profits based on a set criteria at the crystallization event. Additionally, Sparrow has the ability to exercise the crystallization event between the fifth and sixth anniversaries from the effective date of the agreement. Subsequent to entering in the agreement, we committed $150.0 million to acquire single-family rentals (“SFRs”) identified by Sparrow. We incurred approximately $0.6 million in asset and property management fees related to Sparrow during the year ended December 31, 2024.

On March 15, 2024, we entered into new property and asset management agreements with a large, institutional-quality SFR operator in the United States. While we are changing day-to-day operational management responsibilities of our SFR portfolio, we will maintain all approval rights over our SFR investments. Our existing joint venture agreement with Sparrow has been amended in connection with the closing of the transaction, including certain modifications to Sparrow’s performance incentives that limit the duration of the period in which those incentives would be paid.

We entered in an agreement with Frigatebird CP Holdings LLC (“MyPlace”), an affiliate of TIAA, to assist us in acquiring and managing self-storage properties in the United States. MyPlace is a vertically integrated company with acquisition, asset, property and construction management capabilities. As part of the joint venture arrangement with MyPlace, if certain internal rate of return hurdles are met, MyPlace will participate in the profits based on a set criteria once each member has received distributions in excess of hurdle rates or at the crystallization event. MyPlace has the ability to exercise the crystallization event between the fifth and seventh anniversaries from the effective date of the agreement. We incurred approximately $0.2 million in acquisition and asset management fees related to MyPlace during the year ended December 31, 2024.

We entered into a master services agreement with Nuveen Real Estate Project Management Services, LLC (“Nuveen RE PMS”), an affiliate of the Advisor, for the purpose of Nuveen RE PMS providing professional services in connection with certain of our real estate investments. For project management services provided by

Nuveen RE PMS, we will pay Nuveen RE PMS fees determined by the estimated total cost of the project, provided that such fees shall not exceed 6% of project costs. For development and management services provided by Nuveen RE PMS, we will pay Nuveen RE PMS fees to be determined by the complexity and size of the project, provided that such fees shall not exceed 4% of project costs. We incurred approximately $0.0 million in Nuveen RE PMS fees during the year ended December 31, 2024.

Investment in Shares by TIAA

TIAA invested $200,000 in us through the purchase of 20,000 shares of Class N common stock at $10.00 per share as our initial capitalization. TIAA may not sell any of these shares during the period Nuveen Real Estate Global Cities Advisors, LLC or an affiliate of Nuveen serves as our advisor, but the holder may transfer the shares to its affiliates. TIAA may not vote on the removal of any of its affiliates (including the Advisor) and may not vote regarding any transaction between us and TIAA or any of its affiliates, including Nuveen Real Estate.

Subsequent to our initial capitalization, TIAA purchased, through a wholly owned subsidiary, $300 million of Class N shares (less the $200,000 initial capitalization). These Class N shares (excluding the 20,000 shares that were issued with respect to the initial capitalization, which must be held for so long as the Advisor or its affiliate remains our advisor) are eligible for repurchase, provided that the total amount of such repurchased Class N shares is limited to no more than 0.67% of our aggregate NAV per month and no more than 1.67% of our aggregate NAV per calendar quarter. However, if in any month or quarter the total amount of aggregate repurchases of all classes of our common stock does not reach the overall share repurchase plan limits of 2% of the aggregate NAV per month and 5% of the aggregate NAV per calendar quarter, the above repurchase limits on the Class N shares do not apply to that month or quarter and TIAA is entitled to submit shares for repurchase up to the overall share repurchase plan limits.

As of April 11, 2025, since January 31, 2025, we have repurchased 1.24 million Class N shares from TIAA, and TIAA owns 28.49 million Class N shares with an aggregate value of $342.98 million based on the February 28, 2025 NAV per Class N share.

All of the foregoing limitations shall not apply to the extent that the Advisor or its affiliate is no longer serving as our external advisor. See “Description of Capital Stock—Class N Shares.”

Limited Liability and Indemnification of Directors, Officers, the Advisor and Other Agents

Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and other agents subject to the limitations of the NASAA REIT Guidelines and Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Maryland General Corporation Law (the “MGCL”) requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

In addition to the above limitations of the MGCL, our charter provides that our directors, the Advisor and any of our or the Advisor’s affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, the Advisor or any of our or the Advisor’s affiliates, the liability or loss was not the result of negligence or misconduct; and

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Our charter also provides that we may not provide indemnification to a director, the Advisor or any of our or the Advisor’s affiliates for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such party; or

•

a court of competent jurisdiction approves a settlement of the claims against such party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, the Advisor and any of our or the Advisor’s affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•

the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•

the indemnitee provides us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We also maintain a directors and officers insurance policy.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers is insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

The Operating Partnership must also indemnify us and our directors and officers and other persons we may designate against damages and other liabilities in our capacity as general partner.

Legal Proceedings

Neither we nor the Advisor is currently involved in any material litigation.

COMPENSATION

We pay the Advisor and the Dealer Manager the fees and expense reimbursements described below in connection with performing services for us. Each class of our common stock is subject to certain class-specific fees and expenses, as described below and elsewhere in this prospectus. See “Description of Capital Stock.”

We do not intend to pay the Advisor any separate fees for property acquisitions, dispositions, financings (except interest and other payments to the lender in cases where the lender is an affiliate of the Advisor and for payments to affiliates of the Advisor as set forth in “—Fees from Other Services” below) or development, although our charter permits us to do so, subject to certain limitations and except as may be described below.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Activities

Upfront Selling Commissions and Dealer Manager Fees(1)—The Dealer Manager

The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of up to 0.5%, of the transaction price of each Class T share sold in the primary offering; however such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price.

The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. All or a portion of the upfront selling commissions and dealer manager fees are retained by, or reallowed (paid) to, participating broker-dealers. The Dealer Manager is entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering.

No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class T, Class S and Class D shares sold and the transaction price of each Class T, Class S and Class D share. Aggregate upfront selling commissions will equal approximately $55.1 million if we sell the maximum amount, and aggregate dealer manager fees will equal approximately $1.9 million if we sell the maximum amount, in each case, in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class T shares of 3.0% and 0.5%, respectively), and that 10%, 30% and 5% of our offering proceeds are from the sale of each of Class T, Class S and Class D shares, respectively.

Stockholder Servicing Fees(2)(3)—The Dealer Manager

Subject to FINRA limitations on underwriting compensation, we pay the Dealer Manager selling commissions over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:

•  with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum (or other amounts, provided that the

Actual amounts depend upon the per-share NAVs of our Class T shares, Class S shares and Class D shares, the number of Class T shares, Class S shares and Class D shares purchased and when such shares are purchased. For Class T shares, the stockholder servicing fees will equal approximately $3.3 million per annum if we sell the maximum amount. For Class S shares, the stockholder servicing fees will equal approximately

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

sum equals 0.85%), of the aggregate NAV for the Class T shares;

•  with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and

•  with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.

We do not pay a stockholder servicing fee with respect to our outstanding Class I shares.

The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker- dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker- dealer is not eligible to receive them for failure to provide such services. Because the stockholder servicing fees are calculated based on the NAV of our Class T, Class S and Class D shares, they reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

$9.9 million per annum if we sell the maximum amount.

For Class D shares, the stockholder servicing fees will equal approximately $0.5 million per annum if we sell the maximum amount. In each case, we are assuming that, in our primary offering, 10%, 30% and 5% of our offering proceeds are from the sale of Class T, Class S and Class D shares, respectively, and that the NAV per share of our Class T, Class S and Class D shares remains constant.

We will cease paying the stockholder servicing fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions and dealer manager fees and stockholder servicing fees paid with respect to the shares held within such account would exceed, in the aggregate, 8.75% of the sum of the gross proceeds from the sale of such shares and the aggregate gross proceeds of any shares issued under the distribution reinvestment plan with respect thereto (or, solely with respect to the Class T shares, a lower limit set forth in an agreement between the Dealer Manager and the applicable participating broker-dealer in effect on the date that such shares were sold). At the end of such month, each such Class T share, Class S share or Class D share held in a stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share or Class S share over approximately 6.5 years from the date of purchase and with respect to a Class D share over approximately 29.5 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, the stockholder servicing fee with respect to a Class T share or Class S share would total approximately $0.55 and with respect to a Class D share would total approximately $0.74.

In addition, we will cease paying the stockholder servicing fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which stockholders receive cash and/or securities listed on a national stock exchange or (iii) the date following the completion of the primary portion of this offering on which we, with the assistance of the Dealer Manager, determine that, in the aggregate, underwriting compensation from all sources in connection with this offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

For a description of the services required from the participating broker-dealer or servicing broker- dealer, see the “Plan of Distribution— Underwriting Compensation—Stockholder Servicing Fees—Class T, Class S and Class D Shares.”

Organization and Offering Expense Reimbursement(4)— The Advisor	We reimburse the Advisor for organization and offering expenses when incurred. These expenses include legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding upfront selling commissions and dealer manager fees and the stockholder servicing fee.	We estimate our organization and offering expenses to be approximately $13.9 million if we sell the maximum offering amount.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

The Dealer Manager currently pays wholesaling compensation expenses of persons associated with the Dealer Manager without reimbursement from us. In connection with our initial public offering, the Advisor advanced $4.6 million of our organization and offering expenses on our behalf from our inception through December 2018. See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements” for how we are reimbursing the Advisor for these expenses.

After the termination of this offering, the Advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of the gross proceeds from this offering.

Investment Activities

Acquisition Expense Reimbursement(5)—The Advisor	We do not intend to pay the Advisor any acquisition, financing or other similar fees in connection with making investments. We do, however, reimburse the Advisor for out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of properties and real estate-related assets, whether or not such investments are acquired. See “—Fees from Other Services” below.	Actual amounts depend upon actual expenses incurred and, therefore, cannot be determined at this time.

Operational Activities

Advisory Fee—The Advisor(6)	We pay the Advisor an advisory fee equal to 1.25% of NAV for the Class D, Class I, Class S and Class T shares and 0.65% of NAV for the Class N shares, per annum, payable monthly. We do not pay the advisory fee with regard to our investments in the International Affiliated Funds. The International Affiliated Funds pay a management fee to each fund’s investment advisor who is an affiliate of the Advisor.	Actual amounts of the advisory fee depend upon our aggregate NAV. The advisory fee attributed to shares sold in this offering, before giving effect to any shares issued under our distribution reinvestment plan, will equal approximately $49.3 million per annum if we sell the maximum amount in our primary offering in the assumed percentages per share class set forth above, assuming that the NAV per share of each class of our common stock remains constant.

Operating Expense Reimbursement(7)— The Advisor	We may reimburse the Advisor for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, subject to the 2%/25% limitation set forth in our charter. These costs and expenses include, (1) the actual costs of goods and services used by us and obtained from third	Actual amounts of out-of- pocket expenses paid by the Advisor that we reimburse depend upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
parties, including fees paid to administrators, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments, (2) expenses of managing and operating our properties, whether payable to an affiliate or non-affiliated person, and (3) expenses related to personnel of the Advisor performing services for us other than those who provide investment advisory services or serve as our executive officers or directors. See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”

Fees from Other Services—Affiliates of the Advisor	We may retain third parties, including certain of the Advisor’s affiliates, for necessary services relating to our investments or our operations, including construction, special servicing, acquisition, leasing, development, sustainability, property oversight and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing, property, title and other types of insurance, management consulting and other similar operational matters. Any fees paid to the Advisor’s affiliates for any such services do not reduce the advisory fee. Any such arrangements will be at market terms and rates.

Actual amounts depend on whether affiliates of the Advisor are actually engaged to perform such services.

See “Selected Information Regarding our Operations—Compensation Paid to the Advisor and its Affiliates” for information about the fees and expenses paid to affiliates of the Advisor.

(1)

Upfront selling commissions and dealer manager fees for sales of Class T, Class S and Class D shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees.” If all shares sold in this offering are Class S shares, our total upfront selling commissions would be approximately $135 million if we raise the maximum offering, assuming that the maximum upfront selling commission is paid for each share sold in our primary offering and we do not reallocate any shares between our primary offering and our distribution reinvestment plan.

(2)

We will cease paying stockholder servicing fees at the date following the completion of the primary portion of this offering at which total underwriting compensation from any source in connection with this offering equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering does not exceed 10% of the gross proceeds of our primary offering.

(3)

In calculating our stockholder servicing fee, we use our NAV before giving effect to accruals for the stockholder servicing fee or distributions payable on our shares. If all shares sold in this offering are Class S shares, our total annual stockholder servicing fees would be approximately $33 million if we raise the maximum offering, assuming that our NAV per share for Class S shares remains constant and no shares are issued pursuant to our distribution reinvestment plan.

(4)

Under no circumstances may our total organization and offering expenses (including upfront selling commissions, stockholder servicing fees and due diligence expenses) exceed 15% of the gross proceeds from this offering.

(5)

We pay all expenses incurred in connection with the acquisition of our investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent appraisals), nonrefundable option payments on property not acquired, engineering, due diligence, title insurance and other expenses related to the selection and acquisition of investments, whether or not acquired. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses may be paid or reimbursed to the Advisor or its affiliates. Acquisition expenses, together with any acquisition fees for a particular real estate-related asset, will in no event exceed 6% of the gross purchase price of the property.

(6)	In calculating the advisory fee, we use our NAV before giving effect to accruals for the advisory fee, stockholder servicing fee or distributions payable on our shares.
(7)

Our Total Operating Expenses are limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets and (b) 25.0% of our Net Income. This limit may be exceeded only if our independent directors have made a finding that, based on such unusual and non-recurring factors as they deem sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of a meeting of the independent directors. See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”

CONFLICTS OF INTEREST

We pay the Advisor an advisory fee regardless of the performance of our portfolio. The Advisor’s entitlement to an advisory fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We are required to pay the Advisor an advisory fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period. If our interests and those of the Advisor are not aligned, the execution of our business plan and our results of operations could be adversely affected, which could adversely affect our results of operations and financial condition.

We are subject to conflicts of interest arising out of our relationship with Nuveen and its affiliates, including Nuveen Real Estate and the Advisor. Nuveen intends to designate three nominees to serve on our board of directors (one of whom serves as executive chairman of our board of directors), and our chief executive officer, chief financial officer, and our other executive officers are also executives of Nuveen or one or more of its affiliates. There is no guarantee that the policies and procedures adopted by us, the terms of our charter, the terms and conditions of the Advisory Agreement or the policies and procedures adopted by the Advisor, Nuveen and their affiliates, will enable us to identify, adequately address or mitigate these conflicts of interest. Transactions between us and the Advisor or its affiliates are subject to approval by a majority of our independent directors.

See “Risk Factors—Risks Related to Conflicts of Interest.”

Some examples of conflicts of interest that may arise by virtue of our relationship with the Advisor, Nuveen and their affiliates include:

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Broad and Wide-Ranging Activities. The Advisor, Nuveen and their affiliates engage in a broad spectrum of activities, including a broad range of activities relating to investments in the real estate industry, and have invested or committed billions of dollars in capital through various investment funds, managed accounts and other vehicles affiliated with Nuveen. In the ordinary course of their business activities, the Advisor, Nuveen and their affiliates may engage in activities where the interests of certain divisions of Nuveen and its affiliates, including the Advisor, or the interests of their clients may conflict with the interests of our stockholders. Certain of these divisions and entities affiliated with the Advisor have or may have investment objectives or guidelines similar to our investment guidelines and therefore may compete with us. In particular, Nuveen Real Estate invests in a broad range of real properties and real estate-related debt investments via numerous different investment funds, managed accounts and other vehicles.

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Nuveen’s Policies and Procedures. Specified policies and procedures implemented by Nuveen and its affiliates, including the Advisor, to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions may reduce the advantages across Nuveen’s and its affiliates’ various businesses that Nuveen expects to draw on for purposes of pursuing attractive investment opportunities. Because Nuveen and its affiliates control many different asset management, advisory and other businesses, they are subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than those to which they would be subject if they had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across these various businesses, Nuveen has implemented certain policies and procedures (e.g., information walls) that may reduce the benefits to us of Nuveen’s and its affiliates’ wide-ranging relationships. For example, Nuveen may come into possession of material non-public information with respect to companies that are Nuveen’s and its affiliates’ advisory clients in which the Advisor may be considering making an investment. As a consequence, that information, which could be of benefit to the Advisor, might become restricted to those other businesses and otherwise be unavailable to the Advisor, and could also restrict the Advisor’s activities. Additionally, the terms of confidentiality or other agreements with or related to companies in which any investment vehicle of Nuveen has or has considered making an investment or which is otherwise an advisory client of

Nuveen and its affiliates may restrict or otherwise limit the ability of Nuveen or its affiliates, including the Advisor, to engage in businesses or activities competitive with such companies.

•

Allocation of Investment Opportunities. Certain inherent conflicts of interest arise from the fact that Nuveen and its affiliates, including the Advisor, provide investment management and other services both to us and to other persons and entities, whether or not the investment objectives or guidelines of any such other person or entity are similar to ours, including sponsoring, closing and managing Other Nuveen Real Estate Accounts. In particular, there is overlap of real property investment opportunities with certain Other Nuveen Real Estate Accounts that are actively investing and similar overlap with future Other Nuveen Real Estate Accounts that may be established.

No Other Nuveen Real Estate Account currently has priority over us with respect to our targeted investments, but Nuveen is not prohibited from granting priority in the future to one or more Other Nuveen Real Estate Accounts. With respect to Other Nuveen Real Estate Accounts with investment objectives or guidelines that overlap with ours but that do not have priority over us, investment opportunities are allocated among us and the Other Nuveen Real Estate Accounts in accordance with Nuveen Real Estate’s prevailing policies and procedures on a basis that the Advisor and its affiliates determine to be fair and reasonable in their sole discretion. It shall be the duty of our board of directors (including our independent directors) to insure such policies and procedures are applied fairly to us.

In relation to real property investment opportunities in the United States and Canada, the following policies and procedures are followed:

○

Investment Allocations: The Nuveen Real Estate acquisition team adds potential transactions to the deal pipeline as they are identified by Nuveen investment professionals acting on behalf of us and the Other Nuveen Real Estate Accounts (collectively with us, the “Accounts”). The portfolio managers for each Account will identify the acquisition opportunities that conform to the investment strategy of their specific Account. After an initial investment memorandum is presented, each Account’s portfolio managers may request the investment allocation. Nuveen Real Estate will allocate the investment to the Account that is interested in the investment sitting in the top-most position of the rotation for the specified sector (e.g., retail, office, industrial, multifamily and other), and that allocated Account is then moved to the bottom of the rotation if there is more than one Account interested in the investment. As a result, priority will be generally given to the Account that has waited the longest period of time since last being offered an investment. However, Nuveen Real Estate’s allocation procedures permit Nuveen Real Estate, in its discretion, to deviate from a strict rotational system based on Nuveen Real Estate’s evaluation of the particular circumstances applicable to the Accounts for which a particular investment opportunity is under consideration. Additionally, Nuveen Real Estate shall maintain full authority over allocation decisions and Nuveen Real Estate may revise the written allocation procedures in its sole discretion. The allocation process is subject to appropriate monitoring by Nuveen Real Estate’s control functions including its investment allocation committee, with oversight from the risk and compliance functions.

In relation to real property investment opportunities in Europe and the Asia-Pacific region, the following policies and procedures are followed:

○

Acquisition Process: Nuveen Real Estate Account teams are collectively responsible for sourcing investment opportunities for their clients. While each Account team is focused on meeting their particular client investment objectives and sourcing investment opportunities to achieve those objectives, the teams work together in the sourcing of investment opportunities that they believe satisfy the investment objectives of the broad range of Accounts. The Accounts each set forth their investment requirements, which are recorded centrally. Each Account completes and maintains an Investment Requirement Form (“IRF”), information from which is used to populate a composite “Allocation Box.” Both the IRF and the Allocation Box are available on the Nuveen Real Estate intranet site, which allows the investment requirements to be transparent across the investment team and to other relevant members of Nuveen Real Estate. The IRF and Allocation Box are administered and monitored by the Nuveen Real Estate Investment Committee. Nuveen Real Estate investment professionals log all new investment opportunities into a Property Registration Database which tracks all investment opportunities and identifies the stage of the process for each opportunity. The Property Registration Database is reviewed on a weekly basis and updated based on actions either recommended by the Investment Committee or agreed upon during weekly Investment Committee meetings. Such meetings form a key component of the investment process, with a focus on:

•	reviewing the investment requirements of the Accounts, including any recent changes to those requirements; and

•	reviewing and allocating investment opportunities introduced to Nuveen Real Estate across Accounts.

○

Rotation Policy: If a single Account expresses an interest in an investment opportunity then the allocation will be made to that Account. If an Account expresses interest in an investment opportunity that does not match its stated investment requirements, then it will be able to proceed in the event that those Accounts that have stated investment requirements consistent with such an investment opportunity do not wish to pursue the investment. Should interest from more than one Account be maintained following this initial evaluation, then an investment allocation meeting will be convened at which the appropriateness of the investment opportunity for each of those Accounts will be objectively reviewed in consideration of the following criteria:

•	stated investment requirements, including sector, location, lot size and yield targets;

•	liquidity and the availability of equity and debt finance funding;

•	performance objectives and net target returns available from the potential opportunity; and

•	ability to meet prescribed transaction timetables.

Should a clear allocation not be able to be determined, then the investment allocation will be made on a rotation basis to the next Account in line. The Account that has been allocated the investment opportunity will be placed at the bottom of the rotation. Rotations will operate on a broad country- sector basis.

To the extent an investment satisfies the investment objectives of us and the Other Nuveen Real Estate Accounts on the same terms, the investment will be allocated in accordance with Nuveen Real Estate’s prevailing policies and procedures described above. To the extent we acquire properties through joint ventures with Other Nuveen Real Estate Accounts, the investments are allocated as described above, and we may be allocated interests in such joint ventures that are smaller than the interests of the Other Nuveen Real Estate Accounts. Generally, we expect the level of control we have with respect to any joint venture will correspond to our economic interest in such joint venture.

The Advisor and its affiliates calculate available capital, weigh the factors described above (which are not weighted equally) and make other investment allocation decisions in accordance with their prevailing policies and procedures in their sole discretion. The manner in which our available capital is determined may differ from, or subsequently change with respect to, Other Nuveen Real Estate Accounts. The amounts and forms of leverage utilized for investments are also determined by the Advisor and its affiliates in their sole discretion. There is no assurance that any conflicts arising out of the foregoing will be resolved in our favor. Nuveen Real Estate is entitled to amend its policies and procedures at any time without prior notice or our consent.

Other Nuveen Real Estate Accounts with investment objectives similar to ours engage in material real estate acquisitions each year. There are currently seven Other Nuveen Real Estate Accounts with investment objectives similar to ours that may target similar investment opportunities.

While the Advisor seeks to manage potential conflicts of interest in a fair and reasonable manner as required pursuant to our charter and the Advisory Agreement, the portfolio strategies employed by the Advisor, Nuveen or their affiliates in managing the Other Nuveen Real Estate Accounts could conflict with the strategies employed by the Advisor in managing our business and may adversely affect the marketability, exit strategy, prices and availability of the properties, securities and instruments in which we invest. The Advisor, Nuveen or their affiliates may also give advice to the Other Nuveen Real Estate Accounts that may differ from advice given to us even though their investment objectives or guidelines may be the same as or similar to ours.

•

Valuation Conflicts. The Advisor is paid advisory fees for its services based on our NAV, the determination of which is ultimately the responsibility of the Advisor, in accordance with our valuation guidelines. Appraisals of our properties and valuations of our investments in other real estate-related assets, which are two components used to calculate our NAV, are only estimates of fair value and may not correspond to realizable value upon a sale of those assets. Because the Advisor is ultimately responsible for the determination of our NAV, the Advisor could be motivated to establish our NAV at amounts exceeding realizable value due to the impact of higher valuations on the compensation to be received by the Advisor.

•

Corporate Opportunities. Our board of directors has adopted a resolution that provides, subject to certain exceptions, that none of our directors, officers or agents is required to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us, and that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunities, unless offered to a person in his or her capacity as our director, officer or agent and intended exclusively for us or any of our subsidiaries.

•

Pursuit of Differing Strategies. At times, an investment professional employed by the Advisor or its affiliates and other investment vehicles affiliated with the Advisor or Nuveen may determine that an investment opportunity may be appropriate for only some of the Accounts for which he or she exercises investment responsibility, or may decide that certain of the Accounts should take differing positions with respect to a particular security. In these cases, the investment professional may place separate transactions for one or more accounts, clients, entities, funds or investment vehicles which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other Accounts. For example, an investment professional may determine that it would be in the interest of another Account to sell a security that we hold long, potentially resulting in a decrease in the market value of the security held by us.

•

Variation in Financial and Other Benefits. A conflict of interest arises where the financial or other benefits available to the Advisor or its affiliates differ among the Accounts that it manages. If the amount or structure of the advisory fee or the Advisor’s or its affiliates’ compensation differs among Accounts (such as where certain funds or accounts pay higher base advisory fees, incentive fees, performance-based advisory fees or other fees), the Advisor might be motivated to help certain Accounts. Similarly, the desire to maintain assets under management or to enhance the Advisor’s performance record or to derive other rewards, financial or otherwise, could influence the Advisor or its affiliates in affording preferential treatment to those Accounts that could most significantly benefit the Advisor or its affiliates. The Advisor may, for example, have an incentive to allocate favorable or limited-opportunity investments or structure the timing of investments to favor such accounts, clients, entities, funds or investment vehicles. Additionally, the Advisor or its affiliates might be motivated to favor accounts, clients, entities, funds or investment vehicles in which it has an ownership interest or in which Nuveen or its affiliates have ownership interests. Conversely, if an investment professional at the Advisor or its affiliates does not personally hold an investment in us but holds investments in other Accounts, such investment professional’s conflicts of interest with respect to us may be more acute.

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Service Providers. Certain of our service providers (including lenders, brokers, attorneys, investment banking firms and property managers) may be sources of investment opportunities, counterparties therein or advisors with respect thereto. This may influence the Advisor in deciding whether to select such a service provider. In addition, in instances where multiple Nuveen businesses may be exploring a potential individual investment, certain of these service providers may choose to be engaged by other Nuveen affiliates rather than us.

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Material, Non-Public Information. We, directly or through Nuveen, the Advisor or certain of their respective affiliates may come into possession of material non-public information with respect to an issuer in which we have invested or may invest. Should this occur, the Advisor may be restricted from buying or selling securities, derivatives or loans of the issuer on our behalf until such time as the information becomes public or is no longer deemed material. Disclosure of such information to the personnel responsible for management of our business may be on a need-to-know basis only, and we may not be free to act upon any such information. Therefore, we or the Advisor may not have access to material non-public information in the possession of Nuveen which might be relevant to an investment decision to be made by the Advisor on our behalf, and the Advisor may initiate a transaction or purchase or sell an investment which, if such information had been known to it, may not have been undertaken. Due to these restrictions, the Advisor may not be able to initiate a transaction on our behalf that it otherwise might have initiated and may not be able to purchase or sell an investment that it otherwise might have purchased or sold, which could negatively affect our operations.

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Possible Future Activities. The Advisor and its affiliates may expand the range of services that they provide over time. Except as and to the extent expressly provided in the Advisory Agreement, the Advisor and its affiliates are not restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Advisor, Nuveen and their affiliates continue to develop relationships with a significant number of companies and financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by us. These clients may themselves represent appropriate investment opportunities for us or may compete with us for investment opportunities.

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Transactions with Other Nuveen Real Estate Accounts and Other Affiliates. From time to time, we may enter into purchase and sale transactions and joint ventures with Other Nuveen Real Estate Accounts. We have engaged and may continue to engage affiliates of Nuveen to provide services to our company. See “Management—Property Management and Other Services Agreements” for a detailed description of these transactions. Such transactions are conducted in accordance with, and subject to, our charter (including the requirement that each such transaction be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as being fair and reasonable and on terms no less favorable than those available from unaffiliated third parties), the terms and conditions of the Advisory Agreement, our code of business conduct and ethics and applicable laws and regulations. These requirements also apply to any other transactions with Nuveen, any of our directors or any affiliates thereof. Our officers and directors who are also Nuveen employees may participate in the management of Other Nuveen Real Estate Accounts and other Nuveen affiliates with whom we do business. These individuals may also participate in compensation programs related to the operations and performance of the Other Nuveen Real Estate Accounts and other Nuveen affiliates with whom we do business.

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Other Affiliate Transactions. In connection with investments in which we participate alongside Other Nuveen Real Estate Accounts, we may from time to time share certain rights with such Other Nuveen Real Estate Accounts relating to such investments for legal, tax, regulatory or other similar reasons, including, in certain instances, certain control-related rights with respect to jointly held investments. When making any decisions related to such investments, there may be conflicting interests. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by Nuveen or its other affiliates.

Further conflicts could arise once we and Nuveen or its affiliates have made our respective investments. For example, if we enter into a joint venture with an Other Nuveen Real Estate Account, our interests and the interests of such Other Nuveen Real Estate Account may conflict, for example when one joint venture partner seeks to sell the property in the joint venture but the other joint venture partner does not. In such situations, the ability of the Advisor to recommend actions in our best interests might be impaired.

NET ASSET VALUE CALCULATION AND VALUATION GUIDELINES

Our NAV for each class of shares is based on the fair values of our investments (including real estate-related assets), the addition of any other assets (such as cash on hand) and the deduction of any liabilities, and also includes the deduction of any stockholder servicing fees specifically applicable to such class of shares, in all cases as described below.

Valuation Guidelines

Our board of directors, including a majority of our independent directors, has adopted valuation guidelines that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. The overarching principle of these guidelines is to produce a valuation that represents a fair and accurate estimate of the value of our investments or the price that would be received for our investments in an arm’s-length transaction between market participants, less our liabilities. These valuation guidelines are largely based upon standard industry practices used by private, open-end real estate funds and are administered by the Advisor.

Our board of directors monitors compliance with our valuation guidelines on an ongoing basis. The calculation of our NAV is intended to be a calculation of fair value of our assets less our outstanding liabilities and may differ from our financial statements. As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for purposes of establishing a purchase and repurchase price for our shares, we have adopted a model, as explained below, that adjusts the value of our assets from historical cost to fair value in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures. However, our valuation procedures and our NAV are not subject to GAAP and are not subject to independent audit. Our NAV may differ from equity reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes in the future. Because these fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. While we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and repurchase price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.

While the methodologies contained in the valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our fund administrator’s ability to calculate NAV may be impaired or delayed, including circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which the Advisor, the independent valuation advisor and the fund administrator may rely upon in determining the value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Advisor’s reasonable judgment, the administration of the valuation guidelines would otherwise result in a valuation that does not represent a fair and accurate estimate of the value of our investments, the Advisor, with respect to the valuation of our real estate-related assets, and, to the extent of the independent valuation advisor’s responsibilities with respect to the valuation of our real properties and investments in debt backed principally by real estate, the independent valuation advisor, may apply alternative methodologies; provided, that the Advisor and, if applicable, the independent valuation advisor, must notify our board of directors of any alternative methodologies utilized and their impact on the overall valuation of our investments at the next scheduled board meeting. Notwithstanding the foregoing, our board of directors may suspend the offering if it determines that the calculation of NAV is materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.

Independent Valuation Advisor

One fundamental element of the valuation process, the valuation of our real properties, is managed by our independent valuation advisor, SitusAMC Real Estate Valuation Services, LLC (“SitusAMC”), a valuation firm selected by the Advisor and approved by our board of directors, including a majority of our independent directors. SitusAMC, founded in 1931, is one of the longest-serving commercial real estate research, valuation and consulting firms in the nation. SitusAMC is engaged in the business of rendering opinions regarding the value of commercial real estate properties and is not affiliated with us or the Advisor. SitusAMC also values the mortgages underlying our properties and our investments in debt backed principally by real estate. The compensation we pay to our independent valuation advisor is based on the number of real properties and mortgages we own and the number of mortgages underlying our properties and is not based on the estimated values of these investments and mortgages. The Advisor, with the approval of our board of directors, including a majority of our independent directors, may engage additional independent valuation advisors in the future as our portfolio grows and diversifies globally. While our independent valuation advisor is responsible for providing the valuations described above, our independent valuation advisor is not responsible for, and does not calculate, our NAV. The Advisor is ultimately responsible for the determination of our NAV.

Our independent valuation advisor may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our board of directors, including a majority of our independent directors. We will promptly disclose any changes to the identity or role of the independent valuation advisor in reports we publicly file with the SEC.

Our independent valuation advisor discharges its responsibilities in accordance with our valuation guidelines. Our board of directors is not involved in the periodic valuation of our assets and liabilities, but periodically receives and reviews such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. Our NAV per share for each class of shares is calculated by our fund administrator, and such calculation is reviewed by the Advisor. Pursuant to the valuation services agreement with our independent valuation advisor, the Advisor receives appraisal reports from our independent valuation advisor. Using these appraisals, the Advisor renders a final combined valuation of our real property assets and real estate-related assets in order for our fund administrator to calculate our NAV per share for each class of shares.

We have agreed to pay fees to our independent valuation advisor upon its delivery to us of its appraisal and review reports. We have also agreed to indemnify our independent valuation advisor against certain liabilities arising out of this engagement.

Our independent valuation advisor is expected to continue to provide real estate appraisal, appraisal management and real estate valuation advisory services to Nuveen Real Estate and its affiliates and has received, and is expected to continue to receive, fees in connection with such services.

Valuation of Properties

Wholly Owned Properties

At the beginning of each calendar year, the Advisor develops a valuation plan with the objective of having each of our wholly owned properties valued each quarter by an appraisal, except for newly acquired properties as described below. Our independent valuation advisor relies in part on property-level information provided by the Advisor, including (1) historical and projected operating revenues and expenses of the property, (2) lease agreements with respect to the property and (3) information regarding recent or planned capital expenditures. Appraisals are performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practices, the real estate appraisal industry standards created by The Appraisal Foundation, or the similar industry standard for the country where the property appraisal is conducted. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute) or similar designation or, for international appraisals, a public or other certified expert for real estate valuations. Our independent valuation advisor generally performs the appraisals, but in its discretion, may engage other independent valuation firms to provide appraisals of certain of our properties. Any appraisal provided by a firm other than our independent valuation advisor is performed in accordance with our valuation guidelines and is not incorporated into the calculation of our NAV until our independent valuation advisor has confirmed the reasonableness of such appraisal.

Newly acquired wholly owned properties are initially valued at cost, which is expected to represent fair value at that time. Generally, acquisition costs and expenses are initially capitalized and reflected as a component of cost. Subsequently, the valuation process results in an adjustment to the carrying value of the property whereby the transaction costs are removed from the carrying value and are reflected in unrealized appreciation/depreciation of real estate. Each property is valued within the first two full months after acquisition and no less than quarterly thereafter. Development assets, if any, are valued at cost plus capital expenditures and join the quarterly appraisal cycle during the development stage as determined by the independent valuation advisor, but no later than completion. Acquisition costs and expenses incurred in connection with the acquisition of multiple wholly owned properties that are not directly related to any single wholly owned property generally are allocated among the applicable wholly owned properties pro rata based on relative values. Properties purchased as a portfolio or held in a joint venture that acquires properties over time may be valued as a single asset.

Each individual appraisal report for our assets (discussed further below) is addressed solely to our company to assist our independent valuation advisor in providing our property portfolio valuations. Our independent valuation advisor’s appraisal reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and do not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing its appraisal reports, our independent valuation advisor does not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or for the acquisition of all or any part of our company.

Real estate appraisals are reported on a free and clear basis (for example, no mortgage), irrespective of any property-level financing that may be in place. The primary methodology used to value properties is the income approach, whereby value is derived by determining the present value of an asset’s stream of future cash flows (for example, discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence. Other methodologies that may also be used to value properties include sales comparison and cost approaches. Because the appraisals performed by our independent valuation advisor involve subjective judgments, the fair value of our assets, which is included in our NAV, may not reflect the liquidation value or net realizable value of our properties.

Properties Held Through Joint Ventures

Properties held through joint ventures are valued in a manner that is consistent with the guidelines described above for wholly owned properties. Once the value of a property held by the joint venture is determined by an independent appraisal, the value of our interest in the joint venture is then determined by applying the distribution provisions of the applicable joint venture agreements to the value of the underlying property held by the joint venture.

Interim Valuations

Wholly owned properties and joint ventures may be valued more frequently than quarterly under certain circumstances. If, in the opinion of the Advisor an event becomes known to the Advisor (including through communication with our independent valuation advisor) that is likely to have any material impact on previously provided estimated values of the affected properties, the Advisor will notify our independent valuation advisor. If in the opinion of our independent valuation advisor, such event is likely to have an impact on a previous provided value of the affected properties, our independent valuation advisor will recommend intra-quarter valuation adjustments that will be incorporated into our NAV calculation. For example, an unexpected termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or capital market events may cause the value of a wholly owned property to change materially. Once the independent valuation advisor has communicated the adjusted estimate of property value to the Advisor, the Advisor will cause such adjusted value to be included in our monthly NAV calculation. Any such adjustments will be estimates of the market impact of material events to the appraised value of the property, based on assumptions and judgments that may or may not prove to be correct and may also be based on limited information readily available at that time. In general, we expect that any estimates of value or interim appraisals will be performed as soon as possible after a determination by the Advisor that a material change has occurred and the financial effects of such change are quantifiable by the independent valuation advisor. However, rapidly changing market conditions or material events may not be immediately reflected in our NAV. The resulting potential disparity in our NAV may inure to the benefit of stockholders whose shares are repurchased or new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.

Valuation of Real Estate-Related Assets

Real estate-related assets that we own or may acquire include debt and equity interests backed principally by real estate, such as the common and preferred stock of publicly traded real estate companies, CMBS, mortgage loans and participations in mortgage loans and mezzanine loans. In general, real estate-related assets are valued according to the procedures specified below upon acquisition or issuance and then quarterly, or in the case of liquid securities, monthly, as applicable, thereafter. Interim valuations of real estate- related assets that generally are valued quarterly may be performed if the Advisor believes the value of the applicable asset may have changed materially since the most recent valuation. In addition, our board of directors may retain additional independent valuation firms to assist with the valuation of our real estate-related assets.

Publicly Traded Real Estate-Related Assets

Publicly traded debt and equity real estate-related assets and derivatives that are not restricted as to salability or transferability are generally valued by the Advisor on the basis of publicly available market quotations or at fair value determined in accordance with GAAP. The Advisor may adjust the value of publicly traded debt and equity real estate-related assets and derivatives that are restricted as to salability or transferability for a liquidity discount. In determining the amount of such discount, consideration is given to the nature and length of such restriction and the relative volatility of the market price of the security.

Private Real Estate-Related Assets

Investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, are valued by the Advisor at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) and thereafter are revalued each quarter at fair value. In evaluating the fair value of our interests in certain commingled investment vehicles (such as the International Affiliated Funds), values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon. Our board of directors may retain additional independent valuation firms to assist with the valuation of our private real estate-related assets.

Mortgage Loans, Participations in Mortgage Loans and Mezzanine Loans

Individual investments in mortgages, mortgage participations and mezzanine loans are valued each quarter by our independent valuation advisor. Revaluations of mortgages reflect the changes in value of the underlying real estate, with anticipated sale proceeds (estimated cash flows) discounted to their present value using a discount rate based on current market rates. Our board of directors may retain additional independent valuation firms to assist with the valuation of our private mortgage loans.

Valuation of Liquid Non-Real Estate-Related Assets

Liquid non-real estate-related assets include credit rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate-related assets are valued monthly by the Advisor.

Liabilities

Our liabilities include the fees payable to the Advisor and the Dealer Manager, accounts payable, accrued operating expenses, property-level mortgages, any portfolio-level credit facilities and other liabilities. Other than property-level mortgages, we include the cost basis of our liabilities as part of NAV, which approximates fair value. These carrying amounts are meant to reasonably approximate fair value due to the liquid and short-term nature of the instruments. We include as part of NAV the fair value of our property-level mortgages, which are valued quarterly by our independent valuation advisor based on market factors. Costs and expenses that relate to a particular loan are expensed as incurred. We allocate the financing costs and expenses incurred in connection with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the amount of proceeds from each loan. Liabilities allocable to a specific class of shares are only included in the NAV calculation for that class. For non-recourse, property-level mortgages that exceed the value of the underlying property, we assume a value of zero for purposes of the property and the mortgage in the determination of NAV.

Review of and Changes to Our Valuation Guidelines

The Advisor reviews our valuation guidelines and methodologies with our board of directors, including a majority of our independent directors, at least annually. From time to time, our board of directors may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. Any changes to our valuation guidelines require the approval of our board of directors, including a majority of our independent directors.

NAV and NAV Per Share Calculation

We are offering to the public four classes of shares of our common stock: Class T shares, Class S shares, Class D shares and Class I shares. Each class of our common stock, including the Class N shares which we are not offering to the public, has an undivided interest in our assets and liabilities, other than class-specific liabilities. In accordance with the valuation guidelines, our fund administrator calculates our NAV per share for each class monthly. The fund administrator uses the same methodology as set forth below to calculate our NAV for each of our share classes.

In accordance with the valuation guidelines, our fund administrator calculates our NAV per share for each class of our common stock as of the last calendar day of each month, using a process that reflects several components (each as described above), including the estimated fair value of (1) each of our properties based upon individual appraisal reports provided periodically by third-party independent valuation firms and reviewed by our independent valuation advisor, (2) our real estate-related assets for which third-party market quotes are available, (3) our other real estate-related assets, if any, and (4) our other assets and liabilities. The NAV per share for our share classes may differ because stockholder servicing fees allocable to a specific class of shares are only included in the NAV calculation for that class and the advisory fee allocable to the Class N shares differs from the advisory fee allocable to the other share classes.

At the end of each month, before taking into consideration additional issuances of shares of capital stock, share repurchases or class-specific expense accruals for that month, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV plus issuances of shares that were effective on the first calendar day of such month. The

NAV calculation is available generally within 15 calendar days after the end of the applicable month. Changes in our monthly NAV include, without limitation, accruals of our net portfolio income, interest expense, the advisory fee, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. Changes in our monthly NAV also include material non-recurring events, such as capital expenditures and material property acquisitions and dispositions occurring during the month. On an ongoing basis, the Advisor will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.

We reimburse the Advisor for any organization and offering expenses that it incurs on our behalf as and when incurred. These expenses include legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but exclude upfront selling commissions, dealer manager fees and stockholder servicing fees. After the termination of each public offering, the Advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur with respect to that offering exceed 15% of the gross proceeds from such offering. In connection with our initial public offering, the Advisor advanced $4.6 million of our organization and offering expenses on our behalf from our inception through December 2018. We began reimbursing the Advisor for all such advanced expenses ratably over the 60 months commencing on October 31, 2021, the date our NAV reached $1.0 billion. Such expenses will not be deducted from our NAV until they are payable to the Advisor.

Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand) and the deduction of liabilities, our fund administrator incorporates any class-specific adjustments to our NAV, including additional issuances and repurchases of our common stock and accruals of class-specific stockholder servicing fees and advisory fees. For each applicable class of shares, each of the stockholder servicing fee and the advisory fee is calculated as a percentage of the aggregate NAV for such class of shares. The declaration of distributions reduces the NAV for each class of our common stock in an amount equal to the accrual of our liability to pay any such distribution to our stockholders of record of each class. NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.

The combination of the Class T NAV, Class S NAV, Class D NAV, Class I NAV and Class N NAV equals the aggregate net asset value of our assets, which consists almost entirely of the value of our interest in the Operating Partnership, less our liabilities, including liabilities related to class-specific stockholder servicing and advisory fees. The value of our interest in the Operating Partnership is equal to the excess of the aggregate NAV of the Operating Partnership over the portion thereof that would be distributed to any limited partners other than us if the Operating Partnership were liquidated. The aggregate NAV of the Operating Partnership is the excess of the value of the Operating Partnership’s assets (including the fair value of its properties, real estate-related assets, cash and other investments) over its liabilities (including the fair value of its debt, any declared and accrued unpaid distributions, and the expenses attributable to its operations). The Advisor calculates the fair value of the assets and liabilities of the Operating Partnership as directed by our valuation guidelines based upon values received from various sources, as described in more detail above and in the remainder of this section.

Relationship Between NAV and Our Transaction Price

Generally, our transaction price equals our prior month’s NAV. The transaction price is the price at which we repurchase shares and the price, together with applicable upfront selling commissions and dealer manager fees, at which we offer shares. Although the transaction price is generally based on our prior month’s NAV per share, such prior month’s NAV may be significantly different from the current NAV per share of the applicable class of stock as of the date on which your purchase or repurchase occurs.

In addition, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month.

Limits on the Calculation of Our NAV Per Share

The overarching principle of our valuation guidelines is to produce reasonable estimated values for each of our investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets consists of real estate properties and, as with any real estate valuation protocol and as described above, the valuation of our properties (and other assets and liabilities) is based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real estate properties (and other assets and liabilities). Any resulting potential disparity in our NAV per share may be in favor of stockholders whose shares are repurchased, existing stockholders or new purchasers of our common stock, as the case may be, depending on the circumstances at the time. See “Risk Factors— Valuations and appraisals of our properties and real estate-related securities are estimates of fair value and may not necessarily correspond to realizable value,” “—Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month” and “—It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.”

Additionally, while the methodologies contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), our ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely upon in determining the monthly value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Advisor’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied, provided that the Advisor must notify our board of directors at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investment. Notwithstanding the foregoing, our board of directors may suspend the offering and/or our share repurchase plan if it determines that the calculation of NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to sell shares under our share repurchase plan and our ability to suspend our share repurchase plan at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions and debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per-share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV per share does not represent the amount of our assets less our liabilities in accordance with GAAP. We do not represent, warrant or guarantee that:

•	a stockholder would be able to realize the NAV per share for the class of shares a stockholder owns if the stockholder attempts to sell its shares;

•

a stockholder would ultimately realize distributions per share equal to the NAV per share for the class of shares it owns upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•	shares of our common stock would trade at their NAV per share on a national securities exchange;

•	a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of our shares; or

•	the NAV per share would equate to a market price of an open-ended real estate fund.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 11, 2025, information regarding the number and percentage of shares owned by each director, our chief executive officer, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of outstanding shares of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities that a person has the right to acquire within 60 days. The address for each of the persons named below is in care of our principal executive offices at 730 Third Avenue, 3rd Floor, New York, NY 10017.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of All Shares
Directors and Officers
Michael J.L. Sales	—	—%
John L. MacCarthy	34,783	*
Donna Brandin	49,194	*
John R. Chandler	14,565	*
Steven R. Hash	17,040	*
Robert E. Parsons, Jr.	45,243	*
Chad Phillips	—	—%
Richard M. Kimble	—	—%
Robert J. Redican	—	—%
William M. Miller	—	—%
Abigail Lewis	—	—%
Shawn C. Lese	—	—%
Gracie Coburn	—	—%
Halley S. Cunn	—	—%
Elizabeth A. Sworn	—	—%
Carsten Kebbedies	—	—%
All directors and executive officers as a group**	160,826	*
5% Stockholders
Teachers Insurance and Annuity Association of America***	28,486,825	15%

*	Less than one percent.
**	Holds Class I shares of common stock.
***	Holds Class N shares of common stock.

DESCRIPTION OF CAPITAL STOCK

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. See “Where You Can Find More Information; Incorporation by Reference.”

Under our charter, we have authority to issue a total of 2,200,000,000 shares of capital stock. Of the total shares of stock authorized, 2,100,000,000 shares are classified as common stock with a par value of $0.01 per share, 500,000,000 of which are classified as Class T shares, 500,000,000 of which are classified as Class S shares, 500,000,000 of which are classified as Class D shares, 500,000,000 of which are classified as Class I shares, and 100,000,000 of which are classified as Class N shares, and 100,000,000 are classified as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter from time to time, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue, or to issue additional classes of stock which may be subject to various class-specific fees.

Common Stock

Subject to the restrictions on ownership and transfer of stock set forth in our charter and except as may otherwise be specified in our charter, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. The holders of common stock vote together as a single class on all actions to be taken by the stockholders; provided, however, that with respect to (i) any amendment of the charter that would materially and adversely affect the rights, preferences and privileges of only a particular class of common stock, (ii) any matter submitted to stockholders that relates solely to a particular class of common stock or (iii) any matter submitted to stockholders in which the interests of a particular class of common stock differ from the interests of all other classes of common stock, only the affirmative vote of the holders of a majority of such affected class of common stock, with no other class of common stock voting except such affected class of common stock voting as a separate class, is required. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our charter regarding the restrictions on ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares of our common stock issued in the offering will be fully paid and non-assessable. Holders of common stock do not have preemptive rights, which means that you do not have an automatic option to purchase any new shares of stock that we issue. Each class of our common stock is subject to certain class-specific fees and expenses, as described in this prospectus.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of any new class or series of shares of stock.

We generally do not issue certificates for shares of our common stock. Shares of our common stock are held in “uncertificated” form, which eliminates the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminates the need to return a duly executed stock certificate to effect a transfer. SS&C GIDS, Inc. acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to you at no charge upon written request.

Class T Shares

Each Class T share issued in the primary offering is subject to an upfront selling commission of up to 3.0%, and an upfront dealer manager fee of 0.5%, of the transaction price of each Class T share sold in the offering on the date of the purchase; however, such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. All or a portion of the upfront selling commissions and dealer manager fees are retained by, or reallowed (paid) to, participating broker-dealers.

We pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares. For each Class T share, this stockholder servicing fee consists of an advisor stockholder servicing fee and a dealer stockholder servicing fee. Generally the advisor stockholder servicing fee will equal 0.65% per annum and the dealer stockholder servicing fee will equal 0.20% per annum, of the aggregate NAV for each Class T share. However, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive them for failure to provide such services.

The upfront selling commission and dealer manager fee are not payable in respect of any Class T shares sold pursuant to our distribution reinvestment plan, but such shares are charged the stockholder servicing fee payable with respect to all our outstanding Class T shares.

Class T shares are generally available for purchase through brokerage and transaction-based accounts.

We will cease paying the stockholder servicing fee with respect to any Class T share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to Class T, Class S and Class D shares held within such account would exceed, in the aggregate, 8.75% of the sum of the gross proceeds from the sale of such shares and the aggregate gross proceeds of any shares issued under the distribution reinvestment plan with respect thereto (or, solely with respect to the Class T shares, a lower limit set forth in an agreement between the Dealer Manager and the applicable participating broker-dealer in effect on the date that such shares were sold). At the end of such month, each Class T share held in a stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share (in the case of a limit of 8.75% of gross proceeds) over approximately 6.5 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this stockholder servicing fee with respect to a Class T share would total approximately $0.55.

Class S Shares

Each Class S share issued in the primary offering is subject to an upfront selling commission of up to 3.5% of the transaction price of each Class S share sold in the offering on the date of the purchase. All or a portion of the upfront selling commissions are retained by, or reallowed (paid) to, participating broker-dealers. We pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares. The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive them for failure to provide such services.

The upfront selling commission is not payable in respect of any Class S shares sold pursuant to our distribution reinvestment plan, but such shares are charged the stockholder servicing fee payable with respect to all our outstanding Class S shares.

Class S shares are generally available for purchase through brokerage and transaction-based accounts.

We will cease paying the stockholder servicing fee with respect to any Class S share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the Class T, Class S and Class D shares held within such account would exceed, in the aggregate, 8.75% of the sum of the gross proceeds from the sale of such shares and the aggregate gross proceeds of any shares issued under the distribution reinvestment plan with respect thereto. At the end of such month, each Class S share held in a stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class S share (in the case of a limit of 8.75% of gross proceeds) over approximately 6.5 years from the date of purchase, assuming payment of the full upfront selling commissions, opting out of the distribution reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this stockholder servicing fee with respect to a Class S share would total approximately $0.55.

Class D Shares

Each Class D share issued in the primary offering is subject to an upfront selling commission of up to 1.5% of the transaction price of each Class D share sold in the offering on the date of the purchase. All or a portion of the upfront selling commissions are retained by, or reallowed (paid) to, participating broker-dealers. We pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class D shares, including any Class D shares sold pursuant to our distribution reinvestment plan. The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive them for failure to provide such services.

The upfront selling commission is not payable in respect of any Class D shares sold pursuant to our distribution reinvestment plan, but such shares are charged the stockholder servicing fee payable with respect to all our outstanding Class D shares.

Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus.

We will cease paying the stockholder servicing fee with respect to any Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions and dealer manager fees and stockholder servicing fees paid with respect to the Class T, Class S and Class D shares held within such account would exceed, in the aggregate, 8.75% of the sum of the gross proceeds from the sale of such shares and the aggregate gross proceeds of any shares issued under the distribution reinvestment plan with respect thereto. At the end of such month, each Class D share held in a stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class D share (in the case of a limit of 8.75% of gross proceeds) over approximately 29.5 years from the date of purchase, assuming payment of full upfront selling commissions, opting out of the distribution reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this stockholder servicing fee with respect to a Class D share would total approximately $0.74.

Class I Shares

No upfront selling commissions or stockholder servicing fees are paid for sales of any Class I shares.

Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (5) by endowments, foundations, pension funds, feeder funds and other institutional investors, (6) by our executive officers and directors and their immediate family members (as defined below), as well as officers and employees of the Advisor, Nuveen or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers, (7) by officers, directors, employees and registered representatives of broker-dealers or their affiliates, including immediate family members of such persons or (8) by other categories of investors that we name in an amendment or supplement to this prospectus. An “immediate family member” means a person’s spouse, domestic partner, parent, step-parent, legal guardian, child under 21, step-child under 21, father-in-law or mother-in-law.

Class N Shares

TIAA purchased 20,000 shares of Class N common stock at $10.00 per share for our initial capitalization. TIAA may not sell any of these shares during the period that Nuveen Real Estate Global Cities Advisors or an affiliate of Nuveen serves as our advisor, but the holder may transfer the shares to its affiliates. TIAA may not vote on the removal of any of its affiliates (including the Advisor), and may not vote regarding any transaction between us and TIAA or any of its affiliates, including Nuveen Real Estate.

Subsequent to our initial capitalization, TIAA purchased, through a wholly owned subsidiary, $300 million of shares of Class N common stock (less the $200,000 initial capitalization). TIAA may submit these Class N shares for repurchase as described in “Management—Investment in Shares by TIAA.”

Holders of the Class N shares are entitled to receive distributions at the same rate applicable to other classes of our common stock, except with regard to deductions based on class-specific fees. The Class N shares are not subject to any upfront selling commissions, dealer manager fees or stockholder servicing fees, and the advisory fee applicable to the Class N shares is lower than the advisory fee applicable to our share classes publicly sold in this offering. See “Compensation.” Therefore, Class N shares will have a higher NAV and a different distribution amount relative to our other share classes.

Other Terms of Common Stock

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such shares would exceed the applicable limit as described in the “—Class T Shares,” “—Class S Shares,” and “—Class D Shares” sections above, each Class T share, Class S share, Class D share and Class N share held in a stockholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which stockholders receive cash and/or listed securities or (iii) after termination of the primary portion of the offering in which such Class T shares, Class S shares and Class D shares were sold, the end of the month in which we, with the assistance of the dealer manager, determine that all underwriting compensation from all sources in connection with the offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds of the primary portion of the offering. In addition, immediately before any liquidation, dissolution or winding up or any distribution of our assets pursuant to a plan of liquidation, dissolution or winding up, each Class T share, Class S share, Class D share and Class N share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of each class or series of preferred stock so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock.

However, the voting rights per share of any series or class of preferred stock sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately held preferred share bears to the book value of each outstanding publicly held share. If we issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference if we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors has no present plans to issue any preferred stock, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of the stockholders is held each year, upon reasonable notice to our stockholders, but no sooner than 30 days after delivery of our annual report to stockholders. Special meetings of stockholders may be called only by a majority of our directors, a majority of our independent directors or our chief executive officer, president or chairman of the board of directors and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. Upon receipt of such written request from stockholders stating the purpose of any such special meeting and the matters proposed to be acted on at such meeting, our secretary shall provide a written notice to our stockholders within 10 days of receipt of such written request, stating the purpose of the meeting and setting a meeting date not less than 15 nor more than 60 days after the distribution of such notice. The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast on such matter at a meeting on any matter constitutes a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of a majority of the shares entitled to vote which are represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the MGCL and our charter, stockholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation and dissolution, (3) a merger, consolidation, conversion, statutory share exchange or sale or other disposition of all or substantially all of our assets, and (4) election or removal of our directors. Except with respect to the election of directors or as otherwise provided in our charter, the vote of stockholders entitled to cast a majority of all the votes entitled to be cast is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. In addition, although the NASAA REIT Guidelines indicate that stockholders are permitted to amend our charter or terminate us without the necessity for concurrence by our board of directors, we are required to comply with the MGCL, which provides that any amendment to our charter or any dissolution of our company must first be declared advisable by our board of directors. Therefore, except with respect to the election or removal of our directors, prior to a stockholder vote on any action, our board of directors must first adopt a resolution that the proposed action is advisable and directing the matter to be submitted to the stockholders. Accordingly, the only proposals to amend our charter or to dissolve our company that will be presented to our stockholders are those that have been declared advisable by our board of directors and also require approval by our stockholders. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders have the power, without the concurrence of the directors, to remove a director from our board of directors with or without cause, by the affirmative vote of a majority of the shares of stock entitled to vote generally in the election of directors. Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number and number of shares of stock owned by each stockholder and will be sent within 10 days of our receipt of the request. The stockholder list shall be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder’s designated agent at our corporate offices upon the request of a stockholder. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. The purposes for which a stockholder may request a copy of the stockholder list include, but are not limited to, matters relating to stockholders’ voting rights, the exercise of stockholder rights under federal proxy laws and any other proper purpose. If the Advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of our stockholder list as requested, the Advisor and/or our board of directors, as the case may be, shall be liable to any stockholder requesting our stockholder list for the costs, including reasonable attorneys’ fees, incurred by that stockholder for compelling the production of our stockholder list, and for actual damages suffered by any such stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of our stockholder list is to secure such list or other information for purposes of selling our stockholder list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests unrelated to such stockholder’s interest in us. The remedies provided by our charter to stockholders requesting copies of our stockholder list are in addition to, and shall not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.

Furthermore, pursuant to our charter, any stockholder and any designated representative thereof shall be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Under Maryland law, stockholders are entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Because our stockholders are entitled to inspect only those corporate records that stockholders are entitled to inspect and copy under Maryland law, our stockholders will not be entitled to inspect and copy the minutes of the meetings of our board of directors, which are records that certain states other than Maryland allow corporate stockholders to inspect and copy. Requests to inspect or copy our corporate records must be made in writing to: Nuveen Global Cities REIT, Inc., 730 Third Avenue, 3rd Floor, New York, NY 10017. It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law.

Restrictions on Ownership and Transfer

Our charter contains restrictions on the number of shares of our stock that a person or group may own. No person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.8% in value or number of shares, whichever is more restrictive, of our outstanding stock of all classes or series unless they receive an exemption (prospectively or retroactively) from our board of directors.

Subject to certain limitations, our board of directors, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our charter or as it may determine. Our charter provides for, and our board of directors has granted, limited exemptions to certain persons who directly or indirectly own our stock, including directors, officers and stockholders controlled by them or trusts for the benefit of their families.

Our charter further prohibits any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring shares of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee will acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our charter, prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.

All certificates, if any, representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.

Every owner of more than 5% of the outstanding shares of our stock during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of directors, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our stock which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any subsequent transferee to whom you transfer any of your shares of our stock must also comply with the suitability standards we have established for our stockholders. See “Suitability Standards.”

Distribution Policy

We intend to declare distributions based on record dates established by our board of directors and to pay such distributions to stockholders on a monthly basis. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid, if any. You are not entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date. In connection with a distribution to our stockholders, our board of directors approves a monthly distribution for a certain dollar amount per share for each class of our common stock.

Distributions are made on all classes of our common stock at the same time. The per-share amount of distributions on Class T shares, Class S shares, Class D shares, Class I shares and Class N shares have differed and will likely continue to differ because of different allocations of class-specific stockholder servicing fees and a different allocation of advisory fees to the Class N shares. We expect to use the “record share” method of determining the per-share amount of distributions on Class T shares, Class S shares, Class D shares, Class I shares and Class N shares, although our board of directors may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common stock is increased by the sum of all class-specific fees for such period. Such amount is divided by the number of shares of our common stock outstanding on the record date. Such per-share amount is reduced for each class of common stock by the per-share amount of any class-specific fees allocable to such class.

We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute annually to our stockholders dividends equal to at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. See “Material U.S. Federal Income Tax Considerations—Taxation of REITs in General—Requirements for Qualification as a REIT” and “Material U.S. Federal Income Tax Considerations—Annual Distribution Requirements Applicable to REITs.” Generally, income we distribute to our stockholders is not taxable to us under the Code if we qualify to be taxed as a REIT.

Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flows and general financial condition. Our board of directors’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in this offering or subsequent offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the REIT distribution requirement. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law.

There is no assurance we will pay distributions in any particular amount, or at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations depends on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate-related assets portfolio. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering results in us having less funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities dilutes your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares.

Under the MGCL, our board of directors may delegate to a committee of directors the power to fix the amount and other terms of a distribution. In addition, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those stockholders that accept such offer. Our stockholders who receive distributions in kind of marketable securities may incur transaction expenses in liquidating the securities.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan whereby holders of Class T shares, Class S shares, Class D shares and Class I shares (other than residents of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan) have their cash distributions automatically reinvested in additional shares of our common stock (of that same class) unless they elect to receive their distributions in cash. Holders of Class N shares are not eligible to participate in the distribution reinvestment plan and receive their distributions in cash. Residents of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan will also receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock. Any cash distributions attributable to the class or classes of shares owned by participants in the distribution reinvestment plan are immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such stockholder. See “Material U.S. Federal Income Tax Considerations” for information concerning the U.S. federal income tax consequences of participating in the distribution reinvestment plan.

The per-share purchase price for shares purchased pursuant to the distribution reinvestment plan is equal to the transaction price at the time the distribution is payable. Stockholders do not pay upfront selling commissions when purchasing shares pursuant to the distribution reinvestment plan. The stockholder servicing fees with respect to our Class T shares, Class S shares and Class D shares are calculated based on our NAV for those shares and may reduce the NAV of or, alternatively, the distributions payable with respect to, shares of each such class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan entitle the participant to the same rights and are treated in the same manner as shares of that class purchased in this offering.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least 10 business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon 10 business days’ prior written notice to participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in the distribution reinvestment plan with 10 business days’ prior written notice to us.

Our transfer agent provides on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the quarter, (2) the number of shares purchased during the quarter, (3) the per-share purchase price for such shares and (4) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year is provided to each applicable participant.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all of our assets must be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states. The assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a “Roll-up Entity,” that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common stockholder voting rights; the term of our existence; compensation to the Advisor; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to common stockholders who vote “no” on the proposal the choice of:

•	accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

•	one of the following:

•	remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in the common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares of stock by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of stock held by that investor;

•	in which an investor’s rights to access of records of the Roll-up Entity will be less than those provided in the “—Meetings and Special Voting Requirements” section above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our common stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following description of the terms of certain provisions of Maryland law and our charter and bylaws is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single class.

These supermajority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares of our common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of our common stock.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed or our board of directors fails to first approve the business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares of stock entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares of stock are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors, to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

In our charter, we have elected that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three. We have not elected to be subject to any of the other provisions of Subtitle 8.

Vacancies on Board of Directors; Removal of Directors

Any vacancy created by the death, resignation, removal, adjudicated incompetence or other incapacity of a director or an increase in the number of directors may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Our independent directors will choose the nominees to fill vacancies in our independent director positions.

Any director may resign at any time and may be removed with or without cause by our stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called for purposes of the proposed removal shall indicate that the purpose, or one of the purposes, of the meeting is to determine whether the director shall be removed.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record at the record date set by our board of directors for purposes of determining stockholders entitled to vote at the annual meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for purposes of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for purposes of determining stockholders entitled to vote at the special meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the bylaws.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D under the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If a person makes a tender offer that does not comply with such provisions, we may elect to grant tendering stockholders a rescission right with respect to their tendered shares. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of Maryland law, the provision of our charter electing to be subject to a provision of Subtitle 8, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.

SUMMARY OF THE OPERATING PARTNERSHIP AGREEMENT

We have summarized the material terms and provisions of the Limited Partnership Agreement of Nuveen Global Cities REIT OP, LP, which we refer to as the “partnership agreement.”

Management of the Operating Partnership

Nuveen Global Cities REIT OP, LP was formed on April 28, 2017 to acquire and hold assets on our behalf.

We hold and intend to continue to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest. For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of the Operating Partnership is deemed to be our assets and income.

We are and expect to continue to be the sole general partner of the Operating Partnership. As of the date of this prospectus, the only limited partner of the Operating Partnership is Nuveen Global Cities REIT LP, LLC, our wholly owned subsidiary.

As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. No limited partner of the Operating Partnership may transact business for the Operating Partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of directors at all times has ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure, with respect to the Operating Partnership. Pursuant to the Advisory Agreement, however, we have delegated to the Advisor authority to make decisions related to the management of our and the Operating Partnership’s assets, including sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors.

The Limited Partner has expressly acknowledged and any future limited partners of the Operating Partnership will expressly acknowledge that we, as general partner, are acting on behalf of the Operating Partnership, ourselves and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of the Operating Partnership or our stockholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on the one hand and the Operating Partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners, provided, however, that for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners may be resolved in favor of our stockholders. We are not liable under the partnership agreement to the Operating Partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.

The partnership agreement requires that the Operating Partnership be operated in a manner that enables us to (1) satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “Material U.S. Federal Income Tax Considerations.”

Capital Contributions

We intend to contribute the net proceeds from this offering, after payment of fees and expenses attributable to our offering and operations, to the Operating Partnership as capital contributions. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with this offering and our operations.

If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us, the Operating Partnership may borrow funds from a financial institution or other lenders or we or any of our affiliates may provide such additional funds through loans, purchase of additional partnership interests or otherwise (which we or such affiliates will have the option, but not the obligation, of providing). In addition, the Operating Partnership may admit additional limited partners whose investments may be subject to a different advisory fee and repurchase limitations if our board of directors concludes in good faith that such admittance is in our best interest.

Issuance of Additional Limited Partnership Interests

As sole general partner of the Operating Partnership, we have the ability to cause the Operating Partnership to issue additional limited partnership interests, preferred partnership interests or convertible securities.

The Operating Partnership allows us to be organized as an UPREIT. A transfer of property directly to a REIT is generally a taxable transaction to the transferring property owner. In an UPREIT structure, an owner of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to the Operating Partnership in exchange for limited partnership interests on a tax-free basis. Being able to offer an owner the opportunity to defer taxation of gain until the owner disposes of its interest in the Operating Partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity.

In addition, investing in the Operating Partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure.

Transferability of Interests

We may not transfer all or any portion of our interest in the Operating Partnership or withdraw as general partner of the Operating Partnership except as provided, or in connection with a transaction contemplated, by the partnership agreement. Except as otherwise provided herein or in the partnership agreement, we may not engage in any merger, consolidation or other combination with or into another person or the sale of all or substantially all of our assets (other than in connection with a change in our state of incorporation or organizational form), in each case which results in a change of control of us, unless the consent of limited partners of the Operating Partnership holding more than 50% of the “percentage interests” (as defined below) of the limited partners is obtained. “Percentage interest” is the percentage determined by dividing (i) the capital contributions of a general or limited partner to the Operating Partnership by (ii) the sum of the capital contributions of all general or limited partners to the Operating Partnership.

Notwithstanding the foregoing, (i) we may transfer all or any portion of our interest in the Operating Partnership to (A) a wholly owned subsidiary of us or (B) the owner of all of our ownership interests, and following a transfer of all of our interest in the Operating Partnership, we may withdraw as general partner of the Operating Partnership; and (ii) we may engage in a transaction that is not required by law, or by the rules of any national securities exchange on which our shares are listed, to be submitted to the vote of our stockholders.

The limited partners may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.

Exculpation

We, as general partner, are not liable to the Operating Partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in the Operating Partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.

Indemnification

The partnership agreement provides for the indemnification of us, as general partner, as well as our officers, directors, employees and such other persons as we may designate, by the Operating Partnership for liabilities incurred in dealings with third parties related to the operations of the Operating Partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain material U.S. federal income tax considerations relating to the ownership of our common stock as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with common stock held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Common Stock” below), insurance companies, persons holding common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, investors in pass- through entities or U.S. holders of common stock whose “functional currency” is not the U.S. dollar. This summary does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, resulting in U.S. federal income tax consequences different from those discussed below.

On December 22, 2017, tax legislation commonly referred to as the Tax Cuts and Jobs Act was signed into law. The Tax Cuts and Jobs Act made significant changes to the U.S. federal income tax rules for taxation of individuals and corporations. Many of the changes applicable to individuals are temporary and would apply only to taxable years beginning before January 1, 2026 absent future legislation. Further changes to the tax laws are possible. Prospective stockholders are urged to consult with their tax advisors with respect to the impact of regulatory or administrative developments and proposals and their potential effect on investment in our common stock.

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our common stock has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

Our Taxation as a REIT

We are organized and operate in a manner intended to allow us to qualify for taxation as a REIT under the Code. We elected to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 2018. Furthermore, we intend to operate in such a manner as to continue to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of directors determines that REIT qualification remains in our best interest.

The law firm of Alston & Bird LLP has acted as our counsel in connection with this offering. We received an opinion of Alston & Bird LLP dated October 11, 2024, to the effect that, commencing with our first taxable year in which we made an election to be taxed as a REIT, we would be organized in conformity with the requirements for qualification as a REIT under the Code, and that our proposed method of operation would enable us to meet the requirements for qualification and taxation as a REIT. Investors should be aware that the opinion of Alston &

Bird LLP was based upon customary assumptions, was conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, income, organizational documents, stockholder ownership, and the present and future conduct of our business and is not binding upon the IRS or any court. We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT qualification requirements. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. In addition, the opinion of Alston & Bird LLP was based on U.S. federal income tax law governing qualification as a REIT in effect as of the date thereof, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of gross income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our taxable income that we distribute. Alston & Bird LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder and administrative interpretations thereof.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate, to the extent distributed to our stockholders as a dividend, is taxed only at the stockholder level.

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

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We will pay U.S. federal income tax on our taxable income, including undistributed net capital gain, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

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If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, unless we qualify for a safe harbor exception, such income will be subject to a 100% tax.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax at the highest corporate income tax rate.

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If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

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If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate income tax rate.

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If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

•	any undistributed taxable income from prior taxable years,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

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If we elect to retain and pay income tax on our net long-term capital gain, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income and would receive a credit or a refund for its proportionate share of the tax we paid.

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We will be required to pay a 100% excise tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income” resulting from non-arm’s-length transactions involving our taxable REIT subsidiaries.

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If we acquire any assets in a carry-over basis transaction from a non-REIT C corporation that does not elect to recognize its built-in gain in such assets, i.e., the excess of the fair market value of such assets over the adjusted basis of such assets at the time we acquire such assets, we would be subject to tax at the highest regular corporate rate on the built-in gain if we dispose of that built-in gain asset during the five-year period following its acquisition.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal corporate income tax on its net income.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)	that meets other tests described below regarding its gross income, assets and distributions.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (6) must be met during the last half of each taxable year, but neither condition (5) nor (6) applies to the first taxable year for which an election to be taxed as a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock— Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of specified percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record-keeping requirements of the Code and regulations promulgated thereunder.

Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes (for purposes of this discussion, references to “partnership” include a limited liability company or other entity treated as a partnership for U.S. federal income tax purposes, and references to a partner include a member in such limited liability company or other entity), Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets for purposes of the asset tests described below and to earn its proportionate share of the partnership’s gross income for purposes of the gross income tests described below, based on its pro rata share of capital interests in the partnership. However, solely for purposes of the 10% value test described below (see “—Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes certain securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as our assets and items of gross income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Tax liability is imposed on the partnership (rather than its partners) for adjustments to reported partnership taxable income resulting from audits or other tax proceedings. The liability can include an imputed underpayment of tax, calculated by using the highest marginal U.S. federal income tax rate, as well as interest and penalties on such imputed underpayment of tax. Using certain rules, partnerships may be able to transfer these liabilities to their partners. If any adjustments are imposed by the IRS on the taxable income reported by any partnership in which we own an interest, we intend to utilize certain rules to the extent possible to allow us to transfer any liability with respect to such adjustments to the partners of the partnership who should properly bear such liability. However, there is no assurance that we will qualify under those rules or that we will have the authority to use those rules under the operating agreements for certain of the partnerships in which we hold interests.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. A qualified REIT subsidiary is a corporation or other entity that otherwise would be treated as a corporation for U.S. federal income tax purposes, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly owned by us, including single-member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the gross income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

If a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries. A “taxable REIT subsidiary” (or “TRS”) is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Accordingly, a domestic taxable REIT subsidiary generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our stockholders. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary or a REIT. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

Assets owned, and income earned, by a taxable REIT subsidiary is not attributed to the REIT for purposes of the gross income and asset tests. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat dividends paid to us from such taxable REIT subsidiary, if any, as income for purposes of our gross income tests. As a result, income that might not be qualifying income for purposes of the gross income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. For example, we may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as advisory fees, to own assets that give rise to gross income that would not qualify for the gross income tests, such as income from an ownership interest in a hotel, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. We will be required to pay a 100% tax on any redetermined rents, redetermined deductions, excess interest and redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by our TRSs. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Redetermined TRS service income generally means the additional gross income a TRS would recognize if it were paid an arm’s-length fee for services provided to, or on behalf of, us.

Gross Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgage loans;

•	abatements and refunds of taxes on real property;

•	income and gain derived from foreclosure property (as described below);

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amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

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interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings (but not our distribution reinvestment plan) or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% gross income test, and from (i) dividends, (ii) interest (including interest income from debt instruments issued by publicly offered REITs) and (iii) gain from the sale or disposition of stock or securities that need not have any relation to real property (including gain from the sale or other disposition of debt instruments issued by publicly offered REITs).

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if our failure to meet the tests is due to reasonable cause and not due to willful neglect and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Taxation of REITs in General.”

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our nonqualifying income, and we intend to manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends. We may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Our dividend income from the ownership of stock in any corporation (other than any REIT), including any taxable REIT subsidiary, will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

We may form one or more non-U.S. TRSs, e.g., to hold interests in the International Affiliated Funds, serve as a corporate subsidiary of an International Affiliated Fund or directly invest in international properties. Any such TRS is likely to be a “controlled foreign corporation” or a “passive foreign investment company” under the Code, and we may be required to take into income the net income of such a TRS each year under the “subpart F income” rules applicable to “controlled foreign corporations” or the “qualified electing fund” rules applicable to “passive foreign investment companies” without regard to whether we receive any distributions from the TRS. Such inclusions are qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% gross income test. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, the value of the personal property securing the loan exceeds 15% of the value of all property securing the loan, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we had a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and interest will qualify for purposes of the 75% gross income test only to the extent that it is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

We expect that, when we invest in CMBS and RMBS, we generally will be treated as holding either interests in a grantor trust or interests in a real estate mortgage investment conduit (“REMIC”) for U.S. federal income tax purposes and that all interest income from such CMBS and RMBS will be qualifying income for the 95% gross income test. In the case of CMBS and RMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS and RMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income for the holder of the related REMIC securities.

Interest, original issue discount and market discount income that we receive or accrue from mortgage-related assets generally will be qualifying income for purposes of both gross income tests.

Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us to acquire or own real estate assets, or to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and 95% gross income tests. There are also rules for disregarding income for purposes of the 75% and 95% gross income tests with respect to hedges of certain foreign currency risks. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.

We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income. We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property or to purchase or lease real property and are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.

Rents from Real Property. Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. We also may lease to a TRS if the TRS engages an “eligible independent contractor” to manage such properties. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive any income if certain requirements are satisfied. We may also own an interest in a taxable REIT subsidiary that provides non- customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received, by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such services are not treated as rent for purposes of the gross income tests.

We intend to cause any services that are not “usually or customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a taxable REIT subsidiary or through an “independent contractor” that is adequately compensated, from which we do not derive revenue, and which meets certain other requirements. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary or otherwise in this regard.

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gain from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Foreign Currency Gain. Certain foreign currency gains that we recognize will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) debt obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the

95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash from, or proceeds from disposition of, such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and, consequently, accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

In addition, if any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or if payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets.

•	At least 75% of the value of our total assets must be represented by the following:

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	interests in personal property that generates rents from real property;

•	stock in other REITs and debt instruments issued by publicly offered REITs;

•	cash and cash items (including certain receivables);

•	government securities;

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investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings (but not our distribution reinvestment plan) or public offerings of debt obligations with at least a five-year term; and

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

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Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

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Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities.

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Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below.

•	Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

•	Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

A debt obligation secured by a mortgage on both real and personal property is treated as a real estate asset for purposes of the 75% asset test, and interest thereon is treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt even if the loan is not fully secured by real property. Thus, there is no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.

Notwithstanding the general rule, as noted above, that for purposes of the gross income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% asset-value test, as explained below) where such REIT is a publicly offered REIT.

Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% asset-value test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the straight debt safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the value of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).

In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset-value test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% gross income test described above under “—Gross Income Tests.” In applying the 10% asset-value test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.

Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those asset tests with respect to our investments in any non-REIT C corporations for which we do not make a taxable REIT subsidiary election.

We monitor the status of our assets for purposes of the various asset tests and seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may nevertheless maintain its qualification if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT that fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements Applicable to REITs

To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

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the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

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the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend in January of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute dividends equal to at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

If in the future we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, (1) generally will not affect the character, in the hands of our stockholders, of any dividends that actually are made as ordinary dividends or capital gain; and (2) cannot be passed through to or used by our stockholders.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional stock.

We may elect to retain rather than distribute all or a portion of our net capital gain and pay the tax on the gain. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gain in income as long-term capital gain and receive a credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirement. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirement due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes or due to allocations of net income from partnerships, including the International Affiliated Funds, in excess of distributions received therefrom. In addition, we may prefer to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. If such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short- term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock). Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common stock. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits).

If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirements for that year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

The Tax Cuts and Jobs Act contains provisions that may change the way we calculate our REIT taxable income and our subsidiaries calculate their taxable income. Under the Tax Cuts and Jobs Act, we may have to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements. Additionally, the Tax Cuts and Jobs Act limits interest deductions for businesses, whether in corporate or pass-through form, to the sum of the taxpayer’s business interest income for the tax year and 30% of the taxpayer’s adjusted taxable income for the tax year. Treasury regulations define interest expansively to cover various amounts not otherwise treated as interest. This limitation could apply to the Operating Partnership, underlying partnerships and our TRS. This limitation on business interest deductions does not apply to an “electing real property trade or business.” One consequence of electing to be an “electing real property trade or business” is that the accelerated expensing rules under the Tax Cuts and Jobs Act will not apply to property used in an electing real property trade or business and less favorable depreciation methods will apply. In addition, under amendments made by the Tax Cuts and Jobs Act to Section 172 of the Code, our deduction for any net operating loss carryforwards arising from losses we incur is limited to 80% of our annual REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of such losses may not be carried back, but may be carried forward indefinitely.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax for Non-Arm’s-Length Transactions with TRSs

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s- length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arm’s-length negotiations.

Recordkeeping Requirements

We are required to comply with applicable recordkeeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the gross income tests or asset tests, we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate income tax rates. This would significantly reduce both our cash available for distribution to our stockholders, and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends as “qualified dividend income.” Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Tax Aspects of the Operating Partnership and any Subsidiary Partnerships

General. Substantially all of our assets will be held through the Operating Partnership that initially will be treated as a disregarded entity for federal income tax purposes but may become treated as a partnership in the future. In addition, the Operating Partnership may hold certain investments indirectly through subsidiary partnerships and limited liability companies that are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities that are not required to pay U.S. federal income tax except as discussed below under “Entity Classification.” Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company.

Entity Classification. Our interests in the Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If the Operating Partnership or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay a corporate income tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effects of our failure to meet the asset and gross income tests. In addition, a change in the tax status of the Operating Partnership or a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that the Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.

Under the rules for U.S. federal income tax audits of partnerships, such audits will continue to be conducted at the entity level, but unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under the alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If a partnership elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any partnership in which we hold an interest will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation may be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time.

These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Appreciated property may be contributed to the Operating Partnership in exchange for Operating Partnership interests. In such case, allocations must be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury regulations as chosen by the general partner under the partnership agreement. Any property acquired by the Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

Taxation of U.S. Holders of Our Common Stock

U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

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a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common stock, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or qualified dividend income will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gain rates that currently generally apply to qualified dividend income distributed by non-REIT C corporations to certain non-corporate U.S. holders. However, for taxable years beginning before January 1, 2026, non-corporate U.S. holders will be entitled to deduct up to 20% of “qualified REIT dividends” (i.e., dividends other than capital gain dividends and dividends attributable to qualified dividend income received by us) they receive. The amount of the deduction may be up to 20% of the amount of the non-corporate U.S. holder’s aggregate qualified REIT dividends, but may be less than 20% of the amount of the U.S. holder’s qualified REIT dividends if the U.S. holder has losses from publicly traded partnerships or the U.S. holder’s taxable income, not taking into account net capital gain, is less than the amount of the U.S. holder’s qualified REIT dividends. In addition, Treasury regulations under section 199A of the Code impose a minimum holding period for the 20% deduction that was not set forth in the Code. Under the Treasury regulations, in order for a REIT dividend with respect to a share of REIT stock to be treated as a qualified REIT dividend, the U.S. holder (i) must have held the share for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend and (ii) cannot have been under an obligation to make related payments with respect to positions in substantially similar or related property, e.g., pursuant to a short sale.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the U.S. holder’s stock. Rather, such distributions will reduce the U.S. holder’s adjusted basis in the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the U.S. holder generally must include such excess in income as long-term capital gain if the shares have been held for more than one year, or as short-term capital gain if the shares have been held for one year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend in January of the following year, we will be treated as having paid the dividend, and U.S. holders will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long- term capital gain their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our stock will increase its basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately. Alternatively, we could pay tax on such long-term capital gain and not adopt the credit regime discussed herein.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a federal rate of up to 20%; or

•	an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock consist proportionately of dividends of a particular type.

Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate and are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as taxable REIT subsidiaries, our undistributed REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).

Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States or is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or if the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the stock on which the dividends are paid, and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the stockholder will only be eligible to treat the dividend as qualifying dividend income if the stockholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a stockholder will be required to hold our stock for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend.

Sales of Our Common Stock. Upon any taxable sale or other disposition of our common stock (except pursuant to a repurchase by us, as described below), a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such common stock for tax purposes.

Gain or loss will be capital gain or loss if the common stock has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our common stock by a U.S. holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Repurchases of Our Common Stock. A repurchase of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common stock discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common stock, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common stock actually owned, as well as common stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, generally must be taken into account. The sale of common stock pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then-outstanding voting stock owned by the holder immediately after the sale is less than 80% of the percentage of our voting stock owned by the holder determined immediately before the sale. The sale of common stock pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our stock as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “—Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common stock taxable as a dividend in the amount of their increased percentage ownership of our common stock as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.

Passive Activity Loss, Excess Business Loss and Investment Interest Limitation. Dividends that we distribute and gains arising from the disposition of our common stock by a U.S. holder will not be treated as passive activity income, and therefore, U.S. holders will not be able to apply any “passive activity losses” against such income. Similarly, for taxable years beginning after December 31, 2020 but before January 1, 2029, non-corporate U.S. holders cannot apply “excess business losses” against dividends that we distribute and gains arising from the disposition of our common stock. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Medicare Tax. Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of common stock and dividends. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual. The 20% deduction for qualified REIT dividends discussed above is not taken into account in computing net investment income.

Taxation of Non-U.S. Holders of Our Common Stock

The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of our common stock, including any reporting requirements.

Distributions. Distributions by us to a non-U.S. holder that are neither attributable to gain from sales or exchanges by us of “United States real property interests,” or “USRPIs,” within the meaning of FIRPTA nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal withholding tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs or only apply to dividends from REITs in certain circumstances. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to U.S. federal income tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common stock will reduce the non-U.S. holder’s adjusted basis in its common stock and will not be subject to U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below under “—Sales of Our Common Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution as if it were a dividend.

We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common stock constitutes a USRPI with respect to such non-U.S. holder, as described below under “—Sales of Our Common Stock.” This withholding would apply even if the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation unless:

•

the investment in the common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.

Under FIRPTA, distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a U.S. trade or business. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. In the case of a non-U.S. holder that is a corporation, this gain may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. A distribution is not attributable to a USRPI if we held an interest in the underlying asset solely as a creditor.

We will be required to withhold and remit to the IRS tax at the highest corporate income tax rate on any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, 21% of a distribution that could have been designated as a capital gain dividend with respect to gains from dispositions of USRPIs. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

However, the FIRPTA withholding tax would not apply to any capital gain dividend with respect to any class of our stock that is “regularly traded” on an established securities market located in the United States if the non- U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead, any such capital gain dividend would be treated as a distribution subject to the rules discussed above with respect to ordinary dividends. Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our common stock will be “regularly traded” on an established securities market.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gain in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gain, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.

Sales of Our Common Stock. Subject to the discussion below under “—Repurchases of Our Common Stock,” gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally would not be subject to U.S. taxation unless:

•

the investment in our common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•

the non-U.S. holder is not a “qualified shareholder” or a “qualified foreign pension fund” (each as defined in the Code) and our common stock constitutes a USRPI within the meaning of FIRPTA, as described below.

We anticipate that our common stock will constitute a USRPI within the meaning of FIRPTA unless we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. holders. No assurance can be given, however, that we are or will be a domestically controlled REIT.

The Final Regulations modify prior tax guidance relating to the manner in which we determine whether we are a domestically controlled REIT. The Final Regulations provide a look-through rule for our stockholders that are non-publicly traded partnerships, non-public REITs, non-public regulated investment companies, or non-public domestic C corporations owned more than 50% directly or indirectly by foreign persons (“foreign-controlled domestic corporations”) and treat “qualified foreign pension funds” as foreign persons. The look-through rule in the Final Regulations applicable to foreign-controlled domestic corporations will not apply to a REIT for a period of up to ten years if it is able to satisfy certain requirements, including not undergoing a significant change in its ownership and not acquiring a significant amount of new USRPIs, in each case since April 24, 2024, the date the Final Regulations were issued. If a REIT fails to satisfy such requirements during the ten-year period, then the look-through rule in the Final Regulations applicable to foreign-controlled domestic corporations will apply to such REIT beginning on the day immediately following the date of such failure. While we cannot predict when we will commence being subject to such look-through rule in the Final Regulations, we may not be able to satisfy the applicable requirements for the duration of the ten-year period. Prospective investors are urged to consult with their tax advisors regarding the application and impact of these rules.

Even if we were not a domestically controlled REIT, a sale of common stock by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a USRPI if:

•	our common stock were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and

•

the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

However, it is not anticipated that our common stock will be “regularly traded” on an established securities market. If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA, the purchaser of common stock (including us, in the case of a repurchase) may be required to withhold 15% of the purchase price and remit this amount to the IRS.

Qualified Shareholders. Subject to the exception discussed below, a qualified shareholder who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA on distributions by us or dispositions of our common stock, a distribution to a qualified shareholder that otherwise would have been taxable under FIRPTA will be treated as an ordinary dividend, and certain investors in a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA and FIRPTA withholding.

Qualified Foreign Pension Funds. A qualified foreign pension fund (or an entity all of the interests of which are held by a qualified foreign pension fund) that holds our common stock directly or indirectly (through one or more partnerships) will not be subject to tax under FIRPTA or to FIRPTA withholding on distributions by us or dispositions of our common stock.

We urge non-U.S. holders to consult their own tax advisors to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a qualified foreign pension fund.

Repurchases of Our Common Stock. A repurchase of our common stock that is not treated as a sale or exchange will be taxed in the same manner as distributions under the rules described above. See “—Taxation of U.S. Holders of Our Common Stock—Repurchases of Our Common Stock” for a discussion of when a repurchase will be treated as a sale or exchange and related matters.

A repurchase of our common stock generally will be subject to tax under FIRPTA to the extent that our common stock is a USRPI and the non-U.S. holder recognizes gain or the distribution in the repurchase is attributable to gains from our dispositions of USRPIs. To the extent the distribution is not attributable to gains from our dispositions of USRPIs, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “—Sales of Our Common Stock.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of USRPIs (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of USRPIs. Due to the uncertainty, we may withhold at the top corporate income tax rate from all or a portion of repurchase payments to non-U.S. holders other than qualified shareholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.

U.S. Federal Income Tax Returns. If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return. Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our common stock, including any reporting requirements.

Foreign Account Tax Compliance Act

Withholding at a rate of 30% is required on dividends paid in respect of shares of our common stock to certain foreign financial institutions (including investments funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held may affect the determination of whether such withholding is required. Similarly, dividends paid in respect of our shares to an investor that is a passive non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. While withholding under FATCA would also have applied to payments of gross proceeds from the disposition of stock after December 31, 2018, proposed Treasury regulations eliminate FATCA withholding on gross proceeds payments. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury Regulations are issued. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

Taxation of Tax-Exempt Holders of Our Common Stock

Provided that a tax-exempt holder has not held its common stock as “debt-financed property” within the meaning of the Code and our shares of stock are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt holder has held its common stock as debt-financed property within the meaning of the Code or has used the common stock in a trade or business.

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association or supplemental unemployment benefit trust exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) and (c)(17) of the Code, respectively, or a single-parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set-aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•

it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•

either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look-through” exception with respect to pension trusts). Because of our charter’s restrictions on the number of shares of our stock that a person may own, we do not anticipate that we will become a “pension-held REIT.”

Distribution Reinvestment Plan

Holders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participants and will retain the character and U.S. federal income tax consequences applicable to all distributions. Stock received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Backup Withholding Tax and Information Reporting

U.S. Holders of Our Common Stock. In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common stock held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Broker-dealers that are required to report the gross proceeds from a sale of our common stock on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the common stock sold and whether any gain or loss with respect to such stock is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the common stock sold, in which case your broker-dealer will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.

Non-U.S. Holders of Our Common Stock. We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non- U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal income tax laws and interpretations thereof could adversely affect an investment in our common stock.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

Tax Shelter Reporting

If a stockholder recognizes a loss of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not exempted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of any class of our shares of common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) plans, individual retirement accounts (“IRAs”) and other plans that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and any entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in any class of our shares of common stock of a portion of the assets of any Plan, a fiduciary should consider whether an investment in the shares is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider that in the future there may be no market in which such Plan would be able to sell or otherwise dispose of the shares.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of an ERISA Plan that proposes to purchase or hold any shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between an ERISA Plan and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any ERISA plan assets. Depending on the satisfaction of certain conditions which may include the identity of the ERISA Plan fiduciary making the decision to acquire or hold the shares on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code.

However, there can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the shares. It is also possible that one of these exemptions could apply to some aspect of the acquisition or holding of such shares, but not apply to some other aspect of such acquisition or holding. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA Plans considering acquiring or holding our shares in reliance on these or any other exemption should carefully review the exemption to assure it applies. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Assets Issues

An additional issue concerns the extent to which we or all or a portion of our assets could themselves be treated as subject to ERISA. ERISA and the United States Department of Labor regulations, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), concerns the definition of what constitutes the assets of an ERISA Plan for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.

Under ERISA and the Plan Assets Regulation, generally when an ERISA Plan acquires an “equity interest” in an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Assets Regulation. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors,” excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA).

We will not be an investment company under the Investment Company Act and there can be no assurance that benefit plan investors will hold less than 25% of the total value of each class of our common stock at the completion of this offering or thereafter, and no monitoring or other measures will be undertaken with respect to the level of such ownership with respect to any class of our shares of common stock.

Publicly Offered Securities

For purposes of the Plan Assets Regulation, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and is part of a class of securities that is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

Operating Company

Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”). An entity is a REOC if (i) on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during specified periods. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date.

It is anticipated that, from and after the date we make our first investment, either (i) our shares of common stock will qualify for the exception for a “publicly offered security” or (ii) the terms and conditions of our investments, and the rights obtained and exercised with respect to such investments, will enable us to qualify as a REOC within the meaning of the Plan Assets Regulation. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute ERISA “plan assets,” certain transactions that we might enter into, or may have entered into, in the ordinary course of our business may constitute non-exempt “prohibited transactions” under Section 406 of ERISA or Section 4975 of the Code, may have to be rescinded and may give rise to prohibited transaction excise taxes and fiduciary liability, as described above. In addition, if our assets are deemed to be “plan assets” of an ERISA Plan, our management, as well as various providers of fiduciary or other services to us, and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries under ERISA and Section 4975 of the Code, or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers).

In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of an ERISA Plan may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the ERISA Plan. In such case, an ERISA Plan fiduciary who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if our assets are deemed to constitute “plan assets” of any stockholder which is an ERISA Plan, the fiduciary of any such ERISA Plan may not be protected from liability resulting from our decisions. Moreover, if our underlying assets were deemed to be assets constituting “plan assets,” there are several other provisions of ERISA that could be implicated for an ERISA Plan if it were to acquire or hold shares either directly or by investing in an entity whose underlying assets are deemed to be assets of the ERISA Plan.

Representation

By acceptance of any class of shares of our common stock, each purchaser and subsequent transferee of a share will be deemed to have represented and warranted that:

(1)

either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the shares constitutes assets of any Plan or (ii) the purchaser made its own discretionary decision to invest in our common stock and the purchase and/or holding of the shares by such purchaser or transferee will not constitute a fiduciary breach or non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws;

(2)

we, the Advisor, Nuveen Real Estate, the Sponsor, TIAA and any affiliate of any of the foregoing (the “Nuveen Entities”) have not provided investment advice of any kind at any time to the purchaser and subsequent transferee or any of their affiliates;

(3)

the sale of shares of our common stock to an ERISA Plan is in no respect a representation by us or any other person associated with the offering of our common stock that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan; and

(4)	each ERISA Plan investor’s decision to invest in our shares of common stock has been made at the recommendation or direction of a fiduciary (an “Independent Fiduciary”) who:

(i)	is independent of the Nuveen Entities;

(ii)	is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this prospectus; and

(iii)

is a fiduciary (under ERISA or Section 4975 of the Code) with respect to the ERISA Plan’s investment in us and any related transactions and is responsible for exercising independent judgment in evaluating the ERISA Plan’s investment in us and any related transactions and is either: (A) a bank as defined in Section 202 of the Advisers Act or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of an ERISA Plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker-dealer registered under the Exchange Act; or (E) a fiduciary that holds or has under management or control total assets of at least $50 million.

Notwithstanding the foregoing, any ERISA Plan investor which is an IRA that is not represented by an Independent Fiduciary shall not be deemed to have made the representation in paragraph (4) above.

The preceding discussion is only a summary of certain ERISA implications of an investment in shares of our common stock and does not purport to be complete. Prospective investors should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances.

Each purchaser or transferee that is or is acting on behalf of a Plan should consult with its legal advisor concerning the potential consequences to the Plan under ERISA, Section 4975 of the Code or applicable Similar Law of an investment in any class of our shares.

PLAN OF DISTRIBUTION

We are offering up to $5,000,000,000 in shares of our common stock pursuant to this prospectus on a “best efforts” basis through Nuveen Securities, LLC, the Dealer Manager, a FINRA-registered broker-dealer affiliated with the Advisor. Because this is a “best efforts” offering, the Dealer Manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person is obligated to purchase any shares. Our offering consists of up to $4,000,000,000 in shares in our primary offering and up to $1,000,000,000 in shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate shares of common stock between our primary offering and our distribution reinvestment plan.

We are offering to the public four classes of shares of our common stock: Class T shares, Class S shares, Class D shares and Class I shares. We are offering to sell any combination of share classes with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different upfront selling commissions and different ongoing stockholder servicing fees.

Class T and Class S shares are available through brokerage and transaction-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (5) by endowments, foundations, pension funds, feeder funds and other institutional investors, (6) by our executive officers and directors and their immediate family members (as defined below), as well as officers and employees of the Advisor or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers, (7) by officers, directors, employees and registered representatives of broker-dealers or their affiliates, including immediate family members of such person or (8) by other categories of investors that we name in an amendment or supplement to this prospectus. An “immediate family member” means a person’s spouse, domestic partner, parent, step-parent, legal guardian, child under 21, step-child under 21, father-in-law or mother-in-law. We may offer Class I shares to certain feeder funds primarily created to hold our Class I shares, which in turn offer interests in themselves to investors. Such feeder funds may have additional costs and expenses, which would be disclosed in connection with the offering of their equity interests. If you are eligible to purchase all four classes of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares and the upfront selling commissions, dealer manager fees and stockholder servicing fees attributable to the Class T, Class S or Class D shares. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of common stock you may be eligible to purchase. Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as a financial advisor or bank trust department by a potential investor as an inducement for such financial advisor or bank trust department to advise favorably regarding an investment in us.

The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may extend this offering one additional year if the shares we have registered are not yet all sold, and any such extension will be disclosed in a prospectus supplement. With the filing of a registration statement for a subsequent offering, we may also be able to extend this offering beyond three years until the next registration statement is declared effective. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an indefinite number of shares of our common stock over an indefinite time period by filing a new registration statement prior to the end of the three-year period set forth in Rule 415. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state).

We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Purchase Price

Our shares are generally sold at the prior month’s NAV per share of the class of share being purchased, plus applicable upfront selling commissions and dealer manager fees. We publish an updated transaction price monthly pursuant to the procedures described in this prospectus. Although the price you pay for shares of our common stock is generally based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares offered in this offering may have a different NAV per share because stockholder servicing fees differ with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering are automatically invested in additional shares of the same class. The per-share purchase price for shares purchased pursuant to the distribution reinvestment plan is equal to the transaction price at the time the distribution is payable, which generally is equal to our prior month’s NAV per share for that share class.

Underwriting Compensation

We have entered into a Dealer Manager Agreement with the Dealer Manager, pursuant to which the Dealer Manager has agreed to, among other things, manage our relationships with third-party broker-dealers engaged by the Dealer Manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker- dealers,” certain registered investment advisers, which we refer to as “selected RIAs,” and other qualified institutions (including bank trust departments). The Dealer Manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives, with selected RIAs and other qualified financial institutions, with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We do not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Summary

The following table shows the upfront selling commissions and dealer manager fees payable at the time you subscribe for Class T, Class S, Class D or Class I shares.

	Maximum Upfront Selling Commissions as a % of Transaction Price	Maximum Upfront Dealer Manager Fees as a % of Transaction Price
Class T shares	up to 3.0%*	up to 0.5%*
Class S shares	up to 3.5%	None
Class D shares	up to 1.5%	None
Class I shares	None	None

*	The sum of the upfront selling commissions and upfront dealer manager fees on Class T shares may not exceed 3.5% of the transaction price.

Upfront Selling Commissions and Dealer Manager Fees

Class T and Class S Shares. Subject to any discounts described below, the Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of up to 0.5%, of the transaction price of each Class T share sold in the primary offering; however, such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. Subject to any discounts described below, the Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. All or a portion of the upfront selling commissions and dealer manager fees are retained by, or reallowed (paid) to, participating broker-dealers.

Investors who purchase $150,000 or more in Class T or Class S shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases, may be eligible, depending on the policies of their participating broker-dealer, for volume discounts on the upfront selling commissions. The Dealer Manager and any participating broker-dealers that offer volume discounts to their clients and their registered representatives are responsible for implementing the volume discounts. The net offering proceeds we receive are not affected by any reduction of upfront selling commissions. Certain participating broker-dealers may elect not to offer volume discounts to their clients.

The following table illustrates the various discount levels that may be offered for Class T and Class S shares purchased in the primary offering:

Your Investment	Upfront Selling Commissions as a % of Transaction Price of Class S Share	Upfront Selling Commissions as a % of Transaction Price of Class T Share
Up to $149,999.99	3.50%	3.00%
$150,000 to $499,999.99	3.00%	2.50%
$500,000 to $999,999.99	2.50%	2.00%
$1,000,000 and up	2.00%	1.50%

If you qualify for a volume discount as the result of multiple purchases of our Class T or Class S shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker- dealer. For this purpose, if you purchase Class T or Class S shares issued and sold in this offering you will receive the benefit of such Class T or Class S share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.

For purposes of qualifying for a volume discount as the result of multiple purchases of shares, only an individual or entity with the same social security number or taxpayer identification number, as applicable, may combine its purchases as a “single purchaser”; provided, that certain participating broker-dealers may also combine purchases by an individual investor and his or her spouse living in the same household as a “single purchaser” for purposes of determining the applicable volume discount.

Requests to combine purchase orders of Class T or Class S shares as a part of a combined order for purposes of qualifying for discounts or fee waivers must be made in writing by the broker-dealer, and any resulting reduction in upfront selling commissions is prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares is not affected by discounts provided as a result of a combined order.

Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial advisor or broker-dealer through which you purchase your Class T or Class S shares, and certain broker-dealers may sell shares with reduced upfront commissions. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing Class T or Class S shares.

Class D Shares. Subject to any discounts described below, the Dealer Manager is entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. All or a portion of the upfront selling commissions and dealer manager fees are retained by, or reallowed (paid) to, participating broker-dealers.

Your ability to receive a discount or fee waiver may depend on the financial advisor or broker-dealer through which you purchase your Class D shares, and certain broker-dealers may sell shares with reduced upfront commissions. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing Class D shares.

Class I Shares. No upfront selling commissions are paid with respect to Class I shares sold in this offering, and selected RIAs are not paid any cash compensation, fees or commissions by us or the Dealer Manager in connection with any Class I shares sold in this offering.

Stockholder Servicing Fees—Class T, Class S and Class D Shares

Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we pay the Dealer Manager selling commissions over time as a stockholder servicing fee (i) with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares; however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (ii) with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares and (iii) with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. We do not pay a stockholder servicing fee with respect to our outstanding Class I shares.

The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and waives stockholder servicing fees to the extent a broker-dealer is not eligible to receive them for failure to provide such services. Because the stockholder servicing fees with respect to Class T shares, Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, they reduce the NAV with respect to all shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held within such account would exceed, in the aggregate, 8.75% of the sum of the gross proceeds from the sale of such shares and the aggregate gross proceeds of any shares issued under the distribution reinvestment plan with respect thereto (or, solely with respect to the Class T shares, a lower limit set forth in an agreement between the Dealer Manager and the applicable participating broker-dealer in effect on the date that such shares were sold). At the end of such month, each Class T share, Class S share and Class D share held in a stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share (in the case of a limit of 8.75% of gross proceeds) or Class S share over approximately 6.5 years from the date of purchase and with respect to a Class D share over approximately 29.5 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, the stockholder servicing fee with respect to a Class T share or Class S share would total approximately $0.55 and with respect to a Class D share would total approximately $0.74.

Eligibility to receive the stockholder servicing fee is conditioned on a broker-dealer providing the following ongoing services with respect to the Class T, Class S or Class D shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. For Class T shares, advisor stockholder services are answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests and dealer stockholder services are assistance with recordkeeping. If the applicable broker-dealer is not eligible to receive the stockholder servicing fee due to failure to provide these services, the Dealer Manager will waive the stockholder servicing fee that broker-dealer would have otherwise been eligible to receive. The stockholder servicing fees are ongoing fees that are not paid at the time of purchase.

Other Compensation

We or the Advisor may also pay directly, or reimburse the Dealer Manager if the Dealer Manager pays on our behalf, any organization and offering expenses (other than upfront selling commissions, upfront dealer manager fees and stockholder servicing fees), subject to the limitations described herein. The Advisor or its affiliate may pay to financial institutions and other intermediaries, without reimbursement by us, additional compensation of up to 1.0% of the transaction price or NAV of shares sold by such party. In addition, the Advisor or its affiliate may pay to certain parties (including non-U.S. distributors), without reimbursement by us, ongoing compensation of up to 0.25% per annum of the NAV of investments in our stock in connection with services provided in connection with such sales of stock.

Limitations on Underwriting Compensation

In addition to the conversion feature described above in “—Stockholder Servicing Fees—Class T, Class S and Class D Shares,” we will cease paying the stockholder servicing fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which stockholders receive cash and/or securities listed on a national stock exchange or (iii) the date following the completion of the primary portion of this offering on which we, with the assistance of the Dealer Manager, determine that, in the aggregate, underwriting compensation from all sources in connection with this offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering. The Dealer Manager will monitor the aggregate amount of underwriting compensation that we and the Advisor pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules. FINRA rules and the NASAA REIT Guidelines also limit our total organization and offering expenses (including upfront selling commissions, bona fide due diligence expenses and other underwriting compensation) to 15% of our gross offering proceeds from this offering. After the termination of this offering, the Advisor has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of the gross proceeds from this offering.

In order to provide an example of the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that (1) we sell all of the shares offered by this prospectus, (2) all shares sold in the offering are Class S shares, (3) no shares are reallocated between the primary offering and the distribution reinvestment plan, (4) all Class S shares are sold with the highest possible upfront selling commissions and (5) NAV per share remains constant. The table does not give effect to any shares issued pursuant to our distribution reinvestment plan. The table also assumes that we will cease paying stockholder servicing fees with respect to any Class S stockholder after the time the total upfront selling commissions and stockholder servicing fees paid with respect to the shares in such Class S stockholder’s account reach 8.75% of the gross proceeds from the offering of such Class S shares in the aggregate (assuming such stockholder purchased all of his/her Class S shares at the same time).

Maximum Estimated Underwriting Fees and Expenses

At Maximum Primary Offering of $4,000,000,000

Upfront selling commissions	$135,265,700	3.38%
Stockholder servicing fees(1)	$214,734,300	5.37%
Other costs and reimbursements(2)	$37,565,721	0.94%
Legal fees allocable to the Dealer Manager	$150,000	<0.01%

Total(2)	$387,715,721	9.69%

(1)

We will pay the Dealer Manager a stockholder servicing fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares. The numbers presented reflect that stockholder servicing fees are paid over a number of years, and as a result, will cumulatively increase above 0.85% over time. The Dealer Manager will reallow (pay) all or a portion of the stockholder servicing fee to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive them for failure to provide such services.

(2)

Other costs and reimbursements consist primarily of (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers, (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings, (c) commissions and non-transaction-based compensation paid to registered persons associated with the Dealer Manager in connection with the wholesaling of our offering, (d) expense reimbursements for actual costs incurred by employees of the Dealer Manager in the performance of wholesaling activities, (e) reimbursements of technology expenses of participating broker-dealers and sales support fees described above, (f) additional compensation of up to 1.0% of the transaction price or net asset value described above, (g) the additional compensation to financial institutions and intermediaries and other third parties described above, and (h) additional amounts for gifts and business entertainment expenses. The Dealer Manager currently pays the expenses set forth in (c), (d), (e), (f) and (g) above without reimbursement from us, and we will reimburse the Dealer Manager or its affiliates for the other expenses set forth above, in each case, to the extent permissible under applicable

FINRA rules. In no event shall any gifts for registered representatives be given that exceed an aggregate value of $100 per annum per individual or are preconditioned on achievement of a sales target.

Term of the Dealer Manager Agreement

Either party may terminate the Dealer Manager Agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party if such other party failed to comply with a material provision of the Dealer Manager Agreement. No termination fees are payable in connection with the termination of the Dealer Manager Agreement. Our obligations under the Dealer Manager Agreement to pay stockholder servicing fees with respect to the Class T, Class S and Class D shares will survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares, as described above in “—Stockholder Servicing Fees—Class T, Class S and Class D Shares”).

Indemnification

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers, the selected RIAs, and the Dealer Manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, this prospectus or the registration statement of which this prospectus is a part, blue sky applications or approved sales literature.

Offering Restrictions

NOTICE TO NON-U.S. INVESTORS

The shares described in this prospectus have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in this prospectus. To the extent you are a citizen of, or domiciled in, a country or jurisdiction outside of the United States, please consult with your advisors before purchasing or disposing of shares.

NOTICE TO RESIDENTS OF THE EEA

It is not intended for the Company to be marketed to prospective investors in any European Economic Area (“EEA”) member state, save as indicated below. To the extent that the Company is marketed to prospective investors in a member state of the EEA, it will be marketed only to professional investors. As of the date of this prospectus, no notification or application has been made to the competent authority of any member state of the EEA under the Alternative Investment Fund Managers directive (or any applicable regulations made thereunder) or otherwise to market the Company to investors established in the EEA and it is not intended that any such notification or application shall be made, save as indicated below. However, this does not preclude a professional investor in the EEA investing in the Company on its own initiative (i.e. the prospective investor has received this prospectus on the basis of an inquiry made at its own initiative).

In this notice, “professional investor” means an investor which is considered to be a professional client or may, on request, be treated as a professional client within the meaning of Annex II to European Directive 2014/65/EU.

This prospectus is not a prospectus within the meaning of the European Prospectus Directive (Directive 2003/71/EC of the European Parliament and of the Council, as amended) (the “Prospectus Directive”). Shares in the Company will only be offered or sold in EEA member states to qualified investors (as defined in the Prospectus Directive) and may not be offered or sold in any EEA member state except in circumstances that do not require the approval of a prospectus by any regulatory authority competent under the Prospectus Directive. Any direct or indirect offering of shares by any prospective investor to other persons is prohibited except with the prior written express consent of the Advisor.

NOTICE TO RESIDENTS OF IRELAND

This prospectus is for the use only of the persons to whom it is addressed who may not otherwise distribute it in Ireland. No person other than the addressee receiving a copy of this prospectus may treat it as constituting a solicitation or an invitation to them to subscribe for shares in the Company. This prospectus does not constitute an offer or solicitation to anyone other than the addressee and accordingly does not constitute an offer to the public in Ireland.

HOW TO SUBSCRIBE

You may buy or request that we repurchase shares of our common stock through your financial advisor (including a selected RIA) or through a participating broker-dealer or other financial intermediary that has a selling agreement with the Dealer Manager. Because an investment in our common stock involves many considerations, your financial advisor or other financial intermediary may help you with this decision. Due to the illiquid nature of investments in real estate, our shares of common stock are only suitable as a long-term investment. Because there is no public market for our shares, stockholders may have difficulty selling their shares if we choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month, in our discretion, or if our board of directors modifies or suspends the share repurchase plan.

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” in this prospectus. Investors seeking to purchase shares of our common stock must proceed as follows:

•	Confirm you have been provided with the opportunity to read this entire prospectus and any appendices and supplements accompanying this prospectus.

•

Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by you with your intent to sign such record.

•

Deliver a check, submit a wire transfer, instruct your broker to make payment from your brokerage account or otherwise deliver funds for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the participating broker-dealer. Checks should be made payable, or wire transfers directed, to “Nuveen Global Cities REIT, Inc.” After you have satisfied the applicable minimum purchase requirement of $2,500 for Class T, Class S and Class D shares, and after you have satisfied the applicable minimum purchase requirement of $1,000,000 for Class I shares (unless such minimum is waived by the Dealer Manager), additional purchases must be in increments of $500. The minimum subsequent investment does not apply to purchases made under our distribution reinvestment plan.

•

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms. Certain participating broker-dealers or selected RIAs may require additional documentation.

A sale of the shares to a subscriber may not be completed until at least five business days after the subscriber receives our final prospectus. Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first calendar day of the month (unless waived by the Dealer Manager or otherwise agreed to between the Dealer Manager and the applicable participating broker-dealer or selected RIA).

For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before November 1. Generally, the transaction price equals the NAV per share of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on the first calendar day of November.

Completed subscription requests are not accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website at www.nuveenglobalreit.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to subscribers as discussed below). Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. As a result, you will have at least three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares. Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.

However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted.

If for any reason we reject the subscription, or if the subscription request is canceled before it is accepted, we will return the subscription agreement and the related funds, without interest or deduction, within ten business days after such rejection or cancellation.

Shares of our common stock purchased by a fiduciary or custodial account are registered in the name of the fiduciary account and not in the name of the beneficiary. If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.

You have the option of placing a transfer on death (TOD) designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return a TOD form, which you may obtain from your financial advisor, in order to effect the designation.

Purchase Price and Procedures

Our shares are generally sold at the prior month’s NAV per share of the class of share being purchased, plus applicable upfront selling commissions and dealer manager fees. See “Plan of Distribution—Purchase Price” for more information on the purchase price for our shares.

We generally adhere to the following procedures relating to purchases of shares of our common stock in this continuous offering:

•

On each business day, our transfer agent collects purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in this prospectus. Investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first calendar day of the month. If a purchase order is received less than five business days prior to the first calendar day of the month, unless waived by the Dealer Manager, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month, plus applicable upfront selling commissions and dealer manager fees. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order.

•

Generally, within 15 calendar days after the last calendar day of each month, we determine our NAV per share for each share class as of the last calendar day of the prior month, which generally is the transaction price for the then-current month for such share class.

•

Completed subscription requests are not accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website and filing a prospectus supplement with the SEC.

•

Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. You may cancel your purchase request by notifying the transfer agent, through your financial intermediary or directly by calling (833) 688-3368.

•

You will receive a confirmation statement of each new transaction in your account as soon as practicable but generally not later than seven business days after the stockholder transactions are settled. The confirmation statement will include information on how to obtain information we have filed with the SEC and made publicly available on our website, www.nuveenglobalreit.com, including supplements to the prospectus.

Through our website at www.nuveenglobalreit.com and prospectus supplement filings, you will have information about the transaction price and NAV per share. We may set a transaction price that we believe reflects the NAV per share of our stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. If the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply of and demand for securities in the trading market, our NAV is calculated once monthly using our valuation methodology, and the price at which we sell new shares and repurchase outstanding shares does not change depending on the level of demand by investors or the volume of requests for repurchases.

SHARE REPURCHASES

General

While you should view your investment as long-term with limited liquidity, we have adopted a share repurchase plan, whereby on a monthly basis, stockholders may request that we repurchase all or any portion of their shares. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar month and quarter. See “—Repurchase Limitations” below.

You may request that we repurchase shares of our common stock through your financial advisor or directly with our transfer agent. The procedures relating to the repurchase of shares of our common stock are as follows:

•

Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month we will only repurchase shares as of the opening of the last calendar day of that month (a “Repurchase Date”). To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second-to-last business day of the applicable month. Settlements of share repurchases are made within three business days of the Repurchase Date. Repurchase requests received and processed by our transfer agent are effected at a repurchase price equal to the transaction price on the applicable Repurchase Date (which generally is equal to our prior month’s NAV per share), subject to any Early Repurchase Deduction.

•

A stockholder may withdraw his or her repurchase request by notifying the transfer agent, directly or through the stockholder’s financial intermediary. Repurchase requests must be cancelled before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

•

If a repurchase request is received after 4:00 p.m. (Eastern time) on the second-to-last business day of the applicable month, the purchase order will be executed, if at all, on the next month’s Repurchase Date at the transaction price applicable to that month (subject to any Early Repurchase Deduction), unless such request is withdrawn prior to the repurchase. Repurchase requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day.

•

Repurchase requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions described in this prospectus. If making a repurchase request by contacting your financial intermediary, your financial intermediary may require you to provide certain documentation or information. If making a repurchase request by mail to the transfer agent, you must complete and sign a repurchase authorization form. Written requests should be sent to the transfer agent at the following address:

SS&C GIDS, Inc.

PO Box 219307

Kansas City, MO 64121-9307

Overnight Address:

SS&C GIDS, Inc.

801 Pennsylvania Ave., Suite 219307

Kansas City, MO 64105-1307

Toll-Free Number: (833) 688-3368

Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required.

•

For processed repurchases, stockholders may request that repurchase proceeds be paid by mailed check provided that the amount is less than $100,000 and the check is mailed to an address on file with the transfer agent for at least 30 days.

•

Processed repurchases of more than $100,000 are paid only via wire transfer. For this reason, stockholders who own more than $100,000 of our common stock must provide wiring instructions for their brokerage account or designated U.S. bank account. Stockholders who own less than $100,000 of our common stock may also receive repurchase proceeds via wire transfer, provided the payment amount is at least $2,500. For all repurchases paid via wire transfer, the funds are wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating your bank or brokerage account on file. Funds are wired only to U.S. financial institutions (ACH network members).

•

A medallion signature guarantee is required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions which are not participating in any of these medallion programs are not accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the repurchase request is over $500,000; (2) you wish to have repurchase proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

•	If a stockholder has made multiple purchases of shares of our common stock, any repurchase request is processed on a first-in/first-out basis unless otherwise requested in the repurchase request.

Minimum Account Repurchases

If any stockholder fails to maintain the minimum balance of $500 of shares of our common stock, we may seek to repurchase all of the shares held by that stockholder at the repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any Early Repurchase Deduction. Minimum account repurchases apply even if the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases are subject to Early Repurchase Deduction.

Sources of Funds for Repurchases

We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources.

In an effort to have adequate cash available to support our share repurchase plan, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase shares presented for repurchase during periods when we do not have sufficient proceeds from operating cash flows or the sale of shares in this continuous offering to fund all repurchase requests. If we determine to obtain a line of credit, we would expect that it would afford us borrowing availability to fund repurchases. As our assets increase, however, it may not be commercially feasible or we may not be able to secure a line of credit of that size. Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund repurchases or for other corporate purposes.

Repurchase Limitations

We may repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. In addition, the total amount of aggregate repurchases of all classes of shares is limited to no more than 2% of our aggregate NAV attributable to stockholders per month (measured using the aggregate NAV as of the end of the immediately preceding month) and no more than 5% of our aggregate NAV attributable to stockholders per calendar quarter (measured using the aggregate NAV as of the end of the immediately preceding calendar quarter).

If we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares submitted for repurchase during such month are repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.

If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests are accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests.

If during any consecutive 24-month period, we do not have at least one month in which we fully satisfy 100% of properly submitted repurchase requests or accept all properly submitted tenders in a self-tender offer for our shares, we will not make any new investments (excluding short-term cash management investments under 30 days in duration) and we will use all available investable assets to satisfy repurchase requests (subject to the limitations under this program) until all outstanding repurchase requests have been satisfied. For these purposes, investable assets include net proceeds from common stock purchases, unrestricted cash, working capital, proceeds from marketable securities, proceeds from our distribution reinvestment plan, and net operating cash flows. Notwithstanding this policy, investable assets may be used at any time to fund any of our operating cash needs (as well as to establish reserves to meet such needs), including the following: property operating expenses, taxes and insurance, debt service and repayment or refinancing of debt, debt financing expenses, funding commitments related to real estate, including commitments to acquire new real estate investments (provided such commitments were made at least 12 months prior to the end of such 24-consecutive-month period), obligations imposed by law, courts, or arbitration, necessary capital improvements, lease-related expenditures, customary general and administrative expenses, fees payable to the Advisor and the Dealer Manager as described herein, or distributions to stockholders. Furthermore, our board of directors and management will consider additional ways to improve stockholder liquidity through our share repurchase program or otherwise. Exceptions to the limitations of this paragraph may be made to complete like-kind exchanges under Section 1031 of the Code necessary to avoid adverse tax consequences, or to take actions necessary to maintain our qualification as a REIT under the Code.

Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, we may choose to repurchase fewer shares in any particular month than have been requested to be repurchased, or none at all. Further, our board of directors may modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Material modifications, including any amendment to the 2% monthly or 5% quarterly limitations on repurchases, to and suspensions of the share repurchase plan will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or special or periodic report filed by us. Material modifications will also be disclosed on our website. In addition, we may determine to suspend the share repurchase plan due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are repurchased. Once the share repurchase plan is suspended, our board of directors must affirmatively authorize the recommencement of the plan before stockholder requests will be considered again. Upon a suspension of our share repurchase plan, our board of directors will consider at least quarterly whether the continued suspension of our share repurchase plan remains in our best interest and the best interest of our stockholders. However, our board of directors is not required to authorize the recommencement of our share repurchase plan within any specified period of time. Our board of directors may also determine to terminate our share repurchase plan if required by applicable law or in connection with a transaction in which our stockholders receive liquidity for their shares of our common stock, such as a sale or merger of our company or listing of our shares on a national securities exchange.

Excluding the initial capitalization shares, TIAA may submit its Class N shares for repurchase; provided, that the total amount of repurchases of Class N shares eligible for repurchase will be limited to no more than 0.67% of our aggregate NAV per month and no more than 1.67% of our aggregate NAV per calendar quarter; and provided, further, that if in any month or quarter the total amount of aggregate repurchases of all classes of our common stock does not reach the overall share repurchase plan limits of 2% of the aggregate NAV per month and 5% of the aggregate NAV per calendar quarter, the above repurchase limits on the Class N shares shall not apply to that month or quarter and TIAA shall be entitled to submit its Class N shares for repurchase up to the overall share repurchase plan limits. The foregoing limitations shall not apply if the Advisor or its affiliate is no longer serving as our advisor.

Early Repurchase Deduction

There is no minimum holding period for shares of our common stock and stockholders can request that we repurchase their shares at any time. However, subject to limited exceptions, shares that have not been outstanding for at least one year are repurchased at 95% of the transaction price (an “Early Repurchase Deduction”). The one-year holding period is measured as of the first calendar day immediately following the prospective repurchase date. This Early Repurchase Deduction also generally applies to minimum account repurchases. The Early Repurchase Deduction does not apply to shares acquired through our distribution reinvestment plan.

The Early Repurchase Deduction inures indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs and other costs associated with short-term trading in our common stock. We may, from time to time, waive the Early Repurchase Deduction in the following circumstances:

•	repurchases resulting from death or qualifying disability; or

•	if a stockholder’s shares are repurchased because the stockholder has failed to maintain the $500 minimum account balance.

As set forth above, we may waive the Early Repurchase Deduction in respect of repurchase of shares resulting from the death of a stockholder who is a natural person, subject to the conditions and limitations described below, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust. We must receive the written repurchase request within 12 months after the death of the stockholder in order for the requesting party to rely on the special treatment described above that may be afforded in the event of the death of a stockholder. Such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders dies. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of waiver of the Early Repurchase Deduction does not apply.

Furthermore, as set forth above, we may waive the Early Repurchase Deduction in respect of repurchase of shares held by a stockholder who is a natural person who is deemed to have a qualifying disability (as such term is defined in Section 72(m)(7) of the Code), subject to the conditions and limitations described below, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written repurchase request within 12 months of the initial determination of the stockholder’s disability in order for the stockholder to rely on waiver of the Early Repurchase Deduction that may be granted in the event of the disability of a stockholder. If spouses are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders acquires a qualifying disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of waiver of the Early Repurchase Deduction does not apply.

Items of Note

When you make a request to have shares repurchased, you should note the following:

•	if you are requesting that some but not all of your shares be repurchased, keep your balance above $500 to avoid minimum account repurchase, if applicable;

•	you will not receive interest on amounts represented by uncashed repurchase checks;

•	under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld; and

•

all shares of our common stock requested to be repurchased must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we are not obligated to repurchase any shares subject to the lien.

IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the subscription agreement or calling the transfer agent at (833) 688-3368, we will utilize the first-in/first-out method.

Frequent Trading and Other Policies

We may reject for any reason, or cancel as permitted or required by law, any purchase orders for shares of our common stock. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders.

In general, stockholders may request that we repurchase their shares of our common stock once every 30 days. However, we prohibit frequent trading. We define frequent trading as follows:

•	any stockholder who requests that we repurchase its shares of our common stock within 30 calendar days of the purchase of such shares;

•	transactions deemed harmful or excessive by us (including patterns of purchases and repurchases), in our sole discretion; and

•	transactions initiated by financial advisors, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.

The following are excluded when determining whether transactions are excessive:

•	purchases and requests for repurchase of our shares in the amount of $2,500 or less;

•	purchases or repurchases initiated by us; and

•	transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.

At the Dealer Manager’s discretion, upon the first violation of the policy in a calendar year, purchase and repurchase privileges may be suspended for 90 days. Upon a second violation in a calendar year, purchase and repurchase privileges may be suspended for 180 days. On the next business day following the end of the 90- or 180-day suspension, any transaction restrictions placed on a stockholder may be removed.

Mail and Telephone Instructions

We and our transfer agent are not responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if we reasonably believe that such instructions were genuine. We and our transfer agent have established reasonable procedures to confirm that instructions are genuine, including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record no later than five days following execution of the instruction. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder or its agent should contact his, her or its financial advisor as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial advisor of any liability with respect to the discrepancy.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we use sales material in connection with the offering of shares, although only when accompanied by or preceded by the delivery of this prospectus. Some or all of the sales material may not be available in certain jurisdictions. This sales material may include information relating to this offering, the past performance of the Advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus, as the same may be supplemented and amended from time to time. Although the information contained in the sales material does not conflict with any of the information contained in this prospectus, as amended or supplemented, the sales material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or the registration statement, or as forming the basis of the offering of the shares of our common stock.

REPORTS TO STOCKHOLDERS

We will cause to be prepared and mailed or delivered to each stockholder, as of a record date after the end of the fiscal year, within 120 days after the end of the fiscal year to which it relates, an annual report for each fiscal year. The annual reports will contain the following:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of the advisory fee and the aggregate amount of any other fees paid to the Advisor and any affiliate of the Advisor by us or third parties doing business with us during the year;

•	our Total Operating Expenses for the year, stated as a percentage of our Average Invested Assets and as a percentage of our Net Income;

•	a report from the independent directors that our policies are in the best interest of our stockholders and the basis for such determination; and

•

a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and the Advisor, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.

Alternatively, such information may be provided in a proxy statement delivered with the annual report. We will make available to you on our website, www.nuveenglobalreit.com, or, at our discretion, via email, our quarterly and annual reports, proxy statements and other reports and documents concerning your investment. To the extent required by law or regulation or in our discretion, we may also make certain of this information available to you via U.S. mail or other courier. You may always receive a paper copy upon request.

Our tax accountants prepare our federal tax return (and any applicable state income tax returns). Generally we provide appropriate tax information to our stockholders within 31 days following the end of each fiscal year. Our fiscal year is the calendar year.

LEGAL MATTERS

Certain legal matters regarding the shares of common stock offered hereby and with respect to Maryland law have been passed upon for us by Venable LLP. Alston & Bird LLP has reviewed the statements relating to certain U.S. federal income tax matters that are likely to be material to U.S. holders and non-U.S. holders of our common stock under the caption “Material U.S. Federal Income Tax Considerations” and has passed upon the accuracy of those statements as well as our qualification as a REIT for U.S. federal income tax purposes.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The statements included in this prospectus under the captions “Net Asset Value Calculation and Valuation Guidelines—Independent Valuation Advisor,” “Net Asset Value Calculation and Valuation Guidelines—Valuation of Properties,” and “Net Asset Value Calculation and Valuation Guidelines—Valuation of Real Estate-Related Assets—Mortgage Loans, Participations in Mortgage Loans and Mezzanine Loans,” relating to the role of our independent valuation advisor, have been reviewed by SitusAMC Real Estate Valuation Services, LLC, an independent valuation firm, and are included in this prospectus given the authority of such firm as experts in property valuations and appraisals. The estimated market values of our real properties and investments in commercial mortgage loans as of February 28, 2025 presented under the section “Selected Information Regarding Our Operations—Historical NAV Per Share—February 28, 2025 NAV Per Share” have been reviewed by SitusAMC Real Estate Valuation Services, LLC, an independent valuation firm, and are included in this prospectus given the authority of such firm as experts in property valuations and appraisals. SitusAMC Real Estate Valuation Services, LLC will not calculate or be responsible for our NAV per share for any class of our shares.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy as Appendix C to this prospectus. This appendix describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices as required by law.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement is, and any of these future filings with the SEC will be, available to the public over the internet at the SEC’s website at www.sec.gov.

Website Disclosure

Our website at www.nuveenglobalreit.com contains additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus. From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us will be routinely accessible thorough and posted on our website at www.nuveenglobalreit.com.

The SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus. The following documents, which have been filed with the SEC, are incorporated by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 21, 2025;

•	our Current Reports on Form 8-K filed on February 13, 2025 and April 4, 2025; and

•	our Definitive Proxy Statement filed on April 7, 2025, as amended on April 9, 2025.

APPENDIX A: AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

This Amended and Restated Distribution Reinvestment Plan (the “Plan”) is adopted by Nuveen Global Cities REIT, Inc. (the “Company”) pursuant to its Articles of Amendment and Restatement (as amended, restated or otherwise modified from time to time, the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meanings as set forth in the Charter.

1. Distribution Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who (i) purchase Class T shares, Class S shares, Class D shares or Class I shares of the Company’s common stock (collectively the “Shares”) pursuant to the Company’s continuous public offering (the “Offering”), or (ii) purchase Shares pursuant to any unregistered private offering of the Company (a “Private Offering”), or (iii) purchase Shares pursuant to any future offering of the Company (a “Future Offering”), and who do not opt out of participating in the Plan (or, in the case of residents of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington and clients of participating broker-dealers that do not permit automatic enrollment in the Plan, who opt to participate in the Plan) (the “Participants”), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant and attributable to the class of Shares purchased by such Participants (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such Participants.

2. Effective Date. The initial effective date of this Plan was January 31, 2018 and the effective date of this amended and restated plan shall be May 8, 2023.

3. Procedure for Participation. Any Stockholder (unless such Stockholder is a resident of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington or is a client of a participating broker-dealer that does not permit automatic enrollment in the Plan) who has received a Prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (“SEC”) for the Offering, will automatically become a Participant unless they elect not to become a Participant by noting such election on their subscription agreement. Any Stockholder who is a resident of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington or is a client of a participating broker-dealer that does not permit automatic enrollment in the Plan who has received a Prospectus as contained in the Company’s registration statement filed with the SEC for the Offering, will become a Participant if they elect to become a Participant by noting such election on their subscription agreement. If any Stockholder initially elects not to be a Participant, they may later become a Participant by subsequently completing and executing an enrollment form or any appropriate authorization form as may be available from the Company, the Company’s transfer agent, the dealer manager for the Offering or any soliciting dealer participating in the distribution of Shares for the Offering. Any Stockholder of a Private Offering will become a Participant by completing and executing an enrollment form or any appropriate authorization form as may be available from the Company, the Company’s transfer agent, the dealer manager for the applicable Private Offering or any soliciting dealer participating in the distribution of Shares for such Private Offering. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company.

4. Suitability. Each Participant is requested to promptly notify their participating broker-dealer in writing if the Participant experiences a material change in his or her financial condition, including the failure to meet the income, net worth and investment concentration standards imposed by such Participant’s state of residence, status as an “accredited investor” as defined by Regulation D of the Securities Act of 1933 (the “Securities Act”) or other investment standards imposed by the Company and set forth in the Company’s most recent offering documents. For the avoidance of doubt, this request in no way shifts to the Participant the responsibility of the

Company’s sponsor, the participating broker-dealer or any other person selling shares on behalf of the Company to the Participant to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.

5. Purchase of Shares.

A. Participants will acquire Shares from the Company (including Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed)) under the Plan (the “Plan Shares”) at a price equal to the NAV per Share applicable to the class of Shares purchased by the Participant on the date that the distribution is payable (calculated as of the most recent month-end). No upfront selling commissions will be payable with respect to shares purchased pursuant to the Plan, but such shares will be subject to applicable ongoing stockholder servicing fees. Participants in the Plan may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares and such Participant’s participation in the Plan will be terminated to the extent that a reinvestment of such Participant’s distributions in Shares would cause the percentage ownership or other limitations contained in the Charter to be violated.

B. Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (i) the Plan Shares which will be registered with the SEC in connection with the Offering or (ii) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”).

6. Taxes. THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.

7. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding Shares.

8. Reports. On a quarterly basis, the Company shall provide each Participant a statement of account describing, as to such Participant: (i) the Distributions reinvested during the quarter; (ii) the number and class of Shares purchased pursuant to the Plan during the quarter; (iii) the per-share purchase price for such Shares; and (iv) the total number of Shares purchased on behalf of the Participant under the Plan. On an annual basis, tax information with respect to income earned on Shares under the Plan for the calendar year will be provided to each applicable participant.

9. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering 10 days’ prior written notice to the Company. This notice must be received by the Company prior to the last day of a quarter in order for a Participant’s termination to be effective for such quarter (i.e., a timely termination notice will be effective as of the last day of a quarter in which it is timely received and will not affect participation in the Plan for any prior quarter). Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant requests that the Company repurchase all or any portion of the Participant’s Shares, the Participant’s participation in the Plan with respect to the Participant’s Shares for which repurchase was requested but that were not repurchased will be terminated. If a Participant terminates Plan participation, the Company may, at its option, ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, future Distributions will be distributed to the Stockholder in cash.

10. Amendment, Suspension or Termination by the Company. The Board of Directors may by majority vote amend any aspect of the Plan; provided, that the Plan cannot be amended to eliminate a Participant’s right to terminate participation in the Plan and that notice of any material amendment must be provided to Participants at least 10 days prior to the effective date of that amendment. The Board of Directors may by majority vote suspend or terminate the Plan for any reason upon 10 days’ written notice to the Participants.

11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to timely receipt of notice in writing of such death or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

APPENDIX B: FORM OF SUBSCRIPTION AGREEMENT

Subscription Agreement for Shares of Nuveen Global Cities REIT, Inc.
1. YOUR INVESTMENT

Investment Amount: $	Type:	☐ Initial Purchase

☐ Subsequent Purchase

Investment Method

☐ By mail	Attach a check to this agreement. Make all checks payable to: Nuveen Global Cities REIT, Inc.

☐ By wire	Name: SS&C GIDS, Inc. as Agent for Nuveen Global Cities REIT, Inc. | Bank Name: UMB BANK | ABA: 101000695 | DDA: 9872292030

☐ Broker-dealer/Financial advisor

Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or traveler’s checks are not accepted.

Share Class Selection (required)

☐	Share Class T (minimum initial investment $2,500; minimum additional investment $500)

☐	Share Class S (minimum initial investment $2,500; minimum additional investment $500)

☐	Share Class D (Minimum initial investment $2,500; minimum additional investment $500; available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus)

☐	Share Class I (Minimum initial investment $1,000,000, unless waived by Nuveen Securities, LLC; Minimum additional investment $500; available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus)

Indicate whether you or your co-investor are a Nuveen Employee, Officer, Director, or Affiliate, please select one below (required)

☐ Not Applicable	☐ Nuveen Employee	☐ Nuveen Officer or Director	☐ Nuveen Affiliate

2. OWNERSHIP TYPE (Select only one)

A. Non-Custodial Account Type	B. Third Party Custodial Account Type

Brokerage Account Number (If Applicable)	Custodian Account Number

☐ Individual Or Joint Tenant With Rights Of Survivorship	☐ IRA

☐ Corporation (please specify type):	☐ ROTH IRA

☐ S-Corporation	☐ SEP IRA

☐ C-Corporation	☐ Simple IRA

☐ Partnership	☐ Other

☐ LLC

Enter the tax classification (C = C corporation, S = S corporation, P = Partnership).

Note: Check the “LLC box” above and, in the empty space enter the appropriate code (C, S, or P) for the tax classification of the LLC, unless it is a disregarded entity. A disregarded entity should instead check the appropriate box for the tax classification of its owner. (See Form W-9 instructions at www.irs.gov).

☐ If you checked “Partnership” or “Trust,” or checked “LLC” and entered “P” check this box if you have any foreign partners, owners or beneficiaries. (See Form W-9 at www.irs.gov)

☐ Transfer on Death (Optional Designation. Not Available for Louisiana Residents. See Section 3C.)

☐ Community Property

☐ Tenants In Common

☐ Uniform Gift/Transfer To Minors, State of

☐ Pension Plan

☐ Trust (Copy of the trust certificate or first and last pages of the trust agreement including signature page(s) must be attached)

☐ Other

(Section 2 continued)

(Section 2 continued on page 2)

If you are opening any of the account types below, you must complete Appendix A, Entity Beneficial Ownership Certification, in order for the account to be established:

•	Corporation, including a real estate investment trust (“REIT”) (Copy of the certified articles of incorporation and business license of the corporation must be attached)
•	Limited Liability Company
•	Partnership (Copy of partnership agreement must be attached)
•	Statutory Trust (Copy of the trust certificate or first and last pages of the trust agreement including signature page(s) must be attached)
•	Non-Profit, Foundation or Other §501(c)(3) Entity (Copy of the articles of incorporation must be attached)

Check below if exempt from Beneficial Ownership Certification due to:

☐ Financial Institution regulated by a federal functional regulator
☐ Bank regulated by a state bank regulator
☐ Publicly traded corporation, Ticker/Symbol
☐ Retirement plan covered by ERISA
☐ Sole Proprietorship
☐ Unincorporated Association
☐ Governmental entity

Custodian Information (To be completed by Custodian)

Custodian Name

Custodian Tax ID #

Custodian Phone #

Custodian Address

City State Zip

C. Entity Name – Retirement Plan/Trust/Corporation/Partnership/Other

(Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B)

Entity Name	Entity Tax ID #	Date of Trust	Exemptions (See Form W-9 instructions at www.irs.gov)

Entity Address	City	State	Zip

Exempt payee code (if any)	Exemption from FACTA reporting code (if any)

Jurisdiction (if Non-U.S.) Attach a completed applicable Form W-8.

3. INVESTOR INFORMATION

A. Investor Name	(Investor/Trustee/Executor/Authorized Signatory Information) (Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.)

First Name	(MI) Last Name	Gender
Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number
Residential Street Address	City	State Zip
Email Address

Mailing Address (if different from above)	City	State Zip

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (required)

☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. October 2021) Country of Citizenship

B. Co-Investor Name (Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)
First Name (MI) Last Name Gender

Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address	City	State	Zip

Email Address

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (required)

☐ Resident Alien	☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. October 2021)	Country of Citizenship

C. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only.) (Not available for Louisiana residents.) (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)

First Name	(MI)	Last Name	Gender	Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary Percentage %

First Name	(MI)	Last Name	Gender	Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary Percentage %

First Name	(MI)	Last Name	Gender	Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary Percentage %

First Name	(MI)	Last Name	Gender	Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary Percentage %

4. ELECTRONIC DELIVERY FORM (Optional)

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Nuveen Global Cities REIT, Inc. If you would like to consent to electronic delivery, including pursuant to email, please initial below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

I consent to electronic delivery (Initials)

Email

(If initialed and Email is blank, the email provided in Section 3A will be used.)

5. SELECT HOW YOU WANT TO RECEIVE YOUR DISTRIBUTION (Select Only One)

(A)  If you are NOT a resident of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, you are automatically enrolled in our Distribution Reinvestment Plan. If you do NOT wish to be enrolled in our Distribution Reinvestment Plan, and you instead elect to receive cash distributions, check this box and complete the information in section 5(B): ☐

If you are a resident of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, you are not automatically enrolled in our Distribution Reinvestment Plan. If you wish to enroll in our Distribution Reinvestment Plan, check this box: ☐

You will receive cash distributions if you are NOT enrolled in the Distribution Reinvestment Plan. If you are NOT enrolled in the Distribution Reinvestment Plan, please complete section 5(B) to indicate how you prefer to receive your cash distributions.

(B)  COMPLETE THIS INFORMATION TO RECEIVE CASH DISTRIBTIONS IF YOU ARE NOT PARTICIPATING IN THE DISTRIBUTION REINVESTMENT PLAN

For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian.

A. ☐ Cash/Check Mailed to the address of record above (Available for Non-Custodial Investors only.)

B. ☐ Cash/Check Mailed to Third Party/Custodian
Name/Entity Name/Financial Institution
Mailing Address
City	State	Zip
Account Number (Required)

C. Cash/Direct Deposit (Non-Custodial Investors Only.) (Attach a pre-printed voided check) (Section 5 continued on page 5)

(Section 5 continued)

I authorize Nuveen Global Cities REIT, Inc. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Nuveen Global Cities REIT, Inc. in writing to cancel it. If Nuveen Global Cities REIT, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name
Mailing Address
City	State	Zip
Your Bank’s ABA Routing Number	Your Bank Account Number

6. PARTICIPATING BROKER-DEALER/FINANCIAL ADVISOR OR REGISTERED INVESTMENT ADVISER (“RIA”) INFORMATION

Nuveen Securities, LLC (“Nuveen Securities”) is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as one holding securities in an account. If Nuveen Securities is your broker of record, then your shares of Nuveen Global Cities REIT, Inc. (the “Shares”) will be held in your name on the books of Nuveen Global Cities REIT, Inc. Nuveen Securities will not monitor your investments, and has not made and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the Shares, contact your broker or other financial intermediary.

The financial advisor must sign below to complete the order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence. Please note that unless previously agreed to in writing by Nuveen Global Cities REIT, Inc., all sales of securities must be made through a broker-dealer, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirms by its signature, on behalf of the broker-dealer or RIA, as applicable, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (iii) has discussed such investor’s prospective purchase of Shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (v) has delivered or made available a current prospectus of Nuveen Global Cities REIT, Inc. (a “Prospectus”) and related supplements, if any, to such investor; (vi) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that, based on the totality of information received from the client, including the financial position, investment objectives and liquidity needs of the client, such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) is in compliance with any applicable enhanced standard of conduct, including the “best interest” standard applicable to broker-dealers under Rule 15l-1 under the Securities Exchange Act of 1934. The broker-dealer or RIA, as applicable, agrees to maintain records of the information used to determine that an investment in Shares is suitable and appropriate for the investor for a period of six years. The undersigned further represents and certifies, on behalf of the broker-dealer or RIA, as applicable, it has established and implemented an anti-money laundering compliance program (“AML Program”) reasonably designed to identify the client and that in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing AML Program and Customer Identification Program. To the extent permitted by applicable law, the financial advisor or RIA will share information with Nuveen Securities and Nuveen Global Cities REIT, Inc. for purposes of ascertaining whether a suspicious activity report is warranted with respect to any suspicious transaction involving the purchase or intended purchase of Shares. Upon request by Nuveen Securities at any time, the financial advisor or RIA, as applicable, hereby agrees to (i) furnish a written copy of its AML Program to Nuveen Securities for review, (ii) provide certification to Nuveen Securities that the financial advisor or RIA, as applicable, has complied with the provisions of its AML Program, and (iii) furnish information regarding the findings of and, if applicable, any remedial actions taken in connection with, the most recent testing of its AML Program.

The undersigned further represents and certifies that the investor has granted said financial advisor or RIA a power of attorney with the authority to execute this subscription agreement on the investor’s behalf, including all required representations.

If applicable, the participating broker-dealer or RIA must complete all fields in the appropriate section below. By signing this form, the participating broker-dealer or RIA warrants that he or she is duly registered and may sell shares of Nuveen Global Cities REIT, Inc. in the state designated as the investor’s legal residence, as well as the state in which the sale was made.

(Section 6 continued on page 6)

(Section 6 continued)

Registered representatives complete this section:

☐ Check here if this is a discretionary account.

Broker-Dealer

Registered Representative Name

Registered Representative Mailing Address

City	State	Zip Code

Branch Number	CRD Number

Email Address

Daytime Phone Number

Registered Representative Signature	Date

Broker-Dealer Signature	Date

Branch Manager Signature (If required by participating broker-dealer)
Date

RIAs complete this section:

☐ Check here if this is a discretionary account.

RIA Firm Name	RIA Firm CRD Number

RIA Representative Name

RIA Representative Mailing Address

City	State	Zip Code

RIA Branch Number	RIA Rep IARD Number

Email Address

Daytime Phone Number

RIA Representative Signature	Date

Manager Signature (If required by RIA firm)
Date

Branch Manager Signature (If required by participating broker-dealer)
Date

7.  SUBSCRIBER SIGNATURES

Nuveen Global Cities REIT, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Nuveen Global Cities REIT, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate, which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Nuveen Global Cities REIT, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

Note: All Items Must be Read and Initialed

I have received a copy of the final Prospectus.

	Initials	Initials

I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.

	Initials	Initials
In addition to the general suitability requirements described above, I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.”

	Initials	Initials
I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.

	Initials	Initials
I am purchasing the Shares for my own account.

	Initials	Initials
I understand that the transaction price per share at which my investment will be executed will be made available at www.nuveenglobalreit.com and in a prospectus supplement filed with the SEC, available at www.sec.gov.

	Initials	Initials
I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent or through my financial intermediary.

	Initials	Initials
If I am NOT a resident of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, I acknowledge that I will be automatically enrolled in the distribution reinvestment plan unless I elect in Section 5 of this subscription agreement to receive my distributions in cash.

	Initials	Initials
If I am an Alabama resident, my investment in Nuveen Global Cities REIT, Inc. and its affiliates may not exceed 10% of my liquid net worth.

	Initials	Initials
If I am an Idaho resident, I have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. In addition, my total investment in Nuveen Global Cities REIT, Inc., shares of its affiliates and in similar direct participation programs shall not exceed 10% of my liquid net worth.

	Initials	Initials

(Section 7 continued on page 8)	Page 7 of 13

(Section 7 continued)

If I am an Iowa resident, I have either (a) an annual gross income of at least $100,000 and a liquid net worth of at least $100,000, or (b) a liquid net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in Nuveen Global Cities REIT, Inc., shares of its affiliates and other public, non-listed direct participation programs does not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a Kansas resident, I understand that it is recommended by the Securities Commissioner of Kansas that Kansas investors limit their total investment in Nuveen Global Cities REIT, Inc. and other similar investments to not more than 10% of such investor’s liquid net worth.
	Initials	Initials
If I am a Kentucky resident, my investment in Nuveen Global Cities REIT, Inc. and its affiliates’ public, non-listed real estate investment trusts may not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a Maine resident, I acknowledge that the Maine Office of Securities recommends that my aggregate investment in Nuveen Global Cities REIT, Inc. and similar direct participation investments not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a Massachusetts resident, my investment in Nuveen Global Cities REIT, Inc., its affiliates and other public, non-listed direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.
	Initials	Initials
If I am a Missouri resident, no more than ten percent (10%) of my liquid net worth shall be invested in securities being registered in this offering.
	Initials	Initials
If I am a Nebraska resident, and I do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act, my aggregate investment in this offering and in the securities of other public, non-listed REITs may not exceed 10% of my net worth.

	Initials	Initials
If I am a New Jersey resident, I must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, my investment in Nuveen Global Cities REIT, Inc., its affiliates, and other public, non-listed direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.
	Initials	Initials
New Jersey investors are advised that the Class T and S shares will be subject to upfront selling commissions and/or dealer manager fees of up to 3.5% of the transaction price and that Class D shares will be subject to upfront selling commissions of up to 1.5% of the transaction price. Also, Class T and S shares are subject to a distribution and stockholder servicing fee equal to up to 0.85% per annum of the aggregate NAV of the respective outstanding Class T or S shares, respectively, and with respect to the Class D shares, an amount equal to up to 0.25% per annum of the aggregate NAV of the outstanding Class D shares. These fees will reduce the amount of the purchase price that is available for investment and will cause the per-share purchase price to be greater than the estimated value per share that will be reflected on my account statement (by broker-dealers reporting a valuation calculated in accordance with FINRA Rule 2231(c)(1)(A) relating to net investment valuation guidelines). These fees may also reduce the amount of distributions that are paid with respect to Class T, S, and D shares.
	Initials	Initials
If I am a New Mexico resident I must limit my investment in Nuveen Global Cities REIT, Inc., other investment programs sponsored by Nuveen and in other public, non-listed real estate investment programs to 10% of my liquid net worth.
	Initials	Initials
If I am a North Dakota resident, I have a net worth of at least ten times my investment in Nuveen Global Cities REIT, Inc.’s common stock.
	Initials	Initials
If I am an Ohio resident, I shall not invest more than 10% of my liquid net worth in Nuveen Global Cities REIT, Inc., its affiliates, and in any other public, non-listed real estate investment programs. This condition does not apply, directly or indirectly, to federally covered securities.
	Initials	Initials
If I am an Oregon resident, my investment in Nuveen Global Cities REIT, Inc. may not exceed 10% of my liquid net worth.
	Initials	Initials

(Section 7 continued on page 9)	Page 8 of 13

(Section 7 continued)

If I am a Pennsylvania or Tennessee resident, my investment in Nuveen Global Cities REIT, Inc. may not exceed 10% of my net worth.
	Initials	Initials
If I am a Puerto Rico resident, I shall not invest more than 10% of my liquid net worth in Nuveen Global Cities REIT, Inc., its affiliates, and other public, non-traded REITs.
	Initials	Initials
If I am a Vermont resident and I am not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth.
	Initials	Initials
“Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

For purposes of the acknowledgments above, an affiliate of Nuveen Global Cities REIT, Inc. shall mean (i) any person or entity directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of Nuveen Global Cities REIT, Inc.; (ii) any person or entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by Nuveen Global Cities REIT, Inc.; (iii) any person or entity directly or indirectly controlling, controlled by or under common control with Nuveen Global Cities REIT, Inc., including any partnership in which Nuveen Global Cities REIT, Inc. is a general partner; and (iv) any executive officer, director, trustee or general partner of Nuveen Global Cities REIT, Inc.

If you do not have another broker-dealer or other financial intermediary introducing you to Nuveen Global Cities REIT, Inc., then Nuveen Securities, LLC may be deemed to be acting as your broker of record in connection with any investment in Nuveen Global Cities REIT, Inc. For important information in this respect, see Section 6 above. I declare that the information supplied above is true and correct and may be relied upon by Nuveen Global Cities REIT, Inc. I acknowledge that the broker-dealer/financial advisor (broker-dealer/financial advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of Shares I own, tax information (including the Form 1099) and repurchase information. Investors may change the broker-dealer/ financial advisor of record at any time by contacting Nuveen Global Cities REIT, Inc. at the number indicated below.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

1)	The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2)

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3)	I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and
4)	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Date
Signature of Co-Investor or Custodian (If applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

8. MISCELLANEOUS

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Nuveen Global Cities REIT, Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 7 above, they are asked to promptly notify Nuveen Global Cities REIT, Inc. and the broker-dealer in writing.

No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

(Section 7 continued)

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Nuveen Global Cities REIT, Inc.

Return to:

Standard Mail:	Overnight Mail:
SS&C GIDS, Inc. PO Box 219307 Kansas City, MO 64121-9307	SS&C GIDS, Inc. 801 Pennsylvania Ave., Suite 219307 Kansas City, MO 64105-1307

Email Delivery:

Nuveen.ai@dstsystems.com

Fax Delivery: (844) 882-0011

For Questions:

Stockholder Services: (833) 688-3368

APPENDIX A

Entity Beneficial Ownership Certification

To help the government fight financial crime, Federal regulation requires us to obtain, verify, and record information about the “Beneficial Owners” of business applicants. Businesses can be abused to disguise involvement in terrorist financing, money laundering, tax evasion, corruption, fraud, and other financial crimes. Requiring the disclosure of key individuals who own or control a legal entity (i.e., the beneficial owners) helps law enforcement investigate and prosecute these crimes.

As defined by relevant Federal regulation, “Beneficial Owners” are:

(1)

an individual with significant responsibility for managing the business (for example, a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, or Treasurer), and

(2)	individuals that directly or indirectly own 25% or more of the business.

For purposes of completing this application, the individual who satisfies (1) above is the “Control Person” and the individuals, if any, who satisfy (2) above are the “Beneficial Equity Owners”.

The number of individuals that satisfy the government’s definition of “Beneficial Owner” may vary. Under Section II, depending on the factual circumstances, up to four Beneficial Equity Owners (but as few as zero) may need to be identified. Regardless of the number of Beneficial Equity Owners identified under Section II, you must provide the identifying information of one Control Person under Section I. It is possible that in some circumstances the same individual might be identified under both sections (for example, the President of Acme, Inc. who also holds a 30% equity interest). Therefore, to complete this Appendix A, you must provide the identifying information of at least one individual under Section I, and up to five individuals in total (that is, one Control Person under Section I and up to four Beneficial Equity Owners that directly or indirectly own 25% or more of the business under Section II).

I. CONTROL PERSON INFORMATION

Control Person Name
Title		Date of Birth

Social Security Number/TIN		Business Phone

Physical Address (No P.O. boxes)

City	State		Zip

Is the Control Person also a Beneficial Equity Owner who directly or indirectly owns 25% or more of the business:

☐ Yes ☐ No

Citizenship Information | The Control Person is a:

☐ U.S. citizen

☐ U.S. Resident Alien

Country and Passport No.[1] (Include Copy)

☐ Non-Resident Alien

Country and Passport No.[1] (Include Copy)

II. BENEFICIAL EQUITY OWNER(S) INFORMATION
Are there any other Beneficial Equity Owners who directly or indirectly own 25% or more of the business who you did not previously identify in Section I (Control Person Information):

☐ Yes ☐ No (If yes, please provide the following information for each such Beneficial Equity Owner)

Note: Not-for profit applicants do not need to identify any Beneficial Equity Owners below.

1. Beneficial Equity Owner Name		Date of Birth

Social Security Number/TIN		Business Phone

Physical Address (No P.O. boxes)

City	State		Zip

Citizenship Information | Beneficial Equity Owner is a:

☐ U.S. Citizen

☐ U.S. Resident Alien

Country and Passport No.[1] (Include Copy)
☐ Non-Resident Alien

Country and Passport No.[1] (Include Copy)

2. Beneficial Equity Owner Name		Date of Birth

Social Security Number/TIN		Business Phone

Physical Address (No P.O. boxes)

City	State		Zip

Citizenship Information | Beneficial Equity Owner is a:

☐ U.S. Citizen

☐ U.S. Resident Alien

Country and Passport No.[1] (Include Copy)
☐ Non-Resident Alien

Country and Passport No.[1] (Include Copy)

3. Beneficial Equity Owner Name		Date of Birth

Social Security Number/TIN		Business Phone

Physical Address (No P.O. boxes)

City	State		Zip

Citizenship Information | Beneficial Equity Owner is a:

☐ U.S. Citizen

☐ U.S. Resident Alien

Country and Passport No.[1] (Include Copy)

☐ Non-Resident Alien

Country and Passport No.[1] (Include Copy)

(Section II continued)

4. Beneficial Equity Owner Name		Date of Birth

Social Security Number/TIN		Business Phone

Physical Address (No P.O. boxes)

City	State		Zip

Citizenship Information | Beneficial Equity Owner is a:

☐ U.S. Citizen

☐ U.S. Resident Alien

Country and Passport No.[1] (Include Copy)

☐ Non-Resident Alien

Country and Passport No.[1] (Include Copy)

III. CERTIFICATION SIGNATURE

I hereby certify, to the best of my knowledge, that the information provided above is complete and correct.

Signature		Date

Name and Title

1 For foreign persons without a (SSN/ITIN), attach a copy of your passport and provide the Passport Number and Country of Issuance. In lieu of a passport, foreign persons may also provide a U.S. government-issued Alien ID or other foreign government-issued documents evidencing nationality or residence bearing a photograph or similar safeguard.

VGN-GCRSUB-1024P

APPENDIX C: PRIVACY POLICY NOTICE

Nuveen Global Cities REIT, Inc.

Privacy Notice

Rev. April 2024

FACTS	WHAT DOES NUVEEN GLOBAL CITIES REIT, INC. DO WITH YOUR PERSONAL INFORMATION?

Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

∎ Social Security number and income

∎ Assets and investment experience

∎ Risk tolerance and transaction history

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Nuveen Global Cities REIT, Inc. chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Nuveen Global Cities REIT, Inc. share?	Can you limit this sharing?
For our everyday business purposes— such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes— to offer our products and services to you	Yes	No
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes— information about your transactions and experiences	No	We don’t share
For our affiliates’ everyday business purposes— information about your creditworthiness	No	We don’t share
For our affiliates to market to you	No	We don’t share
For our nonaffiliates to market to you	No	We don’t share
Questions?	For questions about our policy, or for additional copies of this notice, please contact Nuveen at 333 W. Wacker Drive, Chicago, IL 60606, or (800) 257-8787.
Who We Are
Who is providing this notice?	Nuveen Global Cities REIT, Inc.

What We Do
How does Nuveen Global Cities REIT, Inc. protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does Nuveen Global Cities REIT, Inc. collect my personal information?

We collect your personal information, for example, when you:

∎ open an account or give us your income information

∎ provide employment information or give us your contact information

∎ tell us about your investment or retirement portfolio

We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only:

∎ sharing for affiliates’ everyday business purposes— information about your creditworthiness

∎ affiliates from using your information to market to you

∎ sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing. See below for more on your rights under state law.

What happens when I limit sharing for an account I hold jointly with someone else?	Your choices will apply to everyone on your account—unless you tell us otherwise.
Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. ∎ Our affiliates include companies with a Nuveen, TIAA or Nuveen Real Estate name.

Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. ∎ Nuveen Global Cities REIT, Inc. does not share with nonaffiliates so they can market to you.
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ∎ Our joint marketing partners may include financial services companies.
Other Important Information

California Residents—In accordance with California law, we will not share information we collect about

California residents with nonaffiliates except as permitted by law, such as with the consent of the customer or to service the customer’s accounts. We will also limit the sharing of information about you with our affiliates to the extent required by applicable California law.

Vermont Residents—In accordance with Vermont law, we will not share information we collect about Vermont residents with nonaffiliates except as permitted by law, such as with the consent of the customer or to service the customer’s accounts. We will not share creditworthiness information about Vermont residents among Nuveen Global Cities REIT, Inc.’s affiliates except with the authorization or consent of the Vermont resident.

Nuveen Global Cities REIT, Inc.

Maximum Offering of $5,000,000,000

Common Stock

Prospectus

April 11, 2025

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Nuveen Global Cities REIT, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

VPR-NREIT-0425D

PART II

Information Not Required in the Prospectus

Item 31. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by the registrant in connection with the issuance and registration of the securities being registered hereunder other than selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$324,689
FINRA filing fee	225,500
Legal	3,130,400
Printing and mailing	933,420
Accounting and tax	3,376,200
Blue sky	600,000
Advertising and sales	500,000
Literature	250,000
Due diligence	678,550
Transfer agent fees and expenses	3,266,982
Technology expenses	206,875
Issuer costs related to training and education meetings and retail conferences	413,750

Total	$13,906,366

Item 32. Sales to Special Parties.

None.

Item 33. Recent Sales of Unregistered Securities.

We have sold Class I shares to feeder vehicles created primarily to hold Class I shares and offer indirect interests in such shares to non-U.S. persons as set forth in the table below. The offer and sale of Class I shares to the feeder vehicles was exempt from the registration provisions of the Securities Act by virtue of Section 4(a)(2) and Regulation S thereunder.

Date of Unregistered Sale	Number of Class I Common Shares Issued to Feeder Vehicles	Consideration
June 1, 2023	490,061	$6,071,855
July 1, 2023	120,209	$1,478,576
August 1, 2023	71,398	$876,771
September 1, 2023	112,338	$1,378,383
October 1, 2023	125,010	$1,525,125
November 1, 2023	148,711	$1,800,889
December 1, 2023	121,915	$1,470,294
January 1, 2024	117,296	$1,412,248
February 1, 2024	53,365	$639,306
March 1, 2024	8,907	$106,170
April 1, 2024	112,334	$1,334,532
May 1, 2024	39,268	$463,359

Date of Unregistered Sale	Number of Class I Common Shares Issued to Feeder Vehicles	Consideration
June 1, 2024	133,222	$1,561,365
July 1, 2024	12,816	$150,328
August 1, 2024	54,721	$641,878
September 1, 2024	85,258	$998,372
October 1, 2024	114,714	$1,342,152
November 1, 2024	65,077	$1,342,152
December 1, 2024	—	$—
January 1, 2025	—	$—
February 1, 2025	—	$—
March 1, 2025	43,863	$508,367
April 1, 2025	—	$—

Item 34. Indemnification of Directors, Officers and Others.

Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and the Advisor and its affiliates subject to the limitations of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, and Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Maryland General Corporation Law (the “MGCL”) requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

In addition to the above limitations of the MGCL, our charter provides that our directors, Nuveen Real Estate Global Cities Advisors, LLC (the “Advisor”) and any of our or the Advisor’s affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

•	the indemnitee was acting on our behalf or performing services for us;

•

in the case of affiliated directors, the Advisor or any of our or the Advisor’s affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Our charter also provides that we may not provide indemnification to a director, the Advisor or any of our or the Advisor’s affiliates for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such party; or

•

a court of competent jurisdiction approves a settlement of the claims against such party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, the Advisor and any of our or the Advisor’s affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•

the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•

the indemnitee provides us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We also maintain a directors and officers insurance policy.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Item 35. Treatment of Proceeds from Shares Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits.

1.	Financial Statements.

The following financial statements are incorporated into this registration statement by reference:

•	The consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 21, 2025.

2.	Exhibits.

Exhibit Number	Description
1.1	Third Amended and Restated Dealer Manager Agreement between Nuveen Global Cities REIT, Inc. and Nuveen Securities, LLC (filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-11 filed on May 24, 2022 and incorporated herein by reference)

1.2	Form of Participating Dealer Agreement (included as Exhibit A to Exhibit 1.1)

3.1	Articles of Amendment and Restatement (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11/A filed on January 24, 2018 and incorporated herein by reference)

3.2	Articles Supplementary (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 8, 2019 and incorporated herein by reference)

3.3	Bylaws (filed as Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q on May 12, 2023 and incorporated herein by reference)

4.1	Amended and Restated Distribution Reinvestment Plan (included in Appendix A)

4.2	Form of Subscription Agreement (included in Appendix B)

5.1	Opinion of Venable LLP as to Legality of Securities (filed as Exhibit 5.1 to the Registrant’s Pre-Effective Amendment to Registration Statement on Form S-11 filed on October 11, 2024 and incorporated by reference)

8.1	Opinion of Alston & Bird LLP as to Tax Matters (filed as Exhibit 8.1 to the Registrant’s Pre-Effective Amendment to Registration Statement on Form S-11 filed on October 11, 2024 and incorporated by reference)

10.1	First Amended and Restated Advisory Agreement among Nuveen Global Cities REIT, Inc., Nuveen Global Cities REIT OP, LP and Nuveen Real Estate Global Cities Advisors, LLC (formerly known as TH Real Estate Global Cities Advisors, LLC) (filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-11/A filed on January 24, 2018 and incorporated herein by reference)

Exhibit Number	Description

10.2	Amendment No. 1 to First Amended and Restated Advisory Agreement dated October 14, 2019 by and between Nuveen Global Cities REIT, Inc., Nuveen Global Cities REIT OP, LP and Nuveen Real Estate Global Cities Advisors, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 17, 2019 and incorporated herein by reference)

10.3	Valuation Services Agreement between Nuveen Global Cities REIT, Inc. and SitusAMC Real Estate Valuation Services, LLC (filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-11 filed on December 21, 2017 and incorporated herein by reference)

10.4	First Amendment to Valuation Services Agreement between Nuveen Global Cities REIT, Inc. and SitusAMC Real Estate Valuation Services, LLC (filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-11/A filed on January 24, 2018 and incorporated herein by reference)

10.5+	Second Amendment to Valuation Services Agreement between Nuveen Global Cities REIT, Inc. and SitusAMC Real Estate Valuation Services, LLC (filed as Exhibit 10.5 to the Registrant’s Registration Statement filed on June 21, 2024 and incorporated herein by reference)

10.6	Third Amendment to Valuation Services Agreement between Nuveen Global Cities REIT, Inc. and Situs AMC Real Estate Valuation Services, LLC (filed as Exhibit 10.6 to the Registrant’s Registration Statement filed on October 11, 2024 and incorporated herein by reference)

10.7	Fourth Amendment to Valuation Services Agreement between Nuveen Global Cities REIT, Inc. and Situs AMC Real Estate Valuation Services, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 4, 2024 and incorporated herein by reference)

10.8	Form of Indemnification Agreement (filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-11 filed on December 21, 2017 and incorporated herein by reference)

10.9	Independent Director Restricted Share Plan (filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-11/A filed on January 24, 2018 and incorporated herein by reference)

10.9	Form of Restricted Stock Award Certificate (filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-11 filed on December 21, 2017 and incorporated herein by reference)

10.10	Independent Director Compensation Policy (filed as Exhibit 10.8 to the Post-Effective Amendment No. 13 to the Registrant’s Registration Statement on Form S-11 filed on May 24, 2022 and incorporated herein by reference)

10.13	Amended and Restated Credit Agreement dated September 30, 2021, among Nuveen Global Cities REIT OP, LP, Nuveen Global Cities REIT, Inc., Wells Fargo Bank, National Association and certain lenders named therein (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 6, 2021 and incorporated herein by reference)

10.14	Amended and Restated Guaranty dated September 30, 2021 by Nuveen Global Cities REIT, Inc. and certain of its subsidiaries in favor of Wells Fargo Bank, National Association (filed as Exhibit 10.10 to the Registrant’s Form 10-K filed on April 1, 2022 and incorporated herein by reference).

10.15	First Amendment and Incremental Assumption Agreement dated February 17, 2023, among Nuveen Global Cities REIT OP, LP, Nuveen Global Cities REIT, Inc., Wells Fargo Bank, National Association and certain lenders named therein (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on February 23, 2023 and incorporated herein by reference)

10.16	Revolving Termination Date Extension Notice dated July 1, 2024 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 16, 2024 and incorporated herein by reference)

21.1*	Subsidiaries of Registrant

Exhibit Number	Description

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Independent Valuation Advisor

23.3	Consent of Venable LLP (included in Exhibit 5.1)

23.4	Consent of Alston & Bird LLP (included in Exhibit 8.1)

24.1	Power of Attorney (included in the signature page to the Registration Statement filed on June 21, 2024 and incorporated herein by reference)

*	Filed herewith
+	Certain identified confidential information has been redacted from this exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

Item 37. Undertakings.

(i)	The undersigned registrant hereby undertakes:

(A)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by section 10(a)(3) of the Securities Act.

(2)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(3)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(B)

That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(D)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(E)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(F)

To send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(ii)	The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

(iii)

The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(iv)

The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(v)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 11, 2025.

Nuveen Global Cities REIT, Inc.

By:	/s/ Robert J. Redican
Robert J. Redican
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the following capacities on April 11, 2025.

Signature	Title

* Michael J.L. Sales	Chief Executive Officer and Chairman of the Board (principal executive officer)

/s/ Robert J. Redican Robert J. Redican	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

* John L. MacCarthy	Director

* Donna Brandin	Director

* John R. Chandler	Director

* Steven R. Hash	Director

* Robert E. Parsons, Jr.	Director

*By:	/s/ Robert J. Redican
Robert J. Redican
Attorney-in-fact